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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on January 12, 2011

Registration No. 333-170911

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NISKA GAS STORAGE PARTNERS LLC
NISKA GAS STORAGE US, LLC
NISKA GAS STORAGE US FINANCE CORP.
NISKA GAS STORAGE CANADA ULC
NISKA GAS STORAGE CANADA FINANCE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware Delaware Alberta Alberta (State or Other Jurisdiction of Incorporation or Organization)	4922 4922 4922 4922 4922 (Primary Standard Industrial Classification Code Number)	27-1855740 98-0523179 27-2014997 N/A N/A (I.R.S. Employer Identification Number)

1001 Fannin Street, Suite 2500
Houston, TX 77002
281-404-1890
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Jason A. Dubchak
1001 Fannin Street, Suite 2500
Houston, TX 77002
281-404-1890
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mike Rosenwasser James J. Fox Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 (212) 237-0000 (212) 237-0100 (fax)

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

        The following are additional Registrants that guarantee the notes:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Access Gas Services (Alberta) Inc.	Alberta	N/A
Access Gas Services (Ontario) Inc.	Ontario	N/A
Access Gas Services Inc.	British Columbia	N/A
AECO Gas Storage Partnership	Alberta	N/A
Enerstream Agency Services Inc.	Ontario	N/A
Niska Gas Storage Canada Finance Corp.	Alberta	N/A
Niska Gas Storage Canada L.P.	Delaware	N/A
Niska Gas Storage Canada ULC	Alberta	N/A
Niska Gas Storage Operations LLC	Delaware	27-2776914
Niska Gas Storage US Finance Corp.	Delaware	27-2014997
Niska Gas Storage US, LLC	Delaware	98-0523179
Niska Gas Storage, LLC	Delaware	20-4936889
Niska Gas Transport Inc.	Delaware	27-0838117
Niska GP Alberta ULC	Alberta	N/A
Niska GP ULC	Alberta	N/A
Niska GS Holdings I, LP	Delaware	20-4742739
Niska GS Holdings II, LP	Delaware	20-4742885
Niska Holdco ULC	Alberta	N/A
Niska Partners Coöperatief U.A.	Netherlands	N/A
Niska Partners Management ULC	Alberta	N/A
Niska US GP LLC	Delaware	27-2776858
Salt Plains Storage LLC	Delaware	20-4937080
Wild Goose Storage, LLC	Delaware	20-8050055

(1)
The address for the additional registrant guarantors is 1001 Fannin Street, Suite 2500, Houston, TX 77002, and the telephone number for the registrant guarantors is (281) 404-1890. The Primary Industrial Classification Code for the registrant guarantors is 4922.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 12, 2011

PROSPECTUS

Niska Gas Storage US, LLC
Niska Gas Storage US Finance Corp.
Niska Gas Storage Canada ULC
Niska Gas Storage Canada Finance Corp.

Offer to Exchange Up To 800,000 Units, Each Consisting of
$218.75 Principal Amount of 8.875% Senior Notes Due 2018 of Niska Gas Storage US, LLC
and Niska Gas Storage US Finance Corp., or the US Notes,
and $781.25 Principal Amount of 8.875% Senior Notes Due 2018 of Niska Gas Storage Canada ULC
and Niska Gas Storage Canada Finance Corp., or the Canadian Notes,
That Have Not Been Registered Under The Securities Act of 1933, as amended, or the Securities Act
For
Up To 800,000 Units, Each Consisting of $218.75 Principal Amount of the US Notes
and $781.25 Principal Amount of the Canadian Notes, That Have Been Registered
Under the Securities Act

Terms of the Exchange Offer:

  •
  We are offering to exchange up to 800,000 of our outstanding units, or the old units, each consisting of $218.75 principal amount of the US Notes and $781.25 principal amount of the Canadian Notes, for 800,000 of our new units, or the new units, and, together with the old units, the units, that have been registered under the Securities Act, each consisting of $218.75 principal amount of the US Notes and $781.25 principal amount of the Canadian Notes, with materially identical terms as the old units but generally without transfer restrictions.

  •
  We will exchange all old units that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new units.

  •
  The exchange offer expires at midnight, New York City time, on                    , 2011, unless extended.

  •
  Tenders of old units may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange of new units for old units will not be a taxable event for U.S. federal income tax purposes.

Terms of the New Units Offered in the Exchange Offer:

  •
  The terms of the new units are identical to the terms of the old units that were issued in a private offering on March 5, 2010, except that the new units will be registered under the Securities Act and will generally not contain restrictions on transfer.

         Each broker-dealer that receives new units for its own account pursuant to this exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the units. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new units received in exchange for old units where such old units were acquired by such broker dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

         You should carefully consider the risks set forth under "Risk Factors" beginning on page 9 of this prospectus before participating in the exchange offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than its date.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available to holders of the old units upon written or oral request made to Niska Gas Storage Partners LLC, 1001 Fannin Street, Suite 2500, Houston, TX 77002. To obtain timely delivery of any requested information, holders of the old units must make any request no later than five business days prior to the expiration of the exchange offer.

PROSPECTUS SUMMARY

        This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus and the documents to which we refer you for a more complete understanding of the exchange offer before making an investment decision. You should carefully consider the information set forth under "Risk Factors" beginning on page 9 of this prospectus and the other cautionary statements described in this prospectus. In addition, certain statements include forward looking information that involves risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements."

        In this prospectus, references to "Niska US" refer to Niska Gas Storage US, LLC, references to "US Finco" refer to Niska Gas Storage US Finance Corp., references to "Niska Canada" refer to Niska Gas Storage Canada ULC and references to "Canada Finco" refer to Niska Gas Storage Canada Finance Corp. In this prospectus, Niska US and US Finco are each referred to as a "US Issuer" and are collectively referred to as the "US Issuers." Niska Canada and Canada Finco are each referred to as a "Canadian Issuer" and are collectively referred to as the "Canadian Issuers." The US Issuers and the Canadian Issuers are each referred to as an "Issuer" and are collectively referred to as the "Issuers." Unless the context clearly indicates otherwise, references in this prospectus to "Niska," "Niska Predecessor," "we," "our," "us" or similar terms when used in a historical context refer to Niska GS Holdings I, L.P. and Niska GS Holdings II, L.P., which were formed to own and operate natural gas storage assets and, together with the Issuers, were contributed to Niska Gas Storage Partners LLC in connection with its initial public offering, which was completed on May 17, 2010, or the IPO, and when used in the present tense or prospectively, or in an historical context with respect to dates on and after May 17, 2010, those terms refer to Niska Gas Storage Partners LLC and its subsidiaries (including the Issuers). References to the "MLP" refer to Niska Gas Storage Partners LLC and its subsidiaries (including the Issuers). References to the "manager" refer to Niska Gas Storage Management LLC. References to the "Carlyle/Riverstone Funds" refer to Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy Power Fund III, L.P. and affiliated entities, collectively. Unless otherwise indicated, all references to "dollars" and "$" in this document are to, and amounts are presented in, U.S. dollars. Unless otherwise indicated, references to storage capacity refer to effective working gas storage capacity. The Issuers are wholly owned subsidiaries of Niska.

        References in this prospectus to the "US notes" refer to the 8.875% Senior Notes Due 2018 of the US Issuers, and references to the "Canadian notes" refer to the 8.875% Senior Notes Due 2018 of the Canadian Issuers. We refer to the US notes and the Canadian notes collectively as the "notes." References to the "indenture" refer to the indenture dated March 5, 2010, as amended or supplemented from time to time, which governs the notes. In this prospectus we refer to the units to be issued in the exchange offer as the "new units" and the units issued on March 5, 2010 as the "old units." We refer to the new units and the old units collectively as the "units"

Niska Gas Storage Partners LLC

Overview

        We are a Delaware limited liability company that was formed on January 27, 2010, to acquire Niska Predecessor and to own and operate natural gas storage assets. We own or contract for approximately 198.5 billion cubic feet, or Bcf, of total gas storage capacity. Our assets are located in key North American natural gas producing and consuming regions and are connected at strategic points on the gas transmission network, providing access to multiple end-use markets. Our locations provide us and our customers with substantial liquidity, meaning access to multiple counterparties for transactions to buy and sell gas. Since our inception in 2006, we have organically added 54.3 Bcf of gas storage capacity through expansions, an increase of approximately 29%, at a total cost of approximately $137.0 million (an average of $2.52 per Mcf). We are the largest independent owner and operator of natural gas storage assets in North America, based on our analysis of working gas capacity owned by other storage owners, adjusted according to each such owner's percentage ownership of its respective storage facilities.

        Because the supply of natural gas remains relatively stable over the course of a year compared to the demand for natural gas, which fluctuates seasonally, natural gas storage facilities are needed to reallocate excess gas supply from periods of low demand to periods of high demand. We capitalize on the imbalance between supply of and demand for natural gas by providing our customers and ourselves with the ability to store gas for resale or use in a higher value period. Our natural gas storage facilities allow us to offer our customers "multi-cycle" gas contracts, which permit them to inject and withdraw their natural gas multiple times in one year, providing more flexibility to capture market opportunities. Since our inception, our storage contracts have provided cyclability rates ranging from 1.0 to 6.0 times per year, with an average of 2.2 times.

        We completed our IPO of common units representing limited liability company interests on May 17, 2010. Our common units are listed on the New York Stock Exchange, or the NYSE, under the symbol "NKA." Our principal executive offices are located at 1001 Fannin Street, Suite 2500, Houston, TX 77002, and our telephone number is 281-404-1890. Our website is http://www.niskapartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Our Operations

  Third-Party Gas Storage Contracts

        We store natural gas for a broad range of customers, including financial institutions, marketers, pipelines, power generators, utilities and producers of natural gas. From our inception on May 12, 2006 to March 31, 2010, we utilized an average of approximately 88.4% of our operated capacity for storage services provided to third-party customers, and third-party storage contracts contributed an average of 65.8% of our total revenue.

        We provide multi-year, multi-cycle storage services to our customers under long-term firm reserved storage contracts, or LTF contracts. The volume-weighted average life of our LTF contracts at March 31, 2010 was 3.2 years. From inception to March 31, 2010, we utilized an average of approximately 72.1% of our operated capacity for our LTF strategy, and LTF contracts contributed an average of 47% of our total revenue.

        In addition, we provide services for customers under short-term firm fixed-nomination contracts, or STF contracts. STF contracts typically have terms of less than one year. From inception to March 31, 2010, we utilized an average of approximately 16.3% of our operated capacity for our STF strategy, and STF contracts contributed an average of 18.8% of our total revenue.

        Because many contracts extend beyond the end of a fiscal year and because we generally enter into new or replacement third-party storage contracts several months in advance of the beginning of each fiscal year, we can accurately predict a baseline of revenue and cash flow at the beginning of each fiscal year that we will generate for that year under our third-party storage contracts. Throughout the year, as market conditions allow, we augment this baseline revenue and cash flow by entering into additional STF contracts.

  Proprietary Optimization

        We also purchase, store and sell natural gas for our own account in order to utilize, or optimize, our storage capacity and injection and withdrawal capacity that is (1) not contracted to customers, (2) contracted to customers, but underutilized by them, or (3) available on a short-term basis. We refer to this as our proprietary optimization strategy. We have a stringent risk policy that limits, among other things, our exposure to commodity price fluctuations by requiring us to promptly enter into a forward sale contract or other hedging transaction whenever we enter into a proprietary purchase contract. Therefore, inventory purchases are matched with forward sales or are otherwise economically hedged so that a margin is effectively locked-in promptly after we enter into the purchase. As a result, there are no speculative positions beyond the operational tolerances specified in our risk policy. From inception to March 31, 2010, we utilized an average of approximately 11.6% of our operated capacity for our proprietary optimization strategy, and proprietary optimization revenue, after deducting cost of goods sold, contributed an average of 34.2% of our total revenue.

        A baseline level of revenue is locked-in with proprietary optimization transactions entered into in advance of, or early in, each fiscal year. We add incremental margins throughout the year by entering into additional transactions when market conditions are favorable.

Our Assets

        Our owned and operated gas storage facilities consist of AECO Hub™ (comprised of two facilities in Alberta, Canada), our Wild Goose storage facility in northern California and our Salt Plains storage facility in Oklahoma. Our gas storage assets are modern, well-maintained, automated facilities with low maintenance costs, long useful lives and comparatively high injection and withdrawal, or "cycling," capabilities. Our facilities require low amounts of cushion gas, meaning that a relatively small amount of gas is required to remain inside our facilities in order to maintain a minimum facility pressure supporting the working gas. The size and flexibility of our facilities, together with the application of advanced skills in reservoir engineering, drilling, geology and geophysics, enable us to support individual high-cycle contracts in excess of the average physical cycling capabilities of our facilities. In addition to the facilities we own and operate, we also contract for 8.5 Bcf of gas storage capacity on a long-term basis from Natural Gas Pipeline Company of America LLC, or NGPL, on its pipeline system in the mid-continent at cost-of-service based rates that we believe are currently below market rates. The following table highlights certain important design information about our assets.

	AECO Hub™				NGPL
			Wild Goose	Salt Plains
	Suffield, Alberta	Countess, Alberta			Midcon/ Texok
			California	Oklahoma		Total
Gas Storage Capacity (Bcf)	80.0	68.0	29.0	13.0	8.5	198.5
Peak Withdrawal (MMcf per day)	1,800.0	1,250.0	700.0	150.0	114.0	4,014.0
In Service Date	1988	2003	1999	1995	N/A	1988 - 2003

Recent Developments

        As publicly announced on November 10, 2010, capacity at AECO Hub™ has been increased by 13 Bcf to 148 Bcf. In addition, as publicly announced on December 16, 2010, we received approval from the Public Utilities Commission, or CPUC, to expand the working gas capacity at our Wild Goose storage facility to 50 Bcf.

Risk Factors

        Investing in the new units involves risks. See "Risk Factors" beginning on page 9 for a discussion of certain factors you should consider in evaluating whether or not to tender your old units.

The Exchange Offer

        On March 5, 2010, we completed a private offering of the old units. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver this prospectus and to use our reasonable best efforts to complete the exchange offer within 365 days of March 5, 2010.

Exchange Offer	We are offering to exchange new units for old units.
Expiration Date	The exchange offer will expire at midnight, New York City time, on , 2011, unless we decide to extend it.
Condition to the Exchange Offer

The registration rights agreement does not require us to accept old units for exchange if the exchange offer, or the making of any exchange by a holder of the old units, would violate any applicable law or policy of the Securities and Exchange Commission, or the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old units being tendered.

Procedures for Tendering Old Units

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering units held in book-entry form. These procedures for using DTC's Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your units; and
• you agree to be bound by the terms of the letter of transmittal.
For more information on tendering your old units, see "Exchange Offer—Terms of the Exchange Offer," "—Procedures for Tendering," and "Description of the Notes—Book Entry, Delivery and Form."
Guaranteed Delivery Procedures	None.
Withdrawal of Tenders

You may withdraw your tender of old units at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before midnight, New York City time, on the expiration date of the exchange offer. See "Exchange Offer—Withdrawal of Tenders."

Acceptance of Old Units and Delivery of New Units

If you fulfill all conditions required for proper acceptance of old units, we will accept any and all old units that you properly tender in the exchange offer on or before midnight, New York City time on the expiration date and we will issue new units to you in exchange for such properly tendered and accepted old units promptly after the expiration date. We will return any old unit that we do not accept for exchange to you without expense promptly after the expiration date. See "Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear expenses related to the exchange offer. Please See "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new units will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.
Consequences of Failure to Exchange Old Units

If you do not exchange your old units in this exchange offer, you will no longer be able to require us to register the old units under the Securities Act of 1933, or the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old units unless we have registered the old units under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of new units for old units in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain United States Federal Income Tax Consequences."
Exchange Agent

We have appointed the Bank of New York Mellon as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: The Bank of New York Mellon, c/o The Bank of New York Mellon Corporation Corporate Trust Operations—Reorganization Unit, 480 Washington Boulevard, 27th Floor, Jersey City, New Jersey 07310, attention: Enrique Lopez, phone: (212) 815-8394, facsimile: (212) 298-1915.

Terms of the New Units

        The new units will be identical to the old units except that the new units are registered under the Securities Act and will generally be freely transferable. The new units will evidence the same debt as the old units, and the indenture will govern the new units and the old units.

        The following summary contains basic information about the new units and the underlying notes and is not intended to be complete. It does not contain all information that is important to you. For a more complete understanding of the new units, see "Description of the Units" and "Description of the Notes."

Issuers	Niska US, a Delaware limited liability company, and its wholly-owned subsidiary, US Finco., a Delaware corporation, and Niska Canada, an Alberta unlimited liability corporation, and its wholly-owned subsidiary, Canada Finco, a Canadian corporation.
Securities Offered	800,000 units, each consisting of:
• $218.75 principal amount of 8.875% Senior Notes due 2018 of the US Issuers; and
• $781.25 principal amount of 8.875% Senior Notes due 2018 of the Canadian Issuers.
Maturity Date	The notes will mature on March 15, 2018.
Interest	The notes bear interest at the rate of 8.875% per annum.
Interest Payment Dates	Interest on the notes is payable on March 15 and September 15 of each year they are outstanding, beginning on September 15, 2010.
Ranking

The notes of each Issuer are the senior unsecured obligations of that Issuer which are effectively junior, to the extent of the value of the collateral, to that Issuer's secured obligations, rank equal in right of payment with all existing and future senior unsecured indebtedness of that Issuer and senior in right of payment to any future subordinated indebtedness of that Issuer. The Notes are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the subsidiaries of Niska that do not guarantee (or issue) that Issuer's notes.

Guarantees	The notes are unconditionally guaranteed on a senior unsecured basis by Niska and its existing and future direct and indirect subsidiaries, subject to exceptions.

Each guarantee is a senior unsecured obligation of its guarantor and is effectively junior, to the extent of the value of the collateral, of its guarantor's secured obligations, equal in right of payment with all existing and future senior unsecured indebtedness of its guarantor and senior in right of payment to any future subordinated indebtedness of its guarantor.

Optional Redemption

Prior to March 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the notes as units at the premium set forth in this prospectus, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings. Prior to March 15, 2014, the Issuers may redeem some or all of the notes as units at a make-whole premium as set forth in this prospectus. On or after March 15, 2014, the Issuers may redeem some or all of the notes as units at a premium that will decrease over time as set forth in this prospectus, plus accrued and unpaid interest. See "Description of the Notes—Optional Redemption."

Offers to Repurchase

If we experience a change of control, as defined in the indenture, the holders of the units will have the right to require the Issuers to repurchase the units at 101% of their principal amount, plus accrued and unpaid interest. If we sell assets and do not use the excess proceeds for specified purposes, the Issuers may be required to use such excess proceeds to offer to repurchase some of the units at 100% of their principal amount, plus accrued and unpaid interest. See "Description of the Notes—Repurchase at the Option of Holders."

Certain Covenants	The indenture contains covenants that limit our ability and our restricted subsidiaries' ability to, among other things:
• incur additional indebtedness;
• pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;
• make certain investments;
• sell, transfer or otherwise convey certain assets;
• create liens;
• consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and
• enter into certain transactions with our affiliates.

These covenants are subject to a number of important limitations and exceptions, and certain important changes, including, if at any time the notes are assigned an investment grade rating, as described under "Description of the Notes—Changes in Covenants When Notes Rated Investment Grade."

Transfer Restrictions; Absence of a Public Market for the New Units

The new units generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new units. The new units will not be freely tradeable in Canada under applicable Canadian securities laws.

We do not intend to apply to list the new units on any securities exchange or automated dealer quotation system.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Niska Predecessor Historical				Niska
	Period from May 12, 2006 to March 31,	Year Ended March 31,			Six Months Ended September 30,
	2007(1)(2)	2008(2)	2009(2)	2010(2)	2010(3)(4)
Ratio of earnings to fixed charges	1.7x	1.6x	2.8x	4.1x	1.5x

(1)
Period data includes Wild Goose from November 16, 2006 to March 31, 2007.

(2)
Represents data from Niska Predecessor for the period prior to our IPO.

(3)
Represents data from Niska Predecessor for the period from April 1, 2010 to May 16, 2010 and data from Niska for the period from May 17, 2010 to September 30, 2010.

(4)
Fixed charges changed significantly March 5, 2010 with the issuance of the debt that is the subject of this document.

        For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pre-tax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represents interest incurred (whether expenses or capitalized) and amortized premiums, discounts and capitalized expenses related to indebtedness.

RISK FACTORS

        Investing in the units involves risks. You should carefully consider the information in this prospectus, including the matters addressed under "Cautionary Statement Regarding Forward-Looking Statements," and the following risks before participating in the exchange offer.

        If any of the following risks were actually to occur, our business, financial condition, results of operations and ability to service our debt obligations, including the payment of interest and principal on the notes, and to comply with covenants governing our indebtedness could be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently consider to be immaterial may also materially adversely affect our business, financial condition, results of operations and ability to service our debt obligations, including the payment of interest and principal on the notes, and to comply with covenants governing our indebtedness. In either case, the value of the units could decline and you could lose all or part of your investment in the units.

Risks Inherent in Our Business

We may not have sufficient cash from operations to comply with our debt covenants or service our debt obligations.

        Our ability to service our debt obligations principally depends upon the amount of cash generated from our operations, which will fluctuate based on, among other things:

  •
  the rates that we are able to charge new or renewing storage customers, which are influenced by, among other things, weather and the seasonality and volatility of natural gas demand and supply:

  •
  our ability to continue to buy, sell and store natural gas for profit at our facilities as well as the cost of natural gas that we purchase for our own account and the duration for which we store it;

  •
  the risk that changes in the regulatory status of one or more of our facilities could remove the right to negotiate market-based rates, instead imposing cost of service rates, which could adversely impact the rates we charge;

  •
  technical and operating performance at our facilities;

  •
  the level of our operating and maintenance and general and administrative costs; and

  •
  nonpayment or other nonperformance by our customers.

        In addition, the actual amount of cash we will have available will depend on other factors, some of which are beyond our control, including:

  •
  the level of capital expenditures we make;

  •
  the cost of acquisitions that we make, if any;

  •
  our debt service requirements;

  •
  fluctuations in interest rates and currency exchange rates;

  •
  fluctuations in our working capital needs;

  •
  our ability to borrow funds and access capital markets;

  •
  restrictions on distributions contained in debt agreements;

  •
  the amount of cash reserves established by our board;

  •
  fluctuations or changes in tax rates, including Canadian income and withholding taxes; and

  •
  prevailing economic conditions.

        If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We may then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all.

Our level of exposure to the market value of natural gas storage services could adversely affect our revenues and our ability to service our debt obligations.

        As portions of our third-party gas storage contract portfolio come up for replacement or renewal, and capacity becomes available, adverse market conditions may prevent us from replacing or renewing the contracts on terms favorable to us. The market value of our storage capacity, realized through the value customers are willing to pay for LTF contracts or via the opportunities to be captured by our STF contracts or optimization activities, could be adversely affected by a number of factors beyond our control, including:

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  prolonged reduced natural gas price volatility;

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  a reduction in the difference between winter and summer prices on the natural gas futures market, sometimes referred to as the seasonal spread, due to real or perceived changes in supply and demand fundamentals;

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  a decrease in demand for natural gas storage in the markets we serve;

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  increased competition for storage in the markets we serve; and

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  interest rates which, when higher, increase the cost of carrying owned or customer inventory.

        From our inception in May 2006 to March 31, 2010, we utilized an average of approximately 72.1% of our operated capacity for our LTF strategy, representing an average of approximately 47.0% of annual revenue. The volume- weighted average life of our LTF contracts at March 31, 2010 was 3.2 years. From inception to March 31, 2010, we utilized an average of approximately 16.3% of our operated capacity for our STF strategy, representing an average of approximately 18.8% of annual revenue. Over the same period, we utilized an average of approximately 11.6% of our operated capacity for our proprietary optimization strategy, representing an average of approximately 34.2% of annual revenue. As of March 31, 2010, approximately 23% of our LTF contracts and all of our STF contracts were due to expire on or before March 31, 2011. A prolonged downturn in the natural gas storage market due to the occurrence of any of the above factors could result in our inability to renegotiate or replace a number of our LTF contracts upon their expiration, leaving more capacity exposed to the value that could be generated through STF contracts or optimization. STF and optimization values would be impacted by the same factors, and market conditions could deteriorate further before the opportunity to extract value with those strategies could be realized.

        Further, our lines of business and assets are concentrated solely in the natural gas storage industry. Thus, adverse developments, including any of the industry-specific factors listed above, would have a more severe impact on our business, financial condition, results of operations and our ability to service our debt obligations and comply with our debt covenants.

We face significant competition that may cause us to lose market share, negatively affecting our business.

        Our ability to renew or replace existing contracts with our customers at rates sufficient to maintain current revenue and cash flows could be adversely affected by the activities of our competitors. The natural gas storage business is highly competitive. The principal elements of competition among storage facilities are rates, terms of service, types of service, deliverability, supply and market access, flexibility and reliability of service. Our operations compete primarily with other storage facilities in the same markets in the storage of natural gas. The CPUC adopted policies that favor the development of new storage projects and there are numerous projects, including expansions of existing facilities and greenfield construction projects, at various stages of development in the market where our Wild Goose facility operates. These projects, if developed and placed into service, may compete with our storage operations.

        We also compete with certain pipelines, marketers and liquefied natural gas, or LNG, facilities that provide services that can substitute for certain of the storage services we offer. In addition, natural gas as a fuel competes with other forms of energy available to end-users, including electricity, coal and liquid fuels. Increased demand for such forms of energy at the expense of natural gas could lead to a reduction in demand for natural gas storage services. Some of our competitors have greater financial resources and may now, or in the future, have greater access to expansion or development opportunities than we do.

        If our competitors substantially increase the resources they devote to the development and marketing of competitive services or substantially decrease the prices at which they offer their services, we may be unable to compete effectively. Some of these competitors may expand or construct new storage facilities that would create additional competition for us. The storage facility expansion and construction activities of our competitors could result in storage capacity in excess of actual demand, which could reduce the demand for our services, and potentially reduce the rates that we receive for our services.

        We also face competition from alternatives to natural gas storage—ways to increase supply of or reduce demand for natural gas at peak times such that storage is less necessary. For example, excess production or supply capability with sufficient delivery capacity on standby until required for peak demand periods or ability for significant demand to quickly switch to alternative fuels at peak times would represent alternatives to gas storage.

        Competition could intensify the negative impact of factors that significantly decrease demand for natural gas at peak times in the markets served by our storage facilities, such as competing or alternative forms of energy, a recession or other adverse economic conditions, weather, higher fuel costs and taxes or governmental or regulatory actions that directly or indirectly increase the cost or limit the use of natural gas. Increased competition could reduce the volumes of natural gas stored in our facilities or could force us to lower our storage rates.

If third-party pipelines interconnected to our facilities become unavailable or more costly to transport natural gas, our business could be adversely affected.

        We depend upon third-party pipelines that provide delivery options to and from our storage facilities for our benefit and the benefit of our customers. Because we do not own these pipelines, their continuing operation is not within our control. These pipelines may become unavailable for a number of reasons, including testing, maintenance, line repair, reduced operating pressure, lack of operating capacity or curtailments of receipt or deliveries due to insufficient capacity. In addition, these third-party pipelines may become unavailable to us and our customers because of the failure of the interconnects that transport gas between our facilities and the third-party pipelines. Because of the limited number of interconnects at our facilities (Wild Goose is connected to third-party pipelines by two interconnects, AECO Hub™ by two interconnects (one at each facility) and Salt Plains by two interconnects), the failure of any interconnect could materially impact our ability or the ability of our customers to deliver gas into the third-party pipelines. If the costs to us or our storage service customers to access and transport on these third-party pipelines significantly increase, our profitability could be reduced. If third-party pipelines become partially or completely unavailable, our ability to operate could be restricted, thereby reducing our profitability. A prolonged or permanent interruption at any key pipeline interconnect could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations or comply with our debt covenants.

Our operations are subject to operational hazards and unforeseen interruptions, which could have a material adverse effect on our business.

        Our operations are subject to the many hazards inherent in the storage of natural gas, including, but not limited to:

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  negative unpredicted performance by our storage reservoirs that could cause us to fail to meet expected or forecasted operational levels or contractual commitments to our customers;

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  unanticipated equipment failures at our facilities;

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  damage to storage facilities and related equipment caused by tornadoes, hurricanes, floods, earthquakes, fires, extreme weather conditions and other natural disasters and acts of terrorism;

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  damage from construction and farm equipment or other surface uses;

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  leaks of or other losses of natural gas as a result of the malfunction of equipment or facilities;

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  migration of natural gas through faults in the rock or to some area of the reservoir where the existing wells cannot drain the gas effectively;

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  blowouts (uncontrolled escapes of gas from a well), fires and explosions;

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  operator error; and

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  environmental pollution or release of toxic substances.

        These risks could result in substantial losses due to breaches of our contractual commitments, personal injury or loss of life, damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our operations. In addition, operational interruptions or disturbances, mechanical malfunctions, faulty measurements or other acts, omissions or errors may result in significant costs or lost revenues. Gas that moves outside of the effective drainage area through migration could be permanently lost and will need to be replaced to maintain design storage performance.

We are not fully insured against all risks incident to our business, and if an accident or event occurs that is not fully insured it could adversely affect our business.

        We may not be able to obtain the levels or types of insurance we desire, and the insurance coverage we do obtain may contain large deductibles or fail to cover certain hazards or cover all potential losses. The occurrence of any operating risks not covered by insurance could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations or comply with our debt covenants.

We are exposed to the credit risk of our customers, and any material nonpayment or nonperformance by our key customers could adversely affect our financial results and our ability to service our debt obligations or comply with our debt covenants.

        We are subject to the risk of loss resulting from nonpayment or nonperformance by our customers. Our credit procedures and policies may not be adequate to fully eliminate customer credit risk. If we fail to adequately assess the creditworthiness of existing or future customers or unanticipated deterioration in their creditworthiness, any resulting increase in nonpayment or nonperformance by them and our inability to re-market or otherwise use the capacity could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations or comply with our debt covenants.

Our indebtedness may limit our ability to borrow additional funds or capitalize on acquisition or other business opportunities, in addition to impairing our ability to fulfill our debt obligations.

        As of September 30, 2010, we had approximately $800.0 million of total outstanding indebtedness. Our leverage, various limitations in the agreement governing our credit facilities, other restrictions governing our indebtedness and the indenture may reduce our ability to incur additional indebtedness, to engage in some transactions and to capitalize on acquisition or other business opportunities. Our level of debt could have important consequences to us, including the following:

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  our ability to obtain additional financing for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

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  we will need a substantial portion of our cash flow to make principal and interest payments on our indebtedness, reducing the funds that would otherwise be available for operations, to capitalize on future business opportunities and distributions to members; and

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  we may be more vulnerable to competitive pressures or a downturn in our business or the economy generally than our competitors with less debt.

        Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. In addition, our ability to service our debt under our credit facilities will depend on market interest rates because the interest rates applicable to our borrowings will fluctuate with movements in interest rate markets. If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or terminating distributions and reducing or delaying our business activities, acquisitions, investments or capital expenditures. In addition, we may take actions such as selling assets, restructuring or refinancing our debt or seeking additional equity capital although we may not be able to effect any of these actions on satisfactory terms, or at all. Our inability to obtain additional financing on terms favorable to us or our inability to service our debt could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

Restrictions in the agreements governing our indebtedness could impair our ability to fulfill our debt obligations.

        We will be dependent upon the cash flow generated by our operations in order to meet our debt service obligations and to allow us to make distributions to our members. The operating and financial restrictions and covenants in our credit agreement, the indenture and any future financing agreements could restrict our ability to finance future operations or capital needs or to expand or pursue our business activities, which may, in turn, limit our ability to make distributions to our members. For example, our credit agreement and the indenture restrict or limit our and our restricted subsidiaries' ability to:

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  make distributions;

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  incur additional indebtedness or guarantee other indebtedness;

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  grant liens or make certain negative pledges;

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  make certain loans or investments;

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  engage in transactions with affiliates;

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  make any material change to the nature of our business;

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  make a disposition of assets; or

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  enter into a merger or plan to consolidate, liquidate, wind up or dissolve.

        Furthermore, our credit agreement contains covenants requiring us to maintain certain financial ratios and tests, including that we maintain a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both credit facilities. Our ability to comply with those covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If we violate any of the restrictions, covenants, ratios or tests in our credit agreement or the indenture, the lenders or the noteholders, as the case may be, will be able to accelerate the maturity of all borrowings and demand repayment of amounts outstanding, our lenders' commitment to make further loans to us may terminate, and we may be prohibited from making distributions to our members. We might not have, or be able to obtain, sufficient funds to make these accelerated payments.

        The indenture prohibits us from making distributions to unitholders if any default or event of default (as defined in the indenture) exists. In addition, both the indenture and our $400 million credit agreement contain covenants limiting our ability to pay distributions to unitholders. The covenants apply differently depending on our fixed charge coverage ratio (defined substantively the same in the indenture and the credit agreement). If the fixed charge coverage ratio is not less than 1.75 to 1.0, we will be permitted to make restricted payments, including distributions to our unitholders, if the aggregate restricted payments since the date of our IPO, excluding certain types of permitted payments, are less than the sum of a number of items including, most importantly, operating surplus (defined similarly to the definition in our operating agreement) calculated as of the end of our preceding fiscal quarter and the aggregate net cash proceeds received by us as a capital contribution or from the issuance of equity interests, including the net proceeds received from our IPO. The indenture contains an additional general basket of $75 million not contained in our credit agreement.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our $400.0 Million Credit Agreement" and "Our 8.875% Senior Notes Due 2018." Any subsequent replacement of our credit agreement, the notes or any new indebtedness could have similar or greater restrictions.

Unstable market and economic conditions may materially and adversely impact our business.

        Global financial markets and economic conditions have been, and continue to be, experiencing disruption following adverse changes in global capital markets. The debt and equity capital markets are experiencing significant volatility and banks and other commercial lenders have substantially curtailed their lending activities as a result of, among other things, significant write-offs in the financial services sector, the re-pricing of credit risk and current weak economic conditions. As a result, the cost of raising money in the debt and equity capital markets and commercial credit markets has increased while the availability of funds from those markets has diminished. Many lenders and institutional investors have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at maturity—at all or on terms similar to the debt being refinanced—and reduced and in some cases ceased to provide funding to borrowers. Due to these factors, we cannot be certain that new debt or equity financing will be available on acceptable terms or that we will be able to access the full amount of the available commitments under our revolving credit facilities in the future.

Exposure to currency exchange rate fluctuations will result in fluctuations in our cash flows and operating results.

        Currency exchange rate fluctuations could have an adverse effect on our results of operations. Historically, a portion of our revenue has been generated in Canadian dollars, but we incur operating and administrative expenses in both U.S. dollars and Canadian dollars and financing expenses in U.S. dollars. If the Canadian dollar weakens significantly, we would be required to convert more Canadian dollars to U.S. dollars to satisfy our obligations, which would result in a material reduction in our anticipated cash flow.

        A significant strengthening of the U.S. dollar could result in an increase in our financing expenses and could materially affect our financial results under U.S. GAAP. In addition, because we report our operating results in U.S. dollars, changes in the value of the U.S. dollar also result in fluctuations in our reported revenues and earnings. In addition, under U.S. GAAP, all foreign currency-denominated monetary assets and liabilities such as cash and cash equivalents, accounts receivable, restricted cash, accounts payable, long-term debt and capital lease obligations are revalued and reported based on the prevailing exchange rate at the end of the reporting period. This revaluation may cause us to report significant non-monetary foreign currency exchange gains and losses in certain periods.

Our operations are subject to environmental and worker safety laws and regulations that may expose us to significant costs and liabilities.

        Our natural gas storage activities are subject to stringent and complex federal, state, provincial and local environmental and worker safety laws and regulations. We may incur substantial costs in order to conduct our operations in compliance with these laws and regulations. Moreover, new, stricter environmental laws, regulations or enforcement policies could be implemented that significantly increase our compliance costs or the cost of any remediation of environmental contamination that may become necessary, and these costs could be material. In addition, laws and regulations to reduce emissions of greenhouse gases could affect the production or consumption of natural gas and, adversely affect the demand for our storage services and the rates we are able to charge for those services. See "Business—Regulation" for more information.

A change in the jurisdictional characterization of our assets by regulatory agencies or a change in policy by those agencies may result in increased regulation of our assets, which may cause our revenues to decline and operating expenses to increase.

        AECO Hub™ in Alberta is not currently subject to rate regulation. The Alberta Energy Resources Conservation Board, or the ERCB, has jurisdiction to regulate the technical aspects of construction, development, and operation of storage facilities. If approved to do so by the Alberta Government, the AUC, may also set prices for gas storage in Alberta. It is not currently Alberta Government policy to disturb market-based prices of independent gas storage facilities. If, however, the AUC was authorized to regulate the rates we charge, it could materially adversely affect our business. In addition, a connected pipeline tolling structure is available to our customers at AECO Hub™, allowing them to inject and withdraw natural gas without incremental transportation costs. There has been a recent decision to include the previously provincially-regulated Alberta System (also known as the Nova Gas Transmission System) under the jurisdiction of the Federal National Energy Board, or NEB, and it is possible that the NEB could assume federal jurisdiction over, and set rates for, connected storage facilities, including AECO Hub™, or invoke transportation toll design changes that negatively impact AECO Hub™.

        Our Wild Goose operations are regulated by the CPUC. The CPUC has authorized us to charge our Wild Goose customers market-based rates because, as an independent storage provider, we, rather than ratepayers, bear the risk of any underutilized or discounted storage capacity. If the CPUC changes this determination, for instance as a result of a complaint, we could be limited to charging rates based on our cost of providing service plus a reasonable rate of return, which could have an adverse impact on our revenues associated with providing storage services.

        Our Salt Plains operations are subject to primary regulation by the OCC and are permitted to conduct a limited amount of storage service in interstate commerce under Federal Energy Regulatory Commission, or FERC, regulations and policies that allow pipeline and storage companies to engage in interstate commerce (commonly known as NGPA section 311 services under the Natural Gas Policy Act of 1978), which services are not subject to FERC's broader jurisdiction under the Natural Gas Act. These section 311 services are provided by Salt Plains pursuant to a Statement of Operating Conditions which is on file with FERC. FERC has permitted Salt Plains to charge market-based rates for its section 311 services. Market-based rate authority allows Salt Plains to negotiate rates with individual customers based on market demand. This right to charge market-based rates may be challenged by a party filing a complaint with FERC. Our market-based rate authorization may also be re-examined if we add substantial new storage capacity through expansion or acquisition and as a result obtain market power. Any successful complaint or protest against our rates, or re-examination of those rates by FERC, could limit us to charging rates based on our cost of providing service plus a reasonable rate of return, and could have an adverse impact on our revenues associated with providing storage services. Should FERC or the OCC change their relevant policies, or should we no longer qualify for primary regulation by the OCC, our results of operations could be materially adversely affected.

        Our current natural gas storage operations in the United States are generally exempt from the jurisdiction of FERC, under the Natural Gas Act of 1938, or the Natural Gas Act or, in the case of Salt Plains, are providing services under NGPA section 311. If our operations become subject to FERC regulation under the Natural Gas Act, such regulation may extend to such matters as:

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  rates, operating terms and conditions of service;

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  the types of services we may offer to our customers;

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  the expansion of our facilities;

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  creditworthiness and credit support requirements;

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  relationships among affiliated companies involved in certain aspects of the natural gas business; and

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  various other matters.

        In the event that our operations become subject to FERC regulation, and should we fail to comply with all applicable FERC-administered statutes, rules, regulations and orders, we could be subject to substantial penalties and fines. Under the Energy Policy Act of 2005, or EPAct 2005, FERC has civil penalty authority under the Natural Gas Act to impose penalties for certain violations of up to $1,000,000 per day for each violation. FERC also has the authority to order disgorgement of profits from transactions deemed to violate the Natural Gas Act and the EPAct 2005.

We hold title to our storage reservoirs under various types of leases and easements, and our rights thereunder generally continue only for so long as we pay rent or, in some cases, minimum royalties.

        Our rights under storage easements and leases continue for so long as we conduct storage operations and pay our grantors for our use, or otherwise pay rent owing to the applicable lessor. If we were unable to operate our storage facilities for a prolonged period of time (generally one year) or did not pay the rent or minimum royalty, as applicable, to maintain such storage easements and leases in good standing, we might lose title to our gas storage rights underlying our storage facilities. In addition, title to some of our real property assets may have title defects which have not historically materially affected the ownership or operation of our assets. In either case, to recover our lost rights or to remove the title defects, we would be required to utilize significant time and resources. In addition, we might be required to exercise our power of condemnation to the extent available. Condemnation proceedings are adversarial proceedings, the outcomes of which are inherently difficult to predict, and the compensation we might be required to pay to the parties whose rights we condemn could be significant and could materially adversely affect our business, financial condition, results of operations and ability to service our debt obligations.

Our risk management policies cannot eliminate all commodity price risk. In addition, any non-compliance with our risk management policies could result in significant financial losses.

        While our hedging policies are designed to minimize commodity price risk, some degree of exposure to unforeseen fluctuations in market conditions remains. We have in place risk management systems that are intended to quantify and manage risks, including risks related to our hedging activities such as commodity price risk and basis risk. We monitor processes and procedures to prevent unauthorized trading and to maintain substantial balance between purchases and future sales and delivery obligations. However, these steps may not detect and prevent all violations of our risk management policies and procedures, particularly if deception or other intentional misconduct is involved. There is no assurance that our risk management procedures will prevent losses that would negatively affect our business, financial condition, results of operations and ability to service our debt obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Management Policy and Practices."

The adoption of certain derivatives legislation by Congress, and the imposition of certain new regulations, could have an adverse impact on our ability to hedge risks associated with our business.

        Congress currently is considering legislation that, among other things, may impose new levels of regulation on the over-the-counter derivatives marketplace, which could affect the use of derivatives in hedging transactions. Those proposals are in various stages in the House of Representatives and the Senate and are not sufficiently unified to permit an assessment of which, if any, of the proposals will be enacted by Congress, or whether they would have an impact on our hedging activities. Separately, in mid-January, 2010, the U.S. Commodity Futures Trading Commission, or CFTC, proposed regulations that would impose federal speculative position limits for speculation in some specific futures and option contracts in natural gas, crude oil, heating oil, and gasoline. These proposed regulations would preserve exemptions for many bona fide hedging of commercial risks. In addition, the CFTC is working to implement the derivatives provisions of the Dodd-Frank financial law enacted in July 2010. Although it is not possible at this time to predict whether or when Congress will act on derivatives legislation or the CFTC will adopt final regulations on the topic, any laws or regulations that subject us to additional capital or margin requirements relating to, or that impose material additional restrictions on, our trading and commodity positions, could have an adverse effect on our ability to hedge risks associated with our business or may increase the total cost of our hedging activity.

        The Canadian province of Ontario laid out plans to intensify its oversight of over-the-counter derivatives in November 2010.

We may enter into commercial obligations that exceed the physical capabilities of our facilities.

        We enter into LTF and STF contracts and proprietary optimization transactions based on our understanding of the injection, withdrawal and working gas storage capabilities of our facilities as well as the expected usage patterns of our customers. If our understanding of the capabilities of our facilities or our expectations of the usage by customers is inaccurate we may be obligated to customers to inject, withdraw or store natural gas in manners which our facilities are not physically able to satisfy. If we are unable to satisfy our obligations to our customers we may be liable for damages, the customers could have the right to terminate their contracts with us and our reputation and customer relationships may be damaged.

Our operations could be affected by terrorist activities and catastrophic events that could result from terrorism.

        In the event that our storage facilities are subject to terrorist activities, such activities could significantly impair our operations and result in a decrease in revenues and additional costs to repair and insure our assets. The effects of, or threat of, terrorist activities could result in a significant decline in the North American economy and the decreased availability and increased cost of insurance coverage. Any of these factors could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations.

We depend on a limited number of customers for a significant portion of our revenues. The loss of any of these customers could result in a decline in our revenues and ability to service our debt obligations.

        We rely on a limited number of customers for a significant portion of our revenues. The loss of all or a portion of the revenues attributable to our key customers as a result of competition, creditworthiness, inability to negotiate extensions or replacements of contracts or otherwise, could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations.

Risks Inherent in an Investment in Us

Affiliates of our manager, including Niska Sponsor Holdings Coöperatief U.A., or Holdco, and the Carlyle/Riverstone Funds and their portfolio company subsidiaries, are not limited in their ability to compete with us and are not obligated to offer us the opportunity to pursue additional assets or businesses

        Our operating agreement among us, Holdco and others does not prohibit affiliates of our manager, including Holdco and the Carlyle/Riverstone Funds, from owning assets or engaging in businesses that compete directly or indirectly with us. Holdco is pursuing a potential gas storage development project in western Canada and currently holds the rights to build a salt dome cavern gas storage facility in Louisiana and a depleted reservoir in southern Texas. Holdco may but is not required to offer us the opportunity to purchase these projects. Holdco may instead opt to develop these projects in competition with us. In addition, the Carlyle/Riverstone Funds and their portfolio companies may acquire, construct or dispose of additional natural gas storage or other assets in the future, without any obligation to offer us the opportunity to purchase or construct any of those assets. The Carlyle/Riverstone Funds and their affiliates are large, established participants in the energy industry and may have greater resources than we have, which may make it more difficult for us to compete with these entities with respect to commercial activities as well as for acquisition opportunities. As a result, competition from these entities could materially adversely affect our business, financial condition, results of operations and ability to service our debt obligations.

Our tax treatment depends on our being treated as a partnership for U.S. federal income tax purposes and having no liability for U.S. federal income tax. If the U.S. Internal Revenue Service, or the IRS, were to treat us as a corporation for U.S. federal income tax purposes, then the amount of cash available for payment of principal and interest on the notes would be substantially reduced.

        The anticipated after tax economic benefit of an investment in our common units depends largely on us being treated as a partnership for U.S. federal income tax purposes. However, it is possible in certain circumstances for a limited liability company such as us to be treated as a corporation for U.S. federal income tax purposes. Although we do not believe that we will be so treated based upon our current operations, a change in our business (or a change in current law) could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

        If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rate, which would result in a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to service our debt obligations.

Notwithstanding our treatment for U.S. federal income tax purposes, we are subject to certain non-U.S. taxes. If a taxing authority were to successfully assert that we have more tax liability than we anticipate or legislation were enacted that increased the taxes to which we are subject, the cash available to service our debt obligations could be further reduced.

        Most of our business operations and subsidiaries are subject to income, withholding and other taxes in the non-U.S. jurisdictions in which they are organized or from which they receive income, reducing the amount of cash available for other purposes. In computing our tax obligation in these non-U.S. jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing tax authorities, such as whether withholding taxes will be reduced by the application of certain tax treaties. Upon review of these positions the applicable authorities may not agree with our positions. A successful challenge by a tax authority could result in additional tax being imposed on us, reducing the cash available to service debt obligations. In addition, changes in our operations or ownership could result in higher than anticipated tax being imposed in jurisdictions in which we are organized or from which we receive income and further reduce the cash available.

If we were subjected to a material amount of additional entity-level taxation by individual states and localities, it would reduce our cash available to service our debt obligations.

        Changes in current state law may subject us to additional entity-level taxation by individual states and localities, reducing our cash available for other purposes. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships and limited liability companies to entity-level taxation through the imposition of state income, franchise and other forms of taxation

We may become a resident of Canada and have to pay tax in Canada on our worldwide income, which could reduce our earnings. Moreover, as a non-resident of Canada we may have to pay tax in Canada on our Canadian source income, which could reduce our earnings.

        Under the Income Tax Act (Canada), or the Canadian Tax Act, a company that is resident in Canada is subject to tax in Canada on its worldwide income. Our place of residence, under Canadian law, would generally be determined based on the place where our central management and control is, in fact, exercised. It is not our current intention that our central management and control be exercised in Canada. Based on our operations, we do not believe that we are, nor do we expect to be, resident in Canada for purposes of the Canadian Tax Act, and we intend that our affairs will be conducted and operated in a manner such that we do not become a resident of Canada under the Canadian Tax Act. However, if we were or become resident in Canada, we would be or become subject under the Canadian Tax Act to Canadian income tax on our worldwide income. Because Canadian income taxes would be imposed upon us, our anticipated cash flow would be materially reduced, which could materially and adversely affect our ability to make payments on the notes.

We incur increased costs as a result of being a publicly-traded company.

        We have limited history operating as a publicly-traded company. As a publicly-traded company we now incur significant legal, accounting and other expenses that we did not incur prior to our IPO. In addition, the Sarbanes-Oxley Act of 2002, as well as rules implemented by the SEC and the NYSE, require publicly-traded entities to adopt various corporate governance practices that will further increase our costs. We are now also subject to the public reporting requirements of the Exchange Act. We expect these rules and regulations to increase certain of our legal and financial compliance costs and to make activities more time-consuming and costly. We estimate that we will incur approximately $3.4 million of incremental costs per year associated with being a publicly-traded company; however, it is possible that our actual incremental costs of being a publicly-traded company will be higher than we currently estimate.

We will be exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act.

        We are in the process of evaluating our internal controls systems to allow management to report on, and our independent registered public accounting firm to audit, our internal controls over financial reporting. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and will be required to comply with Section 404 in our annual report for our fiscal year ending March 31, 2011 (subject to any change in applicable SEC rules). Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity under applicable SEC and Public Company Accounting Oversight Board, or PCAOB, rules and regulations that remain unremediated. Although we produce our financial statements in accordance with GAAP, our internal accounting controls may not meet all standards applicable to companies with publicly-traded securities. As a publicly-traded company, we are required to report, among other things, control deficiencies that constitute a "material weakness" or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory authorities such as the SEC or the PCAOB. If we do not implement improvements to our disclosure controls and procedures or to our internal controls in a timely manner, our independent registered public accounting firm may not be able to certify as to the effectiveness of our internal controls over financial reporting pursuant to an audit of our internal controls over financial reporting. This may subject us to adverse regulatory consequences or a loss of confidence in the reliability of our financial statements. We could also suffer a loss of confidence in the reliability of our financial statements if our independent registered public accounting firm reports a material weakness in our internal controls, if we do not develop and maintain effective controls and procedures or if we are otherwise unable to deliver timely and reliable financial information. Any loss of confidence in the reliability of our financial statements or other negative reaction to our failure to develop timely or adequate disclosure controls and procedures or internal controls could result in a decline in the price of our common units. In addition, if we fail to remedy any material weakness, our financial statements may be inaccurate, we may face restricted access to the capital markets, limiting our ability to finance our operations or capitalize on business opportunities.

Risks Related to the Units

It is our policy to distribute a significant portion of our available cash to our members, and as a result, we will not have the same flexibility as other types of organizations to accumulate cash which may limit cash available to service the notes or to repay them at maturity.

        Subject to the limitations on restricted payments contained in the indenture and in the agreement governing our credit facilities and other indebtedness, we have adopted a policy of distributing to our members substantially all of our available cash each quarter pursuant to our cash distribution policy.

        As a result, we will not accumulate significant amounts of cash and thus may not have the same flexibility as corporations or other entities that do not make distributions or dividends or have complete flexibility regarding the amounts they will distribute to their equity holders. The timing and amount of our distributions could significantly reduce the cash available to pay the principal, premium (if any) and interest on the notes.

        Although our ability to make distributions to our equity holders will be subject to our payment obligations to you, the value of our equity will decrease in correlation with decreases in the amount we distribute. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

Payment of principal and interest on the notes will be effectively subordinated to our senior secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to indebtedness of any of our subsidiaries that do not guarantee the notes.

        In general, the notes are our senior unsecured debt and rank equally in right of payment with all of our other existing and future senior indebtedness and senior in right of payment to any future subordinated indebtedness.

        The US notes will be senior obligations of the US Issuers that will be effectively junior to (i) all existing and future secured debt of the MLP and its subsidiaries and (ii) the existing and future debt of the MLP's subsidiaries that do not guarantee or issue the US notes.

        The Canadian notes will be senior obligations of the Canadian Issuers that will be effectively junior to (i) all existing and future secured debt of the MLP and its subsidiaries and (ii) the existing and future debt of the MLP's subsidiaries that do not guarantee or issue the Canadian notes. See "Description of the Notes."

        As of September 30, 2010, we had $800 million of total indebtedness outstanding, none of which was secured, with an additional available borrowing capacity of $396.2 million under our $400 million revolving credit facility.

        Holders of our secured obligations will have claims that rank senior in priority to claims of holders of the notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiaries will be available to pay obligations on the notes and the guarantees only after holders of our senior secured debt have been paid the value of the assets securing such debt.

        In addition, although substantially all of the subsidiaries of Niska will initially guarantee or issue the notes, in the future, under certain circumstances, the guarantees are subject to release and we may have subsidiaries that are not guarantors. In that case, the notes would be structurally junior to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors or issuers. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor or issuer, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

We may incur additional indebtedness to fund our expansion projects or for other purposes, which would increase our leverage and could negatively affect our business or financial condition.

        Our business strategy includes expansion projects that we believe will have a positive effect on our current business and operations. We expect to continue to pursue opportunities to expand our business and may incur additional indebtedness to finance the expansions. Our incurrence of additional indebtedness would increase our leverage and our interest expense, which could have a negative effect on our business or financial condition.

In the event of the bankruptcy or insolvency of either of the Issuers or any of the guarantors, the ability of the holders of the notes to enforce the notes and the guarantees will be subject to certain bankruptcy and insolvency law limitations.

        The ability of holders of the units to obtain payment of interest and principal will be subject to certain bankruptcy and insolvency law limitations in the event that any of the Issuers or the guarantors become subject to bankruptcy, insolvency, liquidation, reorganization or similar proceedings.

        Accordingly, there can be no assurance:

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  that payments under the notes would be made following commencement of or during such proceedings;

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  whether or when the holders of the notes and the trustee could exercise their rights in respect of the notes and guarantees; and

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  whether and to what extent holders of the notes would be compensated for any delay in payment or would recover the full amount owing to them.

If the Canadian Issuers, a Canadian guarantor or any of their other subsidiaries become subject to Canadian bankruptcy, insolvency, receivership, liquidation, reorganization or similar proceedings, the rights of the holders of the notes and the trustee to enforce remedies in respect of the notes and the guarantees are likely to be significantly affected.

        The ability of holders of the notes to enforce remedies in respect of the notes and the guarantees will be subject to certain bankruptcy and insolvency law limitations in the event that any of the Issuers or guarantors become subject to bankruptcy, insolvency, liquidation, reorganization or similar proceedings. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) provide for a stay of proceedings that may prevent the exercise of remedies and prohibit the payment of pre-filing obligations without leave of the court. Pursuant to proceedings under such legislation, among other things, an insolvent debtor may prepare and file a proposal or a plan of compromise or arrangement, as the case may be, for consideration by all or some of its creditors, to be voted on by the various classes of creditors affected thereby. Such a proposal or plan, if accepted by the requisite majorities of each affected class of creditors and if approved by the court, would affect creditors within any such class who may not otherwise be willing to accept the proposal or plan. Moreover, in such proceedings, the court may, subject to certain conditions, create court-ordered charges on the assets of the debtor to secure new financing, professional fees, post-filing amounts owing to critical suppliers, director liabilities or other amounts.

        Accordingly, there can be no assurance:

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  that payments under the notes would be made following commencement of or during such proceedings;

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  whether or when the holders of the notes and the trustee could exercise their rights in respect of the notes and guarantees; and

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  whether and to what extent holders of the notes would be compensated for any delay in payment or would recover the full amount owing to them.

U.S. federal and state statutes allow courts, under specific circumstances, to void a guarantor's guarantee and require note holders to return payments received in respect thereof.

        If any guarantor becomes a debtor in a case under U.S. federal bankruptcy law or encounters other financial difficulty, under U.S. federal or state fraudulent transfer law, a court may void, subordinate or otherwise decline to enforce such guarantor's guarantee. A court might do so if it found that when such guarantor issued the guarantee, or in some states when payments became due under the guarantee, the guarantors received less than reasonably equivalent value or fair consideration and either:

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  was insolvent or rendered insolvent by reason of such incurrence;

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  was left with inadequate capital to conduct its business; or

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  believed or reasonably should have believed that it would incur debts beyond its ability to pay. The court might also void a guarantee, without regard to the above factors, if the court found that the applicable guarantor made its pledge (or guarantee, if applicable) with actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or any guarantee you may no longer have any claim directly against the applicable guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from a guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred and upon the valuation assumptions and methodology applied by the court. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. The guarantees could be subject to the claim that, since the guarantees were incurred for the benefit of the Issuers, and only indirectly for the benefit of the other guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

Certain provisions of Canadian insolvency law may affect the priority and/or delay or impair the enforceability of your right to receive payment on the Canadian notes.

        If creditors initiated a law suit or the Canadian Issuers, the Canadian Guarantors or another guarantor became subject to Canadian bankruptcy, insolvency, liquidation, reorganization or similar proceedings, payments made to the holders of notes may be required to be returned or the guarantees may be avoided or set aside under Canadian federal or provincial legislation if it is judicially determined that, among other things:

  •
  at the time of the payment or of the making of the guarantee, the payor or guarantor, as the case may be, was insolvent and the payment or guarantee had the effect of or was given with a view to giving a preference to, or conferred a fraudulent or unjust preference on, the recipient or another guarantor;

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  the payment or making of the guarantee was intended to defeat, hinder, delay or defraud creditors; or

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  the payment or making of the guarantee was oppressive to creditors.

        The measures of insolvency for purposes of these preference and impeachable transaction laws will vary depending upon the law applied in any such proceeding and upon the valuation assumptions and methodology applied by the court. Generally, however, a party would be considered insolvent if:

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  it is unable to meet its obligations as they generally become due;

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  it has ceased meeting its current obligations in the ordinary course of business as they generally become due; or

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  the aggregate of its property is not, at a fair valuation, sufficient, or, if disposed at a fairly conducted sale under legal process, would not be sufficient to enable payment of all its liabilities, due and accruing due.

        As it relates to the guarantees, on the basis of historical financial information, recent operating history and other factors (including rights of contribution against other guarantors), we believe that none of the guarantors will be rendered insolvent by giving effect to such guarantor's guarantee. We cannot assure you, however, as to what standard a court would apply in making the relevant determinations or that a court would agree with our conclusions in this regard. The guarantees could be subject to the claim that, since the guarantees were given for the benefit of the Issuers, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

We may not be able to repurchase the notes upon a change of control or if we do not properly apply the proceeds of certain asset sales.

        If we experience a change of control, as defined in the indenture, the holders of the notes will have the right to require the Issuers to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest. If we sell assets and do not use the excess proceeds for specified purposes, the Issuers may be required to use such excess proceeds to offer to repurchase some of the notes at 100% of their principal amount, plus accrued and unpaid interest. See "Description of the Notes—Repurchase at the Option of the Holders." Our ability to repurchase the notes under such circumstances would be limited by our access to funds at the time of the repurchase and the terms of our other debt agreements.

        Upon a change of control or asset sale event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our credit facility, the notes and other outstanding indebtedness. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations. Furthermore, certain change of control events would constitute an event of default under the agreement governing our credit facility.

Your ability to transfer the new units may be limited by the absence of a trading market.

        The new units will be new securities for which currently there is no trading market. We do not currently intend to list the new units on any securities exchange or stock market. The liquidity of any market for the new units will depend on the number of holders of those new units, the interest of securities dealers in making a market in those new units and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the new units. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new units. We cannot assure you that the market, if any, for the new units will be free from similar disruptions. Any such disruption may adversely affect the holders of the new units.

        Future trading prices of the new units will depend on many factors, including:

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  our subsidiaries' operating performance and financial condition;

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  the interest of the securities dealers in making a market in the units; and

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  the market for similar securities.

If you do not properly tender your old units, you will continue to hold unregistered old units, and your ability to transfer old units will remain restricted.

        We will only issue new units in exchange for old units that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old units and you should carefully follow the instructions on how to tender your old units. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old units.

        If you do not exchange your old units for new units pursuant to the exchange offer, the old units you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old units except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old units under the Securities Act unless our registration rights agreement with the initial purchasers of the old units requires us to do so. Further, if you continue to hold any old units after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        In connection with the issuance of the old units on March 5, 2010, we and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old units, at our cost, to use our reasonable best efforts to:

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  file a registration statement (which we refer to as an "exchange offer registration statement") with respect to a registered exchange offer (which we refer to as an "exchange offer") to exchange the old units for new units, with terms substantially identical in all material respects with the old units, except that the new units will generally not contain terms with respect to transfer restrictions;

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  cause the exchange offer registration statement to be declared effective under the Securities Act;

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  as soon as practicable following the effectiveness of the exchange offer registration statement, commence the exchange offer;

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  keep the exchange offer open for at least 20 business days (or longer, if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the old units;

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  consummate the exchange offer on or before the 365th day after the date of the initial issuance of the old units; and

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  maintain the effectiveness of the exchange offer registration statement for a period of up to 180 days after the date the exchange offer registration statement is declared effective.

        Neither the old units are, nor will the new units be, freely transferable under applicable Canadian securities laws. Any resale of the new units must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities. Holders of units are advised to seek Canadian legal advice prior to any resale of units.

        For each old unit surrendered to us pursuant to the exchange offer, the holder who surrendered such old unit will receive a new unit in an amount equal to that of the surrendered old unit. Interest on each new unit will accrue from the last interest payment date on which interest was paid on the old unit surrendered in exchange therefor.

        Based on interpretations by the staff of the SEC set forth in several no-action letters to third parties, we believe that the new units would generally be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of old units, as set forth below). However, any purchaser of old units who is an "affiliate" of ours or any guarantor and any purchaser of units who intends to participate in the exchange offer for the purpose of distributing the new units:

  •
  will not be able to rely on the interpretation of the staff of the SEC;

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  will not be able to tender its units in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the units unless such sale or transfer is made pursuant to an exemption from such requirements.

        In addition, in connection with any resales of new units, any broker dealer, (which we refer to as a "Participating Broker Dealer"), which acquired the new units for its own account as a result of market making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to the new units with this prospectus. We have agreed to make this prospectus available for a period of up to 180 days after exchange offer registration statement is declared effective to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements for use in connection with any resale of the new units. A Participating Broker Dealer or any other person that delivers the prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations thereunder).

        Each holder of the units (other than certain specified holders) who wishes to exchange old units for new units in the exchange offer will be required to make the representations described below under "—Procedures for Tendering—Your Representations to Us."

        We also agreed to file with the SEC a shelf registration statement to register for public resale the old units by any holder who provides us with certain information for inclusion of the registrations statements and takes certain other actions described in the registration rights agreement in the event that:

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  any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

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  for any other reason the exchange offer is not consummated on or before the 365th day after the date of the initial issuance of the old units; or

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  under certain circumstances, the initial purchasers shall so request or any holder of units (other than the initial purchasers) is not eligible to participate in the exchange offer.

We have agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective and to keep the shelf registration statement effective until the earlier of two years after the issue date of the old units and the date all units covered by the shelf registration statement have been sold.

        A holder of units that sells its units pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the units will be required to deliver information to be used in connection with the shelf registration statement within the time periods set forth in the registration rights agreement to have their units included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

        If we have not exchanged the exchange securities for all units validly tendered in accordance with the terms of an exchange offer on or before the 365th day after the original issue date of the units or, if applicable, a shelf registration statement covering resales of the units has not been declared effective 120 days after any obligation to file a shelf registration statement arises or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter, until (i) the exchange offer is completed, (ii) the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective, again becomes effective or, (iii) the second anniversary of the issue date of the units as the case may be, as described in the registration rights agreement.

        If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old units validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old units.

        This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, a copy of which we will make available to holders of units upon request.

        Except as set forth above, after consummation of the exchange offer, holders of old units which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See "—Consequences of Failure to Exchange."

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old units properly tendered and not withdrawn prior to midnight, New York City time on the expiration date. We will issue new units in principal amount equal to the principal amount of old units surrendered in the exchange offer. Old units may be tendered only for new units and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old units being tendered for exchange.

        As of the date of this prospectus, $800,000,000 in aggregate principal amount of the old units is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old units. There will be no fixed record date for determining registered holders of old units entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the SEC. Old units that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old units will continue to be entitled to the rights and benefits such holders have under the indenture.

        We will be deemed to have accepted for exchange properly tendered old units when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new units from us.

        If you tender old units in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old units. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "—Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

        We will return any old units that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at midnight, New York City time, on                  , 2011, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old units only due to an extension of the exchange offer by giving oral or written notice of such extension to their holders. During any such extensions, all old units previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old units of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, to:

  •
  extend the exchange offer, or

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  terminate the exchange offer,

by giving oral or written notice of such extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner. If we extend the exchange offer, we may delay the acceptance of old units.

        Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old units. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old units. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new units for, any old units if the exchange offer, or the making of any exchange by a holder of old units, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old units for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the old units of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new units under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old units not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any material change, extension, amendment, non-acceptance or termination to the holders of the old units as promptly as practicable. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at or prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at or prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any old units tendered, and will not issue new units in exchange for any such old units, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your old units to the exchange agent as described below. It is your responsibility to properly tender your units. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your units, please call the exchange agent, whose address and phone number are set forth in "Prospectus Summary—The Exchange Offer—Exchange Agent."

        All of the old units were issued in book-entry form, and all of the old units are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old units may be tendered using the Automated Tender Offer Program, or ATOP, instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old units to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old units and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old units, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the units.

  Determinations Under the Exchange Offer

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old units and withdrawal of tendered old units. Our determination will be final and binding. We reserve the absolute right to reject any old units not properly tendered or any old units our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old units. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old units must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old units, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old units will not be deemed made until such defects or irregularities have been cured or waived. Any old units received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

  When We Will Issue New Units

        In all cases, the old units will not be properly tendered unless, on or prior to midnight, New York City time on the expiration date, the exchange agent receives:

  •
  a book-entry confirmation of such old units into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        If you fulfill all conditions required for proper acceptance of old units, we will accept any and all old units that you properly tender in the exchange offer on or before midnight, New York City time on the expiration date and we will issue new units to you in exchange for such properly tendered and accepted old units promptly after the expiration date.

  Return of Old units Not Accepted or Exchanged

        If we do not accept any tendered old units for exchange or if old units are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old units will be returned without expense to their tendering holder. Such non-exchanged old units will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

  Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new units that you receive will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new units;

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act; and

  •
  if you are a broker-dealer that will receive new units for your own account in exchange for old units, you acquired those units as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new units.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to midnight, New York City time on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old units and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old units so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old units that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old units. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old units by following the procedures described under "—Procedures for Tendering" above at any time prior to midnight, New York City time, on the expiration date.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  all registration and filing fees and expenses;

  •
  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

  •
  accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old units under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old units under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange new units for your old units under the exchange offer, you will remain subject to the existing restrictions on transfer of the old units. In general, you may not offer or sell the old units unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old units under the Securities Act.

Accounting Treatment

        We will record the new units in our accounting records at the same carrying value as the old units. This carrying value is the aggregate principal amount of the old units less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old units in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old units that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old units.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Niska Predecessor Historical				Niska
	Period from May 12, 2006 to March 31,	Year Ended March 31,			Six Months Ended September 30,
	2007(1)(2)	2008(2)	2009(2)	2010(2)	2010(3)(4)
Ratio of earnings to fixed charges	1.7x	1.6x	2.8x	4.1x	1.5x

(1)
Period data includes Wild Goose from November 16, 2006 to March 31, 2007.

(2)
Represents data from Niska Predecessor for the period prior to our IPO.

(3)
Represents data from Niska Predecessor for the period from April 1, 2010 to May 16, 2010 and data from Niska for the period from May 17, 2010 to September 30, 2010.

(4)
Fixed charges changed significantly March 5, 2010 with the issuance of the debt that is the subject of this document.

        For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pre-tax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represents interest incurred (whether expenses or capitalized) and amortized premiums, discounts and capitalized expenses related to indebtedness.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new units in the exchange offer. In consideration for issuing the new units as contemplated by this prospectus, we will receive old units in a like principal amount. The form and terms of the new units are identical in all respects to the form and terms of the old units, except the new units will be registered under the Securities Act and will generally not contain restrictions on transfer. Old units surrendered in exchange for the new units will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new units will not result in any change in outstanding indebtedness.

 SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

        The following table shows our selected historical financial and operating data, which consists of the consolidated financial statements of Niska Gas Storage Partners LLC for the six months ended September 30, 2010 and the combined financial statements of Niska GS Holdings I, L.P. and Niska GS Holdings II, L.P. for the six months ended September 30, 2009, for the fiscal years ended March 31, 2010, 2009 and 2008 and for the period from May 12, 2006 to March 31, 2007. Niska Predecessor acquired our predecessor business from EnCana Corporation in a two step transaction. In the first step of the transaction, which closed on May 12, 2006, Niska Predecessor acquired all of our assets except Wild Goose. In the second phase of the transaction, which closed on November 16, 2006, Niska Predecessor acquired Wild Goose. This document does not include financial statements relating to the assets prior to their acquisition by Niska Predecessor because of the reasons explained below. As a result, the financial statements of Niska Predecessor for the period ended March 31, 2007 are not directly comparable to financial statements for subsequent periods.

        Financial information for periods prior to May 12, 2006 and for Wild Goose for periods prior to November 16, 2006 is not presented. Niska Predecessor was provided with historical financial data for the years ended December 31, 2003, 2004 and 2005 prepared by EnCana Corporation in accordance with Canadian GAAP. Niska Predecessor was not provided with any financial information, audited or otherwise, for the periods from January 1, 2006 through May 11, 2006, in the case of all assets other than Wild Goose, or through November 16, 2006, in the case of Wild Goose. We are not affiliated in any way with EnCana Corporation and we are unable to prepare financial statements for the assets of Niska Predecessor for periods prior to the dates that Niska Predecessor acquired such assets from EnCana Corporation. We also do not have access to the information necessary to convert the financial information prepared by EnCana Corporation from Canadian GAAP to U.S. GAAP. This financial information rests peculiarly within the knowledge of EnCana Corporation and cannot be obtained by Niska Predecessor without unreasonable effort or expense. Niska Predecessor did not rely on the financial and operating data prepared by EnCana Corporation when it acquired the assets from EnCana Corporation, and Niska Predecessor materially changed the operation of the assets after it acquired them and did not assume all of the liabilities and obligations associated with EnCana Corporation's operation of the assets. Accordingly, the financial and operating data prepared by EnCana Corporation is not readily comparable to Niska Predecessor's financial statements. We, and our auditors, are unable to verify the financial information prepared by EnCana Corporation. In particular, any intercompany profits arising from transactions between the Canadian and U.S. operations (and other EnCana Corporation subsidiaries) cannot be identified and as such, profits that would have been generated from such transactions are not eliminated from revenues and expenses. Additionally, the financial statements prepared by EnCana Corporation for its Canadian operations do not include a line item or narrative regarding taxes and we are unable to determine the appropriateness of the exclusion of taxes from the financial statements.

        The historical financial data presented for the years ended March 31, 2010, 2009 and 2008 and as of March 31, 2009 and 2010 are derived from the audited financial statements for those respective periods, which are included elsewhere in this prospectus. The historical financial data presented for the six months ended September 30, 2009 and 2010 and as of September 30, 2009 and 2010 are derived from the unaudited financial statements for those respective periods, which are included elsewhere in this prospectus. The historical financial data presented as of March 31, 2007 and 2008 and for the period from May 12, 2006 through March 31, 2007 are derived from the audited financial statements for those respective periods, which are not included elsewhere in this prospectus.

        The following financial data should be read together with and is qualified by reference to, the historical unaudited consolidated financial statements of Niska and the historical audited and unaudited combined financial statements of Niska Predecessor and the accompanying notes included elsewhere in this prospectus. The following financial data should also be read in conjunction with "Management's

Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	Niska	Niska Predecessor
						Period from May 12, 2006 to March 31, 2007(1)
	Six Months Ended September 30,		Years Ended March 31,
	2010	2009	2010	2009	2008
	(unaudited)
	(dollars in millions)
Statement of Earnings Data:
Revenues(2)	$119.5	$38.5	$270.5	$252.2	$232.9	$193.8
Depreciation and amortization	23.3	20.8	43.1	54.8	45.5	46.6
Interest and debt expense	38.2	13.4	38.1	53.5	73.9	60.2
Earnings (loss) before income taxes(3)	21.4	(12.4)	121.1	96.9	45.0	41.4
Net earnings (loss)(3)	32.0	(45.0)	53.2	108.8	48.3	53.5
Balance Sheet and Other Financial Data (at period end):
Total current assets	$519.3	$378.5	$430.0	$355.9	$225.9	$228.3
Total assets	2,149.7	2,009.8	2,104.9	2,002.9	1,905.2	1,931.1
Total debt (including current portion)	800.0	761.7	800.0	662.0	693.8	833.7
Partners' equity	943.3	921.6	929.8	977.4	867.1	820.5
Operational Data (unaudited):
Effective working gas capacity (Bcf)(4)	198.5	185.5	185.5	163.7	155.3	144.2
Capacity added during the period (Bcf)	13.0	21.8	21.8	8.4	11.1	—

(1)
Period data includes Wild Goose from November 16, 2006 to March 31, 2007.

(2)
Revenues include optimization revenues, which are presented net of cost of goods sold.

(3)
Earnings before income taxes and net earnings include asset impairments of $0.7 million and other income of $0.1 million in 2010, impairment of goodwill of $22.0 million, asset impairments of $2.1 million and other income of $20.8 million in 2009 and impairment of assets of $2.5 million and loss on sale of assets of $2.3 million in 2008. The 2009 impairment of goodwill related primarily to the goodwill of a subsidiary that was written down to zero following a year of overall negative economic conditions. Other income in 2009 consisted primarily of a recovery of $17.8 million and an additional $2.7 million in interest as a result of the settlement of a dispute relating to the acquisition of our predecessor business from EnCana Corporation.

(4)
Represents operated and NGPL capacity.

Non-GAAP Financial Measure

  Adjusted EBITDA

        We use the non-GAAP financial measure Adjusted EBITDA in this prospectus. A reconciliation of Adjusted EBITDA to net earnings, its most directly comparable financial measure as calculated and presented in accordance with GAAP, is shown below.

        We define Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, foreign exchange gains and losses, unrealized inventory impairment writedowns, gains and losses on asset dispositions, asset impairments and other income. We believe the adjustments for other income, which is comprised primarily of income from an arbitration award granted to us in the fiscal year ended March 31, 2009, are similar in nature to the traditional adjustments to net earnings used to calculate EBITDA and adjustment for these items results in an appropriate representation of this financial measure. Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as commercial banks and ratings agencies, to assess:

  •
  the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

  •
  the ability of our assets to generate cash sufficient to pay interest on our indebtedness and make distributions to our equity holders;

  •
  repeatable operating performance that is not distorted by non-recurring items or market volatility; and

  •
  the viability of acquisitions and capital expenditure projects.

        The GAAP measure most directly comparable to Adjusted EBITDA is net earnings. The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

        We recognize that the usefulness of Adjusted EBITDA as an evaluative tool may have certain limitations, including:

  •
  Adjusted EBITDA does not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and impacts our ability to generate profits and cash flows. Therefore, any measure that excludes interest expense may have material limitations;

  •
  Adjusted EBITDA does not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes depreciation and amortization expense may have material limitations;

  •
  Adjusted EBITDA does not include provision for income taxes. Because the payment of income taxes is a necessary element of our costs, any measure that excludes income tax expense may have material limitations;

  •
  Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual commitments;

  •
  Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

  •
  Adjusted EBITDA does not allow us to analyze the effect of certain recurring and non-recurring items that materially affect our net earnings or loss.

	Six Months Ended September 30,
			Year Ended March 31,			Period from May 12, 2006 to March 31, 2007(1) 2007
	2010	2009	2010	2009	2008
	(unaudited)
	(dollars in millions)
Reconciliation of Adjusted EBITDA to net earnings:
Net earnings/(loss)	$32.0	$(45.0)	$53.2	$108.8	$48.3	$53.5
Add/(deduct):
Interest expense	38.2	13.4	38.1	53.5	73.9	60.2
Income tax expense/(benefit)	(10.5)	32.6	67.9	(11.9)	(3.4)	(12.1)
Depreciation and amortization	23.3	20.8	43.1	54.8	42.5	46.6
Unrealized risk management losses/(gains)	(8.5)	48.4	24.7	(82.8)	(1.5)	2.8
Foreign exchange losses/(gains)	—	(11.8)	(7.2)	(25.8)	(7.2)	(2.6)
Loss/(gain) on sale of assets	—	—	—	—	2.3	—
Impairment of assets	—	—	0.7	24.1	2.5	—
Other income	—	(0.1)	(0.1)	(20.8)	(0.7)	(0.4)
Unrealized inventory impairment writedown	—	—	3.4	62.3	—	—

Adjusted EBITDA	74.5	58.4	223.8	162.1	156.7	148.0

(1)
Data includes Wild Goose from November 16, 2006 to March 31, 2007.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the "Selected Consolidated Financial and Operating Data" section of this prospectus and our financial statements and the related notes and other financial information included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under "Forward-Looking Statements," "Risk Factors" and elsewhere in this prospectus.

Overview of Our Business

        We operate the Countess and Suffield gas storage facilities (collectively, the AECO HubTM) in Alberta, Canada, and the Wild Goose and Salt Plains gas storage facilities in northern California and Oklahoma, respectively. Each of these facilities market gas storage services of working gas capacity in addition to optimizing storage capacity with its own proprietary gas purchases. We earn revenues by leasing storage on a long-term firm ("LTF") contract basis for which we receive monthly reservation fees for fixed amounts of storage, leasing storage on a short-term firm ("STF") contract basis, where customers inject and withdraw specified amounts of gas on specific dates, and optimization, where we purchase and sell gas on an economically hedged basis in order to improve facility utilization at margins higher than those from third party contracts. We have a total of 198.5 billion cubic feet ("Bcf") of working gas capacity among our facilities, including 8.5 Bcf leased from a third-party pipeline company.

        We have aggregated all of our activities in one reportable operating segment for financial reporting purposes. Our consolidated financial statements are prepared in accordance with GAAP.

How We Evaluate Our Operations

        We generate substantially all of our revenue through long and short-term contracts for the storage of natural gas for third-party customers and the proprietary optimization of storage capacity that is uncontracted, underutilized or available only on a short-term basis. We evaluate our business on the basis of the following key measures:

  •
  volume and fees derived from LTF contracts;

  •
  volume and fees derived from STF contracts;

  •
  volume and margin derived from our proprietary optimization activities;

  •
  operating, general and administrative expenses;

  •
  Adjusted EBITDA;

  •
  capitalization and leverage; and

  •
  borrowing base revolver availability and liquidity.

  Volume and Fees Derived from LTF Contracts

        We provide multi-year, multi-cycle storage services to our customers under LTF contracts. From our inception on May 12, 2006 to March 31, 2010, we utilized an average of approximately 72.1% of our operated capacity for our LTF strategy. The volume weighted average life of our LTF contracts at March 31, 2010 was 3.2 years. Under our LTF contracts, our customers are obligated to pay us monthly reservation fees which are fixed charges owed to us regardless of the actual use by the customer. When a customer utilizes the capacity that is reserved under these contracts, we also collect a variable fee designed to allow us to recover our variable operating costs. Reservation fees comprise over 90% of the revenue generated under LTF contracts and provide a baseline of revenue in excess of our general and administrative and operating costs. From inception to March 31, 2010, our LTF contracts generated average revenues, including both reservation and variable fees, of $1.01 per Mcf. We evaluate both the volume and price of our LTF contracting, which can indicate the effectiveness of our marketing efforts as well as the relative attractiveness of LTF contracts in comparison to our other revenue strategies. During periods when prices are higher, we will utilize more of our capacity under LTF contracts.

  Volume and Fees Derived from STF Contracts

        In addition, we provide short term services for customers under STF contracts. From inception to March 31, 2010, we utilized an average of approximately 16.3% of our operated capacity for our STF strategy. STF contracts typically have terms of less than one year. Under an STF contract, a customer pays a fixed fee to inject a specified quantity of natural gas on a specified date or dates and to store that gas in our storage facilities until withdrawal on a specified future date or dates. Because STF contracts set forth specified future injection or withdrawal dates, we enter into offsetting transactions to capture incremental value as spot and future natural gas prices fluctuate prior to that activity date. We monitor the volume used for and evaluate the fees generated under our STF contracts. The fees we are able to generate from our STF contracts reflect market conditions (including interest rates) and the effectiveness of our marketing efforts. From inception to March 31, 2010, our STF contracts generated average revenues of $1.77 per Mcf. The capacity utilized for STF contracts depends on, among other things, the total capacity of our storage facilities that is not being utilized for LTF contracts, and on the contract rates available for STF contracts.

  Volume and Margin Derived from Our Proprietary Optimization Activities

        From inception to March 31, 2010, we utilized an average of approximately 11.6% of our operated capacity and all of our NGPL capacity for our proprietary optimization strategy. When market conditions warrant, we enter into economically hedged transactions with available capacity to achieve margins higher than can be obtained from third-party contracts. Because we simultaneously hedge our transactions, we are able to determine in advance the minimum margins that will be realized and add incremental margins by rehedging as market conditions change.

        At times, if spreads move favorably, such as if winter gas prices fall below forward prices for the following summer, we can further increase margins that have already been locked in by choosing to hold inventory into a subsequent period and rehedging the transaction. This has the result of increasing our cash flow margins and overall profitability, although for accounting purposes the income is deferred into a later period, causing the appearance of cyclicality in our reported revenues and profits.

        When evaluating the performance of our optimization business, we focus on our realized optimization margins, excluding the impact of unrealized hedging gains and losses and inventory write-downs. For accounting purposes, our net realized optimization revenues include the impact of unrealized hedging gains and losses and inventory write-downs, which cause our reported revenues to fluctuate from period to period. However, because all inventory is economically hedged, any inventory write-downs are offset by hedging gains and any unrealized hedging losses are offset by gains when the inventory is sold. From inception to March 31, 2010, our proprietary optimization business generated average margins of $3.09 per Mcf ($3.17 on a realized basis before unrealized marked to market gains and losses and inventory writedowns).

  Operating Expenses

        Our most significant operating expenses are fuel and electricity costs. These operating expenses vary significantly based upon the amount of gas we inject or withdraw throughout the year and the price of the energy commodity at the time of purchase. Variable operating expenses are partially offset by the variable fees we collect from our LTF contracts. The smaller, fixed component of our operating expenses include salaries and labor, parts and supplies, surface and mineral lease rentals and other general operating costs. These fixed operating expenses are more stable from year to year but can fluctuate due to unforeseen repairs, equipment malfunctions and overhauls of compressors or engines.

  General and Administrative Expenses

        Our general and administrative expenses primarily consist of salaries, bonus compensation, legal and accounting fees and our office lease. As a result of our recent IPO, we expect our general and administrative expenses will increase substantially due to an increase in legal and accounting costs and related public company regulatory and compliance expenses.

  Adjusted EBITDA

        We define Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, foreign exchange gains and losses, unrealized inventory impairment writedown, gains and losses on asset dispositions, asset impairments and other income. Our Adjusted EBITDA is not a presentation made in accordance with GAAP. We utilize Adjusted EBITDA in order to be able to compare our results against our peers, regardless of differences in financing, and by excluding non-recurring items to be able to compare to our own results for other periods.

  Capitalization and Leverage

        We regularly monitor our leverage statistics to ensure a conservative capital structure. As of September 30, 2010, we had a debt to Adjusted EBITDA ratio of 3.3x, debt to capitalization of 46%, and a fixed charge coverage ratio of 2.9x. We expect to maintain or improve these ratios over time in order to maintain access to available capital markets, a competitive cost of capital and financial flexibility to grow our business and increase our cash distributions.

  Borrowing Base Revolver Availability and Liquidity

        Funding the purchase of proprietary optimization inventory can consume a significant portion of our available working capital. In times of higher natural gas prices, holding large inventories of proprietary gas may cause us to consume a substantial portion of our availability under our credit facilities. We therefore closely monitor the utilization and remaining available capacity under our credit facilities and actively pursue additional STF contracts when we determine it is appropriate to maintain liquidity.

Factors that Impact Our Business

        Factors that impact the performance of specific components of our business from period to period include the following:

  Market Price for LTF Contracts

        The price available in the marketplace when negotiating new or replacement LTF contracts reflects demand and affects the amount of storage capacity utilized for LTF contracts that year, and thus the amount of capacity utilized for STF contracts or proprietary optimization for that year. We may increase the capacity that we use for LTF contracts at times of higher market prices and demand. Lower market prices for LTF contracts may result from lower seasonal spreads or a more competitive environment for storage services.

  Gas Storage Capacity Growth

        Capacity added in the prior year or added during a year is expected to generate incremental revenue.

  Carried Inventory

        When winter gas prices fall below forward prices for the following summer, we may defer the withdrawal of proprietary optimization inventory until the next fiscal year in order to add incremental margin and economic value. This results in the deferral of realized earnings and cash flow from one fiscal year to the next. In some cases, we can mitigate the impact of deferred earnings and cash flow by entering into STF contracts that straddle the two fiscal years.

  Variable Costs

        The variable operating costs of our facilities (mostly comprised of costs associated with fuel or electricity for compressor operations) are affected by the amount and price of energy used to inject and withdraw gas from our facilities and by the number and timing of gas injections and withdrawals. For example, if we experience large injections of gas in the early summer (instead of a steady rate of injections throughout the summer) we would have greater than expected costs in our first quarter and lower than expected costs in our second quarter. A mild winter could lead to less withdrawals in total, and therefore lower overall variable costs. These cost variances would be partially offset by similar variances in contract revenues.

  Carrying Costs

        Our cost of capital and the amount of our working capital availability impacts the amount of capacity utilized for proprietary optimization as compared to STF contracts. A higher cost of capital relative to that of our customers or less availability will generally lead to less volume used for proprietary optimization transactions. In general, higher carrying costs for us or our customers result in lower margins for us.

  Customer Usage Patterns

        Incremental revenue opportunities in the form of STF or proprietary optimization transactions may arise for us if capacity usage by our LTF customers is underutilized or offset by other LTF customers.

  Weather

        Weather extremes and variability directly affect our margins. Very mild years tend to reduce revenue generated under our STF and proprietary optimization strategies, while years with very hot summers, very cold winters or a number of significant storms tend to increase the revenue generated under those strategies.

Comparability of Our Financial Statements

        Since our inception on May 12, 2006, we have added approximately 54.3 Bcf of capacity to our facilities. As a result, our revenues and expenses have not only been impacted by changing utilization patterns and pricing environments, but also by increasing overall capacity. This further limits your ability to compare year-over-year changes in our results from operations.

        We anticipate incurring incremental general and administrative expenses attributable to operating as a publicly traded entity. These costs include expenses associated with SEC compliance, including annual and quarterly reporting; tax return and Schedule K-1 preparation, compliance with Sarbanes-Oxley, listing on the NYSE, engaging attorneys and independent auditors, obtaining incremental director and officer liability insurance and engaging a registrar and transfer agent. We expect these expenses to total approximately $3.4 million per year. These expenses are not reflected in our historical financial statements for all periods prior to the IPO.

Segment Information

        Our process for the identification of reportable segments involves examining the nature of services offered, the types of customer contracts entered into and the nature of the economic and regulatory environment. Since our inception, we have operated along functional lines in our commercial, engineering and operations teams for operations in Alberta, northern California and the U.S. midcontinent. All functional lines and facilities offer the same services: firm storage contracts, short-term firm services and optimization. All services are delivered using reservoir storage. We measure profitability consistently along all functional lines based on revenues and earnings before interest, taxes, depreciation and amortization, before unrealized risk management gains and losses. We have aggregated our functional lines and facilities into one reportable segment as at and for the six months ended September 30, 2010 and 2009 and the fiscal years ended March 31, 2010, 2009 and 2008.

        Information pertaining to our LTF, STF and proprietary optimization revenues is presented in the consolidated and combined statements of earnings, comprehensive income and retained earnings. All facilities have the same types of customers: major companies in the energy industry, industrial, commercial, and local distribution companies and municipal energy consumers.

Results of Operations

        A summary of financial and operating data for the six months ended September 30, 2010 and 2009 and the years ended March 31, 2010, 2009 and 2008 is as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2010(1)	2009(2)	2010(2)	2009(2)	2008(2)
	(unaudited)
	(dollars in millions)
Statement of Earnings and Comprehensive Income Data:
Revenues
Long-term contract revenue	$58.0	$53.5	$109.8	$110.7	$121.4
Short-term contract revenue	17.8	24.9	58.4	52.0	35.5
Optimization revenue, net(3)	43.7	(39.9)	102.3	89.4	76.0

	$119.5	$38.5	$270.5	$252.2	$232.9
Expenses (Income):
Operating expenses	$21.3	$18.2	$38.2	$45.4	$44.6
General and administrative expenses	15.3	10.3	36.6	24.2	30.1
Depreciation and amortization	23.3	20.8	43.1	54.8	42.5
Interest expense	38.2	13.4	38.1	53.5	73.9
Impairment of assets(4)	—	—	0.7	24.2	2.5
Loss/(gain) on sale of assets	—	—	—	—	2.3
Other income(5)	—	(0.1)	—	(20.8)	(0.7)
Foreign exchange losses/(gains)	—	(11.8)	(7.2)	(25.8)	(7.2)

Earnings before income taxes	$21.4	$(12.3)	$121.1	$96.9	$45.0
Income tax expense/(benefit):
Current	0.3	0.5	1.3	0.3	0.3
Deferred	(10.8)	32.1	66.6	(12.2)	(3.7)

	(10.5)	32.6	67.9	(11.9)	(3.4)

Net earnings and comprehensive income	$32.0	$(45.0)	$53.2	$108.8	$48.3

Reconciliation of Adjusted EBITDA to net income:
Net earnings	$32.0	$45.0	$53.2	$108.8	$48.3
Add/(deduct):
Interest expense	38.2	13.4	38.1	53.5	73.9
Income tax expense/(benefit)	(10.5)	32.6	67.9	(11.9)	(3.4)
Depreciation and amortization	23.3	20.8	43.1	54.8	42.5
Unrealized risk management losses/(gains)	(8.5)	48.4	24.7	(82.8)	(1.5)
Foreign exchange losses/(gains)	—	(11.8)	(7.2)	(25.8)	(7.2)
Loss on sale of assets	—	—	—	—	2.3
Impairment of assets	—	—	0.7	24.1	2.5
Other income	—	(0.1)	(0.1)	(20.8)	(0.7)
Unrealized inventory impairment writedown	—	—	3.4	62.3	—

Adjusted EBITDA	$74.5	$58.4	$223.8	$162.2	$156.7

Balance Sheet Data (at period end):
Total assets	$2,149.7	$2,009.3	$2,104.9	$2,002.9	$1,905.2
Property, plant and equipment, net of accumulated depreciation	958.4	978.0	983.0	940.2	955.7
Long-term debt(6)	800.0	588.1	800.0	597.0	693.8
Total partners' equity	943.3	921.6	929.8	977.4	867.1
Operating Data (unaudited):
Effective working gas capacity (Bcf)(7)	198.5	185.5	185.5	163.7	155.3
Capacity added during period (Bcf)	13.0	21.8	21.8	8.4	11.1

(1)
Includes data for Niska Predecessor for the period from March 31, 2010 to May 17, 2010, the date of our IPO, and data for Niska Successor for the period from May 18, 2010 to September 30, 2010.

(2)
Data presented for the fiscal years ended March 31, 2010, 2009 and 2008 and for the six months ended September 30, 2009 is for Niska Predecessor.

(3)
Optimization revenue is presented net of cost of goods sold. Net optimization revenues include unrealized risk management gains/losses and write-downs of inventory. We had an unrealized risk management gain of $8.5 million for the six months ended September 30, 2010, loss of $48.4 million for the six months ended September 30, 2009, loss of $24.7 million for the year ended March 31, 2010, an unrealized risk management gain of $82.8 million for the year ended March 31, 2009 and an unrealized risk management gain of $1.5 million for the year ended March 31, 2008. We had a write-down of inventory of $62.3 million for the year ended March 31, 2009, compared to $3.4 million for the year ended March 31, 2010. Excluding these non-cash items, which do not affect Adjusted EBITDA, our realized optimization revenues were $35.2 million for the six months ended September 30, 2010 and $8.5 million for the six months ended September 30, 2009 and $130.4 million for the year ended March 31, 2010, $68.9 million for the year ended March 31, 2009 and $74.6 million for the year ended March 31, 2008.

(4)
Impairment charges in the fiscal year ended March 31, 2009 primarily relate to the goodwill in a subsidiary that was written down from its carrying amount of $22.0 million to zero. The impairment charges were recorded following a year of overall negative economic conditions. Impairment of $0.7 million in March 2010, $2.2 million in March 2009 and $2.5 million in March 2008 relate to assets held in a subsidiary of Niska Predecessor that was included in the formation of the MLP.

(5)
Other income for the fiscal year ended March 31, 2009 includes a recovery of $17.8 million in addition to $2.7 million in interest as a result of the settlement of a dispute relating to the acquisition of our predecessor business from EnCana Corporation.

(6)
Excludes revolver drawings, which are recorded in current liabilities.

(7)
Represents operated and NGPL capacity.

        The following table sets forth revenue derived from LTF contracts, STF contracts and proprietary optimization transactions for the six months ended September 30, 2010 and 2009 and the fiscal years ended March 31, 2008, 2009 and 2010:

	Six Months Ended September 30,		Year Ended March 31,
	2010	2009(1)	2010(1)	2009(1)	2008(1)
	(unaudited)
	(dollars in millions)
Revenue (in millions)
LTF Contracts	58.0	53.5	$109.8	$110.7	$121.4
STF Contracts	17.8	24.9	58.4	52.0	35.5
Realized proprietary optimization transactions	35.2	8.5	130.4	68.9	74.6
Unrealized risk management gains (losses)	8.5	(48.4)	(24.7)	82.8	1.5
Unrealized inventory writedown	—	—	(3.4)	(62.3)	—

Total	119.5	38.5	$270.5	$252.2	$232.9

(1)
Data presented for the fiscal years ended March 31, 2010, 2009 and 2008 and for the six months ended September 30, 2009 is for Niska Predecessor.

        The following table sets forth volume utilized by and fees/margins derived from, LTF contracts, STF contracts and proprietary optimization transactions for the fiscal years ended March 31, 2008, 2009 and 2010:

	Year Ended March 31,
	2010(1)	2009(1)	2008(1)
Storage Capacity (Bcf) utilized by:
LTF Contracts	103.9	106.3	112.8
STF Contracts	36.8	32.9	19.1
Proprietary optimization transactions	44.8	24.5	23.4

Total	185.5	163.7	155.3

Fees/Margins ($/Mcf)
LTF Contracts	$1.06	$1.04	$1.08
STF Contracts	1.59	1.58	1.86
Realized proprietary optimization transactions	2.91	2.82	3.18

(1)
Data presented for the fiscal years ended March 31, 2010, 2009 and 2008 and for the six months ended September 30, 2009 is for Niska Predecessor.

  Six Months Ended September 30, 2010 Compared to Six Months Ended September 30, 2009

        Revenue.    Revenues for the six months ended September 30, 2010 were $119.5 million compared to $38.5 million in the six months ended September 30, 2009. Changes in revenue were attributable to the following:

  •
  LTF Revenues.  LTF revenues for the six months ended September 30, 2010 were $58.0 million, an increase of 8.4% compared to $53.5 million in the six months ended September 30, 2009. The increases resulted principally from higher fees realized from contracts expiring at the end of the previous fiscal year that were re-contracted at higher rates. Capacity utilized for LTF contracts increased by 1.4 Bcf compared to the same period in the prior year, which also contributed to increased LTF revenues.

  •
  STF Revenues.  STF revenues for the six months ended September 30, 2010 were $17.8 million, a decrease of 28.6% compared to $24.9 million in the six months ended September 30, 2009. A reduction in the capacity that we used in our STF strategy is the primary reason for the decline in fiscal 2011. Excess cash on hand at the beginning of the year caused us to increase the capacity that was used by our optimization strategy, because we typically generate greater unit margins by optimizing our capacity than we do by entering into STF transactions.

  •
  Optimization Revenues.  Net optimization revenues for the six months ended September 30, 2010 were $43.7 million, an increase of $83.7 million compared to a loss of $40.0 million in the six months ended September 30, 2009. Net optimization revenues consisted of the following:

	Six Months Ended September 30, (dollars in millions)
	2010	2009
	(unaudited)
Realized optimization revenue, net	$35.2	$8.5
Unrealized risk management gains (losses)	8.5	(48.4)

Total	$43.7	$(40.0)

  •
  When evaluating the performance of our optimization business, we focus on our realized optimization margins, excluding the impact of unrealized economic hedging gains and losses and inventory write-downs. For accounting purposes, our net optimization revenues include the impact of unrealized economic hedging gains and losses and of inventory write-downs, which cause our reported revenues to fluctuate from period to period. However, because substantially all of our inventory is economically hedged, any inventory write-downs are offset by economic hedging gains and any unrealized economic hedging losses are offset by realized gains from the sale of physical inventory. The components of optimization revenues are as follows:

  •
  Realized Optimization Revenues.  Realized optimization revenues for the six months ended September 30, 2010 increased to $35.2 million from $8.5 million for the six months ended September 30, 2009. Increased capacity that we used in our optimization strategy combined with realized financial gains drove revenue higher during the current period.

  •
  Unrealized Risk Management Gains/(Losses).  Unrealized risk management gains for the six months ended September 30, 2010 were $8.5 million, compared to losses of $48.5 million in the six months ended September 30, 2009. As all inventory is economically hedged, any unrealized risk management losses (or gains) are offset by future gains (or losses) associated with the sale of proprietary inventory.

        Operating Expenses.    Operating expenses for the six months ended September 30, 2010 and 2009 consisted of the following:

	Six Months Ended September 30, (dollars in millions)
	2010	2009
	(unaudited)
General operating costs, including insurance, vehicle leases, safety and training costs	$9.4	$8.2
Salaries and benefits	3.2	3.0
Fuel and electricity	7.5	5.4
Maintenance	1.2	1.6

Total operating expenses	$21.3	$18.2

        Operating expenses for the six months ended September 30, 2010 increased by 13.9% to $21.3 million from $18.2 million for the six months ended September 30, 2009. Higher commodity prices and higher cycling at one of our facilities increased fuel consumption to power our compression equipment, resulting in higher operating expenses in the first half of the year, compared to the prior year. Higher property tax costs due to a facility expansion also contributed to increased operating expenses.

        General and Administrative Expenses.    General and administrative expenses for the six months ended September 30, 2010 and 2009 consisted of the following:

	Six Months Ended September 30, (dollars in millions)
	2010	2009
	(unaudited)
Compensation costs	$10.3	$7.1
General costs, including office and information technology costs	2.2	2.1
Legal, audit and regulatory costs	2.8	1.1

Total general and administrative expenses	$15.3	$10.3

        General and administrative expenses increased to $15.3 million from $10.3 million for the six months ended September 30, 2010. This increase was primarily attributable to increased compensation costs, including accruals related to incentive compensation, professional services obtained in connection with the completion of our IPO, an increase in the number of employees to meet our staffing requirements as a public company and the impact of a stronger Canadian dollar on our predominately Canadian dollar denominated compensation expenses. These increases were partially offset by the post-IPO elimination of a management fee expense paid to an affiliated party.

        Depreciation and amortization expense.    Depreciation and amortization expense for the six months ended September 30, 2010 was $23.3 million compared to $20.8 million in the six months ended September 30, 2009. The increase was primarily attributable to a provision for cushion gas migration at one of the Company's facilities amounting to $2.8 million which is recorded in depreciation and amortization expense. The provision against cushion gas is estimated based on tests of its effectiveness.

        Interest Expense.    Interest expense for the six months ended September 30, 2010 was $38.2 million compared to $13.4 million in the six months ended September 30, 2009. Interest for the six months ended September 30, 2010 consisted of interest on our $800.0 million 8.875% Senior Notes as well as amortization of deferred financing costs of $1.1 and $2.1 million. Except for short periods in May 2010 where $271.5 million was borrowed to fund a distribution prior to our initial public offering, and in September 2010 where $10.0 million was borrowed to fund operating expenditures, we used cash from operations and cash on hand to fund our operations and did not draw on our $400.0 million revolving credit facility. For the six months ended September 30, 2009, we had an average outstanding debt balance of $800.0 million.

        Foreign Exchange Losses.    Foreign exchange losses were $0.1 million in the six months ended September 30, 2010 compared to gains of $11.8 million in the same period of the prior year. The election by two of our Canadian subsidiaries to adopt the U.S. dollar as their functional currency for Canadian tax purposes during the year ended March 31, 2010 eliminated material foreign currency gains and losses that were attributable to deferred income taxes.

        Earnings before Income Taxes.    Earnings before income taxes for the six months ended September 30, 2010 increased to $21.4 million from losses of $12.4 million for the six months ended September 30, 2009. This increase was primarily attributable to the increased revenue discussed above.

        Income Taxes.    Income tax (benefit) expense was a benefit of $10.5 million for the six months ended September 30, 2010 compared to an expense of $32.6 million for the six months ended September 30, 2009. The income tax benefit in the current period was due partially to the recognition of the settlement of certain Canadian tax matters associated with Niska Partners' assets for periods prior to their acquisition by the Company. Additionally, the benefit was a result of earning a higher proportion of income in non-taxable entities as well as certain adjustments to the cost basis of assets for tax reporting purposes resulting from tax planning strategies. The recognition of previously unrecognized tax losses in certain Canadian entities also contributed to the current period benefit.

        The effective tax rate for the six months ended September 30, 2009 differed from the U.S. statutory federal rate of 35% primarily due to non deductible foreign exchange adjustments as well as the impact of the items noted above.

        Net Earnings.    Net earnings for the six months ended September 30, 2010 were $32.0 million compared to a net loss of $45.0 million for the six months ended September 30, 2009. This improvement was primarily attributable to the higher pre-tax earnings and income tax benefits discussed above.

  Fiscal Year Ended March 31, 2010 Compared to Fiscal Year Ended March 31, 2009

        Revenue.    Revenues for the fiscal year ended March 31, 2010 increased by 7.3% to $270.5 million from $252.2 million for the fiscal year ended March 31, 2009. This increase was primarily attributable to the following:

  •
  LTF Revenues.  LTF revenues for the fiscal year ended March 31, 2010 decreased by 0.8% to $109.8 million from $110.7 million for the fiscal year ended March 31, 2009. This decrease was primarily attributable to a 37.9% decrease in fuel and commodity revenue to $8.4 million for the fiscal year ended March 31, 2010 from $13.5 million for the fiscal year ended March 31, 2009 due to lower natural gas prices. There was also a small decrease (2.2%) in the amount of capacity utilized for LTF contracts. These factors were offset by higher reservation fees earned on LTF contracts which increased by 6.7% to $0.98 per Mcf for the year ended March 31, 2010 from $0.91 per Mcf for the year ended March 31, 2009. On an aggregate basis, revenue of $1.06 per Mcf was earned during the fiscal year ended March 31, 2010, compared to revenue of $1.04 per Mcf in the prior year.

  •
  STF Revenues.  STF revenues for the fiscal year ended March 31, 2010 increased by 12.3% to $58.4 million from $52.0 million for the fiscal year ended March 31, 2009. This increase was primarily attributable to an 11.9% increase in capacity utilized for STF contracts, from 32.9 Bcf for the fiscal year ended March 31, 2009 to 36.8 Bcf for the fiscal year ended March 31, 2010. The balance relates to a 0.3% improvement in margins in the fiscal year ended March 31, 2010 (to $1.59 per Mcf from $1.58 per Mcf).

  •
  Optimization Revenues.  Net optimization revenue for the fiscal year ended March 31, 2010 increased by 14.4% to $102.3 million from $89.4 million for the fiscal year ended March 31, 2009. This increase was primarily attributable to increased capacity utilized for optimization, and affected by timing differences relating to the realization of income. When evaluating the performance of our optimization business, we focus on our realized optimization margins, excluding the impact of unrealized hedging gains and losses and inventory write-downs. For accounting purposes, our net optimization revenues include the impact of unrealized hedging gains and losses and inventory write-downs, which cause our reported revenues to fluctuate from period to period. However, because all inventory is economically hedged, any inventory write-downs are offset by hedging gains and any unrealized hedging losses are offset by realized gains from the sale of physical inventory. The components of optimization revenues are as follows:

  •
  Realized Optimization Revenues.  Realized optimization revenues for the fiscal year ended March 31, 2010 increased by 89.3% to $130.4 million from $68.9 million for the fiscal year ended March 31, 2009. This is primarily attributable to an increase in capacity that was utilized for proprietary optimization activities due to low commodity prices in the year ended March 31, 2010. Capacity utilized for optimization activities increased by 82.9% from 24.5 Bcf for the fiscal year ended March 31, 2009 to 44.8 Bcf for the fiscal year ended March 31, 2010. Also contributing was a lower cost of goods sold related to sales of inventory that was subject to a write-down in the prior year creating wider margins to the hedges locked-in at higher price levels. The average realized margin capacity utilized for optimization improved 3.5% to $2.91 per Mcf from $2.81 per Mcf.

  •
  Unrealized Risk Management Gains/(Losses).  Unrealized risk management losses for the fiscal year ended March 31, 2010 were $24.7 million compared to a gain of $82.8 million in the fiscal year ended March 31, 2009. An unrealized loss, as opposed to the prior year's unrealized gain, is attributable to prices rising after financial hedges were transacted for the fiscal year ended March 31, 2010 compared to a falling price environment during the same period in the prior year. The lower volumes of inventory carried over at the end of the year ended March 31, 2010 and therefore lower volumes being hedged is what caused the magnitude of the unrealized gain/(loss) to be lower than in the prior year. As all inventory is economically hedged financially, any risk management losses (or gains) are offset by future gains (or losses) associated with the sale of proprietary inventory.

  •
  Unrealized Inventory Writedown.  Inventory purchased early during the summers of 2008 and 2009 was written down for both of the fiscal years ended March 31, 2009 and March 31, 2010 when commodity prices retreated below the weighted average cost of the inventory. These losses were offset by gains from financial hedges that were transacted when the inventory was purchased. For the fiscal year ended March 31, 2010 this unrealized inventory writedown amounted to $3.4 million, compared to $62.3 million for the fiscal year ended March 31, 2009.

        Earnings before Income Taxes.    Earnings before income taxes for the fiscal year ended March 31, 2010 increased by 25.0% to $121.1 million from $96.9 million for the fiscal year ended March 31, 2009. This increase was primarily attributable to the increased revenue discussed above, plus the following:

        Operating Expenses.    Operating expenses for the fiscal year ended March 31, 2010 decreased by 15.8% to $38.2 million from $45.4 million for the fiscal year ended March 31, 2009. This decrease was primarily attributable to lower fuel and electricity costs resulting from lower prices in the fiscal year ended March 31, 2010.

	Year Ended March 31, (dollars in millions)
	2010	2009	2008
General operating costs, including insurance, vehicle leases, safety and training costs	$19.2	$21.9	$17.0
Salaries and benefits	6.8	6.3	6.9
Fuel and electricity	9.4	14.2	16.2
Maintenance	2.8	3.0	4.5

Total operating expenses	$38.2	$45.4	$44.6

        General and Administrative Expenses.    General and administrative expenses for the fiscal year ended March 31, 2010 increased by 51.2% to $36.6 million from $24.2 million for the fiscal year ended March 31, 2009. This increase was primarily attributable to increased compensation costs, including incentive compensation, professional services obtained in connection with the process of preparing for our IPO, hiring of additional employees, refinancing our debt facilities and tax planning. The increase in legal fees also resulted from the absence of a credit of $2.4 million recorded in 2009 as the result of the settlement of arbitration proceedings. These increases were partially offset by reduced rent expenses from subletting a portion of the company's office space in the fiscal year ended March 31, 2010.

	Year Ended March 31, (dollars in millions)
	2010	2009	2008
Compensation costs	$21.8	$13.4	$16.0
General costs, including office and IT costs	3.2	6.4	5.0
Legal, audit and regulatory costs	11.7	4.4	9.1

Total general and administrative expenses	$36.6	$24.2	$30.1

        Depreciation and Amortization.    Depreciation and amortization for the fiscal year ended March 31, 2010 decreased by 21.4% to $43.1 million from $54.8 million for the fiscal year ended March 31, 2009. This decrease was primarily attributable to a provision recorded in the fiscal year ended March 31, 2009 of $11.9 million to record the impact of cushion gas effectiveness at AECO Hub™, compared to a provision of $1.8 million recorded in the fiscal year ended March 31, 2010. The provision for cushion gas is an estimate based on tests of cushion gas effectiveness. Through continued monitoring over a series of withdrawal and injection cycles, management is able to better estimate the extent of effectiveness deterioration.

        Interest Expense.    Interest expense for the fiscal year ended March 31, 2010 decreased by 28.8% to $38.1 million from $53.5 million for the fiscal year ended March 31, 2009. Our average outstanding total debt balance increased by 2.8% to $736.2 million for the year ended March 31, 2010 from $716.0 million for the year ended March 31, 2009. The balance of our previous term debt in the current year averaged $594.9 million prior to its termination on March 4, 2010, compared to $648.7 million for the year ended March 31, 2009. The average utilization of our previous working capital revolvers in the current year increased by 102.4% to $136.1 million prior to its termination on March 4, 2010, compared to $67.3 million for the year ended March 31, 2010. On March 5, 2010, we entered into a new $400 million revolving credit facility and we issued $800.0 million of senior unsecured notes. Prior to their termination on March 4, 2010, the interest rates on our previous term debt and revolving credit facilities were floating and the average interest rates applied to our term debt and revolver balances were lower by approximately 44.7%, in the current year than in the fiscal year ended March 31, 2009.

        Foreign Exchange Gains.    Foreign exchange gains for the fiscal year ended March 31, 2010 decreased to $7.2 million from $25.8 million for the year ended March 31, 2009. The election by two of our Canadian subsidiaries to adopt the U.S. dollar as their functional currency for their Canadian tax returns during the fiscal year ended March 31, 2010 eliminated material foreign currency translation gains and losses attributable to deferred income taxes. Foreign exchange gains were realized on the settlement of Canadian dollar denominated receivables in an appreciating Canadian dollar environment.

        Net Earnings.    Net earnings for the fiscal year ended March 31, 2010 decreased by 51.1% to $53.2 million from $108.8 million for the fiscal year ended March 31, 2009. This change was primarily attributable to the higher pre-tax earnings discussed above, offset by the following:

        Income Tax Expense/(Benefit).    Income tax expense for the fiscal year ended March 31, 2010 increased to $67.9 million from an income tax benefit of $11.9 million for the fiscal year ended March 31, 2009. This increase is primarily the result of a one-time election which two of our Canadian subsidiaries made to adopt the U.S. dollar as their functional currency for Canadian tax return filing purposes that had two impacts: First, this one-time election converted unrealized foreign exchange losses into deferred tax expense and while it does not have a cash tax impact, the election increased deferred tax expense by $22.5 million. Second, due to uncertainty surrounding the use of some capital losses created by this election, we recorded a valuation allowance which increased deferred taxes (again with no cash tax implications) by another $22.6 million. The other key factor in increased tax expense is that stronger earnings in the last quarter of the year increased expected deferred tax expense by $18.1 million. Taxes paid in both years were about $0.3 million.

  Year Ended March 31, 2009 Compared to Year Ended March 31, 2008

        The fiscal year ended March 31, 2009 was characterized by an environment of high natural gas prices at the beginning of the year which reduced the normal seasonal spread as well as LTF contract rates. An emerging oversupply of natural gas in mid-2008 due to the growth in domestic supply caused near term natural gas prices to decline while long term prices were generally not affected to the same degree. This pricing dynamic created an incentive for our customers to carry inventory in storage over the winter and sell it in the following fiscal year, rather than to withdraw inventory during the winter months which is what would otherwise be expected.

        Revenue.    Revenues for the fiscal year ended March 31, 2009 increased 8.3% to $252.2 million from $232.9 million for the fiscal year ended March 31, 2008. This increase was primarily attributable to the following:

  •
  LTF Revenues.  LTF revenues for the fiscal year ended March 31, 2009 decreased 8.8% to $110.7 million from $121.4 million for the fiscal year ended March 31, 2008. This was primarily attributable to a 6.0% decrease in the quantity of capacity contracted under LTF contracts to 106.3 Bcf for the fiscal year ended March 31, 2009 from 112.8 Bcf for the fiscal year ended March 31, 2008. In addition, because high natural gas prices at the beginning of the year reduced the normal spread and the LTF contract rates, new or replacement contract rates were 22.5% lower in the fiscal year ended March 31, 2009 as compared to the fiscal year ended March 31, 2008. Due to the lower rates for LTF contracts, we elected not to re-contract some of the contracts that expired in the fiscal year ended March 31, 2009. In addition, the minimum contracting covenant contained in our previous debt facilities expired during the year and we elected to alter the capacity utilization towards STF contracts that offered higher value in the then current period. By the end of the fiscal year ending March 31, 2009, gas prices stabilized at lower levels, which caused the seasonal spread and storage contract rates to return to normal, higher levels.

  •
  STF Revenues.  STF revenues for the fiscal year ended March 31, 2009 increased 46.5% to $52.0 million from $35.5 million for the fiscal year ended March 31, 2008 due to an increase in capacity used in STF contracts from 19.1 Bcf for the fiscal year ended March 31, 2008 to 32.9 Bcf for the fiscal year ended March 31, 2009. Unit margins contributed by STF capacity were $1.58 per MMbtu for the fiscal year ended March 31, 2009 compared to $1.86 per MMbtu for the fiscal year ended March 31, 2008.

  •
  Optimization Revenues.  Net optimization revenue for the fiscal year ended March 31, 2009 increased 17.6% to $89.4 million from $76.0 million for the fiscal year ended March 31, 2008. Although we utilized slightly more storage capacity for proprietary optimization in the fiscal year ended March 31, 2009 due to expansions at our facilities, optimization activities were somewhat constrained by our working capital revolver. The components of optimization revenues are as follows:

  •
  Realized Optimization Revenues.  Realized optimization revenues for the fiscal year ended March 31, 2009 decreased 7.6% to $68.9 million from $74.6 million for the fiscal year ended March 31, 2008. Unit margins contributed by our proprietary optimization strategy were $2.82 per MMbtu for the fiscal year ended March 31, 2009 compared to $3.18 per MMbtu for the fiscal year ended March 31, 2008. This is primarily attributable to a decision to carry inventory into the following fiscal year to generate incremental margins. This was somewhat offset by a small increase in storage capacity utilized for our optimization activities. For the fiscal year ended March 31, 2009, 24.5 Bcf of storage capacity was utilized for proprietary optimization, compared to 23.4 Bcf for the fiscal year ended March 31, 2008.

  •
  Unrealized Risk Management Gains/(Losses).  Income from unrealized risk management gains for the fiscal year ended March 31, 2009 increased to $82.8 million from $1.5 million for the fiscal year ended March 31, 2008. This increase was primarily attributable to $78.2 million in mark-to-market gains on our financial hedges related to our natural gas inventory that was carried over the fiscal year end in a falling price environment, unlike the prior year in which comparatively little inventory was carried forward. In addition, mark-to-market gains on foreign currency exchanges totaled $4.6 million in the fiscal year ended March 31, 2009 as compared to mark-to-market gains of $0.6 million for the fiscal year ended March 31, 2008.

  •
  Unrealized Inventory Writedown.  Inventory purchased early in the fiscal year ended March 31, 2009 in the high priced commodity environment was subject to a writedown for that year after commodity prices retreated significantly. These losses were offset by the financial hedge positions that were transacted when the inventory was purchased as described above. For the fiscal year ended March 31, 2009 this unrealized inventory writedown amounted to $62.3 million, compared to zero for the fiscal year ended March 31, 2008.

        Earnings before Income Taxes.    Earnings before income taxes for the fiscal year ended March 31, 2009 increased 115.6% to $96.9 million from $45.0 million for the fiscal year ended March 31, 2008. This increase was primarily attributable to the higher earnings discussed above, plus the following:

        Operating Expenses.    Operating expenses for the fiscal year ended March 31, 2009 remained largely unchanged from the fiscal year ended March 31, 2008. Higher per unit fuel costs in the fiscal year ended March 31, 2009 were offset by lower fuel consumption created by lower inventory withdrawals in the winter of 2009. Because natural gas prices were higher in the following summer we and our customers had an incentive to carry inventory over the end of the fiscal year ended March 31, 2009 and benefit by selling it in the following year at higher prices.

        General and Administrative Expenses.    General and administrative expenses for the fiscal year ended March 31, 2009 decreased 19.7% to $24.2 million from $30.1 million for the fiscal year ended March 31, 2008. This decrease was primarily attributable to $3.2 million in legal and consulting fees incurred as the result of the EnCana Corporation arbitration in the fiscal year ended March 31, 2008, $1.5 million of which were recovered from an arbitration award and treated as a deduction against general and administrative expenses for the fiscal year ended March 31, 2009.

        Depreciation and Amortization.    Depreciation and amortization for the fiscal year ended March 31, 2009 increased 28.8% to $54.8 million from $42.5 million for the fiscal year ended March 31, 2008. This increase was primarily attributable to a provision amounting to $11.9 million to record the impact of declining cushion gas effectiveness at AECO Hub™. The provision against cushion gas is an estimate based on tests of its effectiveness. Through continued monitoring of cushion effectiveness over a series of withdrawal and injection cycles, management is able to better estimate the extent of effectiveness deterioration. For the fiscal year ended March 31, 2009, based on this assessment, a charge amounting to $11.9 million was included in depreciation to reflect management's ability to better assess cushion gas effectiveness after monitoring operations over our ownership period.

        Interest Expense.    Interest expense for the fiscal year ended March 31, 2009 decreased 27.6% to $53.5 million from $73.9 million for the fiscal year ended March 31, 2008. This decrease was primarily attributable to a lower average outstanding balance on our previous term debt and revolvers of approximately $16.8 million and $26.5 million, respectively, in the fiscal year ended March 31, 2009 than in the fiscal year ended March 31, 2008. In addition, the interest rates on our previous term debt and revolvers were floating and the average interest rates applied to our previous term debt and revolver balances were lower by approximately 36% and 39%, respectively, in the fiscal year ended March 31, 2009 than in the fiscal year ended March 31, 2008.

        Loss on Sale of Assets.    Losses on sales of assets for the fiscal year ended March 31, 2009 decreased to zero from $2.3 million for the fiscal year ended March 31, 2008. No fixed assets were disposed of in the fiscal year ended March 31, 2009 as compared to sales of pipe originally purchased for a development project in the fiscal year ended March 31, 2008 on which we realized a loss.

        Other Income.    Other income for the fiscal year ended March 31, 2009 increased to $20.8 million from $0.7 million for the fiscal year ended March 31, 2008. This increase was primarily attributable to an award amounting to $19.8 million granted to us as a result of the resolution of the EnCana Corporation arbitration in the fiscal year ended March 31, 2009. The arbitration resulted from a dispute over a working capital adjustment related to the acquisition of Wild Goose, or the EnCana Corporation arbitration. While EnCana Corporation maintained that certain natural gas held in storage at the acquisition date was inventory and subject to a working capital adjustment, we maintained that such gas was required for operational support of the facilities, and as such, included in the acquisition price. In order to close the acquisition we agreed to pay for the natural gas via a working capital adjustment and then submitted our request for arbitration, which commenced shortly after the close of the acquisition. After examining the evidence from both parties, the arbitrator ruled in our favor in July 2008. In addition to recovering the initial working capital adjustment, which is treated as other income, the arbitrator awarded us some, but not all, of the costs we incurred in connection with the arbitration process.

        Foreign Exchange Losses/(Gains).    Foreign exchange gains for the fiscal year ended March 31, 2009 increased to $25.8 million from $7.2 million for the fiscal year ended March 31, 2008. This increase was primarily attributable to the translation of a Canadian dollar-denominated deferred tax liability into fewer U.S. dollars on March 31, 2009 as compared with March 31, 2008, caused by a decline in the value of the Canadian dollar to $0.7928 from $0.9742, resulting in an unrealized foreign exchange gain amounting to $37.2 million for the fiscal year ended March 31, 2009. The foreign exchange gains for the fiscal year ended March 31, 2009 were offset by realized foreign exchange losses amounting to

$11.4 million due to settlements of Canadian dollar-denominated receivables in cash in a weakening Canadian dollar environment.

        Net Earnings.    Net earnings for the fiscal year ended March 31, 2009 increased to $108.8 million from $48.3 million for the fiscal year ended March 31, 2008. This change was primarily attributable to the items discussed above, plus the following: Income Tax Expense/(Benefit).

        Income Tax Expense/(Benefit).    Income tax benefit for the fiscal year ended March 31, 2009 increased to $11.9 million from $3.4 million for the fiscal year ended March 31, 2008. This increase was primarily attributable to increases in the accounting and tax timing differences related to capital assets and intangible assets and limitations on the deductibility of interest on debt, in conjunction with decreases in tax rates (from 32.1% to 29.6%).

Liquidity and Capital Resources

        Our primary short-term liquidity needs will be to pay our quarterly distributions, to pay interest and principal payments under our $400.0 million credit agreement and the notes, to fund our operating expenses, and maintenance capital and to pay for the acquisition of optimization inventory along with associated margin requirements, which we expect to fund through a combination of cash on hand, cash from operations and borrowings under our $400.0 million credit agreement. Our medium-term and long-term liquidity needs primarily relate to potential organic expansion opportunities and asset acquisitions. We expect to finance the cost of any expansion projects and acquisitions from the proceeds of our IPO, borrowings under our existing and possible future credit facilities or a mix of borrowings and additional equity offerings as well as cash on hand and cash from operations. We anticipate that our primary sources of funds for our long-term liquidity needs will be from cash from operations and/or debt or equity financings.

        In the absence of material acquisitions in the fiscal year ending March 31, 2011, we believe that our existing sources of liquidity will be sufficient to fund our short-term liquidity needs as well as our organic expansion opportunities through March 31, 2011. Funding of material acquisitions and longer-term liquidity needs will depend on the availability and cost of capital in the debt and equity markets. Accordingly, the availability of any such potential funding on economic terms is uncertain.

  Historical Cash Flows

        Our cash flows are significantly influenced by our level of natural gas inventory, margin deposits and related forward sale contracts or hedging positions at the end of each accounting period and may fluctuate significantly from period to period. In addition, our period-to-period cash flows are heavily influenced by the seasonality of our proprietary optimization activities. For example, we generally purchase significant quantities of natural gas during the summer months and sell natural gas during the winter months. The storage of natural gas for our own account can have a material impact on our cash flows from operating activities for the period we pay for and store the natural gas and the subsequent period in which we receive proceeds from the sale of natural gas. When we purchase and store natural gas for our own account, we use cash to pay for the gas and record the gas as inventory and thereby reduce our cash flows from operating activities. We typically borrow on our revolving credit facilities to fund these purchases, and these borrowings increase our cash flows from financing activities. Conversely, when we collect the proceeds from the sale of natural gas that we purchased and stored for our own account, the impact on our cash flows from operating activities is positive and the impact on our cash flows from financing activities is negative. Therefore, our cash flows from operating activities fluctuate significantly from period-to-period as we purchase gas, store it, and then sell it in a later period. In addition, we have margin requirements on our economically hedged positions. As the cash deposits we make to satisfy our margin requirements increase and decrease with our volume of derivative positions and changes in commodity prices, our cash flows from operating activities may fluctuate significantly from period to period.

        The following table summarizes our sources and uses of cash for the six months ended September 30, 2010 and 2009 and for the fiscal years ended March 31, 2010, 2009, and 2008:

	Six Months Ended September 30,		Year Ended March 31,
	2010	2009	2010	2009	2008
	(unaudited)
	(dollars in millions)
Operating Activities
Net earnings	$32.0	$(45.0)	$53.2	$108.8	$48.3
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Unrealized foreign exchange (gain) loss	0.4	(5.8)	(0.1)	(37.2)	0.2
Deferred income taxes (benefit)	(10.8)	32.0	66.6	(12.2)	(3.7)
Unrealized risk management losses (gains)	(8.5)	46.9	10.2	(77.3)	6.9
Depreciation and amortization	23.3	20.8	43.1	54.8	42.5
Deferred charges amortization	2.1	3.5	12.4	2.9	2.9
Loss (gain) on disposal of assets	—	—	—	(0.0)	2.3
Impairment of goodwill	—	—	—	22.0	—
Impairment of assets	—	—	0.6	2.1	2.5
Write-down of inventory	—	—	3.4	62.3	—
Changes in non-cash working capital	(120.9)	(125.4)	(33.5)	(104.6)	84.0

Net cash provided by operating activities	$(82.4)	$(72.9)	$155.9	$21.5	$185.9

Net cash used in investing activities	$(15.2)	$(31.5)	$(67.8)	$(15.6)	$(29.9)
Net cash provided/(used) by financing activities	5.1	89.0	17.5	(30.4)	(141.6)
Other information:
Proprietary inventory at cost	$261.5	$129.4	$129.4	$133.1	$31.5

        Operating Activities.    The variability in net cash provided by operating activities is primarily due to (1) varying market conditions that exist during any given fiscal period, which impacts the margins and fees under each of our LTF, STF and optimization activities; and (2) market conditions at the end of any given fiscal period, which impacts our decision to sell significant volumes of inventory or hold them over a fiscal period end and sell them in the next fiscal period if there is the economic incentive to do so, such as to increase the margins from previous optimization transactions.

        For a discussion of changes in cash flow resulting from adjustments to reconcile net earnings to net cash provided by (used in) operating activities, please refer to the discussion "—Results of Operations."

        Changes in non-cash working capital are broken down further as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2010	2009	2010	2009	2008
	(unaudited)
	(dollars in millions)
Changes in non-cash working capital:
Margin deposits	$(40.1)	$(47.5)	$(36.2)	$70.3	$(2.1)
Trade receivables	5.3	(5.1)	(2.0)	0.4	(1.5)
Accrued receivables	(8.8)	26.0	8.4	18.4	(46.3)
Natural gas inventory	(132.1)	(108.7)	0.3	(163.3)	78.3
Long-term natural gas inventory	—		—	—	10.3
Prepaid expenses	(3.4)	10.5	13.1	(13.8)	2.1
Trade payables	(5.6)	16.0	1.8	(1.0)	(2.5)
Accrued liabilities	52.7	(5.4)	(1.0)	(34.8)	45.4
Income taxes	—	—	—	(0.3)	0.3
Deferred revenue	11.0	(9.7)	(16.4)	17.9	—
Funds held on deposit	—	(1.5)	(1.5)	1.6	—

Net changes in non-cash working capital	$(120.9)	$(125.4)	$(33.5)	$(104.6)	$84.0

        For the fiscal year ended March 31, 2008, the price of natural gas for the following summer was less than the economically hedged value of our inventory and therefore there was no economic incentive to hold inventory into the following fiscal year. We sold substantially all of our available proprietary inventory prior to the end of the fiscal year. Therefore, there were no anomalies due to unusual timing in net cash provided by operating activities—sales of inventory provided a $78.3 million source of cash during the period. In addition, another $10.3 million worth of long-term inventory was sold after our engineering staff determined that it was no longer required to maintain pressure support in our reservoirs.

        For the fiscal year ended March 31, 2009, the price of natural gas for the following summer was higher than the economically hedged price of our inventory. We thus chose to carry some of our inventory into the following fiscal year by re-hedging the sale of our inventory into the following fiscal year. In the fiscal year ended March 31, 2009 we purchased $163.3 million of inventory and carried a significant portion of that inventory into the following fiscal year. This had the effect of increasing our overall margins and profitability, but deferred income and operating cash flow from the fiscal year ended March 31, 2009 to the fiscal year ended March 31, 2010. This inventory purchase represents a significant use of cash for the period ended March 31, 2009. Offsetting this use of cash is a $70.3 million release of cash provided by margin deposits that was used to provide collateral support for our financial hedges.

        For the fiscal year ended March 31, 2010, similar to the prior year, the price of natural gas for the following summer was higher than the economically hedged price of our inventory. We thus chose to carry some of our inventory over the year end and re-hedged its sale to the following fiscal year. This had the effect of increasing our aggregate margins and profitability, but deferred some income and operating cash flow from the fiscal year ended March 31, 2009 to the fiscal year ended March 31, 2010. Unlike 2009, because we already had a significant opening inventory balance at the beginning of the year, we did not show a significant use of cash for the purposes of purchasing inventory for the period ended March 31, 2010. $36.2 million of additional margin deposits were provided during the period to provide collateral support for our financial hedges.

        For the period ending September 30, 2010, consistent with prior years, we accumulated inventory and economically hedged it forward to future periods. Due to the significant amount of cash that we received as a result of our IPO, we allocated more of our capacity utilization to optimization activities than STF activities because of the increased margins that we typically receive from our optimization activities. As a result, more cash was used to purchase inventory and associated margin deposits required to support the economic hedges of that inventory were greater than if optimization activities represented a smaller proportion of our capacity utilization.

        Working Capital.    Working capital is defined as the amount by which current assets exceed current liabilities. Our working capital ratio is defined as current assets divided by current liabilities. Our working capital requirements are primarily affected by our level of capital spending for maintenance and expansion activity, but are also impacted by changes in accounts receivable and accounts payable. These changes are influenced by factors such as credit extended to, and the timing of collections from, our customers. Our working capital is also affected by the relationship between unrealized financial risk management hedges which are marked-to-market on a monthly basis, the margin deposits required by our brokers for such gains and losses, proprietary inventory which is stored in our facilities and cash used to fund inventory purchases.

        Investing Activities.    Most of the investing activities in each of the fiscal years ended March 31, 2008, 2009 and 2010 and in each of the six month periods ended September 30, 2009 and 2010 were attributed to expansion capital expenditures at our storage facilities. These expenditures, as outlined in "—Capital Expenditures," have enabled us to increase our effective working gas capacity by 54.3 Bcf as of the period ended September 30, 2010. However, maintenance capital expenditures on a yearly basis have been consistently modest, ranging between $0.9 million and $1.7 million each year during this same period.

        Financing Activities.    Net cash provided/(used) by financing activities consists of debt incurred for the acquisition of assets, periodic optional and mandatory retirements of such debt, advances and repayments made on our previous credit facilities to fund proprietary inventory purchases, contributions of capital from our equity holders to fund expansion capital expenditures and debt retirements and distributions made to our equity holders.

        During the fiscal year ending March 31, 2008, we retired $79.9 million of term debt via optional and mandatory prepayments and repaid $60.0 million of borrowings under our previous credit facilities following the sale of our proprietary inventory.

        During the fiscal year ending March 31, 2009, we repaid $96.9 million of our term debt through a combination of cash provided from operations and a $50.0 million equity infusion from our equity holders. During the same period, we drew $65.0 million under our previous credit facilities to fund some of our proprietary inventory purchases. We also made a $48.5 million distribution to our equity holders to cover income tax obligations.

        During the fiscal year ending March 31, 2010 we drew $185.1 million from our previous credit facilities to fund proprietary inventory purchases and subsequently repaid $175.0 million when the inventory was sold later in the year . During the fiscal year ended March 31, 2010, we issued the notes, which provided net proceeds of approximately $775.4 million after deducting approximately $24.6 million of fees and expenses. (See "—Our 8.875% Senior Notes Due 2018.") Approximately $102.2 million of the net proceeds were used to make a distribution to our equity holders, approximately $75.0 million of the proceeds were used to repay our previous revolving credit facility and approximately $592.5 million of the proceeds were used to repay our previous term loan. In connection with our issuance of the notes and the repayment of our previous credit facility and term loan, we entered into new senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility (See "—Our $400 Million Credit Agreement and "—Our Previous Credit Facilities.")

        In October of 2009 and January of 2010, the holders of our predecessor's Class A units made contributions to the capital of our predecessor totaling approximately $15.0 million and $18.0 million, respectively in order to fund capital expenditures. During the fiscal year ending March 31, 2010 our predecessor made distributions totaling approximately $129.0 million to its equity holders (inclusive of the $102.2 million distribution made from the proceeds of the notes).

        Subsequent to March 31, 2010, as a result of our IPO, we raised a total of approximately $331.4 million in net proceeds after deducting underwriting discounts and commissions of approximately $22.0 million, structuring fees of approximately $1.3 million and offering expenses of approximately $4.0 million. We used approximately $271.4 million of the net proceeds to fully repay all borrowings under our new credit facilities. We intend to use the remainder for general company purposes, including to fund a portion of the cost of our expansion projects. Subsequent to March 31, 2010, our predecessor paid cash distributions totaling approximately $315.4 million to its Class A unitholders, of which $154.4 million was a return of capital.

  Capital Expenditures

        Our capital expenditures for the six months ended September 30, 2010 and 2009 and for the years ended March 31, 2010, 2009 and 2008 were as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2010	2009	2010	2009	2008
	unaudited
	(dollars in millions)
Maintenance capital expenditures	$0.7	$0.2	$0.9	$1.4	$1.7
Expansion capital expenditures	14.5	31.3	66.9	17.6	35.8

Total	$15.2	$31.5	$67.8	$19.0	$37.5

        Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives. Expansion capital expenditures are made to acquire additional assets to grow our business, to expand and upgrade our facilities and to acquire similar operations or facilities.

        Under our current plan, we expect to continue to spend between approximately $1.0 million and $2.0 million per year for maintenance capital expenditures to maintain the integrity of our storage facilities and ensure the reliable injection, storage and withdrawal of natural gas for our customers. In the fiscal year ended March 31, 2010, we spent a total of $66.9 million to expand the capacity and services of our facilities. We currently expect to spend between $30.0 and $40.0 million during the year ending March 31, 2011 in order to grow our total working gas capacity by approximately 19.0 Bcf to 204.5 Bcf. We expect to fund both our maintenance capital expenditures and our expansion capital expenditures from existing cash on hand and borrowings under our $400.0 million revolving credit facility.

  Our 8.875% Senior Notes Due 2018

        On March 5, 2010, Niska US and Niska Canada, closed a non-public offering of 800,000 units, each unit consisting of $218.75 principal amount of 8.875% Senior Notes due 2018 of Niska US and $781.25 principal amount of 8.875% Senior Notes of Niska Canada. The units were sold in an offering exempt from registration under the Securities Act to qualified institutional investors in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

        The notes are senior unsecured obligations of each issuer, which are: (1) effectively junior to that issuer's secured obligations; (2) equal in right of payment with all existing and future senior unsecured indebtedness of each Issuer; and (3) senior in right of payment to any future subordinated indebtedness of each Issuer. The notes are fully and unconditionally guaranteed by us and our direct and indirect subsidiaries on a senior unsecured basis, and are: (1) effectively junior to each guarantor's secured obligations; (2) equal in right of payment with all existing and future senior unsecured indebtedness of each guarantor and (3) senior in right of payment to any future subordinated indebtedness of each guarantor.

        Interest on the notes will be payable on March 15 and September 15 of each year they are outstanding, beginning on September 15, 2010. The notes will mature on March 15, 2018. Under the indenture, we will not be required to make principal payments prior to the maturity date except upon certain events of default. In addition, in the event of a change in control or certain asset sales, as those terms are defined in the indenture, we may be required to offer to redeem the notes from our holders.

        The indenture limits our ability to pay distributions in respect of, repurchase or pay dividends on our membership interests (or other capital stock) or make other restricted payments. The limitation changes depending on our fixed charge coverage ratio, which is defined as the ratio of our consolidated cash flow to our fixed charges, each as defined in the indenture, and measured for the preceding four quarters.

        If the fixed charge coverage ratio is not less than 1.75 to 1.0, we will be permitted to make restricted payments if the aggregate restricted payments since the date of closing of our IPO, excluding certain types of permitted payments, are less than the sum of a number of items including, most importantly:

  •
  operating surplus (defined similarly to the definition in our operating agreement) calculated as of the end of our preceding fiscal quarter; and

  •
  the aggregate net cash proceeds received by us as a capital contribution or from the issuance of equity interests.

        If the fixed charge coverage ratio is less than 1.75 to 1.0, we will be permitted to make restricted payments if the aggregate restricted payments since the date of closing of our IPO, excluding certain types of permitted payments, are less than the sum of a number of items including, most importantly:

  •
  $75.0 million; and

  •
  the aggregate net cash proceeds received by us as a capital contribution or from the issuance of equity interests.

        As of September 30, 2010, the indenture permitted us to distribute approximately $115.0 million. As of March 31, 2010, the indenture contained a different restriction on our ability to make restricted payments because we had not yet consummated our IPO. Under this restriction, the indenture would have permitted us to distribute approximately $14.9 million at that date.

        The indenture does not prohibit certain types or amounts of restricted payments, including a general basket of $75.0 million of restricted payments.

        The indenture contains certain other covenants that, among other things, limit our and certain of our subsidiaries' ability to:

  •
  incur additional indebtedness;

  •
  pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell, transfer, or otherwise convey certain assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

  •
  enter into certain transactions with our affiliates.

        The occurrence of events involving us or certain of our subsidiaries may constitute an event of default under the indenture. Such events include failure to pay interest, principal, or the premium on the notes when due; failure to comply with the merger, asset sale or change of control covenants; certain defaults on other indebtedness; and certain insolvency proceedings. In the case of an event of default, the holders of the notes are entitled to remedies, including the acceleration of payment of the notes by request of the holders of at least 25% in aggregate principal amount of the notes, and any action by the trustee to collect payment of principal, interest or premium in arrears.

        Prior to March 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the notes at a premium, plus accrued and unpaid interest with net cash proceeds of certain equity offerings. Prior to March 15, 2014, the Issuers may redeem some or all of the notes at a make-whole premium, as set forth in the indenture. After March 15, 2014, the Issuers may redeem some or all of the notes at a premium that will decrease over time until maturity.

        Concurrently with the issuance of the notes, the Issuers, guarantors and initial purchasers of the notes entered into a registration rights agreement, pursuant to which the Issuers and guarantors have agreed to use their reasonable best efforts to file a registration statement with respect to a registered exchange offer and to consummate the exchange offer on or before March 5, 2011. Under the exchange offer, holders (other than the Issuers' and the guarantors' affiliates, as well as any purchasers who intend to participate in the exchange with a view to distribution) may exchange old units representing the notes for new units which, we believe, would be generally freely transferable by holders thereof after the exchange offer without further registration under the Securities Act, and otherwise will be identical in all material respects. The Issuers and guarantors will keep the exchange offer open for 20 business days (or longer if required by law) from the date the notice of the exchange offer is mailed to the holders of the units. In certain circumstances, the Issuers and guarantors will be required to file a shelf registration statement covering resales of the units, use their reasonable best efforts to cause the shelf registration statement to be declared effective and keep such registration statement effective for the earlier of (1) two years after the issue date of the units and (2) until all units have been resold. If the Issuers and guarantors fail to comply with their obligations to register the notes, they will be required to pay additional penalty interests up to a maximum additional rate of 1.0% per year until the sooner of the remedy of such failure, or the second anniversary of the issue date of the units.

  Our Previous Credit Facilities

        On May 12, 2006 certain subsidiaries of Niska Predecessor entered into credit facilities, or our previous credit facilities, with a syndicate of financial institutions, consisting of a U.S. revolver loan (which included a U.S. swing line facility) of $175.0 million, a Canadian revolver loan (which included a

Canadian swing line facility) of $175.0 million, an asset sale term loan of $100.0 million, a U.S. term loan of $175.0 million, and a Canadian term loan of $550.0 million. The term loans were used to fund the acquisitions of our assets. On March 5, 2010, in connection with the closing of the offering of our senior notes, we entered into a new credit agreement and terminated our previous credit facilities.

  Our $400 Million Credit Agreement

        Concurrently with the issuance of our senior notes, Niska US and the AECO Partnership entered into new senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility. References in this prospectus to "our new credit facilities" or "our $400.0 million credit agreement" refer to the credit agreement and credit facilities, respectively, of the AECO Partnership and Niska US. These new revolving credit facilities provide for revolving loans and letters of credit in an aggregate principal amount of up to $200.0 million for each of the U.S. revolving credit facility and the Canadian revolving credit facility. Subject to certain conditions, each of the revolving credit facilities may be expanded up to $100.0 million in additional commitments, and the commitments in each facility may be reallocated on terms and according to procedures to be determined. Loans under the U.S. revolving facility will be denominated in U.S. dollars and loans under the Canadian revolving facility may be denominated, at our option, in either U.S. or Canadian dollars. Royal Bank of Canada is acting as administrative agent and collateral agent for the revolving credit facilities. Each revolving credit facility has a four-year maturity.

        Borrowings under our revolving credit facilities are limited to a borrowing base calculated as the sum of specified percentages of eligible cash equivalents, eligible accounts receivable, the net liquidating value of hedge positions in broker accounts, eligible inventory, issued but unused letters of credit, and certain fixed assets minus the amount of any reserves and other priority claims. Borrowings will bear interest at a floating rate, which (1) in the case of U.S. dollar loans can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin, and (2) in the case of Canadian dollar loans can be either the bankers' acceptance rate plus an applicable margin or, at our option, a prime rate plus an applicable margin. The credit agreement provides that we may borrow only up to the lesser of the level of our then current borrowing base and our committed maximum borrowing capacity, which is currently $400.0 million. Our borrowing base was $494.8 million as of September 30, 2010.

        Our obligations under our $400.0 million credit agreement will be guaranteed by us and all of our direct and indirect wholly owned subsidiaries (subject to certain exceptions) and secured by a lien on substantially all of our and our direct and indirect subsidiaries' current and fixed assets (subject to certain exceptions). Certain fixed assets will only be required to be part of the collateral to the extent such fixed assets are included in the borrowing base under the respective revolving credit facility. The aggregate borrowing base under both revolving credit facilities includes $150.0 million (the "PP&E Amount") due to a first-priority lien on fixed assets granted to the lenders. The PP&E Amount will be reduced on a dollar-for-dollar basis upon the release of fixed assets having a value in excess of $50.0 million from such liens.

        The following fees are applicable under each revolving credit facility: (1) an unused line fee of 0.75% per annum, based on the unused portion of the respective revolving credit facility; (2) a letter of credit participation fee on the aggregate stated amount of each letter of credit equal to the applicable margin for LIBOR loans or bankers' acceptance loans, as applicable; and (3) certain other customary fees and expenses of the lenders and agents. We will be required to make prepayments under our revolving credit facilities at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under such revolving credit facility exceeds the lesser of the aggregate amount of commitments in respect of such revolving credit facility and the applicable borrowing base.

        Our $400.0 million credit agreement contains customary covenants, including, but not limited to, restrictions on our and our subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets subject to security interests under the credit agreement, make acquisitions, loans, advances or investments, pay distributions, sell or otherwise transfer assets, optionally prepay or modify terms of any subordinated indebtedness or enter into transactions with affiliates. Our new revolving credit facilities require the maintenance of a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both revolving credit facilities. Such fixed charge coverage ratio will be tested at the end of each quarter until such time as average excess availability exceeds 15% for thirty consecutive days.

        Our $400.0 million credit agreement contains limitations on our ability to pay distributions in respect of, repurchase or pay dividends on our membership interests (or other capital stock) or make other restricted payments. These limitations are substantially similar to those contained in the indenture described above, except that the credit agreement does not contain a general basket of $75.0 million of restricted payments. Under these restrictions, we were permitted to distribute approximately $40.0 million under our $400.0 million credit agreement as of September 30, 2010. As of March 31, 2010, our $400.0 million credit agreement contained a different restriction on our ability to make restricted payments because we had not yet consummated our IPO. Under this restriction, our $400.0 million credit agreement would have permitted us to distribute approximately $14.9 million at that date.

        Our $400.0 million credit agreement provides that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including our senior notes, voluntary and involuntary bankruptcy proceedings, material money judgments, material events relating to pension plans, certain change of control events and other customary events of default.

        As of September 30, 2010, we had no borrowings outstanding under our revolving credit facilities and had $3.8 million in letters of credit issued. We and our subsidiaries were in compliance with all covenant requirements under our credit facilities at September 30, 2010.

  Contractual Obligations

        The following table summarizes by period the payments due for our estimated contractual obligations as of September 30, 2010:

	Payment due by period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
	(dollars in millions)
Long-term debt obligations	$800.0	$—	$—	$—	$800.0
Interest on long-term debt obligations	532.5	71.0	142.0	142.0	177.5
Operating lease obligations	179.8	6.7	15.5	9.8	147.8
Leased storage contracts	8.0	4.0	4.0	—	—
Mineral and surface leases	11.9	0.5	1.0	0.9	9.6
Purchase obligations(1)	2,894.7	2,285.6	585.4	23.8	—
Total	$4,426.9	$2,367.8	$747.8	$176.4	$1134.9

(1)
Purchase obligations consist of forward physical and financial commitments related to purchases of natural gas. As we economically hedge substantially all of our natural gas purchases, there are forward sales that offset these commitments that are not included in the above table. As at September 30, 2010, forward physical and financial sales for all future periods totaled $2,937.9 million.

  Off-Balance Sheet Arrangements

        In accordance with GAAP, there is no carrying value recorded for a credit facility until we borrow from the facility. In the future we may use off-balance sheet arrangements such as undrawn credit facility commitments, including letters of credit, to finance portions of our capital and operating needs. See "—Contractual Obligations" for more information.

        On January 1, 2010, Wild Goose entered into an operating lease for compression and other equipment related to the development of an expansion project. The primary term of the operating lease is five years, although there is an early purchase option which Wild Goose can exercise after three years. At the end of either term, Wild Goose can purchase the leased equipment from the operating lease counterparty at fair market value. The table above indicates all payments required under the primary term of the operating lease.

Critical Accounting Estimates and Policies

        The historical financial statements included elsewhere in this document have been prepared in accordance with GAAP. GAAP represents a comprehensive set of accounting and disclosure rules and requirements, the application of which requires management's judgments and estimates including, in certain circumstances, choices between acceptable GAAP alternatives. The following is a discussion of our most critical accounting estimates, judgments and uncertainties that are inherent in the application of GAAP, including revenue recognition, the valuation of risk management assets and liabilities, inventory and goodwill. These estimates affect, among other items, valuing identified intangible assets, evaluating impairments of long-lived assets, depreciation of cushion gas, establishing estimated useful lives for long-lived assets, estimating revenues and expense accruals, assessing income tax expense and the requirement for a valuation allowance against the deferred income tax asset and valuing asset retirement obligations.

  Revenue Recognition

        Our assessment of each of the four revenue recognition criteria as they relate to our revenue producing activities is as follows:

        Persuasive evidence of an arrangement exists.    Our customary practices are to enter into a written contract, executed by both the customer and us.

        Delivery.    Delivery is deemed to have occurred at the time the natural gas is delivered and title is transferred, or in the case of fee-based arrangements, when the services are rendered. To the extent that we retain our inventory, delivery occurs when the inventory is subsequently sold and title is transferred to the third party purchaser.

        The fee is fixed or determinable.    We negotiate the fee for our services at the outset of our fee-based arrangements. In these arrangements, the fees are nonrefundable. The fees are generally due on the 25th of the month following the delivery or services rendered. For other arrangements, the amount of revenue is determinable when the sale of the applicable product has been completed upon delivery and transfer of title.

        Collectability is reasonably assured.    Collectability is evaluated on a customer-by-customer basis. New and existing customers are subject to a credit review process, which evaluates the customers' financial position (e.g. cash position and credit rating) and ability to pay. If collectability is not considered reasonably assured at the outset of an arrangement in accordance with our credit review process, revenue is recognized when the fee is collected.

        Revenue from our LTF contracts consists of monthly storage fees and fuel and commodity charges for injections and withdrawals. LTF contract revenue is accrued on a monthly basis in accordance with the terms of the customer contracts. Customer charges for injections and withdrawals are recorded in the month of injection or withdrawal.

        STF contract revenue consists of fees for injections and withdrawals, which include fuel and commodity charges. One half of the fees are earned at the time of injection by the customer and one-half of the fees are charged at the time of withdrawal by the customer.

        Energy trading contracts resulting in the delivery of a commodity where we are the principal in the transaction are recorded as proprietary optimization revenues or purchases at the time of physical delivery. Realized and unrealized gains and losses on financial energy trading contracts are included in proprietary optimization revenue. See Note 13 to our combined financial statements included elsewhere in this document.

  Fair Value of Risk Management Assets and Liabilities

        The Partnerships use natural gas derivatives and other financial instruments to manage their exposure to changes in natural gas prices, foreign exchange, and interest rates. These financial assets and liabilities, which are recorded at fair value on a recurring basis, are included into one of three categories based on a fair value hierarchy.

        The fair value of our derivative and risk management contracts are recorded as a component of risk management assets and liabilities, which are classified as current or non-current assets or liabilities based upon the anticipated settlement date of the contracts. The determination of the fair value of these derivative and physical contracts reflects the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In the determination of fair value, we consider various factors, including closing foreign exchange and over-the-counter quotations, time value and volatility factors underlying the contracts. Although the fair value of our risk management assets and liabilities may fluctuate, such fluctuations will always be offset by equivalent changes in the value of our physical inventory and purchases. Our policy is for our inventory and purchases always to be economically hedged, within small tolerances permitted under our risk management policies, so we are not exposed economically to the risk of fluctuating commodity prices. We do not speculate on changes in the price of the commodity, rather we only lock in margins when they are available in the market. See "Business—Our Operations—Proprietary Optimization." For further analysis regarding our sensitivities to fluctuations in the price of natural gas, see "Management's Discussion and Analysis of Financial Condition and Results of Operation—Quantitative and Qualitative Disclosures about Market Risks—Commodity Price Risk."

  Inventory

        Our inventory is natural gas injected into storage and held for resale. Long-term inventory represents non-cycling working gas. We inject non-cycling working gas on a temporary basis to increase pressure within the reservoirs to allow us to market higher cycling contracts or previously un-saleable gas from an underutilized reservoir that can be sold into the market when we add mechanical compression to the reservoir. This mechanical compression will allow access to natural gas that was previously required to maintain pressure within the reservoir. Inventory is valued at the lower of average cost and market.

  Cushion Gas Effectiveness

        Certain volumes of gas defined as cushion gas are required for maintaining a minimum field pressure. Cushion gas is considered a component of the facility and as such is not amortized because it is expected to ultimately be recovered and sold. Cushion gas is monitored to ensure that it provides effective pressure support. In the event that gas moves to another area of the reservoir where it does not provide effective pressure support, charges against cushion gas are included in depreciation in an amount equal to the estimated volumes that have migrated.

  Impairment of Long-Lived Assets

        We evaluate whether events or circumstances have occurred that indicate that long-lived assets may not be recoverable or that the remaining useful life may warrant revision. When such events or circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value will be recovered through the expected undiscounted future cash flows. In the event that the sum of the expected future cash flows resulting from the use of the asset is less than the carrying value of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded.

  Goodwill and Other Intangible Assets

        We account for business acquisitions using the purchase method of accounting and accordingly the assets and liabilities of the acquired entities are recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired is attributed to goodwill.

        Goodwill is not amortized and is re-evaluated on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired.

        Goodwill is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. If the carrying amount exceeds the fair value of the reporting unit, we perform the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill.

        Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions. These assumptions are dependent on several subjective factors including the timing of future cash flows and future growth rates. The fair value of our reporting units is determined based on a weighting of multiples of potential earnings approaches which is classified under Level 3 fair value measurement under FASB ASC 820. The multiples of earnings approach estimates fair value by applying multiples of potential earnings, working gas capacity, and cyclability of similar entities. Results using the multiples of potential earnings and the multiples of gas capacity and cyclability are given equal weighting when determining the valuation using this approach. The future operating projections are based on consideration of past performance and the projections and assumptions used in our current operating plans and adjusted for market participant assumptions as appropriate. We then assign a weighting to the multiple or earnings to derive the fair value of the reporting unit.

        Intangible assets representing customer contracts are amortized over their useful lives. These assets are reviewed for impairment as impairment indicators arise. When such events or circumstances are present, the recoverability of long-lived assets is assessed by determining whether the carrying value will be recovered through the expected undiscounted future cash flows. In the event that the sum of the expected future cash flows resulting from the use of the asset is less than the carrying value of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded.

  Income taxes

        We are not taxable entities. Income taxes on their income are the responsibility of the individual partners and have accordingly not been recorded in the consolidated financial statements. Niska Canada has corporate subsidiaries, which are taxable corporations subject to Canadian federal and provincial income taxes, which are included in the consolidated financial statements.

        Income taxes on the Canadian corporate subsidiaries are provided based on the asset and liability method, which results in deferred income tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. This method requires the effect of tax rate changes on current and accumulated deferred income taxes to be reflected in the period in which the rate change was enacted. The asset and liability method also requires that deferred income tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

Recent Accounting Pronouncements

        The following new accounting pronouncements were adopted during the six months ended September 30, 2010 or the fiscal year ended March 31, 2010, and the effect of such adoption has been presented in the accompanying consolidated or combined financial statements:

  Generally Accepted Accounting Principles (ASC 105)

        This accounting standard results in the Financial Accounting Standards Board, or the FASB, Accounting Standards Codification, or the Codification, becoming the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC are also considered sources of authoritative GAAP for SEC registrants. The Codification supersedes all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The adoption of the provisions of this accounting standard did not change the application of existing GAAP, and as a result, did not have any impact on our consolidated or combined results of operations, consolidated or combined financial position or cash flows.

  Fair Value Measurement (ASC 820)

        We adopted a new fair value measurement standard as of April 1, 2008. ASC 820 defines fair value, establishes a framework for measuring fair value under existing accounting pronouncements that require fair value measurements and expands fair value measurement disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes inputs based upon the degree to which they are observable. The three levels of the fair value hierarchy are as follows:

  •
  Level 1—inputs represent quoted prices in active markets for identical assets or liabilities (for example, exchange-traded commodity derivatives).

  •
  Level 2—inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market corroborated inputs).

  •
  Level 3—inputs that are not observable from objective sources, such as our internally developed assumptions about market participant assumptions used in pricing an asset or liability (for example, an estimate of future cash flows used in our internally developed present value of future cash flows model that underlies the fair value measurement).

        In determining fair value, we utilize observable market data when available, or models that utilize observable market data. In addition to market information, we incorporate transaction-specific details that, in management's judgment, market participants would take into account in measuring fair value.

        In forming fair value estimates, we utilize the most observable inputs available for the valuation technique employed. If a fair value measurement reflects inputs at multiple levels within the hierarchy, the fair value measurement is characterized based upon the lowest level of input that is significant to the fair value measurement. Recurring fair value measurements are performed for commodity, interest rate and foreign currency derivatives.

        The carrying amount of cash and cash equivalents, margin deposits, trade receivables, accrued receivables, trade payables and accrued liabilities reported on the balance sheet approximates fair value. The fair value of debt is the estimated amount we would have to pay to repurchase our debt, including any premium or discount attributable to the difference between the stated interest rate and market rate of interest at the balance sheet date. Fair values are based on valuations of similar debt at the balance sheet date and supported by observable market transactions when available. See Note 4 to our consolidated financial statements and Note 7 to our combined financial statements included elsewhere in this document for disclosures regarding the fair value of debt. See Note 6 to our consolidated financial statements and Note 11 to our combined financial statements included elsewhere in this document for disclosures regarding the fair value of derivative instruments.

        We elected to implement the standard with the one-year deferral permitted for nonfinancial assets and nonfinancial liabilities, except those nonfinancial items recognized or disclosed at fair value on a recurring basis (at least annually). The deferral period ended on April 1, 2009. Accordingly, we now apply the fair value framework to nonfinancial assets and nonfinancial liabilities initially measured at fair value, such as assets acquired in a business combination, impaired long-lived assets (asset groups), intangible assets and goodwill and initial recognition of asset retirement obligations.

  Disclosures about Derivative Instruments and Hedging Activities (ASC 815-10)

        We adopted a new standard for our derivative instruments and hedging activities, effective April 1, 2009. ASC 815-10 does not change our accounting for derivatives, but requires enhanced disclosures regarding our methodology and purpose for entering into derivative instruments, accounting for derivative instruments and related hedged items (if any), and the impact of derivative instruments on our consolidated or combined financial position, results of operations and cash flows. See Notes 5 and 6 to our consolidated financial statements and Notes 10 and 11 to our combined financial statements included elsewhere in this document.

  Business Combinations (ASC 805)

        We adopted a new accounting standard for business combinations, effective April 1, 2009. ASC 805 applies prospectively to us for future business combinations. ASC 805 expands the definition of what qualifies as a business, thereby increasing the scope of transactions that qualify as business combinations. Furthermore, under ASC 805, changes in estimates of income tax liabilities existing at the date of, or arising in connection with, past business combinations are accounted for as adjustments to current period income as opposed to adjustments to goodwill. The adoption of ASC 805 had no impact on our consolidated or combined financial position, results of operations or cash flows.

  Subsequent Events (ASC 855-10)

        We adopted a new standard on subsequent events, effective April 1, 2009. ASC 855-10 defines subsequent events as either recognized subsequent events (events that provide additional evidence about conditions at the balance sheet date) or nonrecognized subsequent events (events that provide evidence about conditions that arose after the balance sheet date). Recognized subsequent events are recorded in the financial statements for the current period presented, while nonrecognized subsequent events are not. Both types of subsequent events require disclosure in the consolidated or combined financial statements if nondisclosure of such events causes the financial statements to be misleading. We are also required to disclose the date through which subsequent events have been evaluated. The adoption of ASC 855-10 had no impact on our consolidated or combined financial statements. We have evaluated subsequent events through January 12, 2011.

        The following new accounting pronouncement was issued but not adopted as of March 31, 2010:

  Fair Value Measurement (ASC 810-10)

        This new standard requires disclosure of fair value information of financial instruments at each interim reporting period. The disclosures include the relevant carrying value as well as the methods and significant assumptions used to estimate the fair value. The guidance was effective for interim and annual periods beginning after December 15, 2009. For period beginning as of April 1, 2010, we will be required to disclose additional fair value measurement information such as transfers into and out of Levels 1 and 2 and further details of movements within Level 3. The new standard clarifies the level of disaggregation required and inputs and valuation techniques used to measure fair value. The adoption of this standard did not impact how Niska accounts for balances recorded at fair value.

Quantitative and Qualitative Disclosures About Market Risks.

        The term "market risks" refers to the risk of loss arising from changes in commodity prices, currency exchange rates, interest rates, counterparty credit and liquidity. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures.

  Commodity Price Risk

        To mitigate exposure to changes in commodity prices, we enter into purchases and sales of natural gas inventory and concurrently match the volumes in these transactions with offsetting forward contracts or other hedging transaction.

        Derivative contracts used to manage market risk generally consist of the following:

  •
  Forwards and futures are contractual agreements to purchase or sell a specific financial instrument or natural gas at a specified price and date in the future. We enter into forwards and futures to mitigate the impact of price volatility. In addition to cash settlement, exchange traded futures may also be settled by physical delivery of natural gas.

  •
  Swap contracts are agreements between two parties to exchange streams of payments over time according to specified terms. Swap contracts require receipt of payment for the notional quantity of the commodity based on the difference between a fixed price and the market price on the settlement date. We enter into commodity swaps to mitigate the impact of changes in natural gas prices.

  •
  Option contracts are contractual agreements to convey the right, but not the obligation, for the purchaser of the option to buy or sell a specific physical or notional amount of a commodity at a fixed price, either at a fixed date or at any time within a specified period. We may enter into option agreements to mitigate the impact of changes in natural gas prices.

        In order to manage our exposure to commodity price fluctuations, our policy is to promptly enter into a forward sale contract or other hedging transaction for every proprietary purchase contract we enter into. Therefore, inventory purchases are matched with forward sales or are otherwise economically hedged so that there are no speculative positions beyond the operational tolerances specified in our risk policy.

        At September 30, 2010, 69.3 Bcf of natural gas inventory was offset, representing 99.9% of total current inventory. Non-cycling working gas, which is included in long-term inventory, and fuel gas used for operating our facilities are excluded from the coverage requirement. Total volumes of long-term inventory and fuel gas at September 30, 2010 are 3.6 Bcf and 0.0 Bcf, respectively.

        At March 31, 2010, 27.6 Bcf of natural gas inventory was economically hedged, representing 99.7% of our total current inventory. However, because inventory is recorded at the lower of cost or market, not fair value, if the price of natural gas increased by $1.00 per Mcf the value of that inventory would increase by $27.7 million, but the fair value or mark-to-market value of our hedges would decrease by only $27.6 million, due to 0.3% (0.1 Bcf) of that inventory that was not economically hedged. Conversely, if the price of natural gas declined by $1.00 per Mcf, the value of that inventory would decrease by $27.7 million while the fair value of our hedges would increase by only $27.6 million, due to the non-economically hedged position. Long-term inventory, and fuel gas used for operating our facilities are not offset. Total volumes of long-term inventory and fuel gas at March 31, 2010 are 3.4 Bcf and 0.2 Bcf, respectively.

        Although the intent of our risk-management strategy is to protect our margins and manage our liquidity risk on related margin deposit requirements, we do not qualify any of our derivatives for hedge accounting. Changes in the fair values of these derivatives receive mark-to-market treatment in current earnings and result in greater potential for earnings volatility. This accounting treatment is discussed further under Note 2 of the Notes to our Combined Financial Statements and "—Critical Accounting Estimates and Policies."

  Currency Exchange Risk

        Our cash flow relating to our Canadian operations is reported in the U.S. dollar equivalent of such amounts measured in Canadian dollars. Monetary assets and liabilities of our Canadian subsidiaries are translated to U.S. dollars using the applicable exchange rate as of the end of a reporting period. Revenues, expenses and cash flow are translated using the average exchange rate during the reporting period.

        Because a portion of our Canadian business is conducted in Canadian dollars, we use certain financial instruments to minimize the risks of changes in the exchange rate. These instruments include forward swaps or spot swaps buying or selling U.S. dollars. Options may also be used in the future. All of the financial instruments utilized are placed with large brokers and financial institutions.

        The notional value of currency swaps at September 30, 2010 was $100.4 million. These contracts expire on various dates between October 1, 2010 and August 1, 2014. Niska Partners has not elected hedge accounting treatment for financial reporting purposes and, therefore, changes in fair value are recorded directly in earnings.

        At March 31, 2010, we had forward currency exchange contracts for a notional value of $148.5 million. The value of the forward currency contracts at March 31, 2010 and 2009 was a liability of $4.1 million, and an asset of $4.6 million, respectively, and is recorded in derivative assets and derivative liabilities on the combined balance sheets. These contracts expire on various dates between

April 1, 2010 and August 1, 2014 and are for the exchange of Canadian dollars into 89.6 million U.S. dollars at an average rate of 1.05 Canadian dollars to 1.00 dollar.

  Interest Rate Risk

        We are exposed to interest rate risk due to variable interest rates under our $400.0 million credit agreement. All such borrowings under our credit facilities bear interest at variable rates. As of September 30, 2010, we had no borrowings outstanding under our revolving credit facilities. The credit facilities would currently provide an interest rate on borrowings of 4.75% (assumes LIBOR plus 325 basis points, where LIBOR is approximately 1.50%). In the future, we may borrow under fixed rate and variable rate debt instruments that also give rise to interest rate risk. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing our funds available for capital investment, operations or distributions to our unitholders.

  Counterparty Credit Risk

        Counterparty credit risk is the risk of financial loss if a customer fails to perform its contractual obligations. We engage in transactions for the purchase and sale of products and services with major companies in the energy industry and with industrial, commercial, residential and municipal energy consumers. Credit risk associated with trade accounts receivable is mitigated by the high percentage of investment grade customers, collateral support of receivables and our ability to take ownership of customer-owned natural gas stored in its facilities in the event of non-payment.

        Margin deposits, or letters of credit in lieu of deposits, are required on derivative instruments utilized to manage our counterparty credit risk. As commodity prices increase or decrease, the fair value of our derivative instruments changes thereby increasing or decreasing our margin deposit requirements. Rising commodity prices or an expectation of rising prices could increase the cash needed to manage our commodity price exposure and thereby increase our liquidity requirements, limit amounts available to us through borrowing and reduce the volume of natural gas we may purchase. Exchange traded futures and options have minimal credit exposure as the exchanges guarantee every contract will be margined on a daily basis. In the event of any default, our account on the exchange would be absorbed by other clearing members. Because every member posts an initial margin, the exchange can protect the exchange members if or when a clearing member defaults.

  Liquidity Risk

        Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our approach to managing liquidity risk is to contract a substantial part of our facilities to generate constant cash flow and to ensure that they always have sufficient cash and credit facilities to meet their obligations when due, under both normal and stressed conditions, without incurring unacceptable losses or damage to reputation.

  Fair Value Measurement

        The fair values of the derivative instruments are based on quoted market prices obtained from NYMEX or ICE and from various sources such as independent reporting services, industry publications and brokers. These quotes are compared to the contract price of the instrument, which approximates the gain or loss that would have been realized if the contracts had been closed out at a specified time. We utilize observable market data when available, or models that utilize observable market data when determining fair value.

Risk Management Policy and Practices

        We have in place risk management practices that are intended to quantify and manage risks facing our business. These risks include, but are not limited to, market, credit, foreign exchange, operational, and liquidity risks. Our hedging practices mitigate our exposure to commodity price and foreign exchange risks. Strict open position limits are enforced, and physical inventory is offset with forward hedges. Our counterparty strategy ensures we have a strong mix of quality customers. We have models in place to monitor and manage operational and liquidity risks.

        The Risk Management Committee, or RMC, is comprised of members of our management team. The RMC provides oversight of our commercial activities. The committee reviews the adequacy of controls to ensure compliance with the risk policy. Our RMC meets weekly to review and respond to risks facing our business. The RMC analyzes positions and exposures and provides daily and weekly reporting to facilitate understanding of these exposures. The RMC assesses and manages the potential for loss in our positions through these reports. If limits are exceeded, the RMC is informed and appropriate action is taken to review and remedy. The RMC is independent of the Commercial and Marketing groups and reports through our chief financial officer.

        Optimization activities can only be executed by employees authorized to transact under the risk policy. All commercial personnel are annually required to read and certify that they will adhere to the principles purported within the policy. Each person authorized to make transactions is subject to internal volume limits. Counterparties are subject to credit limits as approved by our credit department.

        Our commercial and risk functions operate independently to ensure proper segregation of duties. Critical deal information for every transaction is entered into our deal capture systems and confirmed with counterparties.

        Despite the policies, procedures and controls described above, there can be no assurance that our risk management systems will prevent losses that would negatively affect our business, results of operations, cash flows and financial condition. See "Risk Factors—Risks Inherent in Our Business—Our risk management policies cannot eliminate all commodity price risk. In addition, any non-compliance with our risk management policies could result in significant financial losses."

BUSINESS

Overview

        We are a Delaware limited liability company that was formed in 2006 to own and operate natural gas storage assets. We own or contract for approximately 198.5 billion cubic feet, or Bcf, of total gas storage capacity. Our assets are located in key North American natural gas producing and consuming regions and are connected at strategic points on the gas transmission network, providing access to multiple end-use markets. Our locations provide us and our customers with substantial liquidity, meaning access to multiple counterparties for transactions to buy and sell gas. Since our inception in 2006, we have organically added 54.3 Bcf of gas storage capacity through expansions, an increase of approximately 29%, at a total cost of approximately $137.0 million (an average of $2.52 per Mcf). We are the largest independent owner and operator of natural gas storage assets in North America, based on our analysis of working gas capacity owned by other storage owners, adjusted according to each such owner's percentage ownership of its respective storage facilities.

        Because the supply of natural gas remains relatively stable over the course of a year compared to the demand for natural gas, which fluctuates seasonally, natural gas storage facilities are needed to reallocate excess gas supply from periods of low demand to periods of high demand. We capitalize on the imbalance between supply of and demand for natural gas by providing our customers and ourselves with the ability to store gas for resale or use in a higher value period. Our natural gas storage facilities allow us to offer our customers "multi-cycle" gas contracts, which permit them to inject and withdraw their natural gas multiple times in one year, providing more flexibility to capture market opportunities. Since our inception, our storage contracts have provided cyclability rates ranging from 1.0 to 6.0 times per year, with an average of 2.2 times.

        We completed our IPO of common units representing limited liability company interests on May 17, 2010. Our common units are listed on the New York Stock Exchange, or the NYSE, under the symbol "NKA." You may find more information about us on our website at http://www.niskapartners.com. Our headquarters is located in Houston, TX, and our operations center is located in Calgary, Alberta, Canada.

Our Operations

  Third-Party Gas Storage Contracts

        We store natural gas for a broad range of customers, including financial institutions, marketers, pipelines, power generators, utilities and producers of natural gas. From inception to March 31, 2010, we utilized an average of approximately 88.4% of our operated capacity for storage services provided to third-party customers, and our third-party storage contracts contributed an average of 65.8% of our total revenue.

  Long-Term Firm Storage Contracts

        We provide multi-year, multi-cycle storage services to our customers under LTF contracts. The volume-weighted average life of our LTF contracts at March 31, 2010 was 3.2 years. Under our LTF contracts our customers are obligated to pay us monthly reservation fees in exchange for the right to inject, store and withdraw volumes of natural gas on days and for periods selected by them at injection or withdrawal rates up to maximums specified in the contract. The reservation fees are fixed charges owed to us regardless of the actual amount of storage capacity utilized by customers. When customers utilize the capacity that is reserved under these contracts we also collect variable fees based upon the actual volumes of natural gas injected or withdrawn. These variable fees are designed to allow us to recover our variable operating costs and make up a small percentage of the total fees we receive under our LTF contracts.

        Under LTF contracts, the customer has the right, but not the obligation, to store gas in the facility during the term of the contract, up to a specified volume or "inventory capacity." In addition to the total amount of inventory capacity, LTF contracts specify a customer's daily withdrawal and injection rights which increase or decrease as the customer's inventory changes. The maximum injection rate that a customer is typically entitled to is highest when that customer's inventory capacity is empty, reducing as that customer's inventory increases. When a customer's contracted inventory capacity is full, it has no further injection rights. A customer's maximum withdrawal rate is typically highest when its inventory is full, declining incrementally to zero when the customer's inventory is empty. LTF contracts provide the customer with the flexibility to use all, a portion, or none of its capacity and the freedom to inject or withdraw gas up to its daily injection or withdrawal rate, but obligate the customer to remove any injected gas by the end of the contract term.

        Reservation fees comprise over 90% of the revenue received from LTF storage customers, and thus represent a steady and predictable baseline cash flow stream. From inception to March 31, 2010, we utilized an average of approximately 72.1% of our operated capacity for our LTF strategy, and LTF contracts contributed an average of 47.0% of our total revenue. Our LTF contracts generated average revenues, including both reservation and variable fees of $1.01 per Mcf.

  Short-Term Firm Storage Contracts

        We also provide services for customers under STF contracts. STF contracts typically have terms of less than one year. Under an STF contract, a customer pays a fixed fee to inject a specified quantity of natural gas on a specified date or dates and to store that gas in our storage facilities until withdrawal on a specified future date or dates. An STF contract differs from an LTF contract in that the customer is obligated to inject and withdraw specified quantities of natural gas on specified dates rather than entitled to utilize injection and withdrawal capacity at its option. Because STF contracts set forth specified future injection and withdrawal dates, we can enter into offsetting transactions to lock-in incremental fees as spot and future natural gas prices fluctuate prior to that activity date. From inception to March 31, 2010, we utilized an average of approximately 16.3% of our operated capacity for our STF strategy, and STF contracts contributed an average of 18.8% of our total revenue. From inception to March 31, 2010, our STF contracts generated average revenues of $1.77 per Mcf.

        An example of an STF transaction is when a customer contracts with us in April to inject gas at a steady daily rate in July, when gas prices are low, and to withdraw the same quantity at a steady daily rate in January, when gas prices are higher. This allows customers to lock-in value in April based on the difference between the January and July prices for natural gas and pay us a fee based on this difference.

        Under STF contracts the customer is obligated to perform the injection and withdrawal activities as specified in the contract, thus enabling us to enter into offsetting transactions to capture incremental opportunities as spot and future natural gas prices fluctuate prior to the specified withdrawal date. For example, if, after a customer enters into an STF contract to inject gas in July and to withdraw that gas in January, gas futures prices for January fall below February prices, we might enter into an offsetting STF transaction for the same quantities, with the same or another customer, to inject in January and withdraw in February for a fee based on the January to February spread. The result in January would be that the second transaction offsets the first transaction resulting in no net flow obligation on our storage facility during January, and therefore, a fuel savings. By entering into offsetting transactions, we are able to capture additional opportunities as they are created throughout the year by the volatile gas futures prices.

        Because many contracts extend beyond the end of a fiscal year and because we generally enter into new or replacement third-party storage contracts several months in advance of the beginning of each fiscal year, we can accurately predict a baseline of revenue and cash flow at the beginning of each fiscal year that we will generate for that year under our third-party storage contracts. Throughout the year, as market conditions allow, we augment this baseline revenue and cash flow by entering into additional STF contracts.

  Proprietary Optimization

        Our portfolio of third-party customers consists of a strategic mix of customer types, each of which tends to have a storage usage pattern that is different from those of other customers at the facility. This means that even though the withdrawal or injection capability of a facility may be fully contracted, it will generally not be fully utilized on any given day. We purchase, store and sell natural gas for our own account in order to utilize, or optimize, storage capacity and injection and withdrawal capacity that is (1) not contracted to customers, (2) contracted to customers, but underutilized by them or (3) available only on a short-term basis. We have a stringent risk policy that limits, among other things, our exposure to commodity price fluctuations by requiring us to promptly enter into a forward sale contract or other hedging transaction whenever we enter into a proprietary purchase contract. Therefore, inventory purchases are matched with forward sales or are otherwise economically hedged so that a margin is effectively locked-in promptly after we enter into the purchase. As a result, there are no speculative positions beyond the operational tolerances specified in our risk policy. From inception to March 31, 2010, we utilized an average of approximately 11.6% of our operated capacity for our proprietary optimization strategy, and proprietary optimization revenue, after deducting cost of goods sold, contributed an average of 34.2% of our total revenue. From inception to March 31, 2010, our proprietary optimization business generated average margins of $3.09 per Mcf ($3.17 on a realized basis before mark to market gains and losses and inventory writedowns).

        We purchase gas for our own account, inject it and subsequently withdraw and sell the gas. The flexibility arising from purchasing and selling gas for our own account allows us to generate incremental value through our proprietary optimization strategy by capturing spot and intraday opportunities. Unlike STF and LTF storage transactions, proprietary optimization requires us to fund the carrying cost of the inventory with our own working capital.

        Sophisticated risk management techniques, adapted to the unique aspects of gas storage, enable us to match the capacity at our facilities with the portfolio of long-term and short-term contracts and proprietary optimization transactions at those facilities in order to utilize the maximum amount of capacity available. We utilize New York Mercantile Exchange Inc., or NYMEX, and Intercontinental Exchange, Inc., or ICE, which are regulated exchanges for the purchase and sale of energy products, to hedge our commodity risk with respect to the pricing of natural gas. This helps us reduce potential credit, delivery and supply risks. Generally these are financial swaps and are settled without the requirement for physical delivery. In the case of NYMEX futures, we can enter an EFS (exchange for swaps) to avoid the requirement for delivery.

        A baseline level of revenue is locked-in with proprietary optimization transactions entered into in advance of, or early in each fiscal year. We add incremental margins throughout the year by entering into additional transactions when market conditions are favorable.

  Customers and Counterparties

        Our gas storage customers include a broad mix of gas market participants, including financial institutions, producers, marketers, power generators, pipelines and municipalities. Approximately 90% of the counterparties under our gas storage contracts and proprietary optimization transactions either have an investment grade credit rating, provide us with another form of financial assurance, such as a letter of credit or other collateral, or are governmental entities.

        Although during certain reporting periods a large portion of our gross revenues can be attributed to one or two counterparties, these gross revenues reflect the full commodity value of natural gas sales under our optimization strategy and overstate the counterparties' contribution to our net margin (after cost of goods sold) that is more correlated with our net earnings and operating cash flow.

        Our exposure to the volume of business transacted with a natural gas clearing and settlement facility is mitigated by the facility's requirement to post margin deposits to reduce the risk of default.

Our Assets

        Our owned and operated gas storage facilities consist of AECO Hub™ (comprised of two facilities in Alberta, Canada), our Wild Goose storage facility in northern California and our Salt Plains storage facility in Oklahoma. Our gas storage assets are modern, well-maintained, automated facilities with low maintenance costs, long useful lives and comparatively high injection and withdrawal, or "cycling," capabilities. Our facilities require low amounts of cushion gas, meaning that a relatively small amount of gas is required to remain inside our facilities in order to maintain a minimum facility pressure supporting the working gas. The size and flexibility of our facilities, together with the application of advanced skills in reservoir engineering, drilling, geology and geophysics, enable us to support individual high-cycle contracts in excess of the average physical cycling capabilities of our facilities. In addition to the facilities we own and operate, we also contract for 8.5 Bcf of gas storage capacity on a long-term basis from Natural Gas Pipeline Company of America LLC, or NGPL, on its pipeline system in the mid-continent at cost-of-service based rates that we believe are currently below market rates. The following table highlights certain important design information about our assets:

	AECO Hub™
					NGPL
	Suffield	Countess	Wild Goose	Salt Plains
Name					Midcon/ Texok
Location	Alberta	Alberta	California	Oklahoma		Total
Gas Storage Capacity (Bcf)	80.0	68.0	29.0	13.0	8.5	198.5
Peak Withdrawal (MMcf per day)	1,800	1,250	700	150	114	4,014
Peak Injection (MMcf per day)	1,600	1,150	450	115	57	3,372
Reservoirs	5	2	2	1	N/A	10
Storage Wells	60	29	14	30	N/A	131
Compression (horsepower)	36,000	34,500	20,800	10,000	N/A	101,300
In Service Date	1988	2003	1999	1995	N/A	1988 - 2003
Average Physical Cycling Capability (cycles per year)	1.5 - 2.0	1.5 - 2.0	2.5	1.2 - 1.5	1.4	1.2 - 2.5

  AECO Hub™

  Overview

        AECO Hub™, our largest operation, is comprised of two facilities in Alberta, Suffield and Countess, which are 75 miles apart but operate as one hub. Due to its high injection and withdrawal capacity (2.8 Bcf per day and 3.1 Bcf per day, respectively), AECO Hub™ has supported customer contracts with cycling service of up to 5.2 times per year. AECO Hub™ is the largest natural gas storage provider in western Canada and the largest independent storage hub in North America, based on our analysis of working gas capacity owned by other storage owners, adjusted according to each such owner's percentage ownership of its respective storage facilities. Its location on TransCanada Pipeline's Alberta System with direct access to abundant western Canadian natural gas supply and pipeline connections to most major U.S. and Canadian natural gas markets provides us and our customers with significant liquidity.

        AECO Hub™ is located in the Western Canadian Sedimentary Basin, or the WCSB, which is the major hydrocarbon basin in Canada and one of the most important gas producing regions in North America. The WCSB accounts for more than 95% of annual Canadian natural gas production and approximately 20% of annual North American natural gas production according to the Canadian National Energy Board, or NEB. Although WCSB production has leveled off in recent years, we expect that Canadian natural gas production will be sustained in future years by new production from large new shale plays in northeast British Columbia, a large remaining conventional natural gas resource base, and eventually Arctic gas from the Mackenzie Delta and Alaska.

        AECO Hub™ is connected to the extensive Alberta System. Most of the gas produced in Alberta flows into the Alberta System, which transports that gas from the well or gas plant to industrial consumers and gas utilities in Alberta and to export pipelines at the Alberta border. Approximately 10 Bcf of gas is delivered into the Alberta System each day, and that volume is traded many times over by the gas marketing community. As a result, significant liquidity is available to customers of the AECO Hub™.

        AECO Hub™ has been a central part of the Alberta System since the early 1990s, when the Suffield facility began providing title transfers as a hub service before that service was available on the pipeline. So many transactions were being transacted by storage customers and others at the Suffield facility, that a price index, known as the "AECO Hub™ Price Index," was developed to facilitate price discovery. AECO Hub™ is the most commonly referenced pricing point for Canadian natural gas, and the price of gas in Alberta is often referred to as the "AECO Price."

  AECO Hub™ Facilities

        AECO Suffield and AECO Countess, the two facilities that make up the AECO Hub™, are geographically separated, but the toll design of the Alberta System means that they are both commercially located at the same point. This enables us to operate the two facilities as one integrated commercial operation without customers incurring incremental transportation costs. Customers nominate injections or withdrawals at Suffield's interconnect with the Alberta System, and AECO Hub™ allocates the nominations between its Suffield and Countess facilities based on its reservoir management strategy.

        Our rights to use the reservoirs at Suffield and Countess are held pursuant to a series of natural gas storage agreements, trust arrangements and similar instruments entered into with the holders of subsurface mineral interests of the land where the reservoirs are situated. Rights to access, occupy and use the lands for facilities including the wellsites and pipelines are derived from access agreements, right-of-ways, easements, leases and other similar land use agreements with the surface owners of such land.

        Suffield Storage Facility.    AECO Suffield is located in southeastern Alberta. It is close to the Alberta System's "eastern gate," the largest natural gas delivery point in Canada, where gas is delivered into TransCanada's mainline pipeline system (transporting gas to eastern Canada and the northeastern U.S.) and the Foothills/Northern Border pipeline system (transporting gas to Chicago and the Midwestern U.S.). AECO Suffield consists of 60 storage wells and five storage reservoirs with aggregate effective working capacity of approximately 80.0 Bcf. The storage reservoirs are connected to a central processing and compression facility by a system of five pipelines. Compression is provided by natural gas powered engines that have a total of more than 36,000 horsepower.

        All of the processing and compression facilities and substantially all of the well sites for the storage reservoirs are located on the Canadian Forces Base, Suffield military training range, or CFB Suffield. CFB Suffield is open prairie land, which provides relatively low costs for seismic surveys, drilling and pipelining. While the military restricts access to the well sites on a limited basis from time-to-time (i.e., during military exercises), AECO Suffield has not experienced any operational issues due to the location since its inception in 1988.

        Countess Storage Facility.    AECO Countess is located in south central Alberta, approximately 60 miles east of Calgary. Countess is connected to a large diameter pipe of the Alberta System. This modern gas storage project consists of 29 storage wells and two high performance gas storage reservoirs that are connected to a central processing and compression facility. The two storage reservoirs each have their own gathering pipeline system. Compression is electrically powered and totals approximately 34,500 horsepower. The two reservoirs have total effective working capacity of approximately 68.0 Bcf.

  Customers

        AECO Hub™'s customers consist of a mix of gas market participants, including financial institutions, producers, marketers, power generators, pipelines and municipalities, resulting in a portfolio of customers with diverse usage patterns and varying contract expiration dates. This allows more opportunity for AECO Hub™ to optimize underutilized capacity. Many of our customers actively buy and sell natural gas at key hubs across North America. Our strong relationships at AECO Hub™ often result in new business at Wild Goose and Salt Plains.

        Most LTF transactions at AECO Hub™ are for a gas storage capacity of 1.0 Bcf or greater and average about 4.6 Bcf. LTF contract terms have been chosen so that a manageable amount of contracts expire each year, avoiding exposure to a large contract turnover volume during a temporary market downturn. Existing commitments represent approximately 51% of AECO Hub™'s capacity for the fiscal year ending March 31, 2011. The weighted average contract life of our LTF storage contracts at AECO Hub™ is 3.6 years but our current customers have been customers of AECO Hub™ for an average of 6.1 years (as of March 31, 2010). The largest contract we have at AECO Hub™ is in the sixth year of an initial term of 10 years, with the potential to be extended in five year increments to a maximum term of 25 years under certain circumstances. Upon the expiration of the initial term and each subsequent five year extension, this contract is automatically extended for five additional years unless either party exercises its right to terminate the contract. Under the contract terms, the party exercising its early termination rights is subject to the payment of an early termination fee.

  Historic and Future Expansion

        Since our inception, we have increased the AECO Hub™'s gas storage capacity by 39.0 Bcf. We are currently preparing for de-watering activities at AECO Suffield that we expect to increase the gas storage capacity of AECO Hub™ by up to another 6.0 Bcf by March 31, 2014.

  Regulatory

        AECO Hub™ is subject to provincial regulatory jurisdiction. Operations are subject to the regulation of the Alberta Energy Resources Conservation Board, or the Alberta ERCB, which must also approve proposed expansions of storage capacity. AECO Hub™ is not subject to active market regulation. There is no cost-of-service or other utility-type regulation of storage rates in Alberta. While the Alberta Utilities Commission, or the AUC, does have overriding jurisdiction to set gas storage prices when authorized to do so by the Alberta Government, it is not currently Alberta Government policy to apply such rate regulation. As such, AECO Hub™ can charge customers negotiated market-based rates as well as store purchased gas for its own account.

  Environmental

        Both AECO Hub™ facilities are subject to federal and provincial environmental laws and regulations, including oversight by Alberta's Department of Environment and the Alberta ERCB. There are currently no material environmental issues.

  Wild Goose

  Overview

        Our Wild Goose storage facility is located 55 miles north of Sacramento, California. Wild Goose is a high deliverability, multi-cycle, or HDMC storage facility, with an average physical cycling capability of 2.5 cycles per year. In the past, Wild Goose has supported customer contracts with cycling service as high as 6.0 times per year. This HDMC capability is made possible by the rock quality of the Wild Goose reservoirs and the extensive use of horizontal well technology.

        Wild Goose is strategically located in a highly-liquid hub market and is one of only two independent operating storage facilities in northern California. Wild Goose provides natural gas receipt and delivery services at Pacific Gas & Electric Company, or PG&E citygate, a liquid trading point where gas supply from multiple upstream basins meets the volatile California end-use gas demands that create a dependence on natural gas storage. This location provides customers with the opportunity to take advantage of PG&E citygate pricing, liquidity and arbitrage opportunities. Wild Goose is connected to two PG&E interconnect points—Line 167 (a local transmission line), which is situated adjacent to the facility, and PG&E's Line 400/401 (the large diameter backbone pipelines) via our own 25 mile, 30 inch connector pipeline. Wild Goose benefits from the energy supply and demand dynamics of California, including underlying natural gas consumption growth, fluctuating gas-fired power generation demand, a dual-peaking market for gas prices, uncertainty of pipeline supply and the potential for significant new power generation demand (partly due to the varying availability of hydro-power) to back up renewable energy sources such as wind and solar. These dynamics support high demand for natural gas storage.

  Facility

        Wild Goose operates 14 gas storage wells that are completed in three depleted natural gas reservoirs with an effective working capacity of 29.0 Bcf and a gas generated compression of 20,800 horsepower. The Wild Goose reservoirs are located in high quality rock formations. In addition, the reservoirs have a strong water drive mechanism, which helps maintain reservoir pressure and well deliverability. Rights to use the reservoirs at Wild Goose for natural gas storage are held pursuant to a series of natural gas storage leases with the surface owners of the lands where the reservoirs are situated as well as mineral owner agreements and similar instruments entered into with the holders of subsurface mineral interests in such lands. Rights for the lands used for the pipelines are derived from right-of-ways, easements, leases, and other similar land-use agreements.

  Customers

        Wild Goose's customers include a mix of gas market participants, including financial institutions, producers, marketers, power generators, pipelines and municipalities, resulting in a portfolio of customers with diverse usage patterns and different contract expiration dates. This allows us to optimize underutilized capacity.

        Wild Goose has contracts with over a dozen third-party customers for terms of one year or longer. Existing commitments represent approximately 73% of Wild Goose's capacity for the fiscal year ending March 31, 2011. The weighted average contract life of our LTF storage contracts at Wild Goose is 2.4 years, but our current customers have been customers of Wild Goose for an average of 4.4 years (as of March 31, 2010).

  Historic and Future Expansion

        Since our inception, we have increased the gas storage capacity of Wild Goose by 11.0 Bcf. We have received approval from the CPUC to further expand the facility to 50.0 Bcf of gas storage capacity and to increase its maximum injection rate from 450 to 650 MMcf per day and its maximum withdrawal rate from 700 to 1,200 MMcf per day in order to maintain a cyclability of 2.5 times annually. We expect to increase Wild Goose's gas storage capacity to approximately 35.0 Bcf by March 31, 2011.

  Regulatory

        Wild Goose is regulated as a state utility by the CPUC and is certified to serve the California intra-state market. Wild Goose has regulatory authority to negotiate market based rates for third-party storage contracts and buys and sells gas for its own account to optimize operations. In addition, as an independent storage provider Wild Goose is exempt from the provisions of California's affiliate conduct rules and has the right to coordinate its operation with our other facilities. It is however, restricted from contracting for natural gas storage services with its affiliates.

  Environmental

        There are currently no material environmental liabilities at Wild Goose. Wild Goose operates in environmentally sensitive agricultural and wetlands recreation environments. All facilities are modern and are operated based on strict environmental and maintenance standards.

        In constructing and expanding the Wild Goose facility, we have experienced no significant delays or unexpected costs, by initially bringing forward development plans that mitigate any environmental impacts to the satisfaction of all responsible agencies and stakeholders. Wild Goose has received the State of California—Department of Conservation, Award for Outstanding Oilfield Lease and Facility Maintenance, for five consecutive years.

  Salt Plains

  Overview

        Our Salt Plains storage facility is located 110 miles north of Oklahoma City, Oklahoma, in a region of growing demand for natural gas as a fuel for heating and power generation. Salt Plains provides intrastate services in Oklahoma through its connection to pipelines operated by ONEOK Gas Transportation Pipelines, L.L.C., or ONEOK, and interstate services through its interconnect with pipelines operated by Southern Star Central Gas Pipeline, Inc., or Southern Star. The heightened supply and demand imbalances in this market create increased margin opportunities for us and our customers.

        Salt Plains is in a strategic mid-continent location with interconnects to pipelines owned by Southern Star and ONEOK, which serve both regional and mid-continent gas markets. This provides customers the benefits of liquidity, supply, and arbitrage opportunities. In addition, gas produced in the Rocky Mountains that is delivered to the mid-continent region gets redistributed to various pipelines such as Southern Star that have access to Salt Plains. Growing shale gas development in neighboring regions, such as the Barnett, Fayetteville, Haynesville and Caney/Woodford shales, is also adding significant supply to the mid-continent region, which has the potential to increase demand for gas storage services. Compression is gas-powered and totals approximately 10,000 horsepower. The reservoir has a total capacity of approximately 13.0 Bcf.

  Facility

        Salt Plains operates 30 wells that are completed in a depleted natural gas storage reservoir characterized by high-quality rock. The wells are connected to a central plant facility by seven miles of pipeline. Rights to use the reservoir at Salt Plains for natural gas storage are held pursuant to a series of gas storage agreements with the mineral rights owners of the lands where the reservoir is situated. Rights for the lands used for the pipelines are derived under these gas storage agreements as well as from right-of-way grants from other land owners.

  Customers

        Existing commitments represent approximately 33% of Salt Plains' capacity for the 2011 fiscal year. The weighted average contract life of our LTF storage contracts at Salt Plains is 1.8 years, but our current customers have been customers of Salt Plains for an average of 5.6 years (as of March 31, 2010).

  Historic and Future Expansion

        Since our inception, we have increased the facility's gas storage capacity by 4.3 Bcf. We believe there is the potential for opportunities to expand the gas storage capacity of the facility and are currently assessing the feasibility of such expansion in the future.

  Regulatory

        Our Salt Plains intrastate operations are subject to regulation by the Oklahoma Corporation Commission, or the OCC. Salt Plains is also authorized to provide interstate storage service under the Natural Gas Policy Act of 1978 and the Federal Energy Regulatory Commission, or FERC, regulations and policies that allow intrastate pipeline and storage companies to engage in interstate commerce (commonly known as NGPA section 311 services). Salt Plains provides these NGPA section 311 services, which are not subject to FERC's broader jurisdiction under the Natural Gas Act, pursuant to a Statement of Operating Conditions which is on file with FERC. The OCC's regulatory policies are generally less stringent than those of FERC. Salt Plains is authorized to charge market based rates in both intra and inter-state service and has no restrictions on affiliate interactions.

  Environmental

        We are not currently aware of any material environmental liabilities relating to the Salt Plains facility.

  NGPL Contracted Capacity

  Overview

        Since 2001, our subsidiary has contracted for 8.5 Bcf of gas storage capacity on the MidCon leg and the TexOk leg of the NGPL pipeline system in the mid-continent. The NGPL system connects and balances Gulf Coast and mid-continent supply basins with Chicago and other Midwestern U.S. end-use markets. NGPL has a number of different storage facilities on its pipeline system and manages its storage capacity as pools on separate legs of the pipeline. Under NGPL's FERC-approved tariff, NGPL is limited to charging cost-of-service rates for its transportation and storage services. We currently have multiple LTF storage contracts with NGPL that expire on various dates through 2017. We have a tariff-based right of first refusal to renew these contracts at NGPL's favorable cost-of-service rate, effectively making this capacity a long-term asset without any invested capital, with an option to exit should the rate be above market value.

        As a customer of the NGPL capacity, and not the operator, Niska uses its optimization strategy to generate revenue from its use of the capacity, and does not remarket services.

  Access Gas Services

        We have a small but growing gas marketing business in Eastern Canada, Alberta and British Columbia serving commercial, industrial and retail customers. This is also a margin business where supply is locked-in to serve customers at committed prices. In Eastern Canada, EnerStream Agency Services also provides fee based agency services to natural gas end-users.

Title to Properties and Rights-of-Way

        Our real property falls into two categories: (1) parcels that we (or entities in which we own an interest) own in fee and (2) parcels in which our interest derives from leases, easements, rights-of-way, permits or licenses from landowners or governmental authorities permitting the use of such land for our operations. Portions of the land on which our facilities are located are owned by us (or entities in which we own an interest) in fee title, and we believe that we have satisfactory title to these lands. The remainder of the land on which our major facilities are located are held by us (or entities in which we own an interest) pursuant to leases between us (or entities in which we own an interest), as lessee, and the fee owner of the lands, as lessors. We believe that we have satisfactory leasehold estates to such lands. We have no knowledge of any material challenge to the underlying fee title of any material lease, easement, right-of-way, permit or license held by us or to our title to any material lease, easement, right-of-way, permit or license, and we believe that we have satisfactory title to all of our material leases, easements, rights-of-way, permits and licenses.

Regulation

        Our operations are subject to extensive laws and regulations that have the potential to have a significant impact on our business. We may incur substantial costs in order to conduct our operations in compliance with these laws and regulations. We are subject to regulatory oversight by federal, state, provincial and local regulatory agencies, many of which implement rules and regulations that are binding on the natural gas storage and pipeline industry, related businesses and individual participants. The failure to comply with such laws and regulations can result in substantial penalties. The costs of regulatory compliance on our operations increases our costs of doing business and, consequently, affects our profitability. However, we do not believe that we are affected in a significantly different manner by these laws and regulations than are our competitors.

        Our historical and projected operating costs reflect the recurring costs resulting from compliance with these laws and regulations, and we do not anticipate material expenditures in excess of these amounts in the absence of future acquisitions or changes in regulation, or discovery of existing but unknown compliance issues. The following is a summary of the kinds of regulation that may impact our operations. However, such discussion should not be considered an exhaustive review of all regulatory considerations affecting our operations.

  Environmental Matters

        Our natural gas storage operations are subject to stringent and complex federal, state, provincial and local laws and regulations governing environmental protection, including air emissions, water quality, wastewater discharges, and solid waste management. Such laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits and other approvals. These laws and regulations impose numerous obligations that are applicable to our operations, including the acquisition of permits to conduct certain activities under statutes such as the Clean Water Act, or CWA, the Clean Air Act, or CAA, the Safe Drinking Water Act, or SDWA, and the Oil and Gas Conservation Act in Alberta, limiting or preventing the release of materials from our facilities, managing wastes generated by our operations, the installation of pollution control equipment, responding to releases of process materials or wastes from our operations, and the risk of substantial liabilities for pollution resulting from our operations. The Occupational Safety and Health Act, or OSHA, comparable state statutes that regulate the protection of the health and safety of workers, as well as the Occupational Health and Safety Act in the Province of Alberta, and comparable federal legislation in Canada also apply to our operations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil, and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial obligations and the issuance of injunctions limiting or preventing some or all of our operations. We believe that we are in substantial compliance with existing environmental laws and regulations and that such laws and regulations will not have a material adverse effect on our business, financial position or results of operations. Nevertheless, the trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment. As a result, there can be no assurance of the amount or timing of future expenditures for environmental compliance or remediation, and actual future expenditures may be different from the amounts we currently anticipate.

  Occupational Safety and Health Act

        The workplaces in the U.S. associated with the storage facilities we operate are subject to the requirements of the Federal Occupational Safety and Health Act, or OSHA, as amended, as well as comparable state statutes that regulate the protection of the health and safety of workers. Workplaces in Canada associated with our operations are subject to the requirements of the Occupational Health and Safety Act in the Province of Alberta and comparable federal legislation. Failure to comply with OSHA requirements, or comparable requirements in Canada, including general industry standards, recordkeeping requirements and monitoring of occupational exposure to regulated substances, could subject us to fines or significant compliance costs.

  Climate Change

        There is increasing attention in the United States and worldwide concerning the issue of climate change and the effect of greenhouse gases, or GHG. Legislation has been introduced in Congress that would establish an economy-wide cap on emissions of GHGs in the United States and would require most sources of GHG emissions to obtain GHG emission "allowances" corresponding to their annual emissions of GHGs. In May 2010, Senators Kerry and Lieberman introduced a draft bill, the American Power Act, which proposes such a comprehensive cap and trade system with the goal of reducing greenhouse gas emissions to 17% below 2005 levels by 2020, and 80% below those levels by 2050. At least nine states in the Northeast and five states in the West, including California, have developed initiatives to regulate emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. Depending on the scope of any particular GHG program that may be enacted, either at the state, regional or federal level, we could be required to obtain and surrender allowances for GHG emissions statutorily attributed to our operations (e.g., emissions from compressor stations for the injection and withdrawal of natural gas). Although we would not be impacted to any greater degree than other similarly situated natural gas storage companies, a stringent GHG control program could have an adverse effect on our cost of doing business and reduce demand for the natural gas storage services we provide.

        In 2006, the California State Legislature passed the Global Warming Solutions Act of 2006 (AB 32), which seeks to reduce GHG emissions to 1990 levels by the year 2020. California has established an additional goal of further reducing GHG emissions to 80% of 1990 levels by 2050 through a 2005 Executive Order, but this has not yet been codified as part of AB 32. AB 32 directed the California Air Resources Board, or CARB, to begin developing discrete early actions to reduce GHGs while also preparing a scoping plan to identify how best to reach the 2020 limit. Since the passage of AB 32, the CARB has been working with stakeholders to design a California cap-and-trade program that is enforceable and meets the requirements of AB 32. Consistent with AB 32, on December 16, 2010, CARB endorsed the cap-and-trade regulation which set a statewide limit on emissions from sources. The initial compliance period for the program to begin on January 1, 2012. Although the rules for the cap and trade system have yet to be finalized, initial forward trading of credits for use in the California compliance market is already underway. No final determination has been made with regard to the potential applicability of the AB 32 cap-and-trade program to our operations. Because the current draft CARB regulations do not specify the assistance that may be provided to the natural gas sector, we are currently not in a position to quantify any potential costs associated with compliance under the program as proposed. However, any future limitations placed on GHG emissions from our equipment and operations could require us to incur costs to reduce the GHG emissions associated with our operations.

        In addition, in December of 2009, the U.S. Environmental Protection Agency, or EPA, issued a final rule declaring that six GHGs, including carbon dioxide and methane, "endanger both the public health and the public welfare of current and future generations." The issuance of this "endangerment finding" allows the EPA to begin regulating GHG emissions under existing provisions of the federal Clean Air Act. In late September and early October of 2009, in anticipation of the issuance of the endangerment finding, the EPA officially proposed two sets of rules regarding possible future regulation of GHG emissions under the CAA, one that would regulate GHG emissions from motor vehicles and the other GHG emissions from large stationary sources such as power plants or industrial facilities. In May 2010, the EPA issued a final "tailoring rule" that phases in various greenhouse-gas-related permitting requirements beginning in January 2011. Until June 30, 2011, only sources currently subject to CAA Prevention of Significant Deterioration ("PSD") or operating permit programs will be subject to greenhouse gas permitting requirements. Beginning July 1, 2010, these permitting programs will extend to newly built sources emitting more than 100,000 tons of greenhouse gases per year and modified facilities increasing their emissions by at least 75,000 tons of greenhouse gases per year. EPA's rule clarifies that "smaller sources," those with emissions of less than 50,000 tons of greenhouse gases per year, will not be regulated until at least April 30, 2016, and may in fact be permanently excluded from the permitting requirements. In November 2010, the EPA issued guidance to the states on how to implement the GHG regulations scheduled to take effect in January 2011. The guidance cedes a measure of power to the states, giving each state the authority to determine the "best available control technology" (BACT) to reduce emissions on a case-by-case basis. Lawsuits challenging the tailoring rule have already been brought, and as a result of such challenges, the rule may be modified or vacated in whole or in part. Moreover, the final outcome of federal legislative action on GHG emissions may change one or more of the foregoing final or proposed EPA findings and regulations. Although our operations, which fall within the definition of "smaller sources," are not currently subject to this regulatory regime, any future limitation on such emissions from our equipment and operations could require us to incur costs to reduce the GHG emissions associated with our operations.

        On October 30, 2009, the EPA published a final rule requiring the reporting of GHG emissions from specified large GHG emission sources in the United States, beginning in 2011 for emissions occurring in 2010. Subpart W, covering petroleum and natural gas systems, was finalized on November 8, 2010, and went into effect on December 30, 2010. Subpart W explicitly includes underground natural gas storage in its list of covered facilities and imposes obligations that took effect on January 1, 2011. Therefore, to the extent that our domestic facilities have emissions that exceed the reporting threshold of 25,000 metric tons of CO2 or CO2 equivalents, we may be subject to the requirements of the monitoring and reporting rule. We do not believe that any such requirement will have a material adverse effect on our business, financial position or results of operations.

        Canada is a signatory to the United Nations Framework Convention on Climate Change and has ratified the Kyoto Protocol established thereunder to set binding targets to reduce nation-wide emissions of carbon dioxide, methane, nitrous oxide and other GHGs. However, the Government of Canada has concluded that Canada will not meet its commitment to the Kyoto Protocol and has been developing an alternative strategy for reducing Canada's GHG emissions.

        From December 6 to 18, 2009, government leaders and representatives from approximately 170 countries met in Copenhagen, Denmark, or the Copenhagen Conference, to negotiate a successor to the Kyoto Protocol, which expires in 2012. The primary result of the Copenhagen Conference was the Copenhagen Accord, which represents a broad political consensus rather than a binding international treaty like the Kyoto Protocol and has not been endorsed by all participating countries. The Copenhagen Accord reinforces the commitment to reducing GHG emissions contained in the Kyoto Protocol and promises funding to help developing countries mitigate and adapt to climate change. Although Canada has committed under the Copenhagen Accord to reducing its GHG emissions by 17% from 2005 levels by 2020, the Copenhagen Accord does not establish binding GHG emissions reduction targets. The Copenhagen Accord calls for a review of implementation of its stated goals before 2016.

        The Canadian federal government previously released the Regulatory Framework for Air Emissions, updated March 10, 2008 by Turning the Corner: Regulatory Framework for Industrial Greenhouse Gas Emissions (collectively, the "Regulatory Framework"), regarding regulating GHG emissions, in which it proposed mandatory emissions intensity reduction obligations on a sector by sector basis. The federal government has delayed the release of legislation to implement the Regulatory Framework, and potential federal requirements with respect to GHG emissions remain unclear. On January 30, 2010, the Canadian federal government announced its new target to reduce overall Canadian GHG emissions by 17% below 2005 levels by 2020, from a previous target of 20% from 2006 levels by 2020, to align itself with U.S. policy. In 2009, the Canadian federal government announced its commitment to work with the provincial governments to implement a North American-wide cap and trade system for GHG emissions, in cooperation with the U.S. Canada would have its own cap-and-trade market for Canadian-specific industrial sectors that could be integrated into a North American market for emission permits.

        The Canadian federal government has proposed to enter into equivalency agreements with provinces to establish a consistent regulatory regime for GHGs, but the success of any such plan is uncertain, possibly leaving overlapping levels of regulation. Some provinces have put in place their own cap and trade systems, and some have partnered with the Western Climate Initiative to establish a regional cap and trade system. It is uncertain whether either federal GHG regulations or an integrated North American cap and trade system will or will not be implemented, or what obligations might be imposed under any such system.

        As the details of the implementation of any federal legislation for GHGs have not been announced, the effect on our operations cannot be determined at this time.

        In January 2008, the Province of Alberta announced a new climate change plan setting out a goal of achieving a 14% absolute reduction in GHG emissions below 2005 levels in the province by 2050. GHG emissions are regulated in Alberta under the Climate Change and Emissions Management Act, the Specified Gas Reporting Regulation, or the SGRR, which imposes GHG emissions reporting requirements, and the Specified Gas Emitters Regulation, or the SGER, which imposes GHG emissions limits. Under the SGRR, GHG emissions of 100,000 tonnes (measured as carbon dioxide equivalent units (CO2e)) or more from a facility in any year must be reported to Alberta Environment. Alberta Environment has publicly announced its intention to lower this reporting threshold for facilities to 50,000 tons of GHG emissions annually. The SGER applies to facilities in Alberta that have produced 100,000 or more tons of GHG emissions in 2003 or any subsequent year and requires reductions in GHG emissions intensity (i.e. the quantity of GHG emissions per unit of production) from emissions intensity baselines that are established in accordance with the SGER. The SGER distinguishes between "established" facilities that completed their first year of commercial operation before January 1, 2000 or have completed eight years of commercial operation, and "new" facilities that have completed their first year of commercial operation on December 31, 2000 or a subsequent year and have completed less than eight years of commercial operation. Generally, the baseline for an established facility reflects the average of emissions intensity in 2003, 2004, and 2005, and for a new facility emissions intensity in the third year of commercial operation. For an established facility, the required reduction in GHG emissions is 12% from its baseline, and such reduction must be maintained over time. For a new facility, the required reduction from its baseline is phased in by annual 2% increments beginning in the fourth year of commercial operation until the annual 12% reduction requirement is reached, and once reached such 12% reduction must be maintained over time.

        There are three methods for operators of facilities that are subject to the SGER to comply with the annual emission intensity reduction requirements: improve emissions intensity at the facility; purchase offset credits in the open market, which are generated from Alberta based projects; and/or purchase "fund credits" by paying $15 per metric ton of CO2e to the Alberta Climate Change and Emissions Management Fund run by the Alberta Government. Compliance reports for facilities subject to the SGER are due to Alberta Environment on March 31 annually. The Government of Alberta has previously announced its intention to raise the price of fund credits and increase the required reductions in GHG emissions intensity, but it has not yet specified new cost or reduction requirements. In addition, at present Alberta facilities must report emissions of industrial air pollutants and comply with obligations imposed in permits and under environmental regulations.

  Rates

        Commercial arrangements at our facilities in the U.S. are subject to the jurisdiction of regulators, including FERC, the OCC and the CPUC. With authorization of the Alberta Government, commercial arrangements at our facility in Alberta, Canada, could be regulated by the AUC, but it is not currently Alberta Government policy to apply any such rate regulation. Each of our facilities currently has the ability to negotiate and charge rates based upon market prices, and is not limited to charging cost-of-service rates which are capped at recovery of costs plus a reasonable rate of return. The exemptions we receive under the regulatory regimes applicable to us enable us to buy, sell and store natural gas for our own account at our existing storage assets. The ability to charge market-based rates enables us to charge greater prices than many other storage providers which are required to charge cost-of-service based rates and our ability to buy, sell and store natural gas for our own account enables us to optimize our working gas capacity. In addition, we are permitted to consolidate management, marketing, and administrative functions for efficiencies in matters that some competing operators are prohibited from due to affiliate rules to which they are subject.

Legal Proceedings

        We are not a party to any legal proceeding other than legal proceedings arising in the ordinary course of our business. We are a party to various administrative and regulatory proceedings that have arisen in the ordinary course of our business.

Employees

        As of September 30, 2010, we had approximately 120 employees. Our executive officers are currently employed by Niska Partners Management ULC.

Competition

        The natural gas storage business is competitive. The principal elements of competition among storage facilities are rates, terms of service, types of service, access to supply sources, access to demand markets and flexibility and reliability of service. Because our facilities are strategically located in key North American natural gas producing and consuming regions, we face competition from existing competitors who also operate in those markets. Our competitors include gas storage companies, major integrated energy companies, pipeline operators and natural gas marketers of varying sizes, financial resources and experience. Competitors of the AECO Hub™ currently include TransCanada (Edson, CrossAlta), Atco (Carbon) and Enstor (Alberta Hub). Competitors of our Wild Goose facility currently include Buckeye Partners (Lodi), PG&E and a number of proposed projects in northern California. Competitors of our Salt Plains facility currently include Southern Star. Given the key location of our facilities, additional competition in the markets we serve could arise from new developments or expanded operations from existing competitors. We anticipate that growing demand for natural gas storage in the markets we serve will be met with increasing storage capacity, either through the expansion of existing facilities or the construction of new storage facilities.

Seasonality

        Our cash expenditures related to our optimization activities are highest during summer months, and our cash receipts from our optimization activities are highest during winter months. As a result, our results of operations for the summer are generally lower than for the winter. With lower cash flow during the second and third calendar quarters, we may be required to borrow money in order to pay distributions to our members.

MANAGEMENT

  Management of Niska Gas Storage Partners LLC

        Our manager has sole responsibility for conducting our business and for managing our operations. Pursuant to our First Amended and Restated Limited Liability Company Agreement, or operating agreement, our manager has delegated the power to conduct our business and manage our operations to our board. Our manager may revoke this delegation and resume control of our business at any time. Our manager and our board are not elected by our unitholders and will not be subject to re-election on a regular basis in the future. As long as the delegation of authority is in effect, our manager will appoint all members to our board. Unitholders will not be entitled to elect our directors or directly or indirectly participate in our management or operation. Our operating agreement provides that our manager must act in "good faith" when making decisions on our behalf.

        Whenever our manager makes a determination or takes or declines to take an action in its individual, rather than representative, capacity or in its sole discretion, it is entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to us or any member, and our manager is not required to act in good faith or pursuant to any other standard imposed by our operating agreement or under the Delaware Act or any other law. Examples include the exercise of its limited call rights, its voting rights with respect to the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation. Actions of our manager which are made in its individual capacity or in its sole discretion will be made by a majority of the owners of our manager.

        In selecting and appointing directors to our board, our manager does not apply a formal diversity policy or set of guidelines. However, when appointing new directors, our manager considers each individual director's qualifications, skills, business experience and capacity to serve as a director, as described below for each director, and the diversity of these attributes for the board as a whole.

Directors and Executive Officers

        Our directors hold office until the earlier of their death, resignation, retirement, disqualification or removal by the members of our manager. Our executive officers serve at the discretion of our board. There are no family relationships among any of the directors or executive officers. The information in the following table about our directors and officers is as of March 31, 2010 except for Vance E. Powers and Darin T. Olson for whom the information is as of January 1, 2011.

Name	Age	Position
David F. Pope	53	President, Chief Executive Officer and Director
Vance E. Powers	54	Chief Financial Officer
Simon Dupéré	47	Chief Operating Officer
Paul M. Amirault(1)	53	Senior Vice President
Rick J. Staples	47	Vice President, Commercial Operations
Jason S. Kulsky	43	Vice President, Business Development
Jason A. Dubchak	37	Vice President, General Counsel & Corporate Secretary
Darin T. Olson	36	Vice President, Finance
Deborah M. Fretz	62	Director
E. Bartow Jones	34	Director
Stephen C. Muther	60	Director
George A. O'Brien	61	Director
William H. Shea, Jr.	55	Director
Andrew W. Ward	43	Director

(1)
As of November 15, 2010 Paul Amirault is no longer employed in any capacity by Niska.

        David F. Pope—Mr. Pope is our President and Chief Executive Officer and a member of our board, the board of directors of our manager and the board of supervisors of Niska Holdings, which is our parent. Mr. Pope has been our President and Chief Executive Officer since June 2006. Prior to his current role at Niska Holdings, Mr. Pope served as the President of Seminole Canada Gas Company since 2002, and prior to that has held various positions in the natural gas industry since 1980. In 1992, Mr. Pope began his employment with Enron Corporation after it acquired Canadian Gas Marketing, a company Mr. Pope founded in 1989. He worked for Enron Corporation as Vice President of its gas marketing and trading group from 1992 until March 2001, nine months' prior to Enron Corporation's filing of a voluntary petition for a Chapter 11 reorganization with the U.S. Bankruptcy Court in December of 2001. Mr. Pope has served as a director of GEP Midstream Finance Corp., or GEP Midstream, since 2008 and as a director of Gibson Energy ULC, or Gibson Energy, since 2010. Mr. Pope has a Bachelor of Engineering in Chemical Engineering from McGill University and has worked in the natural gas industry for his entire career.

        As a result of his professional background, we believe Mr. Pope brings to us executive-level strategic and financial skills and significant operational experience. Combined with his over 30 years of experience in the natural gas industry and deep knowledge of our business, these attributes make Mr. Pope well-suited to serve on our board.

        Vance E. Powers—Mr. Powers is our Chief Financial Officer. Mr. Powers has served as our Chief Financial Officer since January 2011. From April 2010 until commencing service as our Chief Financial Officer, Mr. Powers served us as a finance management consultant, assisting in the completion of our IPO, our transition to a publicly-traded company and our establishment of an investor relations function. Mr. Powers has over 25 years of experience in senior financial, accounting and reporting positions. Prior to joining us Mr. Powers worked as an individual investor from May 2009 to March/April 2010. Mr. Powers served as Vice President, Finance and Controller of the general partner of Buckeye Partners, L.P. ("BPL") from December 2003 to May 2009, and as its Acting Chief Financial Officer from July 2007 until November 2008. Mr. Powers held similar positions with the general partner of Buckeye GP Holdings L.P. ("BGH"). BPL is a publicly-traded master limited partnership that is principally engaged in the transportation, terminalling, marketing and storage of refined petroleum products for major integrated oil companies, large refined products marketing companies and major end users of petroleum products. Until November 2010, BGH was a publicly-traded master limited partnership that owned 100% of the general partner of BPL. Mr. Powers has a Master of Business Administration from Lehigh University, a Bachelor of Arts from Gettysburg College and is a Certified Public Accountant in Pennsylvania.

        Simon Dupéré—Mr. Dupéré is our Chief Operating Officer. Mr. Dupéré has served as our Chief Operating Officer since September 2006. He is in charge of our field and facility operations, engineering and geoscience, including our existing operations at our four gas storage facilities and our expansion and development efforts. He has 25 years of active experience in the natural gas industry. Prior to joining us, Mr. Dupéré was the President & Chief Executive Officer at Intragaz Inc., a natural gas storage company engaged in the development and operation of two gas storage projects in Quebec. Mr. Dupéré has a Bachelor of Science in Physics Engineering from Laval University in Quebec City, Quebec.

        Rick J. Staples—Mr. Staples is our Senior Vice President, Commercial Operations, responsible for the marketing, trading and commercial operation of our natural gas storage assets. Mr. Staples has served us in this capacity since May 2006. Prior to joining us in 2006, Mr. Staples served as Director of Gas Storage with TransCanada Pipelines Ltd. from 2001 to 2006. Mr. Staples graduated from the University of Alberta with a degree in Mechanical Engineering.

        Jason S. Kulsky—Mr. Kulsky is our Vice President, Business Development, and has held that title since May 2006. Mr. Kulsky previously served with the natural gas storage division of EnCana Corporation and its predecessor, Alberta Energy Company Ltd., most recently serving as Manager, Business Development, prior to joining us. Mr. Kulsky is a Chartered Financial Analyst and has a Bachelor of Commerce (Finance) degree from the University of Calgary and an engineering diploma from SAIT Polytechnic.

        Jason A. Dubchak—Mr. Dubchak is our Vice President, General Counsel & Corporate Secretary. Mr. Dubchak has served as our Vice-President, General Counsel & Corporate Secretary since September 2007. Prior to assuming this role, Mr. Dubchak was Associate General Counsel and was continuously with the natural gas storage division of EnCana Corporation and its predecessor, Alberta Energy Company Ltd., respectively, since 2001. He has a Bachelor of Arts (Honors) from the University of Calgary and a Bachelor of Laws from the University of Alberta.

        Darin T. Olson—Mr. Olson is our Vice President, Finance. Mr. Olson has served as our Vice President, Finance since January 2011 and served as our Chief Financial Officer from May 2006 until January 2011. Prior to joining us, he was the Controller of Seminole Canada Gas Company from 2002 to 2006. For the ten prior years, Mr. Olson worked in a variety of positions in the natural gas and public accounting industries. Mr. Olson is a chartered accountant and has a Bachelor of Commerce degree from the University of Calgary.

        Deborah M. Fretz—Ms. Fretz served as President, Chief Executive Officer and director of Sunoco Logistics Partners L.P. ("Sunoco Logistics") from October 2001 to July 2010. Sunoco Logistics is a publicly-traded master limited partnership formed in 2001 to acquire, own and operate a geographically diverse group of crude oil and refined products pipelines, terminals and storage facilities in eleven states. Revenues are $10 billion, with 1,400 employees and interests in 10,000 miles of pipelines and 31 million barrels of storage capacity. Prior to the IPO of Sunoco Logistics Partners, Ms. Fretz held several executive management roles for Sunoco, Inc., the last as Vice President Mid-Continent Refining, Marketing and Logistics which included Sunoco's Lubricant business as well as the MidAmerica refining and marketing business. Ms. Fretz serves as a board member of GATX Corp., a Chicago-based transportation services firm, where she is Chair of the Compensation Committee and was formerly Lead Director.

        As a result of her service to Sunoco Logistics, Ms. Fretz gained extensive experience in overseeing the strategy, operations, and governance of major public companies. Ms. Fretz was also selected to serve as a director of our board due to her valuable knowledge of the energy industry. Ms. Fretz's experience has also given her knowledge of the unique issues related to operating publicly-traded limited partnerships, which are similar to us. We believe this background and skill set makes Ms. Fretz well-suited to serve as a member of our board.

        E. Bartow Jones—Mr. Jones is a member of our board, the board of directors of our manager and the board of supervisors of Niska Holdings, which is our parent. Mr. Jones is currently a Managing Director of Riverstone Holdings LLC where he served as a Principal from 2007 to 2010. Mr. Jones has been with Riverstone since 2001. Mr. Jones currently serves on the boards of directors of Foresight Reserves, L.P., or Foresight, and Targe Energy, LLC, or Targe, and he previously served on the boards of directors of Buckeye GP LLC, or Buckeye, the general partner of BPL, and MainLine Management LLC, or MainLine Management, the general partner of BGH.

        Mr. Jones has worked closely with us since our inception. Mr. Jones's experience in evaluating the financial performance and operations of companies in our industry, as well as his leadership skills and business acumen, provide him with the necessary skills to serve as a member of our board. In addition, Mr. Jones's work with Foresight, Buckeye, Targe and MainLine Management has given him both an understanding of the broader energy business and of the unique issues related to operating publicly-traded limited partnerships, which are similar to us.

        Stephen C. Muther—Mr. Muther served as President of Buckeye and MainLine Management from October 25, 2007 until his retirement in February 2009. From February 2007 to November 2007, Mr. Muther served as Executive Vice President, Administration and Legal Affairs of Buckeye and MainLine Management, and from May 1990 to February 2007, Mr. Muther held the position of Senior Vice President, Administration, General Counsel and Secretary of Buckeye. Prior to joining Buckeye, Mr. Muther was Associate Litigation and Antitrust Counsel for General Electric Company from July 1984 to May 1990. Mr. Muther was an associate attorney with Debevoise & Plimpton in New York City from February 1975 to June 1984. Mr. Muther graduated from Princeton University in 1971 and from the University of Virginia School of Law in 1974.

        As a result of his service to BPL and BGH, Mr. Muther gained extensive experience in overseeing the strategy, operations, and governance of major public companies. Mr. Muther was also selected to serve as a director of our board due to his valuable legal expertise and his knowledge of the energy industry. Mr. Muther's experience has also given him knowledge of the unique issues related to operating publicly-traded limited partnerships, which are similar to us. We believe this background and skill set makes Mr. Muther well-suited to serve as a member of our board.

        George A. O'Brien—Mr. O'Brien is a member of our board and the board of directors of our manager. Mr. O'Brien has served as an independent director of Magellan GP, LLC, and general partner of Magellan Midstream Partners, L.P., or Magellan, a publicly-traded company that is engaged in the transportation, storage and distribution of refined petroleum products, from December 2003 until November 2009. Mr. O'Brien was President and CEO of Pacific Lumber Company from August 2006 until July 2008. From 1988 until 2005, he worked for International Paper where he served as Senior Vice President of Forest Products responsible for its forestry, wood products, minerals and specialty chemicals businesses. Other responsibilities during his tenure at International Paper included corporate development, CFO of its New Zealand subsidiary, CEO of the New Zealand pulp, paper and tissue businesses and Vice President of Corporate Development. In January 2007, Pacific Lumber Company filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code. Pacific Lumber successfully emerged from Chapter 11 in July, 2008. Mr. O'Brien has an agreement with Riverstone, pursuant to which he has agreed to serve on the boards of Carlyle/Riverstone Funds' portfolio companies.

        As a result of his service to Magellan and International Paper, Mr. O'Brien gained extensive experience in overseeing the strategy, operations, and governance of major public companies. Mr. O'Brien was also selected to serve as a director of our board due to his valuable financial expertise, including extensive experience with capital markets transactions and knowledge of the energy industry. Mr. O'Brien's experience has also given him knowledge of the unique issues related to operating publicly-traded limited partnerships, which are similar to us. We believe this background and skill set makes Mr. O'Brien well-suited to serve as a member of our board.

        William H. Shea, Jr.—Mr. Shea is a member of our board and the board of directors of our manager. Mr. Shea served as a director of Penn Virginia Corp. from July 2007 to May 2010 and has served as President and Chief Executive Officer of the general partner of Penn Virginia GP Holdings, L.P. since March 2010 and as Chief Executive Officer of Penn Virginia Resource Partners, L.P. since March 2010. Previously, Mr. Shea served as the Chairman of Buckeye from May 2004 to July 2007, as President and Chief Executive Officer of Buckeye from September 2000 to July 2007 and as President and Chief Operating Officer of Buckeye from July 1998 to September 2000. From August 2006 to July 2007, Mr. Shea served as Chairman of MainLine Management and as President and Chief Executive Officer of MainLine Management from May 2004 to July 2007. Mr. Shea also serves as a director of Kayne Anderson Energy Total Return Fund, Inc. and Kayne Anderson MLP Investment Company. Mr. Shea has an agreement with Riverstone, pursuant to which he has agreed to serve on the boards of Carlyle/Riverstone Funds' portfolio companies.

        Mr. Shea's experiences as an executive with both Penn Virginia and Buckeye, energy companies that operate across a broad spectrum of sectors, including coal, natural gas gathering and processing and refined petroleum products transportation, have given him valuable knowledge about our industry. In addition, Mr. Shea has valuable experience overseeing the strategy and operations of publicly-traded partnerships, which are similar to us. As a result of this experience and resulting skills set, we believe Mr. Shea is an asset to our board.

        Andrew W. Ward—Mr. Ward is a member of our board, the board of directors of our manager and the board of supervisors of Niska Holdings, which is our parent. Mr. Ward has served as a member of the board of supervisors of Niska Holdings since May 2006. He is currently a Managing Director of Riverstone Holdings LLC where he served as a Principal from March 2002 to December 2004. Mr. Ward currently serves on the board of directors of Gibson Energy and GEP Midstream and has previously served on the boards of directors of Buckeye and MainLine Management.

        Mr. Ward has served as a director since our inception. Mr. Ward's experience in evaluating the financial performance and operations of companies in our industry, combined with his leadership skills and business acumen, makes him a valuable member of our board. In addition, Mr. Ward's work with Gibson Energy, GEP Midstream, Buckeye and MainLine Management has given him both an understanding of the midstream sector of the energy business and of the unique issues related to operating publicly-traded limited partnerships, which are similar to us.

  Our Independent Directors

        Our Board has determined that Ms. Fretz and Mr. Muther are independent directors under the listing standards of the NYSE. Our Board considered all relevant facts and circumstances and applied the independence guidelines of the NYSE in determining that neither of these directors has any material relationship with us, our management, our general partner or its affiliates or our subsidiaries.

  Audit Committee

        Our board has established an audit committee to assist it in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and corporate policies and controls. In compliance with the phase-in provisions of the NYSE, our Audit Committee currently consists of two independent directors, Ms. Fretz and Mr. Muther. Our Audit Committee will be comprised of at least three members, each of whom will be independent. Our audit committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm. Our audit committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to the audit committee.

        We have designated both committee members, Mr. Fretz and Mr. Muther, as the audit committee financial experts. Mr. Muther has been appointed the Chairman of the audit committee.

  Compensation Committee

        As a controlled company that is listed on the NYSE, we are not required to have a compensation committee. In order to conform to best governance practices, however, our board has established a compensation committee to, among other things, oversee the compensation plans described below. The compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee has the responsibility to determine and approve, or make recommendations to the board with respect to, the compensation and benefits of our board and executive officers.

        The Compensation Committee currently is composed of Mr. O'Brien, Mr. Shea and Ms. Fretz. Ms. Fretz is an independent director (as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act). All members of the compensation committee are non-employee directors (as that term is defined in Rule 16b-3 of the Exchange Act).

  Conflicts Committee

        Whenever a conflict arises between our manager or its affiliates, on the one hand, and us or any unaffiliated member, on the other, our board will resolve that conflict. Our board may establish a conflicts committee to review specific matters that our board refers to it. Our board may, but is not required to, seek the approval of such resolution from the conflicts committee. The conflicts committee will determine if the resolution of the conflict of interest is fair and reasonable to us. Such a committee would consist of a minimum of two members, none of whom can be officers or employees of our manager or directors, officers or employees of its affiliates (other than us and our subsidiaries) and each of whom must meet the independence standards for service on an audit committee established by the NYSE and the SEC. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our manager of any duties it may owe us or our unitholders.

        If our board does not seek approval from the conflicts committee, and the board determines that the resolution or course of action taken with respect to the conflict of interest is either (1) on terms no less favorable to us than those generally being provided to or available from unrelated third parties or (2) fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us, then it will be presumed that, in making its decision, our board acted in good faith, and in any proceeding brought by or on behalf of us or any member, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

Reimbursement of Expenses of Our Manager

        Our manager does not receive any management fee or other compensation for providing management services to us. Our manager will be reimbursed for any expenses incurred on our behalf. There is no limit on the amount of expenses for which our manager may be reimbursed.

        In connection with the earlier acquisition of our assets from EnCana Corporation on May 12, 2006, our predecessor agreed to pay Carlyle/Riverstone an annual management fee of $1.0 million, plus the reimbursement of certain costs and expenses for its services. We are no longer subject to this obligation to Carlyle/Riverstone, as it remained with Holdco upon the formation of Niska Gas Storage Partners LLC.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees.

        Available on our website at http://www.niskapartners.com are copies of our Audit Committee Charter, our Compensation Committee Charter and our Code of Business Conduct and Ethics, all of which also will be provided to unitholders without charge upon their written request to Niska Gas Storage Partners LLC, 1001 Fannin Street, Suite 2500, Houston, TX 77002, Attention: General Counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires directors, officers and persons who beneficially own more than 10% percent of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of such equity securities. However, since we did not complete our IPO until May 17, 2010, Section 16(a) of the Exchange Act did not apply during the year ended March 31, 2010 to our directors, executive officers and 10% unitholders.

Significant Differences in Corporate Governance Standards

        Because Holdco controls more than 50% of the voting power for the election of our directors, we are a controlled company within the meaning of NYSE rules, which exempt controlled companies from the following corporate governance requirements:

  •
  the requirement that a majority of the board consist of independent directors;

  •
  the requirement that we have a nominating or corporate governance committee, composed entirely of independent directors, that is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the board, selection of board nominees for the next annual meeting of shareholders, development of corporate governance guidelines and oversight of the evaluation of the board and management;

  •
  the requirement that we have a compensation committee of the board, composed entirely of independent directors, that is responsible for reviewing and approving corporate goals and objectives relevant to chief executive officer compensation, evaluation of the chief executive officer's performance in light of the goals and objectives, determination and approval of the chief executive officer's compensation, making recommendations to the board with respect to compensation of other executive officers and incentive compensation and equity-based plans that are subject to board approval and producing a report on executive compensation to be included in an annual proxy statement or Form 10-K filed with the SEC;

  •
  the requirement that we conduct an annual performance evaluation of the nominating, corporate governance and compensation committees; and

  •
  the requirement that we have written charters for the nominating, corporate governance and compensation committees addressing the committees' responsibilities and annual performance evaluations.

        For so long as we remain a controlled company, we are not required to have a majority of independent directors or nominating, corporate governance or compensation committees. Accordingly, our unitholders may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

        In reliance on these exemptions, our Board is not comprised of a majority of independent directors, nor do we maintain a nominating/corporate governance committee.

Executive Compensation

  Compensation Discussion and Analysis

        From our inception in 2006 until our IPO, we operated as a private company. During this pre-IPO period, the compensation committee of the board of supervisors of Niska Predecessor, or the predecessor compensation committee, established the compensation of our named executive officers. Now the manager and our board, as its delegate, manages our operations and activities and makes decisions on our behalf. The compensation of each of our executive officers, including David Pope, Darin Olson, Simon Dupéré, Paul Amirault and Rick Staples (collectively, the "named executive officers"), will be determined by our compensation committee.

        Historically, the objectives of our executive compensation program were to:

  •
  attract and retain the highest quality executive officers in our industry;

  •
  reward the executive officers as a group for our improved performance (measured in terms of Adjusted EBITDA); and

  •
  reward executive officers for their individual performance and contributions to our success.

        The predecessor compensation committee felt that these objectives were best met by providing a mix of cash and equity-based compensation to our executives, and we believe that this mix of compensation elements provided us with a successful compensation program because it has allowed us to retain key employees and attract a quality team of executives, while motivating them to provide a high level of performance to us. We expect our compensation committee to seek to satisfy the same objectives, although the committee will make certain adjustments to the types of compensation provided and performance metrics used in order to more accurately reflect a compensation program appropriate for a publicly-traded entity.

        This section describes the objectives and elements of our compensation program for the fiscal year ended March 31, 2010 for our named executive officers. This section should be read together with the Compensation Tables that follow, which disclose the compensation awarded to, earned by or paid to the named executive officers with respect to the fiscal years ended March 31, 2009 and March 31, 2010.

  Setting Executive Compensation

        We have not historically utilized an outside compensation consultant or firm to assist in setting our executive compensation programs. The predecessor board utilized internal human resources staff to compile information regarding the executives' current and past compensation, and to obtain any publicly available compensation information regarding executive positions at companies that the board determined to be a "peer" company, but did not engage in any benchmarking practices nor did the predecessor board adhere to any type of formula when setting compensation. Our board, and the compensation committee of our board, holds the authority to engage outside assistance or a compensation consultant firm in setting executive compensation if it appears at any time that such assistance would be appropriate.

        Elements of Compensation.    The primary elements of our named executive officers' compensation other than the officer's base salary are a combination of cash bonus awards and long-term equity-based compensation awards. For the fiscal years ended March 31, 2009 and March 31, 2010, the compensation for our named executive officers consisted of the following elements:

  •
  base salary;

  •
  discretionary cash bonus awards;

  •
  Niska Holdings Class B and Class C units; and

  •
  retirement, health and welfare and related benefits.

        Base Salary.    The predecessor compensation committee established base salaries for the named executive officers based on various factors, including the amounts it considered necessary to attract and retain high quality executives in our industry and the responsibilities of the named executive officers, and were responsible for approving any significant changes to executive salaries.

        For the fiscal year ended March 31, 2010, Mr. Pope had an employment agreement with AECO Partnership, our wholly owned subsidiary that employs and is responsible for providing compensation and benefits for all of our employees and executive officers. The employment agreement provided for a minimum annual base salary of $450,000 (Canadian dollars, which, using the exchange rate noted within the Summary Compensation Table below, would be approximately $428,400 US dollars). This base salary amount was determined based upon the scope of Mr. Pope's responsibilities and commensurate with Mr. Pope's position as chief executive officer. The agreement states that Mr. Pope's salary is eligible to be increased above the minimum at the predecessor compensation committee's discretion. In reviewing Mr. Pope's base salary for the year following March 31, 2009, however, the predecessor compensation committee determined that Mr. Pope's current salary continued to be consistent with the duties and the everyday tasks for which he is responsible.

        The predecessor compensation committee also reviewed the base salaries of the remaining named executive officers in connection with setting compensation levels for the fiscal year ended March 31, 2010.

        Discretionary Bonus Awards.    A significant portion of the compensation of our named executive officers consists of an annual cash bonus. While base salaries offer an important retention element by providing a guaranteed income stream to our employees, we hope to incentivize and motivate our employees to strive for both individual and overall company success by providing a substantial portion of compensation only when performance for the year calls for an additional compensatory award. We feel that our industry has historically relied heavily on performance-based cash bonuses to compensate executive officers, and we want to compensate our executives in line with our industry trends and practices.

        Historically the predecessor compensation committee determined the size, timing and allocation of the bonus based on initial recommendations from our chief executive officer. While the ultimate amount of any cash bonus paid to our named executive officers is now determined at the discretion of our board, the bonuses are originally structured around target amounts for each employee, as well as individual and company goals. We communicate a target annual bonus amount to our employees as a certain percentage of their base salary at the beginning of their employment, clearly noting that individual or company performance may significantly impact the relationship of that target annual amount to what is actually paid out in bonuses. Individual performance goals will depend on an employee's unit or particular function within a unit, while company performance has historically been tied to Adjusted EBITDA. We believe that paying a bonus tied to our Adjusted EBITDA aligns the interests of our executives and employees with those of our unitholders and motivates them to provide a high level of performance for the company. A portion of the bonuses are accrued, but not paid, pending the results of the fiscal year end audit and subsequent audit adjustments. Thus, while those portions are accrued for the year in which they are earned, they are not paid until the following fiscal year.

        Historically, we have established a bonus pool for each fiscal year to be allocated among all employees, including the named executive officers. There have been two layers of potential bonus pools, a bonus pool of 3% of our first $80.0 million of Adjusted EBITDA, and an additional pool of 8% of Adjusted EBITDA over $80.0 million. Following a determination of the amount of the available bonus pool, a series of meetings occur prior to the board's final determination of individual amounts owed to employees. The managers or supervisors of various business units first met with Mr. Pope to discuss the individual performance of employees that have worked directly under such managers. Mr. Pope then compiled this information and met with our predecessor compensation committee, where he made recommendations regarding the allotment of the bonus pool based on either ranges of amounts or a specific amount he believed are appropriate for the year. The predecessor compensation committee then met with our board to pass on its recommendations, which may or may not have been in line with the recommendations of Mr. Pope, as the predecessor compensation committee felt appropriate. The board then made the final determination of specific amounts due to each employee, including our named executive officers. We anticipate that the same process will continue on a going forward basis, although we will substitute our compensation committee for our predecessor compensation committee. Mr. Pope also receives his bonus from the same bonus pool as all other employees, thus by recommending the allotment of the bonus pool for other employees, Mr. Pope indirectly will have inferred the amount of the bonus pool that could potentially be reserved for himself; however, our compensation committee, and then our board, will ultimately make all determinations of Mr. Pope's annual cash bonus, if any. The board's determination regarding any individual award may be based solely on the targets and performance measures that have been used as guidelines for that year, or it may take into consideration extraordinary circumstances or past awards of compensation to the individual.

  Long Term Equity-Based Incentives

        Niska Predecessor Class B and Class C Units.    In 2006, Niska Predecessor issued Class B units to our employees, including the named executive officers, and Class C units to Mr. Pope pursuant to the terms of his employment agreement and Niska Predecessor's partnership agreements. Prior to our acquisition of Niska Predecessor, Niska Holdings issued identical Class B units and Class C units to the holders thereof. The Class B and Class C units represent profits interest in Niska Holdings, and entitle the holders to share in distributions by Niska Holdings once the Class A units in Niska Predecessor have received distributions equal to their contributed capital plus an 8% rate of return.

        The Class B and Class C units were granted subject to certain forfeiture restrictions, with the risk of forfeiture set to lapse with respect to half of the units held by each individual upon the passage of set intervals of time and with respect to half upon our meeting Adjusted EBITDA targets.

        The predecessor compensation committee did not exercise subjective discretion with regard to the Class B or Class C units. As of March 31, 2010, the risk of forfeiture had lapsed on all of the Class B and Class C units upon the completion of the time limitations or the achievement of the performance conditions associated with the units as applicable.

        In connection with our IPO, the long-term incentive awards that are granted to our employees shall now consist of awards from our newly adopted Niska Gas Storage Partners LLC 2010 Long Term Incentive Plan (the "Plan"). The Plan provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, other unit-based awards, distribution equivalent rights and substitute awards. Subject to adjustment for certain events (such as a recapitalization or a unit split), an aggregate of 3,380,474 common units may be delivered pursuant to awards under the Plan. Units that are cancelled, forfeited or are withheld to satisfy the exercise price of an award or our manager's tax withholding obligations are available for delivery pursuant to other awards. The Plan will be administered by the compensation committee of our board. The Plan has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

        Unit Awards.    Our compensation committee may grant unit awards to eligible individuals under the Plan. A unit award is an award of common units that are fully vested upon grant and not subject to forfeiture.

        Restricted Units and Phantom Units.    A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the compensation committee, cash equal to the fair market value of a common unit. For various tax and design flexibility reasons, our compensation committee expects that the majority of awards granted to our named executive officers from the Plan will consist of phantom units, although the appropriateness of the type of award granted to any eligible individual from the Plan will be determined by our compensation committee at their discretion.

        The compensation committee may make grants of restricted units and phantom units under the Plan to eligible individuals containing such terms, consistent with the Plan, as the compensation committee may determine, including the period over which restricted units and phantom units granted will vest. The compensation committee may, in its discretion, base vesting on the grantee's completion of a period of service or upon the achievement of specified financial objectives or other criteria. In addition, the restricted and phantom units may vest automatically upon a change of control (as defined in the Plan) of us or our manager if the compensation committee has determined to design the awards in this manner.

        If a grantee's employment, consulting or membership on the board terminates for any reason, the grantee's restricted units and phantom units will automatically be forfeited unless, and to the extent, the award agreement or the compensation committee provides otherwise.

        Distributions made by us with respect to awards of restricted units may, in the discretion of our compensation committee, be subject to the same vesting requirements as the restricted units. Our compensation committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

        We intend for restricted units and phantom units granted under the Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, participants will not pay any consideration for the common units they receive with respect to these types of awards, and neither our manager nor we will receive remuneration for the units delivered with respect to these awards.

        Unit Options and Unit Appreciation Rights.    The Plan also permits the grant of options covering common units and unit appreciation rights. Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units as determined by our compensation committee. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the compensation committee may determine, consistent with the Plan; however, a unit option or unit appreciation right must have an exercise price equal to the fair market value of a common unit on the date of grant.

        Distribution Equivalent Rights.    Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

        By giving participants the benefit of distributions paid to unitholders generally, grants of distribution equivalent rights provide an incentive for participants to operate our business in a manner that allows us to provide increasing distributions to our unitholders. Typically, distribution equivalent rights will be granted in tandem with a phantom unit, so that the amount of the participant's compensation is tied to both the market value of our units and the distributions that unitholders receive while the award is outstanding. We believe this aligns the participant's incentives directly to the measures that drive returns for our unitholders.

        Substitute Awards.    Our compensation committee, in its discretion, may grant substitute or replacement awards to eligible individuals who, in connection with an acquisition made by us, our manager or an affiliate, have forfeited an equity-based award in their former employer.

        Source of Common Units.    Common units to be delivered with respect to awards may be common units acquired by our manager on the open market, common units already owned by our manager, common units acquired by our manager directly from us or any other person or any combination of the foregoing. Our manager will be entitled to reimbursement by us for the cost incurred in acquiring common units. With respect to unit options, our manager will be entitled to reimbursement by us for the difference between the cost incurred by our manager in acquiring these common units and the proceeds received from an optionee at the time of exercise. Thus, we will bear the cost of the unit options. If we issue new common units with respect to these awards, the total number of common units outstanding will increase, and our manager will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our manager will be entitled to reimbursement by us for the amount of the cash settlement.

        Amendment or Termination of Long-Term Incentive Plan.    Our board, in its discretion, may terminate the Plan at any time with respect to the common units for which a grant has not theretofore been made. The Plan will automatically terminate on the earlier of the 10th anniversary of the date it was initially approved by our unitholders or when common units are no longer available for delivery pursuant to awards under the Plan. Our board will also have the right to alter or amend the Plan or any part of it from time to time and the compensation committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant.

  Other Benefits

        Health and Welfare Benefits.    All of our regular full-time employees, including our named executive officers, receive certain health and welfare benefits. The benefits include a health and dental plan, a short- and long-term disability plan, basic and optional life insurance, and basic and optional accidental death and dismemberment insurance coverage. Pursuant to his employment agreement, Mr. Pope is entitled to receive an annual allowance of $6,000 in order to cover additional health care expenses not directly provided or paid for by us. We also own a life insurance policy on the life of Mr. Pope, where we are both the owner and beneficiary. We also make payments on Mr. Pope's behalf for a Critical Illness policy that was previously established by Mr. Pope's prior employer and continued by us.

        Retirement and Pension Benefits.    Our registered retirement savings plan, or RRSP Plan/Non-Registered Employee Savings Plan, provides employees with an opportunity to participate in a retirement savings plan. This type of retirement plan is a Canadian retirement plan with features similar to a 401(k) plan or an individual retirement account administered in the United States. Our employees, including our named executive officers, are allowed to contribute their own funds, and we will provide certain matching contributions as well as discretionary contributions from us on their behalf from time to time. Mr. Pope's employment agreement states that he will receive an annual contribution from us of 8% of his annual base salary, and in the event that Mr. Pope contributes 5% to 25% of his own compensation, a corporate match of up to 5% annually. The 5% corporate match program was discontinued subsequent to March 31, 2009, at which time all employees received a 5% increase in their base salaries.

        Mr. Pope's prior employer maintained a Supplemental Executive Retirement Plan, or the SERP, which Mr. Pope participated in prior to his employment with us. The SERP was intended to provide him with a $250,000 annual retirement benefit for a period of ten years, or in the event of Mr. Pope's death prior to retirement, a death benefit to his beneficiaries of $1,500,000. Pursuant to Mr. Pope's employment agreement with us, we agreed to provide Mr. Pope with the same retirement benefits to which he would have been entitled under the SERP. Mr. Pope's prior employer had begun to fund Mr. Pope's SERP benefit by way of a life insurance policy on the life of Mr. Pope, which we took over as both owner and beneficiary in 2006 in connection with Mr. Pope's execution of his employment agreement with us. We intend to continue funding this life insurance policy as a means of financing Mr. Pope's eventual retirement or death benefit.

        Perquisites.    We provide our named executive officers with certain perquisites that we feel are in line with industry standards as well as peer companies within our geographic region, and which are necessary to stay competitive with regard to executive compensation. Certain of these perquisites relate to items that are "carry-overs," or perquisites that were provided to the executives when they were employed by EnCana Corporation or its affiliates, and we felt that it would be unjust to take such benefits away from the executives following their employment with us. Our named executives received additional payments to be applied to expenses for home computers, club membership (including industry organizations) and other personal expenses, as well as a monthly automobile allowance and paid parking at our office facilities.

  Executive Compensation

        The following tables, footnotes and the above narratives provide information regarding the compensation, benefits and equity holdings in Niska Holdings for the named executive officers.

  Summary Compensation for Years Ended March 31, 2009 and 2010

        The following table and footnotes provide information regarding the compensation of the named executive officers during the fiscal years ended March 31, 2009 and March 31, 2010. The year "2009" refers to the fiscal year of April 1, 2008 through March 31, 2009, and the year "2010" refers to the fiscal year of April 1, 2009 through March 31, 2010. Compensation to our named executive officers was paid primarily in Canadian dollars, but is reported in U.S. dollars in the tables that follow, using an exchange rate for each year of 0.952 U.S. dollars for each Canadian dollar (the exchange rate reported by the Bank of Canada on December 31, 2009).

Name and Principal Position	Year Covered	Salary ($)	Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David F. Pope	2010	449,820	5,571,384	(3)	—	72,631	6,093,835
Chief Executive Officer	2009	444,465	2,374,296		—	108,094	2,926,855
(Principal Executive Officer)
Darin Olson	2010	177,310	553,112		—	31,393	761,815
Chief Financial Officer	2009	160,301	292,740		—	33,508	486,549
(Principal Financial Officer and Accounting)
Paul Amirault	2010	213,992	658,784		—	36,626	909,402
Senior Vice President	2009	211,796	325,108		—	41,924	578,828
Simon Dupéré	2010	245,378	1,767,960		—	44,219	2,057,557
Chief Operating Officer	2009	237,048	849,802		—	50,001	1,136,852
Rick J. Staples	2010	191,411	1,258,544		—	49,563	1,499,518
Senior Vice President,	2009	182,724	396,984		—	50,219	629,928
Commercial Operations

(1)
In the fiscal year ended March 31, 2009, Darin Olson was granted 1,410 Class B units, Paul Amirault was granted 0 Class B units, Simon Dupéré was granted 0 Class B units, and Rick Staples was granted 1,410 Class B units. In the fiscal year ended March 31, 2010, Darin Olson was granted 900 Class B units, Paul Amirault was granted 0 Class B units, Simon Dupéré was granted 5,406 Class B units, and Rick Staples was granted 3,604 Class B units. Each of the Class B units granted in the 2010 year was granted fully vested. In accordance with FASB ASC Topic 718, however, we recognized a $0 grant date fair value, and recognize no dollar amount with respect to financial reporting purposes upon the vesting of any previously-granted Class B and Class C units. Class B and Class C units are only eligible to receive a percentage of profits generated upon the occurrence of specified monetization events. No monitization events have occurred. Compensation costs will be recorded at the time that the occurrence of a monitization event becomes probable, if at all.

(2)
Amounts disclosed in the "All Other Compensation" column for the fiscal year ending in 2010 consist of the following items and amounts:

(3)
$1,000,000 of Mr. Pope's bonus, which was accrued in fiscal year 2010, was not paid until September, 2010. However, the payment was made in relation to services provided by Mr. Pope during fiscal year 2010.

Executive Officer	RRSP Plan Contributions ($)	Parking ($)	Vehicle Allowance ($)	Canadian Pension Plan ($)	Employment Insurance ($)	Workers Compensation Board Contributions ($)	Total ($)
David Pope	35,998	4,855	22,848	5,712	2,059	832	72,631
Darin Olson	14,185	4,855	0	9,139	2,059	832	31,393
Paul Amirault	17,119	4,855	0	11,424	2,059	832	36,626
Simon Dupéré	19,630	4,855	17,136	0	2,059	832	44,219
Rick Staples	15,313	4,855	13,328	12,853	2,059	832	49,563

  Outstanding Equity Awards as of Fiscal Year-End March 31, 2010

        As of March 31, 2010, the risk of forfeiture had lapsed with respect to all outstanding equity awards held by our named executive officers. On May 12, 2009, 28,208 Class C units previously granted to David Pope, 3,651 Class B units previously granted to Darin Olson, 3,808 Class B units previously granted to Paul Amirault, 9,214 Class B units previously granted to Simon Dupéré and 6,778 Class B units previously granted to Rick Staples became vested.

  Option Exercises and Stock Vested

        The following table presents information regarding the vesting during the fiscal year ended March 31, 2010 of Niska Predecessor Class B and Class C units for the named executive officers. We have not issued any awards in the form of options on our units to any employees, including the named executive officers.

Option Exercises and Stock Vested For Year Ended March 31, 2010

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
David Pope	28,208	—
Darin Olson	3,651	—
Paul M. Amirault	3,808	—
Simon Dupéré	9,214	—
Rick J. Staples	6,778	—

(1)
In the fiscal year ended March 31, 2010, the risk of forfeiture lapsed with respect to Mr. Pope's Class C units noted above, and for the remaining Named Executive Officer's Class B units noted above. As noted above in the footnotes to the Summary Compensation Table, however, the Class B and Class C units are intended to provide profits interests to our executives following certain monetization events. Prior to the occurrence of such an event, if one occurs, the units have no recognizable value.

  Potential Payments upon Change of Control or Termination

        As of March 31, 2010, Mr. Pope was the only named executive officer subject to a formal employment agreement that will provide the officer with certain payments and benefits in connection with his termination of employment. And as all outstanding equity awards held by our remaining executive officers have become fully vested, there would be no amounts payable or accelerated with respect to a termination of employment or a change in control. Mr. Pope's employment agreement with the AECO Partnership was executed in August of 2006 and contains the terms and conditions below.

        In the event we terminate Mr. Pope for Just Cause (as defined below), all compensation payments to Mr. Pope would cease. If we terminate Mr. Pope other than for Just Cause, or Mr. Pope terminates his employment for Good Reason (as defined below), Mr. Pope shall receive a cash payment of $900,000 (Canadian dollars) less applicable withholding taxes, which amount represents two years of salary for Mr. Pope. Where Mr. Pope voluntarily resigns without Good Reason (including a normal retirement), or his employment relationship is terminated due to death or a mental or physical incapacity, all compensation payments would cease at such time. Canada has traditionally had a very robust jurisprudence regarding the notice provided to employees or payments made in lieu of notice (severance), payable to employees upon certain terminations, and we feel that providing the $900,000 payment in the event of Mr. Pope's termination other than for Just Cause or for Good Reason is an equitable result to both Mr. Pope and the company in light of the uncertain, but typically generous, severance payments authorized in the Canadian courts to executives that have litigated a severance issue due to an uncertain or nonexistent employment agreement provision on this subject.

        Any payments that Mr. Pope would be entitled to receive upon a termination of employment will be conditioned upon his execution of a general release in our favor. Mr. Pope will also remain subject to the confidentiality provisions of his employment agreement, as well as the non-competition provisions for a restricted period of one year and the non-solicitation provisions for a restricted period of six months following a termination of employment.

        "Good Reason" is defined as (1) our requirement that Mr. Pope devote the majority of his time to duties inconsistent with his position; (2) a reduction of 20% or more of Mr. Pope's annual base salary; (3) the required relocation of Mr. Pope's primary work location by more than 50 miles from his primary work location at the time of his entrance into the employment agreement; (4) our refusal to allow Mr. Pope to participate in our incentive compensation plans to which are comparable to the same plans in which he participated as an employee of his previous employer; or (5) our refusal to allow Mr. Pope to participate in employment benefit programs that are comparable to the same plans in which he participated as an employee of his previous employer.

        "Just Cause" includes (1) any improper conduct by Mr. Pope which is materially detrimental to us, our business, our employees or our standing in the community; (2) a willful failure to properly carry out his duties; (3) Mr. Pope's conviction of a criminal offense; or (4) any theft, conversion or misappropriation, attempted theft, conversion or misappropriation of any of our property, clients, business or business opportunities.

        Mr. Pope's employment agreement also provides for the continuation of Mr. Pope's SERP benefit. See "—Compensation Discussion and Analysis—Other Benefits."

  Director Compensation

        Officers, employees or paid consultants and advisors of our manager or its affiliates who also serve as our directors will not receive additional compensation for their service as our directors. Directors who are not officers, employees or paid consultants and advisors of our manager or its affiliates ("Eligible Directors") will receive a an annual cash retainer of $50,000 and restricted common units with a market value equal to $50,000 at the time of the award. In addition, Eligible Directors will receive $1,500 for each board and committee meeting that they attend. The chairperson of the audit committee will receive an additional annual fee of $15,000. Directors serving as the chairperson of our other committees will receive an additional annual fee of $10,000. Directors will also receive reimbursement for out-of-pocket expenses associated with attending meetings of the board or committees and director and officer liability insurance coverage. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common units and subordinated units representing limited liability company interests by:

  •
  each person known by us to be a beneficial owner of more than 5% of our outstanding units;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Subordinated Units Beneficially Owned	Percentage of Subordinated Units Beneficially Owned	Percentage of Total Common and Subordinated Units Beneficially Owned
Niska Sponsor Holdings Coöperatief U.A.(1)	16,304,745	48.2%	33,804,745	100%	74.1%
David Pope	—	—	—	—	—
Vance Powers	1,000	*	—	—	—
Simon Dupere	—	—	—	—	—
Paul Amirault	—	—	—	—	—
Rick Staples	—	—	—	—	—
Jason Kulsky	—	—	—	—	—
Jason Dubchak	—	—	—	—	—
Darin Olson	—	—	—	—	—
Andrew Ward	—	—	—	—	—
E. Bartow Jones	—	—	—	—	—
George A. O'Brien	—	—	—	—	—
William Shea, Jr.	—	—	—	—	—
Deborah M. Fretz	1,500	*	—	—	*
Stephen C. Muther	1,000	*	—	—	*
All directors and executive officers as a group (thirteen persons)	3,500	*	—	—	*

*
Less than 1%.

(1)
The equity interests in Holdco are indirectly owned by our executive officers, certain of our employees and investment limited partnerships affiliated with the Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the units held by Holdco through Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. C/R Energy GP III, LLC is managed by an eight person management committee. The address of Holdco and C/R Energy GP III, LLC is 712 Fifth Avenue, 51st Floor, New York, NY 10019.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

        Holdco owns 16,304,745 common units and 33,804,745 subordinated units, representing approximately 74.1% of our units. In addition, our manager owns a 2% managing member interest in us and the incentive distribution rights.

  Agreements with Affiliates

        In connection with our IPO, we entered into various agreements that effected our formation transactions, including the transfer of assets to, and the assumption of liabilities by, us and our subsidiaries. These agreements were not the result of arm's-length negotiations and the terms of these agreements are not necessarily at least as favorable to the parties to these agreements as the terms which could have been obtained from unaffiliated third parties. All of the transaction expenses incurred in connection with our formation transactions, including the expenses associated with transferring assets to our subsidiaries, were paid from the proceeds of our IPO.

  Services Agreement

        On March 5, 2010, our subsidiary, AECO Partnership, entered into a services agreement with certain affiliates of Holdco pursuant to which it would provide employees to manage certain development projects for Holdco or its affiliates in return for a service fee that is to be agreed upon between the parties from time to time. AECO Partnership subsequently assigned its rights and obligations under the services agreement to Niska Gas Storage Management ULC. The initial term of the services agreement expires on March 31, 2011, at which point it automatically renews for additional one-year terms unless it is terminated.

  Registration Rights Agreement

        Under our operating agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other company securities proposed to be sold by our manager or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our manager. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

        In addition, we have entered into a registration rights agreement with Holdco. A copy of the form of registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference. Pursuant to the registration rights agreement, we will be required to file a registration statement to register the common units and subordinated units issued to Holdco and the common units issuable upon the conversion of the subordinated units upon request of Holdco. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates of Holdco and, in certain circumstances, to third parties.

Policies Relating to Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our manager and its affiliates (including Holdco), on the one hand, and us and our unaffiliated members, on the other hand. Our directors and officers have fiduciary duties to manage our manager in a manner beneficial to its owners. At the same time, our manager has a fiduciary duty to manage us in a manner beneficial to our unitholders. Our operating agreement contains provisions that specifically define our manager's fiduciary duties to the unitholders. Our operating agreement also specifically defines the remedies available to unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The Delaware Limited Liability Company Act, which we refer to as the Delaware Act, provides that Delaware limited liability companies may, in their operating agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by a manager to members and the company.

        Under our operating agreement, whenever a conflict arises between our manager or its affiliates, on the one hand, and us or any unaffiliated member or our board as our manager's delegate, on the other, our manager will resolve that conflict. Our manager has delegated this responsibility, along with the power to conduct our business, to our board. Our board may, but is not required to, seek the approval of such resolution from the conflicts committee of our board. An independent third party is not required to evaluate the fairness of the resolution.

        Whenever a potential conflict of interest exists or arises between the manager or any of its affiliates, on the one hand, and us or any of our members, on the other, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all our members, and shall not constitute a breach of our operating agreement, of any agreement contemplated, or of any duty if the resolution or course of action in respect of such conflict of interest is:

  •
  approved by the conflicts committee of our board, although our board is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our manager or any of its affiliates;

  •
  on terms no less favorable to us than those generally being provided to or available from unaffiliated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        If our board does not seek approval from the conflicts committee and determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, our board acted in good faith, and in any proceeding brought by or on behalf of us or any of our unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our operating agreement, our board or the conflicts committee of our board may consider any factors it determines in good faith to consider when resolving a conflict. When our operating agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of the company, unless the context otherwise requires. See "Management" for information about the conflicts committee of our board.

DESCRIPTION OF THE UNITS

        As of January 12, 2011, there were 800,000 of the old units outstanding. Each of the new units to be issued will be materially identical to the old units, except that they will have been registered under the Securities Act of 1933 and be generally freely tradable. Unless otherwise specified, references in this section to "units" refer to both the old and the new units. Each unit consists of $218.75 principal amount of the U.S. Notes and $781.25 principal amount of the Canadian Notes. In the "Description of the Notes," the notes issued by the U.S. Issuers are referred to as the "U.S. notes," the notes issued by the Canadian Issuers are referred to as the "Canadian notes" and the U.S. notes and the Canadian notes are referred to collectively as the "notes." The U.S. notes and the Canadian notes comprising each unit are not separable and are transferable only as a unit. See "Description of the Notes" for further information concerning the notes.

        The registered holder of a unit is treated as the owner of it for all purposes (except as required by applicable tax laws), and only registered holders have rights under the indenture. See "Description of the Notes."

        If the exchange offer contemplated by this prospectus is consummated, holders of old units who do not exchange those units for new units in the exchange offer will vote together with holders of new units for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old unit that remain outstanding after the exchange offer will be aggregated with the new units, and the holders of such old units and the new units will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the units outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old units and the new units then outstanding.

 DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in this section or in the indenture (as defined below). In this description, references to the "Company" refer to the MLP and not to any of its respective Subsidiaries; and references to an Issuer refer only to such Issuer and not to any of its Subsidiaries or any of its direct or indirect parent companies. Unless otherwise specified, references in this section to "units" refer to both the old and new units. The calculation of financial measures with respect to the Company will be based on the consolidated financial statements of the MLP.

        The notes were issued under an indenture dated March 5, 2010 (as supplemented or amended from time to time, the indenture) among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee, or the Trustee, in a private transaction that was not subject to the registration requirements of the Securities Act.

        The following description is a summary of certain provisions of the Indenture. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms therein. We urge you to read the indenture (including the first supplemental indenture dated June 14, 2010) because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under "Where You Can find More Information."

Brief Description of the Notes and the Note Guarantees

  The Notes

  The U.S. notes:

  •
  are senior obligations of the U.S. Issuers;

  •
  are effectively junior, to the extent of the value of the collateral, to the U.S. Issuers' secured obligations; including the collateral securing the U.S. Issuers' obligations under the Credit Agreement;

  •
  are structurally subordinated in right of payment to all existing and future Indebtedness and other liabilities of any of the MLP's Subsidiaries that do not Guarantee or issue the U.S. notes;

  •
  are pari passu in right of payment with all existing and future senior Indebtedness of the U.S. Issuers; and

  •
  are senior in right of payment to any future subordinated Indebtedness of the U.S. Issuers.

  The Canadian notes:

  •
  are senior obligations of the Canadian Issuers;

  •
  are effectively junior, to the extent of the value of the collateral, to the Canadian Issuers' secured obligations; including the collateral securing the Canadian Issuers' obligations under the Credit Agreement;

  •
  are structurally subordinated in right of payment to all existing and future Indebtedness and other liabilities of any of the MLP's Subsidiaries that do not Guarantee or issue the Canadian notes;

  •
  are pari passu in right of payment with all existing and future senior Indebtedness of the Canadian Issuers; and

  •
  are senior in right of payment to any future subordinated Indebtedness of the Canadian Issuers.

  The Note Guarantees

  The U.S. Guarantees

        The U.S. notes are Guaranteed by the MLP and each of its Restricted Subsidiaries (including the Canadian Issuers, but not the U.S. Issuers and Excluded Subsidiaries), in each case on a senior basis.

        Each U.S. Guarantee of a Guarantor:

  •
  are a senior obligation of such Guarantor;

  •
  are effectively junior, to the extent of the value of the collateral, to such Guarantor's secured obligations;

  •
  are pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

  •
  are senior in right of payment to any future subordinated Indebtedness of that Guarantor.

  The Canadian Guarantees

        The Canadian notes are Guaranteed by the MLP and each of its Restricted Subsidiaries (including the U.S. Issuers, but not the Canadian Issuers and Excluded Subsidiaries), in each case on a senior basis.

        Each Canadian Guarantee of a Guarantor:

  •
  are a senior obligation of such Guarantor;

  •
  are effectively junior, to the extent of the value of the collateral, to such Guarantor's secured obligations;

  •
  are pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

  •
  are senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        As of January 12, 2011, each of the subsidiaries of the MPL are "Restricted Subsidiaries," however, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," the Company is permitted to designate certain of its Subsidiaries, other than the Issuers, as "Unrestricted Subsidiaries." Such Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Such Unrestricted Subsidiaries will not Guarantee the notes.

Principal, Maturity and Interest

        The Issuers issued $800 million in aggregate principal amount of notes as units in the original private placement of notes. The Issuers may issue additional notes, as additional units, under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock." Any additional notes issued under the indenture, including those issued in connection with the exchange offer, will be substantially identical to the notes issued in connection with the original private placement, other than the issuance dates and the dates from which the interest will accrue and will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. However, because any additional units subsequently issued under the indenture may not be fungible with the units for U.S. federal or Canadian income tax purposes, they may have a different CUSIP number or numbers and be represented by a different global unit or units. The units were issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on March 15, 2018.

        Interest on the notes accrues at the rate of 8.875% per annum and is payable semiannually in arrears on March 15 and September 15. Interest on overdue principal and interest accrues at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding March 1 and September 1. The first interest payment was made on September 15, 2010.

        Interest on the notes accrues from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the Trustee, the Issuers will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless an Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes as units in accordance with the provisions of the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders or beneficial owners of the notes will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

        The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risk Related to the Units—U.S. federal and state statutes allow courts, under specific circumstances, to void a guarantor's guarantee and require note holders to return payments received in respect thereof" and "Risk Factors—Risk Related to the Units—Certain provisions of Canadian insolvency law may affect the priority and/or delay or impair the enforceability of your right to receive payment on the Canadian notes."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company, the Issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation, merger or amalgamation (the "Successor Guarantor")

      assumes all the obligations of that Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture (subject to certain exceptions set forth in such Note Guarantee and indenture); or

    (b)
    subject to the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets," the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Guarantor (other than the MLP) will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

  (3)
  if the Company designates any of its Restricted Subsidiaries that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

  (4)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        See "—Repurchase at the Option of Holders—Asset Sales."

Additional Amounts

        All payments made by or on behalf of an Issuer or any Guarantor (each a "Payor") under or with respect to the notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other similar liabilities related thereto) (collectively, "Taxes") imposed or levied by or on behalf of any jurisdiction in which such Payor is organized, resident or doing business for tax purposes or from or through which such Payor (or its agents) makes any payment on the notes or any Note Guarantee or any department or political subdivision thereof (each, a "Relevant Taxing Jurisdiction"), unless such Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Payor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or any Note Guarantee, such Payor, subject to the exceptions stated below, will pay such additional amounts ("Additional Amounts") as may be necessary such that the net amount received in respect of such payment by each holder after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the holder would have received if such Taxes had not been required to be so withheld or deducted.

        A Payor will not, however, pay Additional Amounts to a holder or beneficial owner of notes:

  (1)
  with which the Payor does not deal at arm's length (for the purpose of the Income Tax Act (Canada)) at the time of making such payment,

  (2)
  to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the existence of any present or former connection between a holder of notes (or the beneficial owner of, or person ultimately entitled to obtain an interest in , such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of , or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction other than any connection resulting solely from the acquisition, ownership, or disposition of notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any notes or any Note Guarantee);

  (3)
  to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the holder or beneficial owner of notes, to the extent such holder or beneficial owner is legally eligible to do so, to satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm's length-relationship with the Payor and the holder or beneficial owner or otherwise establishing the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if (a) such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction) and (b) the Payor has provided the Trustee with 30 days' prior written notice of such requirement;

  (4)
  with respect to any estate, inheritance, gift, sales or any similar Taxes;

  (5)
  if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such note;

  (6)
  to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  (7)
  with respect to any Tax imposed or levied by, or on behalf of, the United States of America or any State thereof or the District of Columbia (or any political subdivision of the foregoing);

  (8)
  with respect to any Taxes imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings income which was adopted by the ECOFIN Council (the Council of the EU Finance and Economic Ministers), or any law implementing or complying with, or introduced to conform to, such directive, or pursuant to related measures entered into on a reciprocal basis between member states of the European Union and certain non-European countries and dependent or associated territories;

  (9)
  with respect to any Tax which is payable otherwise than by withholding from payments on or in respect of the notes or any Note Guarantee; or

  (10)
  any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

        At least 30 calendar days prior to each date on which any payment under or with respect to the notes or any Note Guarantee is due and payable, if a Payor will be obligated to pay Additional

Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 35th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Payor will deliver to the Trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. The Payor will promptly publish a notice in accordance with the provisions set forth in "—Notices" stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

        The Payors, jointly and severally, will indemnify and hold harmless the holders of notes, and, upon written request of any holder of notes, reimburse such holder for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such holder in connection with payments made under or with respect to the notes held by such holder or under any Note Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification or reimbursement obligations provided for in this paragraph shall not extend to Taxes for which the holder of the notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (10) above or to the extent such holder received Additional Amounts with respect to such payments.

        In addition, the Payor will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration or delivery of the notes, any Note Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction as a result of, or in connection with, any payments made pursuant to the notes or any Note Guarantee and/or the enforcement of the notes or any Note Guarantee and/or any other such document or instrument.

        The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever the indenture or this "Description of the Notes" refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Optional Redemption

        At any time prior to March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective notes issued under the indenture as units in whole units, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 108.875% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the notes as units in whole units, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding paragraphs and as set forth below under "—Redemption for Changes in Withholding Taxes," the notes will not be redeemable at the Issuers' joint option prior to March 15, 2014.

        On or after March 15, 2014, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the notes as units, upon not less than 10 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	104.438%
2015	102.219%
2016 and thereafter	100.000%

        Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

        Any optional redemption of the notes shall include the U.S. notes and the Canadian notes on a pro rata basis based on the aggregate principal amount of the notes outstanding at the time of redemption. Any optional redemption may be subject to one or more conditions.

Mandatory Redemption

        The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Redemption for Changes in Withholding Taxes

        If, as a result of:

  (1)
  any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

  (2)
  any amendment to, or change in, the official application, official interpretation, official administration or official assessing practices of the laws, regulations or rulings of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), an Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts or indemnification payments as described above under "—Additional Amounts" with respect to the Relevant Taxing Jurisdiction, then the Issuers may redeem all, but not less than all, of the units, at any time thereafter, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption described in this paragraph, an Issuer will deliver to the trustee (i) an Officers' Certificate stating that the Issuer in its reasonable judgment has determined that the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by such Issuer's taking reasonable measures available to it; and (ii) a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official application, official interpretation, official administration or official assessing practices described above.

        An Issuer will publish a notice of any optional redemption of the units described above in accordance with the provisions of the indenture described under "—Notices." No such notice of redemption may be given more than 60 days before or 365 days after the Issuer first becomes liable to pay any Additional Amount or indemnification payments.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuers to jointly repurchase all or any part of that holder's notes as units (equal to $2,000 or an integral multiple of $1,000 in excess thereof) pursuant to a Change of Control Offer on the terms set forth in the indenture. Any such repurchase of the notes shall include the U.S. notes and the Canadian notes on a pro rata basis based on the aggregate principal amount of the notes outstanding at the time of repurchase. In the Change of Control Offer, the Issuers will jointly offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased as units, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and jointly offering to repurchase notes as units on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuers will jointly, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered as units pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered as units; and

  (3)
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes as units being purchased by the Issuers.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuers will jointly announce the results of the Change of Control Offer to the holders of the notes on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer by an Issuer or a third party may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Such Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by such Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

        For purposes of this provision, each of the following will be deemed to be cash:

  (1)
  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases such Company or such Restricted Subsidiary from or indemnifies against further liability;

  (2)
  any securities, notes or other obligations received by such Company or any such Restricted Subsidiary from such transferee that are converted by such Company or such Restricted

    Subsidiary into cash within 120 days after such Asset Sale, to the extent of the cash received in that conversion;

  (3)
  any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (3) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than $5.0 million; and

  (4)
  any property, stock or assets of the kind referred to in clauses (1), (3) or (4) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds, at its option:

  (1)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (provided that in the case of any such acquisition of Capital Stock, after giving effect thereto, the Permitted Business is or becomes a Restricted Subsidiary of the Company);

  (2)
  to repay Indebtedness that is secured by a Permitted Lien on any assets that were sold in such Asset Sale;

  (3)
  to make a capital expenditure;

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

  (5)
  in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay, repurchase or redeem Indebtedness of the Company or any Restricted Subsidiary that is not contractually subordinated in right of payment to the notes; or

  (6)
  any combination of the foregoing clauses (1) through (5).

        In the case of clauses (1), (3) and (4) of the immediately preceding paragraph, the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations in the preceding paragraphs if it enters into a binding commitment to acquire such assets or Capital Stock or make such capital expenditure prior to 365 days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition or expenditure is completed within 180 days following the expiration of the aforementioned 365-day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the applicable Net Proceeds for another purpose permitted by the applicable preceding paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

        Pending the final application of any Net Proceeds of an Asset Sale, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second or third paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, within 45 days thereof, the Issuers will make a joint offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness ranking pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes as units and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes as units and other pari passu Indebtedness tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes as units and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing the Company's and its Subsidiaries' other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchase of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company or its Subsidiaries. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of the lenders or counterparties under the agreements to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers' failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuers' ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers' then existing financial resources. See "Risk Factors—Risks Related to the Units—We may not be able to repurchase the notes upon a change of control or if we do not properly apply the proceeds of certain asset sales."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as units on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Book-Entry, Delivery and Form," based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No units of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of notes held in Book Entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of units to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes as units or a satisfaction and discharge of the indenture. Notices of redemption may be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption as units become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

  Restricted Payments

        General.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of such Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving such Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of such Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Company or payable to such Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving such Company) any Equity Interests of such Company or any direct or indirect parent of such Company;

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the notes or the Note Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), in each case prior to any scheduled sinking fund payment, principal installment or Stated Maturity thereof (other than (x) Indebtedness permitted under clauses (6) and (12) of the definition of "Permitted Debt" or (y) the purchase, repurchase or other acquisition or retirement of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of the purchase, repurchase, acquisition or retirement); or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

  (1)
  if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to the Company or a Restricted Subsidiary), (5), (6), (7) and (11) (to the extent, in the case of clause (11), not comprised of Cash or Cash Equivalents) the paragraph under the caption "—Permitted Payments") from the date of the completion of a Qualified MLP IPO, is less than the sum, without duplication, of:

    (a)
    Operating Surplus calculated as of the end of the Company's preceding fiscal quarter, plus

    (b)
    to the extent not included in the calculation of Operating Surplus calculated as of the end of the Company's preceding fiscal quarter, 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) after the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Companies that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

    (c)
    to the extent not included in the calculation of Operating Surplus calculated as of the end of the Company's preceding fiscal quarter, to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

    (d)
    to the extent not included in the calculation of Operating Surplus calculated as of the end of the Company's preceding fiscal quarter, the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Operating Surplus for any period commencing on or after the date of the indenture (items (b), (c) and (d) being referred to as "Incremental Funds"), minus

    (e)
    the aggregate amount of Incremental Funds previously expended pursuant to the covenant described under the caption "—General," this clause (1) and clause (2) below; or

  (2)
  if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to the Company or a Restricted Subsidiary), (5), (6), (7) and (11) (to the extent, in the case of clause (11), not comprised of Cash or Cash Equivalents) of the paragraph under the caption "—Permitted Payments") from the date of completion of the MLP's IPO (such Restricted Payments for purposes of this clause (2) meaning only distributions in respect of the MLP's Capital Stock), is less than the sum, without duplication, of:

  (a)
  $75.0 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on the date of the indenture, plus

    (b)
    Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

        Permitted Payments.    The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of its declaration or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment out of the net cash proceeds of a substantially concurrent (a) capital contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will, to the extent included therein, be excluded or deducted from (i) clause (3)(b) of the final paragraph under the caption "—General" or (ii) the calculation of Operating Surplus and Incremental Funds, as applicable;

  (3)
  the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company, an Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

  (5)
  so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company or any Affiliate of the Company pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests of the Company to members of management or directors of the Company or its Affiliates that occurs after the date of the indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(b) or (2)(b) of the preceding paragraph, plus (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the indenture;

  (6)
  so long as no Default (except a Reporting Default) has occurred or is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $75.0 million;

  (7)
  so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Stock issued pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (8)
  repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or convertible securities;

  (9)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Capital Stock of the MLP;

  (10)
  any Restricted Payment made in connection with or as a result of MLP Formation Transactions; provided that the amount of Incremental Funds shall be reduced by the amount any distribution described in clause (iii) of the definition of MLP Formation Transactions; or

  (11)
  the payment of distributions to the Sponsors of up to $125 million from borrowings under the Credit Agreement.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $30.0 million, by an officer of the Company and, in the case of amounts over $30.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(12), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Disqualified Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), the Company will not and will not permit its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that each Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") or the issuance of any Disqualified Stock described in clause (12) below:

  (1)
  the incurrence by any Issuer or any Restricted Subsidiary of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of (i) the Borrowing Base or (ii) $550 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility which result in a corresponding commitment reduction thereunder;

  (2)
  the incurrence by any Company or its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes issued and sold in this offering and the related Note Guarantees;

  (4)
  the incurrence by any Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or a Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance or replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million or (b) 2.5% of the Consolidated Net Tangible Assets of the Company;

  (5)
  the incurrence by any Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3) or (13) of this paragraph or this clause (5);

  (6)
  the incurrence by any Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Company's Restricted Subsidiaries; provided, however, that:

  (a)
  if an Issuer is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither an Issuer nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes Guarantee of such Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by any Company or any of its Restricted Subsidiaries of Hedging Obligations;

  (8)
  the guarantee by any Issuer or any Restricted Subsidiary of Indebtedness of an Issuer or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

  (9)
  the incurrence by any Company or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

  (10)
  the incurrence by any Company or any of its Restricted Subsidiaries of Permitted Hedged Inventory Obligations and Permitted Operating Obligations;

  (11)
  the incurrence by any Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

  (12)
  the issuance by any Restricted Subsidiary of the Company to the Company or to any Restricted Subsidiary of the Company of any Disqualified Stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (12);

  (13)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is promptly extinguished;

  (14)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (15)
  Indebtedness arising from indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

  (16)
  Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business of the Company and any Restricted Subsidiary with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and any Restricted Subsidiary;

  (17)
  Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums, in each case, in the ordinary course of business;

  (18)
  the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in clause (4) under "—Merger, Consolidation or Sale of Asset Sales;"

  (19)
  the incurrence by the Company or any of its Restricted Subsidiaries of Contribution Indebtedness; and

  (20)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed the greater of (a) $50.0 million or (b) 4% of the Consolidated Net Tangible Assets of the Company.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Any Indebtedness under Credit Facilities on the date of the indenture shall be considered incurred under clause (1) of the second paragraph of this covenant.

        The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed exceeded solely as a result of fluctuations in exchange rates or currency values.

  Liens

        The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Note Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Note Guarantee, as the case may be) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture as determined in good faith by the Company;

  (2)
  the Indenture, the notes and the Note Guarantees;

  (3)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption"—Incurrence of Indebtedness and Issuance of Disqualified Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the Indenture, the notes and the Note Guarantees as determined in good faith by the Company;

  (4)
  applicable law, rule, regulation or order;

  (5)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of such acquisition as determined in good faith by the Company;

  (6)
  customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, sublicenses, leases or subleases, in each case entered into in the ordinary course of business and consistent with past practices;

  (7)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (12)
  any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (13)
  restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

  (14)
  encumbrances and restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined in good faith by the Company) and the Company determines that any such encumbrance or restriction will not materially affect any Issuer's ability to make principal or interest payments on the notes; and

  (15)
  restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

  Merger, Consolidation or Sale of Assets

        The Company will not, and will not permit either Issuer to, directly or indirectly: (1) consolidate, merge or amalgamate with or into another Person (whether or not the Company or such Issuer is the surviving entity), or (2) sell, assign, transfer, convey or otherwise dispose of (or permit their Restricted Subsidiaries to sell, assign, transfer, convey or otherwise dispose of) all or substantially all of the properties or assets of the Company and their Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) the Company or such Issuer, as applicable, is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or an Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the "Successor Person") is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia or Canada or any political subdivision thereof; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company or such Issuer or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or such Issuer, as applicable, under the notes, the indenture pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  the Company, such Issuer or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company or an Issuer, or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock" or (b) have a Fixed Charge Coverage Ratio that is equal to or less than the Fixed Charge Coverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Company's Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger, consolidation or amalgamation of the Company (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction. The Company or Issuer shall be deemed to be the surviving entity in the event of an amalgamation of either that is governed by the laws of Canada or a province thereof.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (other than transactions with entities on an arms-length basis existing on the date of the indenture) (each, an "Affiliate Transaction"), involving aggregate payments or consideration in excess of $500,000 for any Affiliate Transaction or in excess of $2.5 million per year for all Affiliate Transactions unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to such Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Company or such Restricted Subsidiary with an unrelated Person; and

  (2)
  such Company delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of such Company set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of such Company; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million (other than a Development Project Acquisition), an opinion as to the fairness to such Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment or consulting agreement, employee benefit plan, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and issuances of Capital Stock, options, warrants or other rights to acquire Capital Stock, in each case, pursuant thereto;

  (2)
  transactions between or among the Company and/or the Company's Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable and customary compensation (including bonuses) fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

  (6)
  Permitted Investments and Restricted Payments that do not violate the provisions of the indenture described above under the caption "Restricted Payments";

  (7)
  loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

  (8)
  transactions relating to the purchase or sale of Hydrocarbons, the lease of storage capacity or the transportation of Hydrocarbons, in each case with investors in the Company or its Affiliates entered into in the ordinary course of business consistent with past practice;

  (9)
  all transactions described under the "Certain Relationships and Related Party Transactions" section of this offering memorandum and MLP Formation Transactions; and

  (10)
  the payments to Affiliates made in accordance with the terms of, and in an amount not to exceed that required by, the operating agreement in effect as of the date of the indenture.

  Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Additional Note Guarantees

        If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary (other than an Excluded Subsidiary) after the date of the indenture, then that Subsidiary will become a Guarantor of the notes and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary (other than an Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by such Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        So long as any notes are outstanding, the Company will furnish to the trustee:

  (1)
  within 90 days after the end of each fiscal year, annual reports of such Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if such Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in this offering memorandum), including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations," (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of Adjusted EBITDA of the Company consistent with the presentation thereof in this offering memorandum and derived from such financial statements;

  (2)
  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of such Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if such Company had been a reporting company under the Exchange Act (but only to the extent similar information is provided in this offering memorandum), including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations," (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of Adjusted EBITDA of the Company consistent with the presentation thereof in this offering memorandum and derived from such financial statements; and

  (3)
  within 10 business days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if such Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if such Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if such Company determines in its good faith judgment that such event is not material to noteholders or the business, assets, operations, financial positions or prospects of such Company and its Restricted Subsidiaries, taken as a whole.

        At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by the preceding paragraph will include (or the company will separately furnish to the trustee) a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC; provided, however, the Issuer shall not be required to comply with Rule 3-05 of Regulation S-X if the Issuer determines in its good faith judgment that such event giving rise to the application of Rule 3-05 is not material to holders of the notes or the business, assets, operations or financial positions of the Company and its Restricted Subsidiaries, taken as a whole. The availability of any of the foregoing reports (or equivalent information in a registration statement on Form S-1 or other form or report) on the SEC's EDGAR filing system (or other successor electronic filing system) shall be deemed to satisfy the Company's delivery obligations with respect thereto.

        So long as any notes are outstanding, (1) within 10 business days after furnishing to the trustee annual reports required by clause (1) of the first paragraph of this "Reports" covenant (or within 10 business days after such reports becoming available on the SEC's EDGAR filing system (or other successor electronic filing system)), hold a conference call to discuss such reports and the results of operations for the relevant reporting period and (2) if reports required by clauses (1), (2) and (3) above are not available on the SEC's EDGAR filing system (or other successor electronic filing system) the Company will also maintain a password protected website via an Intralinks site or other similar password protected website to which note holders and prospective purchasers of notes are given access upon request to the Company and to which all of the reports required by this "Reports" covenant are posted.

        In addition, the Company shall furnish to noteholders and prospective purchasers of notes designated by noteholders, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

        Notwithstanding anything herein to the contrary, for purposes of clause (4) under "Events of Default" below, (1) the Company will be deemed not to have failed to comply with any of its obligations under clause (1) of the first paragraph of this "Reports" covenant until 15 days after the date any financial statements or reports thereunder are due, and (2) the Company will be deemed not to have failed to comply with any of its obligations under clause (2) of the first paragraph of this "Reports" covenant until 5 days after the date any financial statements or reports thereunder are due.

Changes in Covenants When Notes Rated Investment Grade

        If at any time the notes are assigned an Investment Grade Rating by both Rating Agencies and no Default or Event of Default has occurred and is continuing under the indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales" and the following provisions of the indenture described above under the caption "—Certain Covenants" (collectively the "Suspended Covenants"):

  •
  "—Restricted Payments,"

  •
  "—Incurrence of Indebtedness and Issuance of Disqualified Stock,"

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  "—Transactions with Affiliates,"

  •
  "—Designation of Restricted and Unrestricted Subsidiaries,"

  •
  "—Business Activities," and

  •
  Clause (4)(a) of the covenant described above under the caption "—Merger, Consolidation or Sale of Assets."

        After the foregoing covenants have been terminated, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of Unrestricted Subsidiary.

        Thereafter, if either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the indenture (each such date of reinstatement being the "Reinstatement Date"). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "—Restricted payments" as though such covenants had been in effect during the entire period of time from which the notes are issued. As a result, during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Company or any of its Restricted Subsidiaries for 60 days (or such greater period as specified herein) after notice of breach or default to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the units then outstanding voting as a single class to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of an amount equal to 2.0% of the Company's Consolidated Net Tangible Assets;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than those covered by insurance for which the insurer has not disclaimed liability) entered by a court or courts of competent jurisdiction aggregating in excess of an amount equal to 2.0% of the Company's Consolidated Net Tangible Assets, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the indenture); and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary of the Company, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding units may declare all the notes to be due and payable immediately.

        In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the first paragraph of this "Events of Default" covenant, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration; provided that (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Defaults or Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived and (3) remedies have not been taken with respect to collateral securing such Indebtedness.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding units may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of Units unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding units have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding units have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding units by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of any Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation, except for any liability of a stockholder of any Issuer or Guarantor which is an unlimited liability Company that may arise under applicable law governing such unlimited liability Company. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their joint option and at any time, at the option of their Boards of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of their obligations discharged with respect to the indenture and the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Issuers may, at their joint option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including their obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee (a) an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (b) an opinion of counsel in Canada reasonably acceptable to the trustee or an advance tax ruling from Canada Revenue Agency (or successor agency) to the effect that the holders of the outstanding notes will not recognize income, gain or loss for Canadian income tax purposes as a result of such Legal Defeasance and will be subject to Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal or Canadian income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal and Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which any Issuer or any of the Guarantors is a party or by which any Issuer or any of the Guarantors is bound;

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of such documents or of modifying in any manner the rights of the holders of the units under such documents with the consent of the holders of at least a majority in aggregate principal amount of the units then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, units), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding units (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, units).

        Without the consent of each holder of units affected, an amendment, supplement or waiver may not (with respect to any units held by a non-consenting holder):

  (1)
  reduce the principal amount of units whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding units or a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

  (9)
  adversely affect the ranking of the notes or any Note Guarantee; or

  (10)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes and the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger, amalgamation or consolidation or sale of all or substantially all of such Issuer's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes, which intent may be evidenced by an officers' certificate to that effect;

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

  (7)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes;

  (8)
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of the indenture;

  (9)
  to provide for the release of a Guarantee of the notes which release is otherwise permitted under the indenture and would not result in a Default or Event of Default; or

  (10)
  to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  any Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if the trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, or resign.

        The holders of a majority in aggregate principal amount of the then outstanding units will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this offering memorandum may obtain a copy of the indenture without charge by writing to Niska Gas Storage Partners LLC, 1001 Fannin Street, Suite 2500, Houston, TX 77002, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

        As was the case with the old units, the new U.S. notes and the new Canadian notes comprising each unit will not be separable and will be transferable only as a unit. Except as set forth below, the units will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

        Units initially will be represented by one or more units in registered, global form without interest coupons (collectively, the "Global Units"). The Global Units will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Units may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Units may not be exchanged for definitive units in registered certificated form ("Certificated Units") except in the limited circumstances described below. See "—Exchange of Global Units for Certificated

Units." Except in the limited circumstances described below, owners of beneficial interests in the Global Units will not be entitled to receive physical delivery of units in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC, including its participants, Euroclear Bank S.A./N.V. (or "Euroclear") and Clearstream Banking S.A. (or "Clearstream"), are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuers that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Units, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Units; and

  (2)
  ownership of these interests in the Global Units will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Units).

        Investors in Global Units who are Participants may hold their interests therein directly through DTC. Investors who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Unit may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Unit to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Unit to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Units will not have units registered in their names, will not receive physical delivery of units in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Unit registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the units, including the Global Units, are registered as the owners of the units for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of the Issuers, the Guarantors or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Units or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Units; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the units (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of units will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Issuers, the trustee or the Guarantors. Neither the Issuers nor the Guarantors nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the units, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euro-clear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Unit in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuers that it will take any action permitted to be taken by a holder of units only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Units and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Units for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in Global Units among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers nor the Guarantors nor the trustee nor the initial purchasers nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Units for Certificated Units

        A Global Unit is exchangeable for Certificated Units if:

  (1)
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Units or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to jointly appoint a successor depositary;

  (2)
  the Issuers, at their joint option, notify the trustee in writing that they elect to cause the issuance of the Certificated Units; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Unit may be exchanged for Certificated Units upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Units delivered in exchange for any Global Units or beneficial interests in Global Units will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend, unless no legend is required by applicable law.

Exchange of Certificated Units for Global Units

        Certificated Units may not be exchanged for beneficial interests in any Global Units except as set forth in the indenture.

Same Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the Global Unit (including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Units by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Units in accordance with the terms of the indenture or, if no such account is specified, by mailing a check to each such holder's registered address. The units represented by the Global Units are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such units will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Units will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Unit from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Unit by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clear-stream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges or amalgamates with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess of:

  (3)
  the present value at such redemption date of (i) the redemption price of the note at March 15, 2014, (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through March 15, 2014, (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (4)
  the principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Company's Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale by the Company or any of the Company's Restricted Subsidiaries of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $15.0 million and not exceeding $30.0 million in any fiscal year;

  (2)
  a transfer of assets between or among the Company and the Company's Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (4)
  the sale, lease or other transfer or discount of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the assignment, cancellation or abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in any material respect in the conduct of the business of the Company and the Company's Restricted Subsidiaries taken as whole);

  (5)
  grants of leases, subleases, licenses and sublicenses in the ordinary course of business;

  (6)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (7)
  the granting of Liens not prohibited by the covenant described above under the caption "—Liens";

  (8)
  the sale or other disposition of cash or Cash Equivalents;

  (9)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (10)
  dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

  (11)
  the sale of an Unrestricted Subsidiary;

  (12)
  the sale or other disposition of Equity Interests of, or an issuance of Equity Interests by, an Unrestricted Subsidiary;

  (13)
  the sale of Permitted Investments (other than sales of Equity Interests of any Company's Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the date of the indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a contribution of common equity capital to the Company;

  (14)
  grants of Capital Stock of Restricted Subsidiaries or options or other rights to acquire shares of Capital Stock of Restricted Subsidiaries (or issuances of Capital Stock of Restricted Subsidiaries upon the exercise of such options or other rights) made to employees or directors as described in clause (1) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates" having an aggregate Fair Market Value of $10.0 million in any fiscal year;

  (15)
  any transaction occurring as a result of MLP Formation Transactions; and

  (16)
  the sale or other disposition of any or all of Access Gas Services Inc., Access Gas Services (Alberta) Inc., and Access Gas Services (Ontario) Inc.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time (other than any right conditioned upon the occurrence of events or circumstances outside such person's control). The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation (including an unlimited liability company), the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership (or the board of the partnership or Persons performing similar functions);

  (3)
  with respect to a limited liability company, the Board of Directors of the managing member, if the managing member is an entity (or the board of the limited liability company or Persons performing similar functions), or the managing member or members or any controlling committee of managing members thereof, if the managing members are individuals; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Borrowing Base" means, as of any date, (a) 100% of the cash and Cash Equivalents (excluding margin deposits) of the Company and its Restricted Subsidiaries, plus (b) 90% of the net book value of the trade receivables and accrued receivables of the Company and its Restricted Subsidiaries, plus (c) 90% of the net book value of inventory of the Company and its Restricted Subsidiaries, plus (d) 80% of issued but unused letters of credit of the Company and its Restricted Subsidiaries, plus (e) 25% of the net book value of the property, plant and equipment of the Company and its Restricted Subsidiaries.

        "Capital Improvement" means any (a) addition or improvement to the capital assets owned by any Group Member, (b) acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) of existing, or the construction of new, capital assets, or (c) capital contribution by a Group Member to a Person that is not a MLP Subsidiary, in which a Group Member has an equity interest, or after such capital contribution will have, to fund the Group Member's pro rata share of the cost of the acquisition of existing, or the construction of new or the improvement of existing, capital assets, in each case if such addition, improvement, acquisition or construction is made to increase the long term operating capacity or net income of the Company Group from the long term operating capacity or net income of the Company Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from that existing immediately prior to such addition, improvement, acquisition or construction.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation (including an unlimited liability company), corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars or Canadian dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic United States or Canadian commercial bank;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition; and

  (6)
  money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Company's Subsidiaries taken as a whole, to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) that is not a Permitted Holder, which occurrence is followed by a Ratings Decline within 90 days; provided that a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the aggregate voting power of all classes of Voting Stock of such Person immediately after such transaction will not be a Change of Control;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) other than the MLP Formation Transactions, the result of which is that any Person (including any "person" (as defined above) that is not a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, which occurrence is followed by a Ratings Decline within 90 days; or

  (4)
  a Company consolidates with, or merges with or into, any Person that is not a Permitted Holder, or any Person that is not a Permitted Holder consolidates with, or merges with or into, a Company, in any such event pursuant to a transaction in which any of the outstanding, Voting Stock of a Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of a Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction), which occurrence is followed by a Ratings Decline within 90 days.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment Date" has the meaning assigned to that term in the indenture governing the notes.

        "Commences Commercial Service" means a Capital Improvement is first put into commercial service by a Group Member following, if applicable, completion of construction and testing.

        "Company Group" means the Company and its MLP Subsidiaries treated as a single entity.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  Fixed Charges to the extent deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (6)
  all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; provided that with respect to any Joint Venture, the aggregate Net Income of such Joint Venture will be included to the extent of the Company's and a Restricted Subsidiary's percent ownership of such Joint Venture so long as the declaration or payment of dividends or similar distributions by such Joint Venture of that Net Income is at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Joint Venture or its stockholders, partners or members;

  (2)
  the Net Income of any Restricted Subsidiary (other than an Issuer) that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 will be excluded;

  (5)
  any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

  (6)
  any impairment charge or asset write-off or write-down, including those pursuant to Financial Accounting Standards Board Statement No. 142.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

        "Contribution Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed two times the aggregate amount of cash received by the Issuer after the date of the indenture from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of the Issuer); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as "Contribution Indebtedness" pursuant to an Officer's Certificate on the date of its incurrence. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Equity Interests and will be disregarded for purposes of the "Restricted Payments" covenant and will not be considered to be an Equity Offering for purposes of the "Optional Redemption" provisions of the indenture.

        "Credit Agreement" means that certain credit agreement to be dated as of the date of the indenture among the Issuers, the Guarantors and the financial institutions party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing in whole or in part with any capital markets transaction) from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing in whole or in part with any capital markets transaction) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-cash Consideration" pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Development Project Acquisition" means the acquisition of an entity or entities or the assets of an entity or entities formed for the purpose of constructing, developing or acquiring one or more facilities engaged, or to be engaged following construction, in a Permitted Business or assets useful in a Permitted Business.

        "Disqualified Stock" means (a) in the case of the Company or any of its Restricted Subsidiaries, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature and (b) in the case of any Restricted Subsidiary of the Company, any other Capital Stock other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments" or (y) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock prior to the Company's purchase of the notes as is required to be purchased pursuant to the provisions of the indenture and incentive distribution rights shall not constitute Disqualified Stock solely by virtue of the right of the holder thereof to require repurchase thereof upon removal of the Managing Member without cause. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company).

        "Excluded Subsidiary" means any Subsidiary (i) that has had less than 3% of consolidated total assets or 3% of annual consolidated revenues of the Company as reflected on the most recent annual or quarterly financial statements delivered hereunder prior to such date; provided that all Excluded Subsidiaries taken together shall not exceed 5% of consolidated total assets and 5% of annual consolidated revenues of the Company as reflected on the most recent annual or quarterly financial statements delivered hereunder prior to such date.

        "Expansion Capital Expenditures" means cash expenditures for Capital Improvements. Expansion Capital Expenditures shall not include Maintenance Capital Expenditures or Investment Capital Expenditures. Expansion Capital Expenditures shall include interest (and related fees) on debt incurred to finance the construction of a Capital Improvement and paid in respect of the period beginning on the date that a Group Member enters into a binding obligation to commence construction of a Capital Improvement and ending on the earlier to occur of (a) the date that such Capital Improvement Commences Commercial Service and (b) the date that such Capital Improvement is abandoned or disposed of. Debt incurred or equity issued to fund interest payments described in the immediately preceding sentence or incurred to fund distributions in respect of equity issued (including incremental incentive distributions related thereto) to fund the construction of a Capital Improvement as described in clause (a)(iv) of the definition of Operating Surplus shall also be deemed to be debt incurred to finance the construction of a Capital Improvement. Where capital expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the Managing Member shall determine the allocation between the amounts paid for each.

        "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in the indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, re-pays, repurchases, defeases or otherwise discharges or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance of other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries of by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business and increases in ownership of Restricted Subsidiaries), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (4)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, in each case, on a consolidated basis and in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Group Member" means a member of the Company Group.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means (i) with respect to the U.S. notes the MLP and each of its Restricted Subsidiaries (including the Canadian Issuers, but not the U.S. Issuers and Excluded Subsidiaries) and (ii) with respect to the Canadian notes, the MLP and each of its Restricted Subsidiaries (including the U.S. Issuers, but not the Canadian Issuers and Excluded Subsidiaries).

        "Hedge Contract" means any exchange, swap, forward, cap, floor, collar or other similar agreement or arrangement that is entered into for the purpose of hedging the Company Group's exposure to fluctuations in the price of hydrocarbons, interest rates, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes. The term "Long Term Hedge Contract" refers to any Hedge Contract with a specified termination date more than twelve months after the date the Hedge Contract is entered into and the term "Current Hedge Contract" refers to all other Hedge Contracts.

        "Hedged Inventory Transaction" means a transaction in which the Company or any of its Restricted Subsidiaries purchases Hydrocarbons or establishes a position using New York Mercantile Exchange or over-the-counter contracts to purchase Hydrocarbons, and within one business day of such purchase transactions, either (1) establishes one or more positions using New York Mercantile Exchange or over-the-counter futures contracts to resell at a date after the delivery date of Hydrocarbons as so purchased, or (2) enters into a contract with that Person or another Person to resell at a date after such delivery date, a similar aggregate quantity and quality of Hydrocarbons as so purchased, and at an aggregate price equal to or greater than the Indebtedness incurred for the Hydrocarbons so purchased by the Company or such Restricted Subsidiary.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, option, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of banker's acceptances or letters of credit (other than obligations in respect of letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person or a demand for reimbursement);

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

        "Interim Capital Transactions" means the following transactions: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member; and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

        "Investment Capital Expenditures" means capital expenditures that are neither Expansion Capital Expenditures nor Maintenance Capital Expenditures.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Joint Venture" means (i) any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment (provided that, for purposes of the proviso to clause (1) of the definition of Consolidated Net Income, the Company and its Restricted Subsidiaries own at least 20% of the Equity Interests of such Person on a fully diluted basis or control the management of such Person pursuant to a contractual agreement) or (ii) an Unrestricted Subsidiary of the Company that (a) has no Indebtedness and (b) was an Affiliate of the Company as of the date of the indenture.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Maintenance Capital Expenditures" means cash expenditures (including expenditures for the addition or improvement to or replacement of the capital assets owned by the Company Group or for the acquisition of existing, or the construction of new, capital assets) made to maintain the operating capacity or net income of the Company Group.

        "Managing Member" means the business entity with the ultimate authority to manage the business and operations of the MLP (which may be the MLP or its successors).

        "Member" means any holder Membership Interests.

        "Membership Interests" means the capital stock of the MLP.

        "MLP" means an entity formed to acquire, directly or indirectly, all of the Equity Interests of the Issuers, in order to undertake an initial public offering of its Capital Stock and that, immediately following consummation of such offering, will be treated as a partnership for U.S. federal income tax purposes.

        "MLP Formation Transactions" means (i) the legal formation of the MLP, (ii) the acquisition, directly or indirectly, of the Issuers by the MLP, (iii) the borrowing under Credit Facilities of an amount not to exceed the anticipated gross proceeds of a Qualified MLP IPO and the distribution of that amount to the Sponsors immediately prior to such Qualified MLP IPO, (iv) transactions related to the MLP IPO described in this offering memorandum under the caption "Summary" and (v) transactions reasonably related thereto that the Company has determined by an officer of the Company not to have a material adverse effect on the holders of the Units.

        "MLP Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a MLP Subsidiary (as defined, but excluding subsection (d)

of this definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person in which such Person, one or more MLP Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided that (A) such Person, one or more MLP Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person's ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) formed and maintained for the sole purpose of developing or owning a natural gas storage facility, and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (3) any reserve for adjustment or indemnification obligations in respect of the sale price of any asset or assets that were the subject of such Asset Sale established in accordance with GAAP.

        "Niska Holdings I" means Niska GS Holdings I, L.P.

        "Niska Holdings II" means Niska GS Holdings II, L.P.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        For purposes of determining compliance with the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" above, in the event that any Non-Recourse Debt of any Company's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

        "Note Guarantee" means the Guarantee by each Guarantor of an Issuer's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Operating Agreement" means Amended and Restated Agreements of Limited Partnership of Niska GS Holdings I, L.P. and Niska GS Holdings II, L.P., as in effect as of the date of the indenture.

        "Operating Expenditures" means all Company Group cash expenditures (or the Company's proportionate share of expenditures in the case of MLP Subsidiaries that are not wholly owned), including taxes, reimbursements of expenses of the Managing Member, payments made in the ordinary course of business underlying Hedge Contracts, repayment of Working Capital Borrowings, debt service payments and capital expenditures, subject to the following:

  (1)
  repayment of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;

  (2)
  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

  (3)
  Operating Expenditures shall not include (i) Expansion Capital Expenditures or Investment Capital Expenditures, (ii) payment of transaction expenses relating to Interim Capital Transactions, (iii) distributions to Members or (iv) repurchases of Membership Interests of any class, other than repurchases of Membership Interests to satisfy obligations under employee benefit plans, or reimbursements of expenses of the Managing Member for such purchases. Where capital expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the Managing Member shall determine the allocation between the amounts paid for each; and

  (4)
  payments made in connection with the termination of any Long Term Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be excluded and amounts paid in connection with the initial purchase of a Long Term Hedge Contract shall be amortized over the life of the applicable Hedge Contract.

        "Operating Surplus" means, with respect to any period, on a cumulative basis and without duplication,

  (1)
  the sum of (i) $50 million, (ii) all cash receipts of the Company Group (or the Company's proportionate share of cash receipts in the case of MLP Subsidiaries that are not wholly owned) for the period beginning on the IPO Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Long Term Hedge Contracts (provided that cash receipts from the termination of a Long Term Hedge Contract prior to its specified termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract), (iii) all cash receipts of the Company Group (or the Company's proportionate share of cash receipts in the case of MLP Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (iv) the amount of distributions paid on equity (including incremental incentive distributions) issued to finance all or a portion of the construction, acquisition or improvement of a Capital Improvement and paid in respect of the period beginning on the date that the Group Member enters into a binding obligation to commence construction or improvement of, or to acquire, such Capital Improvement and ending on the earlier to occur of (A) the date that such Capital Improvement Commences Commercial Service and (B) the date that it is abandoned or disposed of (equity issued to fund the construction period interest payments on debt incurred (including periodic net payments under related interest rate swap agreements), or construction period distributions on equity issued, to finance the construction, acquisition or improvement of a Capital Improvement shall also be deemed to be equity issued to finance the construction, acquisition or improvement of a Capital Improvement for purposes of this clause (iv)), less

  (2)
  the sum of (i) Operating Expenditures for the period beginning on the IPO Date and ending on the last day of such period, (ii) the amount of cash reserves established by the Managing Member (or the Company's proportionate share of cash reserves in the case of MLP Subsidiaries that are not wholly owned) to provide funds for future Operating Expenditures, (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred and (iv) any loss realized on disposition of an Investment Capital Expenditure; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of cash to be distributed with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the Managing Member so determines.

        Cash receipts from an Investment Capital Expenditures shall be treated as cash receipts only to the extent they are a return on principal, but return of principal shall not be treated as cash receipts.

        "Permitted Asset Swap" means any disposition of assets by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any Subsidiary of the Company) in which at least 95% of the consideration received by the Company and the Company's Restricted Subsidiary consists of:

  (1)
  all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; and/or

  (2)
  other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that any consideration not constituting assets or property of a kind usable by the Company or its Restricted Subsidiaries in the Permitted Business received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale that constitutes a Permitted Asset Swap shall constitute Net Proceeds from an Asset Sale pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Permitted Business" means either (1) purchasing, gathering, transporting, marketing, selling, distributing, storing or otherwise handling Hydrocarbons or activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses or (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code.

        "Permitted Business Investments" means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture; provided that:

  (1)
  at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" above;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Hedged Inventory Obligations" means Indebtedness of the Company or any of its Restricted Subsidiaries under letters of credit, bankers' acceptances or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Company or any Restricted Subsidiary of the Company by the Company or any other Restricted Subsidiary of the Company, as applicable, related to a Hedged Inventory Transaction, provided that, (1) if the Company or such Restricted Subsidiary has entered into such a contract to resell at a subsequent date, as distinguished from establishing a position using New York Mercantile Exchange or over-the-counter future contracts to resell at a subsequent date, (a) the Person with which the Company or such Restricted Subsidiary has such contract to sell has an Investment Grade Rating, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an Investment Grade Rating, or (b) such Person posts a letter of credit in favor of the Company or such Restricted Subsidiary with respect to such contract and (2) for the period commencing on the date the Company or such Restricted Subsidiary is obligated to take delivery of such Hydrocarbons so purchased by it and until and including the date on which delivery to the purchaser is fulfilled, the Company or such Restricted Subsidiary has the right and ability to store such quantity and quality of Hydrocarbons in storage facilities or storage capacity owned, leased, operated or otherwise controlled by the Company or any Restricted Subsidiary of the Company or in pipelines, or such Hydrocarbons are in transit to such facilities.

        "Permitted Holder" means the Sponsors and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Sponsors are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (7)
  Hedging Obligations permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant;

  (8)
  Permitted Business Investments;

  (9)
  any Investment by the Company or any of its Restricted Subsidiaries in any Person that was previously a Subsidiary of the Company but ceases to be such as a result of a reduction in the Company's direct or indirect ownership interests in such Person in connection with a public offering of Capital Stock of such Person; provided, that at the time such Person ceases to be a Subsidiary of the Company and immediately after giving effect thereto, no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of a percentage of the total Voting Stock of such Person, measured by voting power rather than number of shares, greater than the percentage of the total Voting Stock of such Person, measured by voting power rather than number of shares, owned by the Company at such time;

  (10)
  any Investment made in connection with MLP Formation Transactions; and

  (11)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of $25.0 million or 2.5% of the Consolidated Net Tangible Assets of the Company.

        "Permitted Liens" means:

  (1)
  Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating thereto;

  (2)
  Liens in favor of an Issuer or a Guarantor;

  (3)
  Liens on property of a Person existing at the time such Person is merged or amalgamated with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged or amalgamated into or consolidated with the Company or the Restricted Subsidiary;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation or an operating lease;

  (6)
  Liens on any property or asset acquired, constructed or improved by the Company or any of its Restricted Subsidiaries (a "Purchase Money Lien"), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

  (7)
  Liens existing on the date of the indenture other than Liens securing the Credit Facilities;

  (8)
  Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, trade contracts, leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (9)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (10)
  Liens on pipelines or pipeline facilities or products shipped on such pipelines that arise by operation of law;

  (11)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, access agreements, farmout agreements, division orders, contracts for sale, transportation or exchange of crude oil, natural gas and other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Permitted Business;

  (12)
  Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of letters of credit, bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;"

  (13)
  Liens securing Obligations of an Issuer or any Guarantor under the notes or the Guarantees, as the case may be;

  (14)
  Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under "—Certain Covenants—Liens;"

  (15)
  Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries;

  (16)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed 5% of the Consolidated Net Tangible Assets of the Company;

  (17)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (15) above; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby; and

  (18)
  Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other assets relating to such letters of credit and products and proceeds thereof.

        "Permitted Operating Obligations" means Indebtedness of the Company or any Restricted Subsidiary of the Company in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Company or any Restricted Subsidiary of the Company in the ordinary course of business (excluding obligations related to the purchase by the Company or any Restricted Subsidiary of the Company of Hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for any obligations for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged is subordinated in right of payment to the notes or the Notes Guarantees, such

    Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Notes Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged; and

  (4)
  such Indebtedness is incurred by the Company or a Guarantor if the Company or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant "Incurrence of Indebtedness and Issuance of Disqualified Stock" shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation (including an unlimited liability company), partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity; provided that when Person is used to refer to the Company, it shall refer to the MLP.

        "Qualified MLP IPO" means an initial offer and sale of common units of the MLP in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of the MLP issuable under any employee benefit plan); provided, however, that immediately after such offering, the MLP s treated as a partnership for U.S. federal income tax purposes and qualifies for the exception contained in Section 7704(c) of the Code for partnerships with "qualifying income" (as defined in Section 7704(d) of the Code).

        "Rating Agencies" means Moody's and S&P.

        "Ratings Categories" means:

  (1)
  with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

  (2)
  with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Ratings Decline" means a decrease in the rating of the units by either Moody's or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the units has decreased by one or more gradations, gradations within Ratings Categories, namely + or—for S&P, and 1, 2 and 3 for Moody's, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

        "Reporting Default" means a Default under the covenants described under "Certain Covenants Reports" after giving effect to the grace periods referred to therein.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Sponsors" means Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. and their Affiliates.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation (including an unlimited liability company), association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2014; provided, however, that if the period from the redemption date to March 15, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than an Issuer) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, and any Subsidiary thereof, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Working Capital Borrowings" means borrowings, used solely for working capital purposes, including the purchase of inventory and other current assets or to fund current liabilities, and specifically excluding any borrowings for the purchase of property, plant and equipment, acquisitions or capital improvements, or to pay distributions to Members, made in the ordinary course of business pursuant to a credit facility, commercial paper facility or similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within twelve months from sources other than additional Working Capital Borrowings.

DESCRIPTION OF OTHER INDEBTEDNESS

  Our Previous Credit Facilities

        On May 12, 2006 certain subsidiaries of Niska Predecessor entered into credit facilities, or our previous credit facilities, with a syndicate of financial institutions, consisting of a U.S. revolver loan (which included a U.S. swing line facility) of $175.0 million, a Canadian revolver loan (which included a Canadian swing line facility) of $175.0 million, an asset sale term loan of $100.0 million, a U.S. term loan of $175.0 million, and a Canadian term loan of $550.0 million. The term loans were used to fund the acquisitions of our assets. On March 5, 2010, in connection with the closing of the offering of our senior notes, we entered into a new credit agreement and terminated our previous credit facilities.

  Our $400 Million Credit Agreement

        Concurrently with the issuance of our senior notes, Niska US and the AECO Partnership entered into new senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility. References in this prospectus to "our new credit facilities" or "our $400.0 million credit agreement" refer to the credit agreement and credit facilities, respectively, of the AECO Partnership and Niska US. These new revolving credit facilities provide for revolving loans and letters of credit in an aggregate principal amount of up to $200.0 million for each of the U.S. revolving credit facility and the Canadian revolving credit facility. Subject to certain conditions, each of the revolving credit facilities may be expanded up to $100.0 million in additional commitments, and the commitments in each facility may be reallocated on terms and according to procedures to be determined. Loans under the U.S. revolving facility will be denominated in U.S. dollars and loans under the Canadian revolving facility may be denominated, at our option, in either U.S. or Canadian dollars. Royal Bank of Canada is acting as administrative agent and collateral agent for the revolving credit facilities. Each revolving credit facility has a four-year maturity.

        Borrowings under our revolving credit facilities are limited to a borrowing base calculated as the sum of specified percentages of eligible cash equivalents, eligible accounts receivable, the net liquidating value of hedge positions in broker accounts, eligible inventory, issued but unused letters of credit, and certain fixed assets minus the amount of any reserves and other priority claims. Borrowings will bear interest at a floating rate, which (1) in the case of U.S. dollar loans can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin, and (2) in the case of Canadian dollar loans can be either the bankers' acceptance rate plus an applicable margin or, at our option, a prime rate plus an applicable margin. The credit agreement provides that we may borrow only up to the lesser of the level of our then current borrowing base and our committed maximum borrowing capacity, which is currently $400.0 million. Our borrowing base was $494.8 million as of September 30, 2010.

        Our obligations under our $400.0 million credit agreement will be guaranteed by us and all of our direct and indirect wholly owned subsidiaries (subject to certain exceptions) and secured by a lien on substantially all of our and our direct and indirect subsidiaries' current and fixed assets (subject to certain exceptions). Certain fixed assets will only be required to be part of the collateral to the extent such fixed assets are included in the borrowing base under the respective revolving credit facility. The aggregate borrowing base under both revolving credit facilities includes $150.0 million (the "PP&E Amount") due to a first-priority lien on fixed assets granted to the lenders. The PP&E Amount will be reduced on a dollar-for-dollar basis upon the release of fixed assets having a value in excess of $50.0 million from such liens.

        The following fees are applicable under each revolving credit facility: (1) an unused line fee of 0.75% per annum, based on the unused portion of the respective revolving credit facility; (2) a letter of credit participation fee on the aggregate stated amount of each letter of credit equal to the applicable margin for LIBOR loans or bankers' acceptance loans, as applicable; and (3) certain other customary fees and expenses of the lenders and agents. We will be required to make prepayments under our revolving credit facilities at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under such revolving credit facility exceeds the lesser of the aggregate amount of commitments in respect of such revolving credit facility and the applicable borrowing base.

        Our $400.0 million credit agreement contains customary covenants, including, but not limited to, restrictions on our and our subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets subject to security interests under the credit agreement, make acquisitions, loans, advances or investments, pay distributions, sell or otherwise transfer assets, optionally prepay or modify terms of any subordinated indebtedness or enter into transactions with affiliates. Our new revolving credit facilities require the maintenance of a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both revolving credit facilities. Such fixed charge coverage ratio will be tested at the end of each quarter until such time as average excess availability exceeds 15% for thirty consecutive days.

        Our $400.0 million credit agreement contains limitations on our ability to pay distributions in respect of, repurchase or pay dividends on our membership interests (or other capital stock) or make other restricted payments. These limitations are substantially similar to those contained in the indenture governing our senior notes described above, except that the credit agreement does not contain a general basket of $75.0 million of restricted payments. Under these restrictions, we were permitted to distribute approximately $40.0 million under our $400.0 million credit agreement as of September 30, 2010. As of March 31, 2010, our $400.0 million credit agreement contained a different restriction on our ability to make restricted payments because we had not yet consummated our IPO. Under this restriction, our $400.0 million credit agreement would have permitted us to distribute approximately $14.9 million at that date.

        Our $400.0 million credit agreement provides that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including our senior notes, voluntary and involuntary bankruptcy proceedings, material money judgments, material events relating to pension plans, certain change of control events and other customary events of default.

        As of September 30, 2010, we had no borrowings outstanding under our revolving credit facilities and had $3.8 million in letters of credit issued. We and our subsidiaries were in compliance with all covenant requirements under our credit facilities at September 30, 2010.

 PLAN OF DISTRIBUTION

        You may transfer new units issued under the exchange offer in exchange for the old units if:

  •
  you acquire the new units in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new units in violation of the provisions of the Securities Act; and

  •
  you are not our "affiliate" (within the meaning of Rule 405 under the Securities Act).

        Each broker-dealer that receives new units for its own account pursuant to the exchange offer in exchange for old units that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new units. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new units received in exchange for old units where such old units were acquired as a result of market-making activities or other trading activities.

        If you wish to exchange new units for your old units in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering—Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new units for your own account in exchange for old units that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new units.

        We will not receive any proceeds from any sale of new units by broker-dealers. New units received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new units or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new units.

        Any broker-dealer that resells new units that were received by it for its own account pursuant to the exchange offer in exchange for old units that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new units by broker-dealers.

        We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old units (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain federal income tax considerations relevant to the exchange of old units for new units, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new units. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the units as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's old units for new units, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

        We believe that the exchange of old units for new units will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new unit in exchange for an old unit in the exchange, and the holder's basis and holding period in the new unit will be the same as its basis and holding period in the corresponding old unit immediately before the exchange.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal Canadian federal income tax considerations generally applicable, as of the date hereof, to a holder of the old units who participates in the exchange offer and who, for purposes of the Income Tax Act (Canada), or the Tax Act, and at all relevant times, is not and is not deemed to be resident in Canada, does not use or hold and is not deemed to use or hold the old units or the new units in carrying on a business in Canada, holds the old units and the new units as capital property, deals at arm's length and is not affiliated with the Canadian Issuers and the US Issuers, and deals at arm's length and is not affiliated with any transferee resident or deemed to be resident in Canada to whom the holder assigns, transfers or otherwise disposes of an old unit or a new unit, or a Holder. Generally, the old units and the new units will be capital property to a Holder provided the Holder does not acquire or hold such units in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

        This summary is not applicable to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere within the meaning of the Tax Act. Any such holder should consult its own Canadian tax advisors with respect to the acquisition, holding or disposition of the old units and new units. This summary further assumes that the US Issuers are not, and will not be at any relevant time, resident in Canada, or be carrying on business in Canada, all within the meaning of the Tax Act.

        This summary is based upon the provisions of the Tax Act and the regulations thereunder as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder, or the Tax Proposals, which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and the administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policy and assessing practice, whether by way of judicial, regulatory, legislative or governmental decision or action, nor does it take into account other federal or provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all.

        This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of the old units. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult their own Canadian tax advisors with respect to the Canadian income tax considerations associated with participating in the exchange offer.

        A Holder will be treated for purposes of the Tax Act as owning the Canadian Notes and the US Notes comprising the old units and the new units as separate indebtedness and will be subject to the consequences under the Tax Act of exchanging the old units for the new units as more particularly described below.

        For the purposes of the Tax Act, the exchange of the Canadian Notes and the US Notes comprising the old units for the Canadian Notes and the US Notes comprising the new units should not constitute a taxable transaction.

LEGAL MATTERS

        Certain legal matters relating to the new units offered in this exchange offer and the guarantees were passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

        The statement of financial position of Niska Gas Storage Partners LLC as at March 31, 2010 and the combined financial statements of Niska Predecessor as of March 31, 2010 and 2009 and for each of the years in the three-year period ended March 31, 2010, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act, covering the notes to be issued in the exchange offer (Registration No. 333-170911). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding our company and the notes to be issued in the exchange offer, please refer to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

        We are subject to the periodic reporting and other informational requirements of the Exchange Act. You may read and copy any reports or other information filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Copies of this material can be obtained from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may call the SEC at 800-SEC-0350 for further information on the operation of the public reference room. Our filings will also be available to the public from commercial document retrieval services and at the SEC Web site at "www.sec.gov." In addition, you may request a copy of any of these filings and copies of the indenture or other agreements referred to in this prospectus, at no cost, on our website, at "www.niskapartners.com," or by writing or telephoning us at the following address or phone number Niska Gas Storage Partners LLC, 1001 Fannin Street, Suite 2500, Houston, TX 77002, (281) 404-1890; Attn: Investor Relations.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. Forward-looking statements are statements other than statements of historical facts or present facts, that address activities, events, outcomes, and other matters that Niska plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "project," "expect," "predict" and similar expressions identify these forward-looking statements. Forward looking statements are based on management's current expectations and can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward looking statements can be guaranteed. When considering these forward looking statements, you should keep in mind the risk factors and other cautionary statements in this document. Actual results may vary materially. You are cautioned not to place undue reliance on any forward looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include:

  •
  changes in general economic conditions;

  •
  competitive conditions in our industry;

  •
  actions taken by third party operators, processors and transporters;

  •
  changes in the availability and cost of capital;

  •
  operating hazards, natural disasters, weather related delays, casualty losses and other matters beyond our control;

  •
  the effects of existing and future laws and governmental regulations;

  •
  the effects of future litigation; and

  •
  certain factors discussed elsewhere in this document.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statement.

        We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, and we undertake no obligation to update this information to reflect events or circumstances after the date of this prospectus, except as required by law. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

APPENDIX A—LETTER OF TRANSMITTAL

TO TENDER

Old Units, Each Consisting of $218.75 Principal Amount of 8.875% Senior Notes Due 2018 of
Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp. and
$781.25 Principal Amount of 8.875% Senior Notes Due 2018 of Niska Gas Storage Canada ULC
and Niska Gas Storage Canada Finance Corp. ("old units")

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED                        , 2011

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON                        , 2011 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit,
480 Washington Boulevard, 27th Floor,
Jersey City, New Jersey 07310,
attention: Enrique Lopez,
phone: (212) 815-8394,
facsimile: (212) 298-1915

        If you wish to exchange old units for an equal aggregate number of new units, which are materially identical to the old units except that they have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are freely tradable ("new units"), you must validly tender (and not withdraw) old units to the exchange agent prior to the expiration date.

        The undersigned hereby acknowledges receipt of the Prospectus, dated                        , 2011 (the "Prospectus"), of Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp. (collectively, the "Issuers"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuer's offer (the "Exchange Offer") to exchange the new units that have been registered under the Securities Act for a like number of issued and outstanding old units. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old units of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the old units. Tender of old units is to be made according to the Automated Tender Offer Program, or ATOP, of the Depository Trust Company, or DTC, pursuant to the procedures set forth in the prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your old units in the

Exchange Offer the Exchange Agent must receive prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your old units; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OLD UNITS, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

        Ladies and Gentlemen:

  (1)
  By tendering old units in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

  (2)
  By tendering old units in the Exchange Offer, you represent and warrant that you have full authority to tender the old units described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old units.

  (3)
  You understand that the tender of the old units pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuer as to the terms and conditions set forth in the Prospectus.

  (4)
  By tendering old units in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission, or the SEC, including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new units issued in exchange for the old units pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old units exchanged for such new units directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended, or the Securities Act, and any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new units are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new units. The new units will continue to be subject to transfer restrictions in Canada under applicable Canadian securities laws.

  (5)
  By tendering old units in the Exchange Offer, you hereby represent and warrant that:

  (a)
  the new units acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

  (b)
  you have no arrangement or understanding with any person to participate in the distribution of old units or new units within the meaning of the Securities Act;

  (c)
  you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company and

    (d)
    if you are a broker-dealer, that you will receive the new units for your own account in exchange for old units that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new units.

        You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old units registered in the shelf registration statement described in the Registration Rights Agreement, dated as of March 5, 2010, or the Registration Rights Agreement, by and among the Issuers, the initial guarantors party thereto, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Goldman Sachs & Co., Credit Suisse Securities (USA) LLC and RBC Capital Markets Corporation, as representatives of the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuers in writing at 1001 Fannin Street, Suite 2500, Houston, TX 77002, Attn: Corporate Secretary. By making such election, you agree, as a holder of old units participating in a shelf registration, to indemnify and hold harmless the Issuers, each of the directors of the Issuers, each of the officers of the Issuers who signs such shelf registration statement, each person who controls the Issuers within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, and each other holder of old units, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

  (6)
  If you are a broker-dealer that will receive new units for your own account in exchange for old units that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old units in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new units; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

  (7)
  If you are a broker-dealer and old units held for your own account were not acquired as a result of market-making or other trading activities, such old units cannot be exchanged pursuant to the Exchange Offer.

  (8)
  Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of old units tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to midnight, New York City time, on the Expiration Date.

2.     Partial Tenders

        Tenders of old units will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old units delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old units is not tendered, then old units for the principal amount of old units not tendered and new units issued in exchange for any old units accepted will be delivered to the holder via the facilities of DTC promptly after the old units are accepted for exchange.

3.     Validity of Tenders

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old units will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old units. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old units must be cured within such time as the Issuers shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old units, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old units will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old units received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.     Waiver of Conditions

        The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.     No Conditional Tender

        No alternative, conditional, irregular or contingent tender of old units will be accepted.

6.     Request for Assistance or Additional Copies

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.     Withdrawal

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.     No Guarantee of Late Delivery

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD UNITS, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

APPENDIX B—GLOSSARY OF SELECTED TERMS

Aquifers	A naturally occurring underground formation that only contains formation water and never had any accumulation of crude oil or natural gas.
AUC	Alberta Utilities Commission.
Basin	A geological province on land or offshore where hydrocarbons are generated and trapped.
Bcf	The standard volume measure of gas products, billion cubic feet of natural gas.
Carlyle/Riverstone	Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy Power Fund III, L.P. and each of their affiliated entities.
Contracted Capacity
The amount of working gas capacity reserved by third parties. Typically subject to fixed demand charges. May involve short-term contracts, typically less than one year, or long-term contracts, with terms longer than one year.
CPUC	California Public Utilities Commission.
Cushion Gas
A quantity of natural gas held within the confines of the gas storage facility and used for pressure support and to maintain a minimum facility pressure. May consist of injected cushion gas or native cushion gas.
Cycle	A complete withdrawal and injection of working gas.
Dth	Dekatherm, equivalent to one million Btus or one mmBtu. One therm equals one hundred thousand Btus.
Delta Pressuring
Operating a gas storage reservoir at a maximum pressure greater than the discovery pressure of the reservoir for the purpose of increasing both the working gas capacity and withdrawal deliverability. While not applicable to every reservoir, generally accepted Delta Pressuring in the gas storage reservoir is up to 160% of the hydrostatic pressure gradient for those reservoirs that have the right characteristics.
Depleted Gas Reservoir	Geological rock formations that once contained natural gas.
Dewatering	Removing water from a reservoir to make more space for gas.
Effective Working Gas Capacity
The maximum volume of natural gas that can be cost-effectively injected into a storage reservoir and extracted during the normal operation of the storage facility. Effective working gas capacity excludes cushion gas and non-cycling working gas.
EnCana Corporation	EnCana Corporation includes its predecessor companies Alberta Energy Company Ltd. and PanCanadian Petroleum Ltd.
ERCB	Energy Resources Conservation Board.
FERC	Federal Energy Regulatory Commission.

LTF Contracts	Long term firm reserved storage contracts.
GAAP	Generally accepted accounting principles.
Gas storage capacity	See Effective Working Gas Capacity.
HDMC	High-deliverability, multi-cycle.
Holdco	Niska Sponsor Holdings Coöperatief U.A.
Holdings I	Niska GS Holdings I, L.P.
Holdings II	Niska GS Holdings II, L.P.
Horizontal Well	A class of non-vertical wells where the wellbore axis is near horizontal (within approximately ten degrees of the horizontal), or undulating (fluctuating above and below 90 degrees deviation).
ICE	Intercontinental Exchange, Inc.
Independent Storage	Gas storage facilities owned and operated independently from the pipeline and distribution facilities to which they are interconnected.
Injected Cushion Gas
Cushion gas which has been injected into the reservoir, cavern or aquifer unlike native cushion gas, which was originally present in the reservoir. Expected to be withdrawn when the gas storage facility is taken out of service.
Injection Capacity
The amount of natural gas that can be injected into a storage facility. Usually stated in MMcf per day, Bcf per day, Mcf per day, Dth per day, mmBtu per day, GJ per day, TJ per day or PJ per day. Typically stated as the peak or maximum daily amount.
Injection Rate	The rate at which a customer is permitted to inject natural gas into a natural gas storage facility.
Inventory	An amount of working gas held within the gas storage facility. It may relate to third-party customer volumes or to owner/operator volumes of working gas.
Joule	A unit of electrical energy equal to one watt second or the work done when a current of one ampere passes through a resistance of one ohm for one second.
Leaching	The process of injecting fresh or brackish water through a well into underground salt formations (and subsequent removal of the produced brine) to form underground caverns.
Liquefied Natural Gas ("LNG")	Natural gas that has been cooled to minus 161 degrees Celsius for transportation, typically by ship. The cooling process reduces the volume of the gas by 600 times.
Manager	Niska Gas Storage Management LLC. Also referred to as our manager.
Hub	Geographic location of a natural gas storage facility and multiple pipeline interconnections.

Mcf	Thousand cubic feet of natural gas.
MMbtu
Million British thermal units. One British thermal unit is equivalent to the amount of heat required to raise the temperature of one pound of water by one degree. A standard measure of natural gas for pricing purposes, particularly in the U.S.
MMcf	Million cubic feet of natural gas.
Native Cushion Gas
Natural gas originally present in the reservoir and remaining after initial depletion of the reservoir. The presence of native cushion gas helps to minimize the requirement for injected cushion gas. Only applicable to reservoir storage. A portion of the native cushion gas may or may not be recoverable when the storage facility is taken out of service.
Natural Gas	Several hydrocarbons that occur naturally underground in a gaseous state. Natural gas is normally mostly methane, but other components also include ethane, propane, and butane.
Natural Gas Act	Federal law enacted in 1938 that established the Federal Energy Regulation's authority to regulate interstate pipelines.
NEB	National Energy Board (Canada).
NGPL	Natural Gas Pipeline of America Company, a subsidiary of Kinder Morgan, Inc.
NGX	Natural Gas Exchange Inc.
Niska Canada	Gas Storage Canada ULC our wholly-owned subsidiary.
Niska Holdings	Niska GS Holdings US, L.P. and Niska GS Canada, L.P., collectively.
Niska Predecessor
When used in a historical context, Niska Predecessor refers to Holdings I and Holdings II which are being contributed to Niska Gas Storage Partners LLC in connection with this offering. When used in the present tense or prospectively, Niska Predecessor refers to Niska Gas Storage Partners LLC.
Niska US	Niska Gas Storage U.S., LLC, our wholly-owned subsidiary.
NPC	National Petroleum Council.
NYMEX	New York Mercantile Exchange, Inc.
OCC	Oklahoma Corporation Commission.
Optimization
The purchase, storage and sale of natural gas by the storage owner for its own account in order to utilize storage capacity that is (1) not contracted to customers, (2) contracted to customers but underutilized by them or (3) available only on a short term basis.
OSHA	Federal Occupational Safety and Health Act.

Optimization Volume	The amount of capacity either in aggregate or at a particular facility that is used by the owner/operator for its own proprietary gas trading activity.
Petajoule ("PJ")	Thousand trillion joules.
Reservoir	A naturally occurring underground formation that originally contained crude oil or natural gas, or both.
Salt Cavern	A man made cavern developed in either a salt dome or salt beds by leaching or mining of the salt.
Seismic Survey
A technique for mapping the subsurface structure of rocks by measuring the reflections of acoustic waves at various depths. Seismic surveys are used to locate potential oil and gas-bearing structures. Seismic surveys can either be two dimensional or three dimensional.
Terajoule ("TJ")	Billion joules.
Trillion Cubic Feet ("TcF")	Trillion cubic feet of natural gas.
WCSB	Western Canadian Sedimentary Basin.
Wheeling
Transportation of natural gas from one pipeline to another pipeline through the pipeline facilities of a natural gas storage facility. The gas does not flow into or out of the actual storage but merely uses the surface facilities of the storage operation.
Withdrawal Capacity
The amount of gas that is or can be removed from a natural gas storage facility. Usually stated in MMcf per day, Bcf per day, Mcf per day, Dth per day, MMbtu per day, GJ per day, TJ per day or PJ per day. Typically stated as maximum or peak daily withdrawal capacity.
Withdrawal Rate	The rate at which a customer is permitted to withdraw gas from a natural gas storage facility.
Working Gas	Natural gas in a storage facility in excess cushion gas.
Working Gas Capacity	See Effective Working Gas Capacity.

Niska Gas Storage Partners LLC

Consolidated Statements of Earnings (Loss) and Comprehensive Income (Loss)

(in thousands of U.S. dollars, except for per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
		(Niska Predecessor)		(Niska Predecessor)
Revenues:
Long-term contract	$28,394	$26,655	$58,018	$53,516
Short-term contract	9,547	12,337	17,776	24,910
Optimization, net	39,895	(31,153)	43,686	(39,956)

	77,836	7,839	119,480	38,470
Expenses (income):
Operating	10,115	8,298	21,271	18,189
General and administrative	7,754	5,069	15,272	10,324
Depreciation and amortization	13,244	10,528	23,340	20,790
Interest	19,412	9,088	38,167	13,436
Foreign exchange (gains) losses	(96)	(19,127)	29	(11,800)
Other income	(12)	(68)	(24)	(79)

EARNINGS (LOSS) BEFORE INCOME TAXES	27,419	(5,949)	21,425	(12,390)

Income tax (benefit) expense	(4,018)	24,347	(10,547)	32,569

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	31,437	$(30,296)	31,972	$(44,959)

Less:
Net earnings prior to initial public offering on May 17, 2010	N/A	N/A	36,234	N/A

Net earnings (loss) subsequent to initial public offering on May 17, 2010	$31,437	N/A	$(4,262)	N/A

Net earnings (loss) subsequent to initial public offering allocated to:
Managing Member	$1,105	N/A	$392	N/A

Common unitholders	$15,166	N/A	$(2,327)	N/A

Subordinated unitholder	$15,166	N/A	$(2,327)	N/A

Earnings (loss) per unit allocated to common unitholders—basic and diluted (Note 7)	$0.45	N/A	$(0.07)	N/A

Earnings (loss) per unit allocated to subordinated unitholders—basic and diluted (Note 7)	$0.45	N/A	$(0.07)	N/A

(See Notes to Unaudited Consolidated Financial Statements)

Niska Gas Storage Partners LLC

Consolidated Balance Sheets

(in thousands of U.S. dollars)

(Unaudited)

	September 30, 2010	March 31, 2010
		(Niska Predecessor)
ASSETS
Current assets
Cash and cash equivalents	$39,097	$131,559
Margin deposits	28,278	—
Trade receivables	2,340	3,467
Accrued receivables	72,472	62,948
Natural gas inventory	261,491	129,390
Prepaid expenses	5,142	1,708
Short-term risk management assets	110,507	100,864

	519,327	429,936

Long-term assets
Property, plant and equipment, net	958,413	983,016
Goodwill	483,908	486,258
Long-term natural gas inventory	15,264	15,264
Intangible assets, net	123,379	131,286
Deferred charges, net	24,267	24,253
Long-term risk management assets	25,097	34,812

	1,630,328	1,674,889

TOTAL	$2,149,655	$2,104,825

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Margin deposits	$—	$11,784
Trade payables	750	2,147
Accrued liabilities	87,140	61,403
Deferred revenue	12,442	1,427
Accrued cushion gas purchases	28,791	—
Current portion of deferred taxes	44,698	57,059
Short-term risk management liabilities	34,355	46,331

	208,176	180,151
Long-term liabilities
Long-term risk management liabilities	38,148	34,694
Asset retirement obligations	1,171	1,378
Funds held on deposit	114	115
Deferred income taxes	158,701	158,701
Long-term debt	800,000	800,000

	1,206,310	1,175,039

Members' equity
Partners' capital	—	849,991
Retained earnings	—	79,795
Common units	523,197	—
Subordinated units	403,205	—
Managing Member's interest	16,943	—

	943,345	929,786

Commitments and contingencies (Note 2)
TOTAL	$2,149,655	$2,104,825

(See Notes to Unaudited Consolidated Financial Statements)

Niska Gas Storage Partners LLC

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

(Unaudited)

	Six Months Ended September 30,
	2010	2009
		(Niska Predecessor)
Operating Activities
Net earnings (losses)	$31,972	$(44,959)
Adjustments to reconcile net earnings (losses) to net cash provided by (used in) operating activities:
Unrealized foreign exchange loss (gain)	397	(5,792)
Deferred income tax (benefit) expense	(10,834)	32,029
Unrealized risk management (gain) loss	(8,450)	46,914
Depreciation and amortization	23,340	20,790
Deferred charges amortization	2,072	3,519
Changes in non-cash working capital	(120,924)	(125,436)

Net cash used in operating activities	(82,427)	(72,935)

Investing Activities
Capital expenditures	(15,159)	(31,465)
Financing Activities
Net proceeds from issuance of common units	333,459	—
Proceeds from revolver drawings	281,431	122,746
Revolver payments	(281,431)	(20,000)
Debt payments	—	(2,953)
Payment of debt issuance costs	(2,086)	—
Distributions to partners	(326,316)	(10,795)

Net cash provided by financing activities	5,057	88,998

Effect of translation on foreign currency cash and cash equivalents	67	97

Net decrease in cash and cash equivalents	(92,462)	(15,305)
Cash and cash equivalents, beginning of period	131,559	25,760

Cash and cash equivalents, end of period	$39,097	$10,455

Supplemental cash flow disclosures (Note 13)

(See Notes to Unaudited Consolidated Financial Statements)

Niska Gas Storage Partners LLC

Consolidated Statement of Changes in Members' Equity

(in thousands of U.S. dollars)

(Unaudited)

	Niska Gas Storage Partners LLC			Niska Predecessor
	Common Units	Subordinated Units	Managing Member's Interest	Partners' Capital	Retained Earnings	Total
Balance, April 1, 2010	$—	$—	$—	$849,991	$79,795	$929,786
Net earnings, April 1, 2010 - May 16, 2010	—	—	—	—	36,234	36,234
Cash distributions to Partners	—	—	—	(153,614)	(159,726)	(313,340)
Non-cash distribution of Starks Gas Storage LLC and Coastal Bend Gas Storage, LLC	—	—	—	(15,604)	(10,122)	(25,726)
Exchange of Partners' capital for common and subordinated units, Incentive Distribution Rights, and Managing Member's interest	198,340	411,807	16,807	(680,773)	53,819	—
Net proceeds from initial public offering	333,459	—	—			333,459
Net earnings (loss), May 17, 2010 - September 30, 2010	(2,327)	(2,327)	392	—	—	(4,262)
Distributions to Unitholders	(6,275)	(6,275)	(256)	—	—	(12,806)

Balance, September 30, 2010	$523,197	$403,205	$16,943	$—	$—	$943,345

(See Notes to Unaudited Consolidated Financial Statements)

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

1. Organization and Basis of Presentation

Organization

        Niska Gas Storage Partners LLC ("Niska Partners" or the "Company") is a publicly-traded Delaware limited liability company (NYSE:NKA) that was formed on January 27, 2010 to acquire certain assets of Niska GS Holdings I, LP and Niska GS Holdings II, LP (collectively, "Niska Predecessor"). On May 11, 2010, Niska Partners priced its initial public offering (the "IPO") of 17,500,000 common units at an offering price of $20.50 per unit. Upon closing of the IPO on May 17, 2010, Niska Partners received net proceeds of $333.5 million, after deducting the underwriters' discount, structuring fees and offering expenses. Upon closing the IPO, Niska Predecessor's parent Niska Sponsor Holdings Cooperatief U.A. ("Sponsor Holdings" or "Holdco"), exchanged 100% of its equity interest in Niska Predecessor for a 2% Managing Member's interest, 33,804,745 subordinated units, 13,679,745 common units of Niska Partners, and all of the Incentive Distribution Rights ("IDRs"). Prior to the closing, Niska Partners had no activity.

        As partial consideration for the contribution of 100% of Niska Predecessor's equity interest to Niska Partners, Sponsor Holdings held the right to receive any common units not purchased pursuant to the expiration of a 30-day option granted to the underwriters of the IPO to purchase up to an additional 2,625,000 common units. Upon the close of business on June 10, 2010, the 30-day option granted to the underwriters expired unexercised. Pursuant to the Contribution Agreement, 2,625,000 common units were issued to Sponsor Holdings on June 11, 2010.

        At September 30, 2010, Niska Partners had 33,804,745 common units outstanding and 33,804,745 subordinated units outstanding. Of these amounts, 16,304,745 common units and all of the subordinated units are owned by Sponsor Holdings, along with a 2% Managing Member's interest in the Company and all of the IDRs. Including all of the common and subordinated units owned by Sponsor Holdings, along with the 2% Managing Member's interest, Sponsor Holdings has a 74.6% ownership interest in the Company, excluding the IDRs. The remaining 17,500,000 common units, representing a 25.4% ownership interest excluding the IDRs, are owned by the public.

        As a result of these transactions, Niska Partners became the owner of substantially all of the assets of Niska Predecessor, except for the assets of Starks Gas Storage LLC ("Starks") and Coastal Bend Gas Storage, LLC ("Coastal Bend"), two projects under development that were distributed to an affiliate of Niska Partners. These projects represented assets and partners' equity of approximately $25.7 million at March 31, 2010. The transfers of the equity interests in Starks and Coastal Bend were treated as equity distributions in the accompanying financial statements.

        Niska Partners operates the Countess and Suffield gas storage facilities (collectively, the AECO Hub™) in Alberta, Canada, and the Wild Goose and Salt Plains gas storage facilities in northern California and Oklahoma, respectively. Each of these facilities market gas storage services in addition to optimizing storage capacity with their own proprietary gas purchases.

Basis of Presentation

        The accounting policies applied in these unaudited interim financial statements are consistent with the policies applied in the consolidated financial statements of Niska Predecessor and notes thereto included in the Company's Annual Report on Form 10-K for the year ended March 31, 2010.

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

1. Organization and Basis of Presentation (Continued)

        The exchange of equity interests pursuant to the Contribution Agreement has been accounted for as a transfer between entities under common control as described in the Financial Accounting Standards Board (the "FASB") Accounting Standards Codification ("ASC") 805-50-15. Accordingly, the financial information for Niska Partners included in this report includes the financial information for Niska Predecessor for all periods presented prior to the closing of the IPO.

        In the opinion of Management, the accompanying consolidated financial statements of Niska Partners, which are unaudited except that the balance sheet at March 31, 2010 is derived from audited financial statements, include all adjustments necessary to present fairly Niska Partners' financial position as of September 30, 2010, along with the results of Niska Partners' and Niska Predecessor's operations for the three and six months ended September 30, 2010 and 2009, respectively, and their cash flows for the six months ended September 30, 2010. The results of operations for the three and six months ended September 30, 2010 are not necessarily representative of the results to be expected for the full fiscal year ending March 31, 2011. The optimization of proprietary gas purchases is seasonal with the majority of the revenues and cost associated with the physical sale of proprietary gas occurring during the third and fourth fiscal quarters, when demand for natural gas is strongest.

        As the closing of the Company's IPO occurred on May 17, 2010, the earnings for the six months ended September 30, 2010 have been pro-rated to reflect earnings on a pre- and post-IPO basis. As part of the process of allocating revenues and expenses to both periods, the Company assessed the fair value of its risk management assets and liabilities as of the closing date, resulting in an unrealized gain for the pre-IPO period and an unrealized loss for the post-IPO period. The net unrealized loss for the period from May 17, 2010 to September 30, 2010 is reflected in the per-unit information presented in the consolidated statement of earnings and comprehensive income. Net earnings for the three months ended September 30, 2010 were not pro-rated as all such earnings occurred in the post- IPO period.

        Pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), the unaudited consolidated financial statements do not include all of the information and notes normally included with financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These consolidated financial statements should be read in conjunction with the consolidated financial statements of Niska Predecessor and notes thereto included in the Company's Annual Report on Form 10-K for the year ended March 31, 2010.

Recent Accounting Pronouncements

        The following new accounting pronouncement was adopted effective April 1, 2010:

Fair Value Measurement (ASC 810-10)

        This new standard requires disclosures of fair value information of financial instruments at each interim reporting period. The disclosures include the relevant carrying value as well as the methods and significant assumptions used to estimate the fair value. The guidance was effective for interim and annual periods beginning after December 15, 2009. Therefore, for periods beginning April 1, 2010, Niska Partners is required to disclose additional fair value measurement information such as transfers into and out of the three levels of the fair value hierarchy (described as Level 1, Level 2 and Level 3), as well as additional details about movements within Level 3. The new standard clarifies the level of

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

1. Organization and Basis of Presentation (Continued)

disaggregation required and the inputs and valuation techniques used to measure fair value. The adoption of this standard did not impact how the Company accounts for balances recorded at fair value.

2. Commitments and Contingencies

Contingencies

        Niska Partners and its subsidiaries are subject to various legal proceedings and actions arising in the normal course of business. While the outcome of such legal proceedings and actions cannot be predicted with certainty, it is the view of management that the resolution of such proceedings and actions will not have a material impact on Niska Partners' unaudited consolidated financial position or results of operations.

3. Accrued Cushion Gas Purchases

        During the three months ended September 30, 2010, the Company entered into a series of transactions to sell cushion gas. The Company concurrently entered into firm commitments to re-acquire this cushion gas in the fourth quarter of the fiscal year ending March 31, 2011. These transactions are being accounted for in a manner similar to a product financing arrangement with the repurchase price being accrued as a liability. The difference between the proceeds received and the repurchase price, along with the proceeds of the short-term firm transactions designed to replace the cushion gas during the intervening period, is being recorded as interest expense over the period of the arrangement.

4. Debt

        Niska Partners' debt obligations consist of the following:

	September 2010	March 31, 2010
		(Niska Predecessor)
Non-public Senior Notes due 2018	$800,000	$800,000
Revolving credit facility	—	—

Total	800,000	800,000
Less portion classified as current	—	—

	$800,000	$800,000

        Interest on the Non-public Senior Notes (the "Senior Notes") is payable semi-annually on March 15 and September 15 at a rate of 8.875% per annum, commencing September 15, 2010. The Senior Notes will mature on March 15, 2018. As at September 30, 2010, the estimated fair value of the Senior Notes was $862.0 million.

        The indenture governing the Senior Notes limits Niska Partners' ability to pay distributions in respect of, repurchase or pay dividends on its membership interests (or other capital stock) or make other restricted payments. The limitation changes depending on a fixed charge coverage ratio, which is

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

4. Debt (Continued)

defined as the ratio of consolidated cash flow to fixed charges, each as defined in the indenture governing the Senior Notes, and measured for the preceding four fiscal quarters. Under this limitation the indenture would have permitted the Company to distribute approximately $115.0 million.

        If the fixed charge coverage ratio is not less than 1.75 to 1.0, Niska Partners is permitted to make restricted payments if the aggregate restricted payments since the date of closing of its IPO, excluding certain types of permitted payments, are less than the sum of a number of items including, most importantly:

  •
  operating surplus (defined similarly to the definition in the Company's operating agreement) calculated as of the end of its preceding fiscal quarter; and

  •
  the aggregate net cash proceeds received as a capital contribution or from the issuance of equity interests.

        At September 30, 2010, the fixed charge coverage ratio was 2.94 to 1.0 and Niska Partners was permitted to pay the distribution described in Note 7.

        In March 2010, Niska Partners, through its subsidiaries, Niska Gas Storage US, LLC and AECO Gas Storage Partnership entered into new senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility (the "Credit Facilities" or the "$400.0 million Credit Agreement"). These Credit Facilities provide for revolving loans and letters of credit in an aggregate principal amount of up to $200.0 million for each of the U.S. revolving credit facility and the Canadian revolving credit facility. Each revolving credit facility matures on March 5, 2014.

        Niska Partners had no drawings outstanding under the $400.0 million Credit Agreement at September 30, 2010 and March 31, 2010. Amounts committed in support of letters of credit totaled $3.8 million at September 30, 2010 (March 31, 2010—$3.5 million). Any borrowings under the $400.0 million Credit Agreement are classified as current.

        Borrowings under the Credit Facilities are limited to a borrowing base calculated as the sum of specified percentages of eligible cash and cash equivalents, eligible accounts receivable, the net liquidating value of hedge positions in broker accounts, eligible inventory, issued but unused letters of credit, and certain fixed assets minus the amount of any reserves and other priority claims. The credit agreement provides that Niska Partners may borrow only up to the lesser of the level of the then current borrowing base or the committed maximum borrowing capacity, which is currently $400.0 million. As of September 30, 2010, the borrowing base totaled $ 494.8 million.

        The $400.0 million Credit Agreement contains limitations on Niska Partners' ability to pay distributions in respect of, repurchase or pay dividends on its membership interests (or other capital stock) or make other restricted payments. These limitations are substantially similar to those contained in the indenture governing the Senior Notes. Under these limitations, the $400.0 million credit agreement would have permitted the Company to distribute approximately $40.0 million.

        As of September 30, 2010, Niska Partners was in compliance with all covenant requirements under the Senior Notes and the $400.0 million Credit Agreement.

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

4. Debt (Continued)

        Niska Partners has no independent assets or operations other than its investments in its subsidiaries. Both the Senior Notes and the $400.0 million Credit Agreement have been jointly and severally guaranteed by Niska Partners and substantially all of its subsidiaries. Niska Partners' subsidiaries have no significant restrictions on their ability to pay distributions or make loans to Niska Partners, which are prepared and measured on a consolidated basis, and have no restricted assets as of September 30, 2010.

5. Risk Management Activities and Financial Instruments

Risk Management Overview

        Niska Partners has exposure to commodity price, foreign currency, counterparty credit, interest rate, and liquidity risk. Risk management activities are tailored to the risks they are designed to mitigate.

Commodity Price Risk

        As a result of its natural gas inventory, Niska Partners is exposed to risks associated with changes in price when buying and selling natural gas across future time periods. To manage these risks and reduce variability of cash flows, the Company utilizes a combination of financial and physical derivative contracts, including forwards, futures, swaps and option contracts. The use of these contracts is subject to the Company's risk management policies. These contracts have not been treated as hedges for financial reporting purposes and therefore changes in fair value are recorded directly in earnings.

        Forwards and futures are contractual agreements to purchase or sell a specific financial instrument or natural gas at a specified price and date in the future. Niska Partners enters into forwards and futures to mitigate the impact of changes in natural gas prices. In addition to cash settlement, exchange traded futures may also be settled by the physical delivery of natural gas.

        Swap contracts are agreements between two parties to exchange streams of payments over time according to specified terms. Swap contracts require receipt of payment for the notional quantity of the commodity based on the difference between a fixed price and the market price on the settlement date. Niska Partners enters into commodity swaps to mitigate the impact of changes in natural gas prices.

        Option contracts are contractual agreements to convey the right, but not the obligation, for the purchaser of the option to buy or sell a specific physical or notional amount of a commodity at a fixed price, either at a fixed date or at any time within a specified period. Niska Partners enters into option agreements to mitigate the impact of changes in natural gas prices.

        To limit its exposure to changes in commodity prices, Niska Partners enters into purchases and sales of natural gas inventory and concurrently matches the volumes in these transactions with offsetting forward contracts. To comply with its risk management policies, Niska Partners is required to limit its exposure of unmatched volumes of proprietary current natural gas inventory to an aggregate overall limit of 8.0 Bcf. At September 30, 2010, 69.3 Bcf of natural gas inventory was offset, representing 99.9% of total current inventory. Non-cycling working gas, which is included in long-term inventory, and fuel gas used for operating our facilities are excluded from the coverage requirement.

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

5. Risk Management Activities and Financial Instruments (Continued)

Total volumes of long-term inventory and fuel gas at September 30, 2010 are 3.6 Bcf and 0.0 Bcf, respectively.

Counterparty Credit Risk

        Niska Partners is exposed to counterparty credit risk on its trade and accrued accounts receivable and risk management assets. Counterparty credit risk is the risk of financial loss to the Company if a customer fails to perform its contractual obligations. Niska Partners engages in transactions for the purchase and sale of products and services with major companies in the energy industry and with industrial, commercial, residential and municipal energy consumers. Credit risk associated with trade accounts receivable is mitigated by the high percentage of investment grade customers, collateral support of receivables and Niska Partners' ability to take ownership of customer-owned natural gas stored in its facilities in the event of non-payment. It is Management's opinion that no allowance for doubtful accounts is required at September 30, 2010 or March 31, 2010 on accrued and trade accounts receivable.

        The Company analyzes the financial condition of counterparties prior to entering into an agreement. Credit limits are established and monitored on an ongoing basis. Management believes, based on its credit policies, that the Company's financial position, results of operations and cash flows will not be materially affected as a result of non-performance by any single counterparty. Although the Company relies on a few counterparties for a significant portion of its revenues, one counterparty making up 51% of gross optimization revenue is a physical natural gas clearing and settlement facility that requires counterparties to post margin deposits equal to 125% of their net position, which reduces the risk of default. Gross optimization revenue means realized optimization revenue prior to deducting cost of gas sold.

        Exchange traded futures and options comprise approximately 67% of Niska Partners' commodity risk management assets at September 30, 2010. These exchange traded contracts have minimal credit exposure as the exchanges guarantee that every contract will be margined on a daily basis. In the event of any default, Niska Partners' account on the exchange would be absorbed by other clearing members. Because every member posts an initial margin, the exchange can protect the exchange members if or when a clearing member defaults.

        Niska Partners further manages credit exposure by entering into master netting agreements for the majority of non-retail contracts. These master netting agreements provide the Company, in the event of default, the right to offset the counterparty's rights and obligations.

Interest Rate Risk

        Niska Partners assesses interest rate risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows. At September 30, 2010, Niska Partners was only exposed to interest rate risk resulting from the variable rates associated with its $400.0 million revolving credit facility. As no balance was drawn on the credit facilities at September 30, 2010, Niska Partners had no exposure to interest rate fluctuations; however future drawings will result in exposure to changes in interest rates. Niska Partners had no interest rate swap or swaption agreements at September 30, 2010 or March 31, 2010.

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

5. Risk Management Activities and Financial Instruments (Continued)

Liquidity Risk

        Niska Partners continues to manage its liquidity risk by ensuring sufficient cash and credit facilities are available to meet its operating and capital expenditure obligations when due, under both normal and stressed conditions.

Foreign Currency Risk

        Foreign currency risk is created by fluctuations in foreign exchange rates. As Niska Partners conducts a portion of its activities in Canadian dollars, earnings and cash flows are subject to currency fluctuations. The performance of the Canadian dollar relative to the US dollar could positively or negatively affect earnings. Niska Partners is exposed to cash flow risk to the extent that Canadian currency outflows do not match inflows. The Company enters into currency swaps to mitigate the impact of changes in foreign exchange rates. The notional value of currency swaps at September 30, 2010 was $100.4 million (March 31, 2010—$148.5 million). These contracts expire on various dates between October 1, 2010 and August 1, 2014. Niska Partners has not elected hedge accounting treatment for financial reporting purposes and, therefore, changes in fair value are recorded directly in earnings.

        The following tables show the fair values of Niska Partners' risk management assets and liabilities at September 30, 2010 and March 31, 2010:

	Energy Contracts	Currency Contracts	Total
September 30, 2010
Short-term risk management assets	$110,421	$86	$110,507
Long-term risk management assets	24,890	207	25,097
Short-term risk management liabilities	(33,759)	(596)	(34,355)
Long-term risk management liabilities	(37,980)	(168)	(38,148)

	$63,572	$(471)	$63,101

	Energy Contracts	Currency Contracts	Total
March 31, 2010 (Niska Predecessor)
Short-term risk management assets	$100,864	$—	$100,864
Long-term risk management assets	34,812	—	34,812
Short-term risk management liabilities	(42,773)	(3,558)	(46,331)
Long-term risk management liabilities	(34,158)	(536)	(34,694)

	$58,745	$(4,094)	$54,651

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

5. Risk Management Activities and Financial Instruments (Continued)

        The Company expects to recognize risk management assets and liabilities outstanding at September 30, 2010 into net earnings (loss) and comprehensive income (loss) in the fiscal periods as follows:

	Energy Contracts	Currency Contracts	Total
Fiscal year ending March 31, 2011	$57,113	$(380)	$56,733
Fiscal year ending March 31, 2012	7,674	(139)	$7,535
Fiscal year ending March 31, 2013	(2,158)	(95)	$(2,253)
Thereafter	943	143	$1,086

	$63,572	$(471)	$63,101

        Realized gains and losses from the settlement of risk management contracts are summarized as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009	Classification
		(Niska Predecessor)		(Niska Predecessor)
Energy contracts	$25,223	$8,002	$39,684	$4,740	Optimization revenue, net
Currency contracts	(1,847)	(480)	(2,645)	(677)	Optimization revenue, net
Interest contracts	—	660	—	(1,095)	Interest expense

	$23,376	$8,182	$37,039	$2,968

6. Fair Value Measurements

        The carrying amount of cash and cash equivalents, margin deposits, trade receivables, accrued receivables, trade payables, accrued liabilities, and accrued cushion gas purchases reported on the unaudited consolidated balance sheet approximate fair value. The fair value of debt is the estimated amount the Company would have to pay to transfer its debt, including any premium or discount attributable to the difference between the stated interest rate and market rate of interest at the balance sheet date. Fair values are based on valuations of similar debt at the balance sheet date and supported by observable market transactions when available. See Note 4 for disclosures regarding the fair value of debt.

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

6. Fair Value Measurements (Continued)

        Fair values have been determined as follows for Niska Partners:

	Level 1	Level 2	Level 3	Total
September 30, 2010
Assets
Commodity derivatives	$—	$135,311	$—	$135,311
Currency derivatives	—	293	—	293

Total assets	—	135,604	—	135,604

Liabilities
Commodity derivatives	—	71,739	—	71,739
Currency derivatives	—	764	—	764

Total liabilities	—	72,503	—	72,503

Net	$—	$63,101	$—	$63,101

	Level 1	Level 2	Level 3	Total
March 31, 2010 (Niska Predecessor)
Assets
Commodity derivatives	$—	$135,676	$—	$135,676
Currency derivatives	—	—	—	—

Total assets	—	135,676	—	135,676

Liabilities
Commodity derivatives	—	76,931	—	76,931
Currency derivatives	—	4,094	—	4,094

Total liabilities	—	81,025	—	81,025

Net	$—	$54,651	$—	$54,651

7. Members' Equity

        In connection with the closing of Niska Partners' IPO on May 17, 2010 and the Contribution Agreement, Sponsor Holdings exchanged its interests in Niska Predecessor for common and subordinated units of, as well as a Managing Member's interest in, Niska Partners. Because this exchange was treated for accounting purposes as an exchange of interests under common control, the exchange was treated similar to a pooling of interests and, accordingly, all amounts exchanged were recorded at historical cost. Therefore, the Partners' capital and retained earnings balances that existed at May 17, 2010 were transferred to the Managing Member's interest, common units and subordinated units of Niska Partners. Immediately subsequent to this exchange, the IPO of 17,500,000 common units was completed.

        Pursuant to the Contribution Agreement, and as partial consideration for the contribution of 100% of its equity interests to Niska Predecessor, Sponsor Holdings held the right to receive any common units not purchased pursuant to the 30-day option granted to the underwriters of the offering to

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

7. Members' Equity (Continued)

purchase up to an additional 2,625,000 common units. Upon the close of business on June 10, 2010, the 30-day option granted to the underwriters expired unexercised. Pursuant to the Contribution Agreement, 2,625,000 common units were issued to Sponsor Holdings on June 11, 2010.

Summary of Changes in Managing Member, Common, and Subordinated Units:

        The following is a reconciliation of units outstanding for the period indicated:

	Common Unitholders	Subordinated Unitholders	Total
Units outstanding at April 1, 2010	—	—	—
Units issued May 17, 2010	31,179,745	33,804,745	64,984,490
Units issued June 10, 2010	2,625,000	—	2,625,000

Units outstanding at September 30, 2010	33,804,745	33,804,745	67,609,490

Subordinated Units

        All of the subordinated units are held by Sponsor Holdings. The operating agreement provides that, during the subordination period, the common unitholders have the right to receive distributions of Available Cash (as defined in the operating agreement) each quarter in an amount equal to $0.35 per common unit (the "Minimum Quarterly Distribution"), plus any arrearages in the payment of the Minimum Quarterly Distribution on the common units from prior quarters, before any distributions of Available Cash may be made on the subordinated units. Furthermore, no arrearages will be paid on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that during the subordination period there will be Available Cash to be distributed on the common units. The subordination period will end on the second business day after among other things, Niska Partners has earned and paid at least the Minimum Quarterly Distribution on each outstanding limited partner unit and Managing Member's unit for any consecutive twelve quarters, ending on or after March 31, 2013. The subordination period also will end upon the removal of the Managing Member other than for cause if the units held by the Managing Member and its affiliates are not voted in favor of such removal. When the subordination period ends, all remaining subordinated units will convert to common units, on a one-for-one basis, and the common units will no longer be entitled to arrearages.

Incentive Distribution Rights

        Sponsor Holdings holds the incentive distribution rights. The following table illustrates the percentage allocations of cash distributions from operating surplus between the unitholders, the Managing Member and the holders of incentive distribution rights, or based on the specified target distribution levels. The amounts set forth under "Marginal Percentage Interest in Cash Distributions" are the percentage interests of the Managing Member, the incentive distribution right holders and the unitholders in any cash distributions from operating surplus Niska Partners distributes up to and including the corresponding amount in the "Total Quarterly Distribution per Unit Target Amount" column. The percentage interests shown for the unitholders and the Managing Member for the

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

7. Members' Equity (Continued)

minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution.

		Marginal Percentage Interest in Cash Distributions
	Total Quarterly Distribution per Unit Target Amount	Unitholders	Managing Member	IDR Holder
Minimum Quarterly Distribution	$0.35	98%	2%	—
First Target Distribution	above $0.35 up to $0.4025	98%	2%	—
Second Target Distribution	above $0.4025 up to $0.4375	85%	2%	13%
Third Target Distribution	above $0.4375 up to $0.5250	75%	2%	23%
Thereafter	above $0.5250	50%	2%	48%

        To the extent these incentive distributions are made to Sponsor Holdings, there will be more Available Cash proportionately allocated to Sponsor Holdings than to holders of common and subordinated units.

        Within 45 days after the end of each quarter Niska Partners will make cash distributions to the members of record on the applicable record date. Niska Partners distributed $12.8 million to the holders of common and subordinated units and the Managing Member during the three month period ended September 30, 2010.

Earnings per unit:

        Niska Partners uses the two-class method for allocating earnings per unit. The two-class method requires the determination of net income allocated to member interests as shown below.

	Three Months Ended September 30, 2010	Period May 17, 2010 to September 30, 2010
Net Earnings (Loss) Allocation and Earnings per Share Calculation
Numerator:
Net earnings (loss) attributable to Niska Partners	$31,437	$(4,262)
Less:
Managing Member's allocation of incentive distributions	(477)	(477)
Managing Member's 2% interest	(629)	85

Net earnings (loss) attributable to common and subordinated unitholders	$30,331	$(4,654)

Denominator:
Basic:
Weighted average units outstanding	67,609,490	67,609,490
Diluted:
Weighted average units outstanding	67,609,490	67,609,490
Loss per unit:
Basic	$0.45	$(0.07)

Diluted	$0.45	$(0.07)

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

8. Optimization Revenue

        Optimization revenue, net consists of the following:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
		(Niska Predecessor)		(Niska Predecessor)
Realized optimization revenue, net	$19,174	$7,494	$35,236	$8,492
Unrealized risk management gains (losses)	20,721	(38,647)	8,450	(48,448)

Total	$39,895	$(31,153)	$43,686	$(39,956)

9. Depreciation and Amortization Expense

        For the three months ended September 30, 2010, depreciation and amortization expense included a total charge of $2.8 million related to the estimated amount of cushion gas that migrated during the period (three months ended September 30, 2009—$ nil).

10. Interest Expense

        Interest expense consists of the following:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
		(Niska Predecessor)		(Niska Predecessor)
Interest expense	$18,640	$5,511	$37,066	$11,451
Unrealized losses (gains) on interest rate swaps	—	791	—	(1,534)
Deferred charges amortization	1,109	2,786	2,072	3,519
Capitalized interest	(337)	—	(971)	—

Total	$19,412	$9,088	$38,167	$13,436

11. Income Taxes

        Income taxes included in the consolidated financial statements were as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
		(Niska Predecessor)		(Niska Predecessor)
Income tax (benefit) expense	$(4,018)	$24,347	$(10,547)	$32,569

Effective income tax rate	-15%	-409%	-49%	-263%

        Income tax (benefit) expense was a benefit of $4.0 million for the three months ended September 30, 2010 compared to an expense of $24.3 million for the same period of the prior year. The income tax benefit in the current period was due partially to the recognition of the settlement of

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

11. Income Taxes (Continued)

certain Canadian tax matters associated with Niska Partners' assets for periods prior to their acquisition by the Company. Additionally, the benefit was a result of earning a higher proportion of income in non-taxable entities as well as certain adjustments to the cost basis of assets for tax reporting purposes resulting from tax planning strategies.

        Income tax (benefit) expense was a benefit of $10.5 million for the six months ended September 30, 2010 compared to an expense of $32.6 million for the six months ended September 30, 2009. The income tax recovery for the six month period was attributable to the same reasons as noted for the three months ended September 30, 2010, along with the recognition of previously unrecognized tax losses in certain Canadian entities.

        The effective tax rate for the three months ended and six months ended September 30, 2009 differed from the U.S. statutory federal rate of 35% primarily due to non-deductible foreign exchange adjustments as well as the impact of the items noted above.

12. Related Parties

        In each of the six months ended September 30, 2010 and 2009, Niska Partners paid $0.2 and $1.0 million, respectively, to a company with which certain directors of Niska Partners were and continue to be affiliated. These amounts were paid for management services rendered prior to Niska Partners' IPO. Subsequent to the IPO, Niska Partners is no longer responsible for such management fees. No amounts were recorded or paid in the three months ended September 30, 2010 or 2009. The amounts paid were included in general and administrative expenses.

        Included in accrued receivables was $0.4 million that is owed from affiliated entities owned by Sponsor Holdings or its parent company.

13. Changes in Non-Cash Working Capital

        Changes in non-cash working capital for the six months ended September 30, 2010 consist of the following:

	Six Months Ended September 30,
	2010	2009
		(Niska Predecessor)
Margin deposits	$(40,062)	$(47,492)
Trade receivables	5,334	(5,091)
Accrued receivables	(8,807)	26,017
Natural gas inventory	(132,086)	(108,747)
Prepaid expenses	(3,430)	10,498
Trade payables	(5,577)	15,956
Accrued liabilities	52,721	(5,354)
Deferred revenue	10,985	(9,738)
Funds held on deposit	(2)	(1,485)

Total	$(120,924)	$(125,436)

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

14. Supplemental Cash Flow Disclosures

	Six Months Ended September 30,
	2010	2009
		(Niska Predecessor)
Interest paid	$38,605	$11,997

Taxes paid	$342	$—

Interest capitalized	$971	$—

Non-cash investing activities:
Noncash working capital related to property, plant and equipment expenditures	$—	$4,685

15. Segment Disclosures

        Niska Partners' process for the identification of reportable segments involves examining the nature of services offered, the types of customer contracts entered into and the nature of the economic and regulatory environment.

        Since inception, Niska Partners has operated along functional lines in their commercial, engineering, and operations teams for operations in Alberta, Northern California, and the U.S. Midcontinent. All operating areas and facilities offer the same services: long-term firm contracts, short-term firm contracts, and optimization. All services are delivered using reservoir storage. Niska Partners measures profitability consistently at each operating area based on revenues and earnings before interest, taxes, depreciation and amortization, and unrealized risk management gains and losses. Niska Partners has aggregated its operating segments into one reportable segment for all periods presented.

        Information pertaining to Niska Partners' short-term and long-term contract services and net optimization revenues was presented in the consolidated statements of earnings and comprehensive income. All facilities have the same types of customers: major creditworthy companies in the energy industry, industrial, commercial, and local distribution companies, and municipal energy consumers.

        The following tables summarize the net revenues and assets by geographic area:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
		(Niska Predecessor)		(Niska Predecessor)
External revenues, net realized
U.S.	$22,335	$21,547	$38,258	$53,482
Canada	34,779	24,939	72,772	33,435
Inter-entity
U.S.	—	42	—	42
Canada	—	(42)	—	(42)

	$57,114	$46,486	$111,030	$86,917

Niska Gas Storage Partners LLC

Notes to Unaudited Consolidated Financial Statements (Continued)

(Tabular amounts expressed in thousands of U.S. dollars unless otherwise noted)

15. Segment Disclosures (Continued)

	September 30, 2010	March 31, 2010
		(Niska Predecessor)
Long-lived assets (at period end)
U.S.	$350,730	$369,229
Canada	622,947	629,051

	$973,677	$998,280

16. Subsequent Events

        On October 29, 2010, the Board of Directors of Niska Partners approved a distribution of $0.35 per common unit, payable on November 12, 2010 to unitholders of record on November 11, 2010. The total distribution is expected to be approximately $24.1 million. The distribution is equal to the Minimum Quarterly Distribution of $0.350 set forth in Niska Partners' prospectus prepared in connection with the IPO.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Niska GS Holdings I, LP and Niska GS Holdings II, LP:

        We have audited the accompanying combined balance sheets of Niska GS Holdings I LP and Niska GS Holdings II LP (the "Predecessor") as of March 31, 2010 and 2009, and the related combined statements of earnings and comprehensive income, cash flows and partners' equity for each of the years in the three-year period ended March 31, 2010. These combined financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Predecessor as of March 31, 2010 and 2009, and the combined results of its operations and its combined cash flows for each of the years in the three-year period ended March 31, 2010, in conformity with U.S generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
June 24, 2010

Niska Predecessor

Combined Statements of Earnings and Comprehensive Income

(Thousands of U.S. Dollars)

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
REVENUES
Short-term contract revenue	$58,375	$52,040	$35,512
Long-term contract revenue	109,795	110,730	121,353
Optimization revenue, net (Note 13)	102,335	89,411	76,023

	270,505	252,181	232,888
EXPENSES (INCOME)
Operating expenses	38,153	45,412	44,627
General and administrative (Notes 15 and 18)	36,640	24,182	30,100
Depreciation and amortization (Notes 5 and 6)	43,062	54,750	42,522
Impairment of goodwill (Note 5)	—	21,962	—
Impairment of assets (Note 4)	650	2,106	2,500
(Gain) loss on sale of assets	—	(11)	2,252
Interest expense (Note 14)	38,119	53,486	73,853
Foreign exchange gains	(7,189)	(25,843)	(7,224)
Other income (Note 15)	(79)	(20,812)	(707)

EARNINGS BEFORE INCOME TAXES	121,149	96,949	44,965

Income tax expense (benefit) (Note 9)
Current	1,344	314	321
Deferred	66,596	(12,185)	(3,691)

	67,940	(11,871)	(3,370)

NET EARNINGS AND COMPREHENSIVE INCOME	$53,209	$108,820	$48,335

(See notes to the combined financial statements)

Niska Predecessor

Combined Balance Sheets

(Thousands of U.S. Dollars)

	March 31, 2010	March 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$131,559	$25,760
Trade receivables	3,467	1,435
Accrued receivables	62,948	71,050
Natural gas inventory	129,390	133,084
Prepaid expenses	1,708	14,814
Short-term risk management assets (Notes 10 and 11)	100,864	109,765

	429,936	355,908
Long-term Assets
Property, plant and equipment, net of accumulated depreciation (Note 4)	983,016	940,245
Goodwill (Note 5)	486,258	486,258
Long-term natural gas inventory	15,264	15,264
Intangible assets, net of accumulated amortization (Note 5)	131,286	147,730
Deferred charges, net of accumulated amortization (Note 6)	24,253	12,039
Long-term risk management assets (Notes 10 and 11)	34,812	45,425

	1,674,889	1,646,961

	$2,104,825	$2,002,869

(See notes to the combined financial statements)

Niska Predecessor

Combined Balance Sheets (Continued)

(Thousands of U.S. Dollars)

	March 31, 2010	March 31, 2009
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities
Current portion of debt (Note 7)	$—	$70,947
Margin deposits	11,784	47,977
Funds held on deposit	—	1,500
Trade payables	2,147	350
Current income taxes (Note 9)	47	14
Current portion of deferred taxes (Note 9)	57,059	4,539
Deferred revenue	1,427	17,897
Accrued liabilities	61,356	55,680
Short-term risk management liabilities (Notes 10 and 11)	46,331	66,691

	180,151	265,595
Long-term Liabilities
Long-term risk management liabilities (Notes 10 and 11)	34,694	23,606
Asset retirement obligations (Note 8)	1,378	566
Funds held on deposit	115	93
Deferred income taxes (Note 9)	158,701	144,626
Long-term debt (Note 7)	800,000	591,009

	1,175,039	1,025,495
PARTNERS' EQUITY
Partners' capital (Note 12)	849,991	816,991
Retained earnings	79,795	160,383

	929,786	977,374
Commitments and contingencies (Notes 7, 12 and 17)
Subsequent events (Notes 1 and 22)

	$2,104,825	$2,002,869

(See notes to the combined financial statements)

Niska Predecessor

Combined Statements of Cash Flows

(Thousands of U.S. Dollars)

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Operating Activities
Net earnings	$53,209	$108,820	$48,335
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Unrealized foreign exchange (gain) loss	(150)	(37,188)	162
Deferred income taxes (benefit)	66,596	(12,185)	(3,691)
Unrealized risk management losses (gains) (Notes 10 and 11)	10,243	(77,333)	6,903
Depreciation and amortization	43,062	54,750	42,522
Deferred charges amortization (Note 14)	12,359	2,929	2,922
(Gain) loss on disposal of assets	—	(11)	2,252
Impairment of goodwill	—	21,962	—
Impairment of assets	650	2,106	2,500
Write-down of inventory	3,400	62,257	—
Changes in non-cash working capital (Note 18)	(33,482)	(104,621)	83,995

Net cash provided by operating activities	155,887	21,486	185,900

Investing Activities
Property, plant and equipment expenditures	(67,754)	(18,962)	(37,492)
Proceeds on disposal of assets	—	3,653	7,596
Other	—	(331)	—

Net cash used in investing activities	(67,754)	(15,640)	(29,896)

Financing Activities
Proceeds from debt issuance	800,000	—	—
Proceeds on revolver drawings	185,000	167,005	130,000
Revolver repayments	(250,000)	(100,000)	(190,000)
Debt repayments	(596,956)	(98,866)	(79,887)
Payment of deferred financing costs	(24,572)	—	—
Capital contributions from partners	33,000	50,000	—
Distribution to partners (Notes 12 and 19)	(128,966)	(48,505)	(1,728)

Net cash provided by (used in) financing activities	17,506	(30,366)	(141,615)

Effect of translation on foreign currency cash and cash equivalents	160	7	(128)
Net increase (decrease) in cash and cash equivalents	105,799	(24,513)	14,261
Cash and cash equivalents, beginning of the year	25,760	50,273	36,012

Cash and cash equivalents, end of the year	$131,559	$25,760	$50,273

Supplemental cash flow disclosures (Note 19)

(See notes to the combined financial statements)

Niska Predecessor

Combined Statements of Partners' Equity

(Thousands of U.S. Dollars except units)

	Partners' Capital	Retained Earnings	Total Partners' Equity
Balance at April 1, 2007	$766,991	$53,461	$820,452
Net earnings	—	48,335	48,335
Distributions paid (Note 12)	—	(1,728)	(1,728)

Balance at March 31, 2008	766,991	100,068	867,059

Capital contributions	50,000	—	50,000
Net earnings	—	108,820	108,820
Distributions paid (Note 12)	—	(48,505)	(48,505)

Balance at March 31, 2009	816,991	160,383	977,374

Capital contributions	33,000	—	33,000
Net earnings	—	53,209	53,209
Distributions paid (Note 12)	—	(133,797)	(133,797)

Balance at March 31, 2010	$849,991	$79,795	$929,786

(See notes to the combined financial statements)

Niska Predecessor

Notes to the Combined Financial Statements

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

1. Description of Business

        Niska Predecessor, representing the predecessor combined financial statements of Niska GS Holdings II, LP ("Niska Canada"), and Niska GS Holdings I, LP ("Niska US") (collectively, "Niska" or the "Partnerships") and their subsidiaries, own and operate natural gas storage facilities in North America. Niska Canada and Niska US are under common control by virtue of their general partner, Carlyle/Riverstone Energy Partners III, L.P.

        Subsequent to year end Niska Predecessor was reorganized to form Niska Gas Storage Partners LLC ("Niska Partners"). Niska Partners completed its initial public offering on May 17, 2010 (see Note 22).

        As part of the reorganization, two projects under development, Starks Gas Storage LLC and Coastal Bend Gas Storage, LLC, were distributed to an affiliate of the Partnerships and will not be included into the Niska Partners consolidated financial statements. These projects represent approximately $25.6 million in assets as at March 31, 2010 (March 31, 2009: $25.9 million) and included an impairment charge of $0.7 million for the year then ended, $2.1 million during the year ended March 31, 2009, and $2.5 million during the year ended March 31, 2008.

        Niska Canada operates the Countess and Suffield gas storage facilities (collectively, AECO HubTM) and Niska US operates the Wild Goose and Salt Plains gas storage facilities in the United States. Both Niska US and Niska Canada market storage services of their working gas capacity in addition to optimizing capacity with their own proprietary gas purchases.

2. Significant Accounting Policies

Basis of presentation

        These combined financial statements have been prepared to reflect the combined financial position, results of operations and cash flows of the predecessor Partnerships and their subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These financial statements include the accounts of Niska and its wholly-owned subsidiaries, including AECO Gas Storage Partnership, Wild Goose Storage LLC, Niska Gas Storage, LLC and Salt Plains Storage, LLC, Coastal Bend Gas Storage, LLC, Starks Gas Storage, LLC, Access Gas Services Inc., Access Gas Services (Ontario) Inc., Access Gas Services (Alberta) Inc. and EnerStream Agency Services Inc. All material inter-entity transactions have been eliminated.

Use of estimates

        In preparing these financial statements, Niska is required to make estimates and assumptions that affect both the amount and timing of recording assets, liabilities, revenues and expenses since the determination of these items may be dependent on future events. Management uses the most current information available and exercises careful judgment in making these estimates. Although Management believes that these consolidated financial statements have been prepared within limits of materiality and within the framework of its significant accounting policies summarized below, actual results could differ from these estimates. Changes in estimates are accounted for on a prospective basis.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

2. Significant Accounting Policies (Continued)

        Management has made key assumptions at the balance sheet date that have a risk of causing a material adjustment to the carrying amounts of assets and liabilities relating to the valuation of risk management assets and liabilities, inventory, and goodwill. Estimates affect, among other items, valuing identified intangible assets, evaluating impairments of long-lived assets, effectiveness of cushion gas, establishing estimated useful lives for long-lived assets, estimating revenues and expense accruals, assessing income tax expense and the requirement for a valuation allowance against the deferred income tax asset, valuing asset retirement obligations and in determining liabilities, if any, for legal contingencies.

Revenue recognition

        The Partnerships' assessment of each of the four revenue recognition criteria as they relate to its revenue producing activities is as follows:

        Persuasive evidence of an arrangement exists.    The Partnerships' customary practices are to enter into a written contract, executed by both the customer and the Partnerships.

        Delivery.    Delivery is deemed to have occurred at the time the natural gas is delivered and title is transferred, or in the case of fee-based arrangements, when the services are rendered. To the extent the Partnerships retain their inventory, delivery occurs when the inventory is subsequently sold and title is transferred to the third party purchaser.

        The fee is fixed or determinable.    The Partnerships negotiate the fee for its services at the outset of their fee-based arrangements. In these arrangements, the fees are nonrefundable. The fees are generally due on the 25th of the month following the delivery or services rendered. For other arrangements, the amount of revenue is determinable when the sale of the applicable product has been completed upon delivery and transfer of title.

        Collectability is reasonably assured.    Collectability is evaluated on a customer-by-customer basis. New and existing customers are subject to a credit review process, which evaluates the customers' financial position (e.g. cash position and credit rating) and their ability to pay. If collectability is not considered reasonably assured at the outset of an arrangement in accordance with the Partnerships' credit review process, revenue is recognized when the fee is collected.

        Long-term contract revenue consists of monthly storage fees and fuel and commodity charges for injections and withdrawals. Long-term contract revenue is accrued on a monthly basis in accordance with the terms of the customer contracts. Customer charges for injections and withdrawals are recorded in the month of injection or withdrawal.

        Short-term contract revenue consists of fees for injections and withdrawals, which include fuel and commodity charges. One half of the fees are earned at the time of injection by the customer and one half of the fees are earned at the time of withdrawal by the customer.

        Energy trading contracts resulting in the delivery of a commodity where Niska is the principal in the transaction are recorded as optimization revenues at the time of physical delivery. Realized and unrealized gains and losses on financial energy trading contracts are included in optimization revenue (see Note 10).

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

2. Significant Accounting Policies (Continued)

Cash and cash equivalents

        Niska considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

Margin deposits

        Cash held in margin accounts collateralizes certain commodity financial derivatives entered into in support of the Partnerships risk management activities. These derivatives are marked-to-market daily; the profit or loss on the daily position is then paid to, or received from, the account as appropriate under the terms of the Partnerships' contract with their broker.

Natural gas inventory

        The Partnerships' inventory is natural gas injected into storage which is held for resale. Long-term inventory represents non-cycling working gas. Non-cycling working gas is injected by the Partnerships on a temporary basis to increase pressure within the reservoirs to allow them to market higher cycling contracts or previously un-saleable gas from an underutilized reservoir that can be sold into the market when the Partnerships add mechanical compression to the reservoir. This mechanical compression will allow access to natural gas that was previously required to maintain pressure within the reservoir. Inventory is valued at the lower of weighted average cost and market. Costs to store the gas are recognized as operating expenses in the period the costs are incurred. For the year ended March 31, 2010, the Partnerships recorded a write-down of $3.4 million, (years ended March 31, 2009—$62.3 million; March 31, 2008—$ nil), which is included in optimization revenue, net.

Property, plant and equipment

        Property, plant and equipment are recorded at cost when purchased. Depreciation is computed using the declining balance method for each category of asset using the following rates:

Facilities	5% and 15%
Wells	5%
Pipelines and measurement	5%
Office furniture and fixtures	20%
Computer hardware	30%
Other	10%

        Certain volumes of gas defined as cushion gas are required for maintaining a minimum field pressure. Cushion gas is considered a component of the facility and as such is not amortized because it is expected to ultimately be recovered and sold. Cushion gas is monitored to ensure that it provides effective pressure support for the facility. In the event that gas moves to another area of the reservoir where it does not provide effective pressure support, a loss is recorded, within depreciation expense, equal to the estimated volumes that have migrated.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

2. Significant Accounting Policies (Continued)

        Repairs, maintenance and renewals that do not extend the useful lives of the assets are expensed as incurred. Interest costs for the construction or development of long-lived assets held by operational entities are capitalized and amortized over the related asset's estimated useful life.

Asset retirement obligations

        Niska records a liability for an asset retirement obligation when the legal obligation to retire the asset has been incurred with an offsetting increase to the carrying value of the related tangible long-lived asset. The recognition of an asset retirement obligation requires that management make numerous estimates, assumptions and judgments regarding such factors as the estimated probabilities, amounts and timing of settlements; the credit-adjusted risk-free rate to be used; inflation rates, and future advances in technology. In periods subsequent to initial measurement of the liability, the Partnerships must recognize changes in the liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. Over time, the liability is accreted to its future value, and the capitalized cost is depreciated over the useful life of the related asset. Accretion of the asset retirement obligations due to the passage of time is recorded as an expense in the statement of earnings. Upon settlement of the liability, the Partnerships either settle the obligation for its recorded amount or incur a gain or loss.

Impairment of long-lived assets

        Niska evaluates whether events or circumstances have occurred that indicate that long-lived assets may not be recoverable or that the remaining useful life may warrant revision. When such events or circumstances are present, the Partnerships assess the recoverability of long-lived assets by determining whether the carrying value will be recovered through the expected undiscounted future cash flows. In the event that the sum of the expected future cash flows resulting from the use of the asset is less than the carrying value of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded.

Goodwill and other intangible assets

        Niska accounts for business acquisitions using the purchase method of accounting and accordingly the assets and liabilities of the acquired entities are recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired is attributed to goodwill.

        Goodwill is not amortized and is re-evaluated on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired.

        Goodwill is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

2. Significant Accounting Policies (Continued)

carrying values, including goodwill. If the carrying amount exceeds the fair value of the reporting unit, the Partnerships perform the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill.

        Other intangible assets represent contractual rights obtained in connection with a business combination that had favorable contractual terms relative to market as of the acquisition date.

        Intangible assets representing customer contracts are amortized over their useful lives. These assets are reviewed for impairment as impairment indicators arise. When such events or circumstances are present, the recoverability of long-lived assets is assessed by determining whether the carrying value will be recovered through the expected undiscounted future cash flows. In the event that the sum of the expected future cash flows resulting from the use of the asset is less than the carrying value of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded.

        Pipeline rights of way are formal agreements granting rights of way in perpetuity and are not subject to amortization but are subject to an annual impairment test.

Risk management activities

        The Partnerships use natural gas derivatives and other financial instruments to manage their exposure to changes in natural gas prices, foreign exchange, and interest rates. These financial assets and liabilities, which are recorded at fair value on a recurring basis, are included into one of three categories based on a fair value hierarchy with realized and unrealized gains (losses) recognized in earnings (Note 11).

        The fair value of the Partnerships' derivative risk management contracts are recorded as a component of risk management assets and liabilities, which are classified as current or non-current assets or liabilities based upon the anticipated settlement date of the contracts.

Foreign currency translation

        The functional and reporting currency of the Partnerships is the US dollar. Non-US dollar denominated monetary items are translated into US dollars at the rate of exchange in effect at the balance sheet date. Non-US dollar denominated non-monetary items are translated to US dollars at the exchange rate in effect when the transaction occurred. Revenues and expenses denominated in foreign currencies are translated at the average exchange rate in effect during the period. Foreign exchange gains or losses on translation are included in income.

Deferred charges

        Deferred charges relate to costs incurred on the issuance of debt and are amortized over the term of the related debt to interest expense using the effective interest method for cost related to the senior notes offering and straight-line for deferred charges incurred on the revolving credit facility.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

2. Significant Accounting Policies (Continued)

Income taxes

        The Partnerships are not taxable entities. Income taxes on their income are the responsibility of the individual partners and have accordingly not been recorded in the consolidated financial statements. Niska Canada has corporate subsidiaries, which are taxable corporations subject to Canadian federal and provincial income taxes, which are included in the combined financial statements.

        Income taxes on the Canadian corporate subsidiaries are provided based on the asset and liability method, which results in deferred income tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. This method requires the effect of tax rate changes on current and accumulated deferred income taxes to be reflected in the period in which the rate change was enacted. The asset and liability method also requires that deferred income tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

        The Partnerships' policy is to recognize accrued interest and penalties on accrued tax balances as components of interest expense. The Partnerships had not accrued any interest and expense penalties during the periods reported.

        The Canadian subsidiaries remain subject to examination by Canadian federal and provincial tax jurisdictions for all years filed after 2006. The Partnerships' unit holders remain subject to examination by US federal and state tax jurisdictions for years after 2006.

Unit-based compensation

        Each of the Partnerships has a long-term incentive plan as described in Note 12 under which they may issue their respective Class B and Class C units to directors, officers and employees. The plans are liability-classified unit-based compensation awards which have both a service condition and performance conditions. Unit-based compensation related to the plan is recognized, based on the period-end fair value, as the service condition is met if the occurrence of the performance conditions is probable.

3. New Accounting Pronouncements

        a)    The following new accounting pronouncements were adopted in the periods noted and the effect of such adoption has been presented in the accompanying combined financial statements:

Generally Accepted Accounting Principles (ASC 105)

        This accounting standard results in the Financial Accounting Standards Board (FASB) Accounting Standards Codification ("ASC" or the "Codification") becoming the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC are also considered sources of authoritative GAAP for SEC registrants. The Codification supersedes all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The adoption of the provisions of this accounting standard did not change the application of existing GAAP, and as a

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

3. New Accounting Pronouncements (Continued)

result, did not have any impact on the Partnerships' combined results of operations, financial position or cash flows.

Fair Value Measurement (ASC 820)

        Niska adopted a new fair value measurement standard as of April 1, 2008. ASC 820 defines fair value, establishes a framework for measuring fair value under existing accounting pronouncements that require fair value measurements and expands fair value measurement disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes inputs based upon the degree to which they are observable. The three levels of the fair value hierarchy are as follows:

  Level 1—inputs represent quoted prices in active markets for identical assets or liabilities (for example, exchange-traded commodity derivatives).

  Level 2—inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market corroborated inputs).

  Level 3—inputs that are not observable from objective sources, such as the Partnerships' internally developed assumptions about market participant assumptions used in pricing an asset or liability (for example, an estimate of future cash flows used in the Partnerships internally developed present value of future cash flows model that underlies the fair value measurement).

        In determining fair value, Niska utilizes observable market data when available, or models that utilize observable market data. In addition to market information, Niska incorporates transaction-specific details that, in management's judgment, market participants would take into account in measuring fair value.

        In forming fair value estimates, Niska utilizes the most observable inputs available for the valuation technique employed. If a fair value measurement reflects inputs at multiple levels within the hierarchy, the fair value measurement is characterized based upon the lowest level of input that is significant to the fair value measurement. For Niska, recurring fair value measurements are performed for commodity, interest rate and foreign currency derivatives.

        The carrying amount of cash and cash equivalents, margin deposits, trade receivables, accrued receivables, trade payables and accrued liabilities reported on the balance sheet approximates fair value. The fair value of debt is the estimated amount the Partnerships would have to pay to repurchase its debt, including any premium or discount attributable to the difference between the stated interest rate and market rate of interest at the balance sheet date. Fair values are based on valuations of similar debt at the balance sheet date and supported by observable market transactions when available. See

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

3. New Accounting Pronouncements (Continued)

Note 7 for disclosures regarding the fair value of debt. See Note 11 for disclosures regarding the fair value of derivative instruments.

        Niska elected to implement the standard with the one-year deferral permitted for nonfinancial assets and nonfinancial liabilities, except those nonfinancial items recognized or disclosed at fair value on a recurring basis (at least annually). The deferral period ended on April 1, 2009. Accordingly, Niska now applies the fair value framework to nonfinancial assets and nonfinancial liabilities initially measured at fair value, such as assets acquired in a business combination, impaired long-lived assets (asset groups), intangible assets and goodwill and initial recognition of asset retirement obligations.

Disclosures about Derivative Instruments and Hedging Activities (ASC 815-10)

        Niska adopted a new standard for its derivative instruments and hedging activities, effective April 1, 2009. ASC 815-10 does not change Niska's accounting for derivatives, but requires enhanced disclosures regarding the Partnerships' methodology and purpose for entering into derivative instruments, accounting for derivative instruments and related hedged items (if any), and the impact of derivative instruments on the Partnerships' combined financial position, results of operations and cash flows. See Notes 10 and 11.

Business Combinations (ASC 805)

        Niska adopted a new accounting standard for business combinations, effective April 1, 2009. ASC 805 applies prospectively to Niska for future business combinations. ASC 805 expands the definition of what qualifies as a business, thereby increasing the scope of transactions that qualify as business combinations. Furthermore, under ASC 805, changes in estimates of income tax liabilities existing at the date of, or arising in connection with, past business combinations are accounted for as adjustments to current period income as opposed to adjustments to goodwill. The adoption of ASC 805 had no impact on the Partnership's combined financial position, results of operations or cash flows.

Subsequent Events (ASC 855-10)

        Niska adopted a new standard on subsequent events, effective April 1, 2009. ASC 855-10 defines subsequent events as either recognized subsequent events (events that provide additional evidence about conditions at the balance sheet date) or non-recognized subsequent events (events that provide evidence about conditions that arose after the balance sheet date). Recognized subsequent events are recorded in the financial statements for the current period presented, while non-recognized subsequent events are not. Both types of subsequent events require disclosure in the combined financial statements if nondisclosure of such events causes the financial statements to be misleading. Niska is also required to disclose the date through which subsequent events have been evaluated. The adoption of ASC 855-10 had no impact on the Partnerships' combined financial statements.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

3. New Accounting Pronouncements (Continued)

        b)    The following new accounting pronouncements were issued but not adopted as of March 31, 2010:

Fair Value Measurement (ASC 810-10)

        This new standard requires disclosure of fair value information of financial instruments at each interim reporting period. The disclosures include the relevant carrying value as well as the methods and significant assumptions used to estimate the fair value. The guidance was effective for interim and annual periods beginning after December 15, 2009. For periods beginning as of April 1, 2010, the Partnerships will be required to disclose additional fair value measurement information such as transfers into and out of levels 1 and 2 and further details of movements within level 3. The new standard clarifies the level of disaggregation required and inputs and valuation techniques used to measure fair value.

4. Property, Plant and Equipment

        Property, plant and equipment are comprised of the following:

	As at March 31, 2010
	Cost	Accumulated Amortization	Net Book Value
Cushion gas	$463,777	$—	$463,777
Pipelines and measurement	262,985	(47,323)	215,662
Wells	122,583	(21,623)	100,960
Facilities	145,228	(33,501)	111,727
Computer hardware	2,483	(1,589)	894
Construction in progress, including projects under development	88,334	—	88,334
Other	1,539	(364)	1,175
Office furniture and equipment	830	(343)	487
	—	—	—

	$1,087,759	$(104,743)	$983,016

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

4. Property, Plant and Equipment (Continued)

	As at March 31, 2009
	Cost	Accumulated Amortization	Net Book Value
Cushion gas	$464,498	$—	$464,498
Pipelines and measurement	263,642	(36,215)	227,427
Wells	122,005	(16,452)	105,553
Facilities	142,475	(25,465)	117,010
Computer hardware	2,405	(1,301)	1,104
Construction in progress, including projects under development	22,886	—	22,886
Other	1,428	(248)	1,180
Office furniture and equipment	830	(243)	587
	—

	$1,020,169	$(79,924)	$940,245

        During the year ended March 31, 2010 long-lived assets held in relation to a project under development with a carrying amount of $8.1 million were written down to their fair value of $7.5 million (Note 11), resulting in an impairment charge of $0.7 million, included in net earnings for the fiscal year ended March 31, 2010 (March 31, 2009—$2.1 million; March 31, 2008—$2.5 million). The impaired assets relate to a project under development that will not be included in the transfer of assets from the Partnerships to Niska Gas Storage Partners LLC described in Notes 1 and 22.

        For the year ended March 31, 2010, a loss of $1.8 million of cushion gas was recorded in depreciation and amortization expense on the income statement for the estimated amount of cushion gas migrated (years ended March 31, 2009—$11.9; March 31, 2008—$ nil).

5. Goodwill and Other Intangible Assets

Goodwill

        The goodwill of a Niska US operating unit with a carrying amount of $21.9 million was written down to its implied fair value of $ nil at March 31, 2009, resulting in an impairment charge of $21.9 million. The impairment charges were recorded following a period of overall negative economic conditions during the fiscal year ended March 31, 2009. Declines were noted in the earnings multiples of designated peer group companies of each of the Partnerships' reporting units and were a factor in the resulting impairment charge. No impairment to goodwill was required as at March 31, 2010.

        Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions. These assumptions are dependent on several subjective factors including the timing of future cash flows and future growth rates. The fair value of Niska's reporting units is determined based on a weighting of multiples of potential earnings approaches which is classified as a Level 3 fair value measurement under FASB ASC 820. The multiples of earnings approach estimates fair value by applying multiples of potential earnings, working gas capacity, and cycle-ability of similar entities. Results using the multiples of potential earnings and the multiples of gas

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

5. Goodwill and Other Intangible Assets (Continued)

capacity and cycle-ability are given equal weighting when determining the valuation using this approach. The future operating projections are based on consideration of past performance and the projections and assumptions used in the Partnerships' current operating plans and adjusted for market participant assumptions as appropriate. The affected Partnership then assigns a weighting to the multiple or earnings to derive the fair value of the reporting unit.

Other intangible assets

        Intangible assets are comprised of customer contracts and relationships and pipeline rights of way. Customer contracts and relationships are amortized over their estimated useful life. Pipeline rights of way are indefinite life assets and not subject to amortization but are subject to an annual impairment test. To date, no impairment has been recognized.

        Information regarding the Partnerships' intangible assets is included in the following table:

	As at March 31, 2010	As at March 31, 2009
Customer contracts and relationships	$180,166	$180,166
Less accumulated amortization	(67,753)	(51,343)

	112,413	128,823
Pipeline rights of way	18,873	18,907

	$131,286	$147,730

        Customer contracts and relationships are amortized over the term of the respective contracts, being 1 to 20 years remaining at March 31, 2010. The following tables present actual amortization expense recognized during reported periods and an estimate of future amortization expense based upon the Partnerships' intangible assets at March 31, 2010:

Amortization expense by period:
March 31, 2010	$16,410
March 31, 2009	16,507
March 31, 2008	15,434
March 31, 2007	19,402

Future amortization expense estimated for the fiscal year ending:
March 31, 2011	$14,605
March 31, 2012	13,703
March 31, 2013	11,321
March 31, 2014	9,923
March 31, 2015 and thereafter	62,861

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

6. Deferred Charges

	As at March 31, 2010	As at March 31, 2009
Deferred charges—cost	$20,562	$20,562
Addition	24,572	—
Less accumulated amortization	(20,881)	(8,523)

Net book value	$24,253	$12,039

Life in years	4 - 8	5

        The following tables present actual amortization expense recognized during each period reported and an estimate of future amortization expense based upon the Partnerships' deferred charges at March 31, 2010:

Amortization expense by period:
March 31, 2010	$12,358
March 31, 2009	2,929
March 31, 2008	2,922

Future amortization expense estimated for the fiscal year ending:
March 31, 2011	$3,849
March 31, 2012	3,855
March 31, 2013	3,861
March 31, 2014	3,729
March 31, 2015 and thereafter	8,959

7. Debt

Debt Obligations

        For the year ended March 31, 2010 and 2009 the Partnerships' debt consisted of the following:

	As at March 31, 2010		As at March 31, 2009
	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate	Amount
Non-public Senior Notes due 2018	8.875%	$800,000		$—
Secured Canadian Term B Loan		—	4.62%	509,358
Secured US Term B Loan		—	4.59%	52,223
Delayed Draw Term Loan B		—	4.24%	35,375

		800,000		596,956
Less portion classified as current		—		5,947

		$800,000		$591,009

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

7. Debt (Continued)

        On March 5, 2010, the Partnerships undertook a non-public senior notes offering to certain qualified institutional investors for 800,000 units with an aggregate principal amount of $800.0 million, which were issued at par. The units were sold in an offering exempt from registration under the Securities Act of 1933 (the "Securities Act") to qualified institutional investors in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

        The notes are senior unsecured obligations of each issuer, which are: (1) effectively junior to that issuer's secured obligations; (2) equal in right of payment with all existing and future senior unsecured indebtedness of each issuer; and (3) senior in right of payment to any future subordinated indebtedness of each issuer. The notes are fully and unconditionally guaranteed by each issuer and each issuer's direct and indirect subsidiaries on a senior unsecured basis, and are: (1) effectively junior to each guarantor's secured obligations; (2) equal in right of payment with all existing and future senior unsecured indebtedness of each guarantor and (3) senior in right of payment to any future subordinated indebtedness of each guarantor.

        Interest is payable semi-annually on March 15 and September 15 at a rate of 8.875%, commencing September 15, 2010. The notes will mature on March 15, 2018.

        The indenture governing the notes limits the Partnership's ability to pay distributions in respect of, repurchase or pay dividends on the Partnerships' membership interests (or other capital stock) or make other restricted payments. The limitation changes depending on the Partnerships' fixed charge coverage ratio, which is defined as the ratio of the Partnerships' consolidated cash flow to the Partnerships' fixed charges, each as defined in the indenture governing the notes, and measured for the preceding four quarters.

        As of March 31, 2010, the indenture governing the notes contained a restriction on the Partnerships' ability to make restricted payments because the IPO had not yet been completed (note 22). Under this restriction, the indenture would have permitted the Partnerships to distribute approximately $14.9 million.

        The indenture governing the notes contains certain other covenants that, among other things, limit the Partnerships' and certain of the Partnerships' subsidiaries' ability to incur additional indebtedness, pay dividends on, repurchase or make distributions in respect of the Partnerships' capital stock or make other restricted payments, make certain investments, sell, transfer, or otherwise convey certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Partnerships' assets, and enter into certain transactions with affiliates.

        The occurrence of events involving the Partnerships or certain of the Partnerships' subsidiaries may constitute an event of default under the indenture. Such events include failure to pay interest, principal, or the premium on the notes when due; failure to comply with the merger, asset sale or change of control covenants; certain defaults on other indebtedness; and certain insolvency proceedings. In the case of an event of default, the holders of the notes are entitled to remedies, including the acceleration of payment of the notes by request of the holders of at least 25% in aggregate principal amount of the notes, and any action by the trustee to collect payment of principal, interest or premium in arrears.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

7. Debt (Continued)

        The Partnerships have the option to prepay the notes. Prior to March 15, 2013, the issuers may redeem up to 35% of the aggregate principal amount of the notes at a premium, plus accrued and unpaid interest with net cash proceeds of certain equity offerings. Prior to March 15, 2014, the issuers may redeem some or all of the notes at a make-whole premium, as set forth in the offering memorandum. After March 15, 2014, the issuers may redeem some or all of the notes at a premium that will decrease over time until maturity.

        As a result of the senior note offering the Partnerships terminated their existing term loan and credit facility agreements and related interest rate swaps effective March 5, 2010.

        The Partnerships recorded a charge to interest expense related to the early extinguishment of the term debt, which consisted of deferred financing costs of $7.9 million and the cost of terminating the interest rate swaps of $13.8 million.

Revolving credit facilities

        Concurrently with the issuance of the notes, Niska Gas Storage US, LLC (a wholly-owned subsidiary of Niska US) and AECO Gas Storage Partnership (an indirect wholly-owned subsidiary of Niska Canada) entered into new senior secured asset-based revolving credit facilities, consisting of a U.S. revolving credit facility and a Canadian revolving credit facility (the "new credit facilities" or the "$400.0 million credit agreement"). These new credit facilities provide for revolving loans and letters of credit in an aggregate principal amount of up to $200.0 million for each of the U.S. revolving credit facility and the Canadian revolving credit facility. Subject to certain conditions, each of the revolving credit facilities may be expanded up to $100.0 million in additional commitments, and the commitments in each facility may be reallocated on terms and according to procedures to be determined. Loans under the U.S. revolving facility will be denominated in U.S. dollars and loans under the Canadian revolving facility may be denominated, at the Partnerships' option, in either U.S. or Canadian dollars. Each revolving credit facility matures on March 5, 2014.

        The Partnerships had no drawings outstanding on the line of credit at March 31, 2010. The Partnerships had borrowed $65.0 million under the Partnerships' prior credit agreement at March 31, 2009, all of which is classified as current.

        Borrowings under the revolving credit facilities are limited to a borrowing base calculated as the sum of specified percentages of eligible cash equivalents, eligible accounts receivable, the net liquidating value of hedge positions in broker accounts, eligible inventory, issued but unused letters of credit, and certain fixed assets minus the amount of any reserves and other priority claims. Borrowings will bear interest at a floating rate, which (1) in the case of U.S. dollar loans can be either LIBOR plus an applicable margin or, at the Partnerships' option, a base rate plus an applicable margin, and (2) in the case of Canadian dollar loans can be either the bankers' acceptance rate plus an applicable margin or, at the Partnerships' option, a prime rate plus an applicable margin. The credit agreement provides that Niska may borrow only up to the lesser of the level of the then current borrowing base and the committed maximum borrowing capacity, which is currently $400.0 million. As of March 31, 2010, the borrowing base totaled $368.8 million.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

7. Debt (Continued)

        Obligations under the $400.0 million credit agreement are guaranteed by the Partnerships and all of the Partnerships' direct and indirect wholly owned subsidiaries (subject to certain exceptions) and secured by a lien on substantially all of the Partnerships' and their direct and indirect subsidiaries' current and fixed assets (subject to certain exceptions). Certain fixed assets will only be required to be part of the collateral to the extent such fixed assets are included in the borrowing base under the respective revolving credit facility. The aggregate borrowing base under both revolving credit facilities includes $150.0 million (the "PP&E Amount") due to a first-priority lien on fixed assets granted to the lenders. The PP&E Amount will be reduced on a dollar-for-dollar basis upon the release of fixed assets having a value in excess of $50.0 million from such liens.

        The following fees are applicable under each revolving credit facility: (1) an unused line fee of 0.75% per annum, based on the unused portion of the respective revolving credit facility; (2) a letter of credit participation fee on the aggregate stated amount of each letter of credit equal to the applicable margin for LIBOR loans or bankers' acceptance loans, as applicable; and (3) certain other customary fees and expenses of the lenders and agents. The Partnerships are required to make prepayments under the revolving credit facilities at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under such revolving credit facility exceeds the lesser of the aggregate amount of commitments in respect of such revolving credit facility and the applicable borrowing base.

        The $400.0 million credit agreement contains customary covenants, including, but not limited to, restrictions on the Partnerships' and their subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets subject to security interests under the credit agreement, make acquisitions, loans, advances or investments, pay distributions, sell or otherwise transfer assets, optionally prepay or modify terms of any subordinated indebtedness or enter into transactions with affiliates. The new revolving credit facilities require the maintenance of a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both revolving credit facilities. Such fixed charge coverage ratio will be tested at the end of each quarter until such time as average excess availability exceeds 15% for thirty consecutive days.

        As of March 31, 2010, the $400.0 million credit agreement contained a restriction on the ability to make restricted payments because the IPO had not yet been consummated (note 22). Under this restriction, the $400.0 million credit agreement would have permitted the Partnerships to distribute approximately $14.9 million.

        The $400.0 million credit agreement provides that, upon the occurrence of certain events of default, the Partnerships' obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including the notes, voluntary and involuntary bankruptcy proceedings, material money judgments, material events relating to pension plans, certain change of control events and other customary events of default.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

7. Debt (Continued)

        As of March 31, 2010, no borrowings were outstanding under the new credit facilities and the Partnerships had $3.5 million in letters of credit issued, and the Partnerships and their subsidiaries were in compliance with all covenant requirements.

Restrictions:

        The Partnerships have no independent assets or operations other than their investments in their respective subsidiaries. Both the notes and the $400.0 million credit agreement have been jointly and severally guaranteed by the Partnerships and substantially all of the Partnerships' subsidiaries.

        The Partnerships' subsidiaries have no significant restrictions on their ability to pay distributions or make loans to the Partnership except as noted in the debt covenants described above, which are prepared and measured on a combined basis, and have no restricted assets as of March 31, 2010.

8. Asset Retirement Obligations

        Niska's asset retirement obligations relate to plugging and abandonment of the storage facilities at the end of their estimated useful economic lives. At March 31, 2010, the estimated undiscounted cash flows required to settle the asset retirement obligations are approximately $26.4 million, calculated using an inflation rate of 2% per annum. The estimated liability at March 31, 2010 was $1.4 million after discounting the estimated cash flows at a rate of 8% per annum. At March 31, 2010, the expected timing of payment for settlement of the obligations is 47 years.

	Year ended March 31, 2010	Year ended March 31, 2009
Balance, beginning of the year	$566	$536
Additions	668	—
Accretion	65	65
Effect of foreign exchange translation	79	(35)

Balance, end of the year	$1,378	$566

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

9. Income Taxes

        Total income tax expense (benefit) differed from the amounts computed by applying the tax rate to earnings before income taxes as a result of the following:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Net earnings before taxes	$121,149	$96,949	$44,965
U.S. federal corporate statutory rate	35.00%	35.00%	35.00%

Expected tax	42,402	33,932	15,738
Earnings of non-taxable entities	(17,133)	(26,710)	(17,952)
Foreign exchange adjustments	22,468	(21,665)	22,627
Canadian statutory tax rate differences	(9,881)	(3,485)	(24,287)
Non-deductible interest	6,012	2,094	890
Change in valuation allowance	22,029	994	324
Other permanent differences	2,042	2,969	(710)

Income tax expense (benefit)	$67,940	$(11,871)	$(3,370)

        The Partnerships are not taxable entities. Income taxes on their income are the responsibility of individual partners and have accordingly not been recorded in the combined financial statements. Niska Canada has corporate subsidiaries, which are taxable corporations subject to income taxes, which are included in the combined financial statements.

        As at March 31, 2010, Niska Canada had accumulated non-capital losses of approximately $55.8 million that can be carried forward and applied against future taxable income. These non-capital losses have resulted in deferred income tax assets of $14.9 million. Additionally, Niska Canada had recognized deferred income tax assets related to capital losses of $137.8 million at March 31, 2010. The capital losses represent $17.2 million of deferred tax assets, of which all have been fully offset by valuation allowances due to the uncertainty of their realization. Of the total tax assets related to losses, $36.9 million will begin to expire at the end of 2027.

        During the period ended March 31, 2010, two of the Canadian subsidiaries of Niska Canada elected to adopt the US dollar as their currency to file their Canadian tax returns. As a result of the currency election, temporary differences pertaining to non-monetary items caused the deferred income tax liability and deferred income tax expense to increase by $22.5 million.

        On April 1, 2008, Niska adopted the provisions of FIN 48, however, there was no impact on the opening retained earnings of the Partnerships as a result of this adoption. For the year ended March 31, 2010 and 2009, Niska had not recognized any amounts in respect of potential interest and penalties associated with uncertain tax positions. The Partnerships file income tax returns in the U.S. federal jurisdiction, various state jurisdictions and other foreign jurisdictions. The Partnerships are subject to income tax examinations for the fiscal years ended 2007 through 2010 in most jurisdictions.

        Deferred income tax assets and liabilities reflect the tax effect of differences between the basis of assets and liabilities for book and tax purposes. The tax effect of temporary differences that give rise to

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

9. Income Taxes (Continued)

significant components of the deferred income tax liabilities and deferred income tax assets are presented below:

	As at March 31, 2010	As at March 31, 2009
Deferred income tax assets:
Non-capital loss carry forwards	$14,932	$10,764
Risk management liabilities	21,573	22,968
Long-term debt	—	7,725
Capital losses	17,223	582
Other	217	109

	53,945	42,148
Valuation allowance	(22,639)	(1,089)

Total deferred income tax assets	31,306	41,059

Deferred income tax liabilities:
Property, plant and equipment	135,830	121,120
Intangible assets	31,448	28,487
Partnership deferral income	47,799	16,284
Risk management assets	31,732	23,666
Other	257	667

Total deferred income tax liabilities	247,066	190,224

Net deferred income tax liabilities	$215,760	$149,165

        The classification of net deferred income tax liabilities recorded on the balance sheets is as follows:

	As at March 31, 2010	As at March 31, 2009
Deferred income tax liabilities:
Current	$57,059	$4,539
Long-term	158,701	144,626

	$215,760	$149,165

10. Risk Management Activities and Financial Instruments

Risk management overview

        The Partnerships have exposure to commodity price, foreign currency, counterparty credit, interest rate, and liquidity risk. Risk management activities are tailored to the risk they are designed to mitigate.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

10. Risk Management Activities and Financial Instruments (Continued)

Commodity price risk

        As a result of its natural gas inventory, Niska is exposed to risks associated with changes in price when buying and selling natural gas across future time periods. To manage this risk and reduce variability of cash flows, the Partnerships utilize a combination of financial and physical derivative contracts, including forwards, futures, swaps and option contracts. The use of these contracts is subject to the Partnerships' risk management policies. These contracts do not qualify hedge accounting treatment and therefore changes in fair value are recorded directly into earnings.

        Forwards and futures are contractual agreements to purchase or sell a specific financial instrument or natural gas at a specified price and date in the future. The Partnerships enter into forwards and futures to mitigate the impact of price volatility. In addition to cash settlement, exchange traded futures may also be settled by physical delivery of natural gas.

        Swap contracts are agreements between two parties to exchange streams of payments over time according to specified terms. Swap contracts require receipt of payment for the notional quantity of the commodity based on the difference between a fixed price and the market price on the settlement date. The Partnerships enter into commodity swaps to mitigate the impact of changes in natural gas prices.

        Option contracts are contractual agreements to convey the right, but not the obligation, for the purchaser of the option to buy or sell a specific physical or notional amount of a commodity at a fixed price, either at a fixed date or at any time within a specified period. Niska enters into option agreements to mitigate the impact of changes in natural gas prices.

        To limit its exposure to changes in commodity prices, Niska enters into purchases and sales of natural gas inventory and concurrently matches the volumes in these transactions with offsetting forward contracts. To be in compliance with its risk policy, Niska is required to limit its exposure of unmatched volumes of proprietary current natural gas inventory to an aggregate overall limit of 8.0 Bcf. As at March 31, 2010, 27.6 Bcf of natural gas inventory was offset, representing 99.7% of total current inventory. Non-cycling working gas, which is included in long-term inventory, and fuel gas used for operating our facilities are excluded from the coverage requirement. Total volumes of non-cycling working gas and fuel gas at March 31, 2010 are 3.4 Bcf and 0.2 Bcf, respectively.

Counterparty credit risk

        Niska is exposed to counterparty credit risk on its trade and accrued accounts receivable and risk management assets. Counterparty credit risk is the risk of financial loss to the Partnerships if a customer fails to perform its contractual obligations. Niska engages in transactions for the purchase and sale of products and services with major companies in the energy industry and with industrial, commercial, residential and municipal energy consumers. Credit risk associated with trade accounts receivable is mitigated by the high percentage of investment grade customers, collateral support of receivables and the Partnerships' ability to take ownership of customer-owned natural gas stored in its facilities in the event of non-payment. It is Management's opinion that no allowance for doubtful accounts is required at March 31, 2010 and 2009 on accrued and trade accounts receivable.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

10. Risk Management Activities and Financial Instruments (Continued)

        The Partnerships analyze the financial condition of counterparties prior to entering into an agreement. Credit limits are established and monitored on an ongoing basis. Management believes based on its credit policies, that the Partnerships' financial position, results of operations and cash flows will not be materially affected as a result of non-performance by any single counterparty. Although the Partnerships rely on a few counterparties for a significant portion of their revenues (Note 21), one counterparty making up 45% of gross optimization revenue is a physical natural gas clearing and settlement facility which requires counterparties to post margin deposits which reduces the risk of default.

        Exchange traded futures and options comprise approximately 75% of Niska's commodity risk management assets at March 31, 2010. These exchange traded contracts have minimal credit exposure as the exchanges guarantee that every contract will be margined on a daily basis. In the event of any default, Niska's account on the exchange would be absorbed by other clearing members. Because every member posts an initial margin, the exchange can protect the exchange members if or when a clearing member defaults.

        Niska further manages credit exposure by entering into master netting agreements for the majority of non-retail contracts. These master netting agreements provide Niska, in the event of default, the right to offset the counterparty's rights and obligations.

        Included in the fair value of energy contracts at March 31, 2010 are one to five year contracts to sell natural gas to customers in retail markets. Niska has recorded a reduction in the fair value of these contracts of $4.9 million (2009—$nil), representing an estimate of the expected credit exposure from these counterparties over their contractual lives.

Interest rate risk

        The Partnerships assess interest rate risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows. Upon the completion of the March 5, 2010 senior notes offering the Partnerships reduced their exposure to fluctuations in interest rates by retiring their variable interest rate term debt in favor of the fixed interest rates under the senior notes agreements totaling $800.0 million. Prior to the settlement of the variable interest rate term debt, management entered into interest rate swap and swaption agreements to manage fluctuations in cash flows resulting from interest rate risk. Under the terms of the interest rate swap or swaption agreements, the Partnerships received variable interest rate payments and made fixed interest rate payments. Interest rate swaps or swaptions were not designated as accounting hedges and related gains (losses) were reported as a component of interest expense. All interest rate swap and swaptions agreements were settled on March 5, 2010 in conjunction with the retiring of the term debt. The impact of the settlement of the interest rate swap and swaption agreements resulted in a realized gain in the current year of $0.8 million recorded to interest expense.

        At year end, the Partnerships are exposed to interest rate risk resulting from their variable rate revolving credit facilities, which can be drawn up to $400.0 million. At March 31, 2010, as no balance was drawn on the credit facilities, Niska had no exposure to interest rate fluctuations; however future drawings will result in exposure to changes in interest rates.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

10. Risk Management Activities and Financial Instruments (Continued)

        Niska had no interest rate swap or swaption agreements at March 31, 2010. At March 31, 2009 Niska had three interest rate swap or swaption agreements with a notional amount of $250.0 million and a fair value liability of $12.7 million and four interest rate swap or swaption agreements with an amortizing notional amount of $84.9 million and a fair value liability of $1.7 million.

Liquidity risk

        Liquidity risk is the risk that Niska will not be able to meet its financial obligations as they become due. The Partnerships' approach to managing liquidity risk is to contract a substantial part of their facilities to generate constant cash flow and to ensure that they always have sufficient cash and credit facilities to meet their obligations when due, under both normal and stressed conditions, without incurring unacceptable losses or damage to reputation. See Note 7 for details of the Partnerships' credit agreement.

Foreign currency risk

        Foreign currency risk is created by fluctuations in foreign exchange rates. As Niska Canada conducts a portion of its activities in Canadian dollars, earnings and cash flows are subject to currency fluctuations. The performance of the Canadian dollar relative to the US dollar could positively or negatively affect earnings. Niska is exposed to cash flow risk to the extent that Canadian currency outflows do not match inflows. Niska Canada enters into currency swaps to mitigate the impact of changes in foreign exchange rates. The notional value of currency swaps as at March 31, 2010 was $148.5 million (March 31, 2009—$67.0 million). These contracts expire on various dates between April 1, 2010 and August 1, 2014. These contracts do not qualify hedge accounting treatment and therefore changes in fair value are recorded directly into earnings.

11. Fair Value Measurements

        The following table shows the fair values of the Partnerships' risk management assets and liabilities:

As at March 31, 2010	Energy Contracts	Currency Contracts	Interest Contracts	Total
Short-term risk management assets	$100,864	$—	$—	$100,864
Long-term risk management assets	34,812	—	—	34,812
Short-term risk management liabilities	(42,773)	(3,558)	—	(46,331)
Long-term risk management liabilities	(34,158)	(536)	—	(34,694)

	$58,745	$(4,094)	$—	$54,651

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

11. Fair Value Measurements (Continued)

As at March 31, 2009	Energy Contracts	Currency Contracts	Interest Contracts	Total
Short-term risk management assets	$105,064	$4,701	$—	$109,765
Long-term risk management assets	45,425	—	—	45,425
Short-term risk management liabilities	(60,591)	(112)	(5,988)	(66,691)
Long-term risk management liabilities	(15,135)	—	(8,471)	(23,606)

	$74,763	$4,589	$(14,459)	$64,893

        The following amounts represent the Partnerships' expected recognition into earnings for derivative instruments, based upon the fair value of these derivatives as of March 31, 2010:

	Energy Contracts	Currency Contracts	Interest Contracts	Total
2011	$58,091	$(3,558)	$—	$54,533
2012	654	(536)	—	118

	$58,745	$(4,094)	$—	$54,651

        Realized gains and losses from the settlement of risk management contracts are summarized as follows:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008	Classification
Energy contracts	$32,490	$106,010	$44,887	Optimization revenue, net
Currency contracts	(7,254)	5,616	—	Optimization revenue, net
Interest contracts	(5,335)	(6,935)	(222)	Interest expense

	$19,901	$104,691	$45,665

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

11. Fair Value Measurements (Continued)

        Fair values have been determined as follows for the Partnerships' financial assets and liabilities that were accounted for or disclosed at fair value on a recurring basis as of March 31, 2010 and March 31, 2009:

As at March 31, 2010	Level 1	Level 2	Level 3	Total
Assets
Commodity derivatives	$—	$135,676	$—	$135,676
Currency derivatives	—	—	—	—
Interest rate derivatives	—	—	—	—

Total assets	—	135,676	—	135,676
Liabilities
Commodity derivatives	—	76,931	—	76,931
Currency derivatives	—	4,094	—	4,094
Interest rate derivatives	—	—	—	—

Total liabilities	—	81,025	—	81,025

Net	$—	$54,651	$—	$54,651

As at March 31, 2009	Level 1	Level 2	Level 3	Total
Assets
Commodity derivatives	$—	$150,489	$—	$150,489
Currency derivatives	—	4,702	—	4,702
Interest rate derivatives	—	—	—	—

Total assets	—	155,191	—	155,191
Liabilities
Commodity derivatives	—	75,726	—	75,726
Currency derivatives	—	112	—	112
Interest rate derivatives	—	14,460	—	14,460

Total liabilities	—	90,298	—	90,298

Net	$—	$64,893	$—	$64,893

        Fair values have been determined as follows for the Partnerships' non-financial assets and liabilities that were accounted for or disclosed at fair value on a non-recurring basis as of March 31, 2010 (Note 4):

As at March 31, 2010	Book Value	Level 1	Level 2	Level 3	Total
Assets
Long-lived assets	$8,107	$—	$—	$7,453	$7,453

	$8,107	$—	$—	$7,453	$7,453

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

12. Partners' Units and Unit Based Compensation

        Partners' units consist of the following:

Class A units

        Niska US has issued 3,025,927 Class A units for net proceeds of $298.4 million and Niska Canada has issued 5,623,987 Class A units for net proceeds of $551.6 million. Each unit represents an equal and undivided interest in voting rights and shares proportionately in any distributions. In the event of certain monetization events, each Class A unit shall be entitled to receive an 8% cumulative annual distribution from inception and receive 96% of the net proceeds from the monetization event, in excess of their return of capital. As at March 31, 2010 $102.1 million of cumulative annual distributions have been paid. An additional $4.8 million in distributions payable is included in accrued liabilities on the balance sheet at March 31, 2010. At March 31, 2010, cumulative dividends payable upon a monetization event are $152.9 million.

        The Partnership Agreements of the Partnerships require them to distribute quarterly earnings when declared by the Board of Directors in the amount of the estimated taxes payable of the unit holders relating to Niska's earnings. During the year ended March 31, 2010, the Partnerships declared distributions in the amount of $26.9 million (years ended March 31, 2009—$48.5 million; March 31, 2008—$1.7 million) pursuant to this requirement, of which all amounts owing were paid during the period.

        At the close of the EnCana Gas Storage acquisition, Niska paid a fee of $14.6 million to a company, in which directors of the Partnerships are management, for services rendered in raising the Partnerships' partners' capital. This amount has been recorded at the exchange amount and has been deducted from partners' capital.

Unit-based compensation plan

        Each of the Partnerships has a long-term incentive plan under which the Board of Directors of each of the Partnership may issue Class B and Class C non-voting units to directors, officers and employees. The plans are liability-classified unit-based compensation awards which have both a service condition and performance conditions.

        Each class of units, as a group, is entitled to a cash payment of 2% of net proceeds from a monetization events, as defined in the plan, in excess of the Class A unitholders' capital contribution and 8% cumulative annual dividends (both of which are due upon a monetization event) to the extent of vested units over total units of the respective class. Each holder of Class B and Class C units is then allocated their pro-rata share of the respective class of unit's entitlement based on the number of units held over the total number of units in that class of units. The units vest 30%, 30% and 40%, respectively, on each successive anniversary following the grant-date, subject to certain service and performance conditions. Half of the annual vesting is achieved when the respective Partnership achieves annual defined performance targets, and the remaining annual vesting results from the unit holder remaining employed with Niska through that anniversary date. The units have no expiry date provided the employee remains employed with the respective Partnership.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

12. Partners' Units and Unit Based Compensation (Continued)

        Niska US:

        The number of authorized, issued and vesting Class B units is summarized as follows:

	Authorized	Issued	Vested
As at March 31, 2009	56,165	51,616	40,619
As at March 31, 2010	63,040	63,040	62,221

        The number of authorized, issued and vesting Class C units is summarized as follows:

	Authorized	Issued	Vested
As at March 31, 2009	56,165	56,165	44,932
As at March 31, 2010	63,040	63,040	63,040

        Niska Canada:

        The number of authorized, issued and vesting Class B units is summarized as follows:

	Authorized	Issued	Vested
As at March 31, 2009	117,166	107,676	84,735
As at March 31, 2010	117,166	117,166	115,643

        The number of authorized, issued and vesting Class C units is summarized as follows:

	Authorized	Issued	Vested
As at March 31, 2009	117,166	117,166	93,733
As at March 31, 2010	117,166	117,166	117,166

        As at March 31, 2010, no compensation expense or liability has been recorded related to the Class B and C units as the performance conditions required to trigger settlement have not been met.

        The transfer of assets from the Partnerships to Niska Partners (as described in Note 1) did not trigger a qualifying monetization event.

        Subsequent to year-end but prior to the IPO, the B and C units were distributed to Niska Sponsor Holdings Coöperatif U.A. and Niska Gas Storage Canada GP, LLC. The units were allocated nominal value upon distribution. The B and C unitholders are not allocated a share in the distributions paid by Niska.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

13. Optimization Revenue, Net

        The following table presents a reconciliation of optimization revenue, net:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Realized optimization revenue, net	$130,436	$68,929	$74,566
Unrealized risk management (losses) gains (Note 11)	(24,701)	82,787	1,457
Write-down of inventory (Note 2)	(3,400)	(62,305)	—

	$102,335	$89,411	$76,023

14. Interest Expense

        The following table presents a reconciliation of interest expense:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Interest expense	$26,334	$45,130	$64,593
Unrealized loss on interest rate swaps	—	5,427	6,338
Deferred charges amortization	12,359	2,929	2,922
Capitalized interest	(574)	—	—

	$38,119	$53,486	$73,853

15. Other Income

        During the year ended March 31, 2009, one year after the measurement period, Niska US recovered $17.8 million, in addition to $2.7 million in interest and $1.9 million in legal cost recoveries, as a result of settling a dispute relating to the EnCana Gas Storage acquisition of certain of the storage facilities. $20.5 million of the settlement has been included in other income. The recovery of legal costs was recorded as a reduction of general and administrative expenses.

16. Related Party Transactions

        During the year ended March 31, 2010, Niska paid a fee of $1.0 million (March 31, 2009—$1.0 million; March 31, 2008—$1.0 million) to a company, in which directors of the Partnerships are management, for management services rendered. These costs were recorded as general and administrative costs.

17. Commitments and Contingencies

Contingencies

        The Partnerships and their subsidiaries are subject to various legal proceedings and actions arising in the normal course of business. While the outcome of such legal proceedings and actions cannot be predicted with certainty, it is the opinion of Management that the resolution of such proceedings and actions will not have a material impact on the Partnerships' combined consolidated financial position or results of operations.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

17. Commitments and Contingencies (Continued)

Commitments

        Niska has entered into non-cancelable operating leases for office space, leases for land use rights at their operating facilities, storage capacity at other facilities, equipment, and vehicles used in their operations. The remaining lease terms expire between June 2013 and June 2059 and provide for the payment of taxes, insurance and maintenance by the lessee. A renewal option exists on the office space lease to extend the term for another five years, exercisable prior to the termination of the original lease.

        The related future minimum lease payments at March 31, 2010 were as follows:

Operating leases
2011	$12,058
2012	12,021
2013	8,115
2014	8,246
2015 and thereafter	158,476

Total minimum lease payments	$198,916

        Combined lease and rental expense amounted to $ 8.8 million for the year ended March 31, 2010 (years ended March 31, 2009—$5.2 million; March 31, 2008—$2.8 million).

        As at March 31, 2010 the Partnerships had $3.5 million of issued and outstanding letters of credit to various counterparties to support natural gas purchase commitments.

18. Changes in Non-Cash Working Capital

        Changes in non-cash working capital include:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Margin deposits	$(36,193)	$70,325	$(2,165)
Trade receivables	(1,977)	410	(1,533)
Accrued receivables	8,397	18,375	(46,263)
Natural gas inventory	279	(163,277)	78,306
Long-term natural gas inventory	—	—	10,329
Prepaid expenses	13,106	(13,839)	2,124
Trade payables	1,785	(988)	(2,526)
Accrued liabilities	(964)	(34,810)	45,394
Income taxes	34	(307)	329
Deferred revenue	(16,471)	17,897	—
Funds held on deposit	(1,478)	1,593	—

Net changes in non-cash working capital	$(33,482)	$(104,621)	$83,995

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

19. Supplemental Cash Flow Disclosures

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Interest paid	$40,222	$45,130	$64,593
Taxes paid	330	314	321
Interest capitalized	574	—	—
Non-cash investing activities:
Non-cash working capital related to property, plant and equipment expenditures	$2,297	$9,626	$—
Non-cash financing activities:
Non-cash working capital related to distribution to partners	$4,831	$—	$—

20. Segment Disclosures

        The Partnerships' process for the identification of reportable segments involves examining the nature of services offered, the types of customer contracts entered into and the nature of the economic and regulatory environment.

        Since inception, the Partnerships have operated along functional lines in their commercial, engineering, and operations teams for operations in Alberta, Northern California, and the U.S. Midcontinent. All functional lines and facilities offer the same services: firm storage contracts, short-term firm services, and optimization. All services are delivered using reservoir storage. The Partnerships measure profitability consistently along all functional lines based on revenues and earnings before interest, taxes, depreciation and amortization, before unrealized risk management gains and losses. The Partnerships have aggregated their operating segments into one reportable segment as at and for the periods ending March 31, 2010, March 31, 2009, and March 31, 2008.

        Information pertaining to the Partnerships' short term and long term contract services and net optimization revenues is presented on the combined statements of earnings and comprehensive income. All facilities have the same types of customers: major companies in the energy industry, industrial, commercial, and local distribution companies, and municipal energy consumers.

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

20. Segment Disclosures (Continued)

        The following tables summarize the net revenues and assets by geographic area:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Segment Information
Information by geographic location
External revenues, net
U.S.	$111,402	$32,034	$82,380
Canada	183,808	137,360	149,051
Inter-entity
U.S.	(50)	—	—
Canada	50	—	—

	$295,210	$169,394	$231,431

Long-lived assets (at period end)
U.S.	$369,229	$310,142
Canada	629,051	645,367

	$998,280	$955,509

21. Economic Dependence

        Niska's exposure to the volume of business transacted with a natural gas clearing and settlement facility is described in Note 10. While the clearing and settlement facility is our direct counterparty, our risk exposure to dependence on this counterparty is mitigated through the large number of members of the clearing and settlement facility who create the demand for these transactions.

        During 2010, Niska did not have any other customers comprise greater than 10% of total revenue (2009—none, 2008—one customer comprising 10.2%).

22. Subsequent Events

        On May 11, 2010 Niska Partners priced its initial public offering (the "IPO") of 17.5 million common units and commenced trading the following day on the New York Stock Exchange under the ticker symbol NKA. After payment of the underwriting discount, structuring fees and offering expenses, Niska Partners received net proceeds of approximately $331.4 million.

        Subsequent to year end Niska Predecessor paid distributions to Class A unitholders totaling $315.4 million; the cumulative distributions owing (Note 12) were paid in full. $150.9 million of the total distribution was return of capital.

        Subsequent to year-end but prior to the IPO, Niska Partners established a Long-Term Incentive Plan (the "Plan") under which 3,380,354 common units of Niska Partners have been reserved for issuance under the Plan. Awards under the Plan can take the form of units, restricted units, phantom units, unit options or unit appreciation rights. Unit awards represent common units of Niska Partners

Niska Predecessor

Notes to the Combined Financial Statements (Continued)

For the Years Ended March 31, 2010, 2009 and 2008

(Tabular amounts expressed in thousands of US dollars unless otherwise noted)

22. Subsequent Events (Continued)

that are fully vested. Restricted units represent common units of Niska Partners that are subject to forfeiture. Phantom units are notional common units of Niska Partners that, upon vesting, entitle the grantee to a common unit or, at the discretion of Niska Partners' compensation committee, cash equal to the fair market value of the common unit. Unit options represent the right to purchase an equivalent number of common units at a specified price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units of Niska Partners as determined by Niska Partners' compensation committee. As of June 24, 2010, no awards of any kind have been granted under the Plan.

        On May 17, 2010, in connection with the closing of the IPO, Niska Partners entered into a Contribution, Assignment and Assumption Agreement (the "Contribution Agreement") with Niska GS Holdings US, L.P. ("Niska US"), Niska Partners Coöperatief U.A., Niska II Holdings, L.P. ("Niska II Holdings"), Niska HoldCo ULC, Niska GP ULC, Niska II GP LLC, Niska Gas Storage Canada GP, LLC, Niska GS Holdings II, L.P., Niska GS Holdings I, L.P., Niska Sponsor Holdings Coöperatief U.A. ("Sponsor Holdings"), Niska GS Holdings Canada, L.P., Niska Gas Storage Management LLC, AECO Gas Storage Partnership, Niska Gas Storage US, LLC, Niska Gas Storage Canada ULC, and Niska Gas Storage Canada, L.P. Pursuant to the Contribution Agreement, and as partial consideration for the contribution of 100% of its equity interests to Niska US and Niska II Holdings, Sponsor Holdings acquired the right to receive any common units not purchased pursuant to the 30-day option granted to the underwriters of the offering to purchase up to an additional 2,625,000 common units. Upon the close of business on June 10, 2010, the 30-day option granted to the underwriters expired. Pursuant to the Contribution Agreement, 2,625,000 common units were issued to Sponsor Holdings on June 11, 2010.

        The Partnerships have evaluated all events or transactions occurring after March 31, 2010 through June 24, 2010.

23. Quarterly Financial Data (unaudited)

        Quarterly results are influenced by the seasonal and other factors inherent in Niska's business. The following table summarizes the quarterly financial data for the years ended March 31, 2010 and 2009:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2010
Revenue, net	$30,631	$7,840	$111,207	$120,827	$270,505
Earnings (deficit) before income taxes	(6,441)	(5,948)	67,426	66,112	121,149
Net earnings (deficit) and comprehensive income (loss)	$(14,663)	$(30,295)	$48,146	$50,022	$53,209
2009
Revenue, net	$16,226	$166,443	$28,946	$40,566	$252,181
Earnings (deficit) before income taxes	(26,930)	133,022	(20,725)	11,582	96,949
Net earnings (deficit) and comprehensive income (loss)	$(21,394)	$122,517	$(346)	$8,043	$108,820

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Niska Gas Storage Partners LLC

        We have audited the accompanying statement of financial position of Niska Gas Storage Partners LLC (the "Company") as of March 31, 2010. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of March 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ KMPG LLP

Chartered Accountants
Calgary, Canada
June 24, 2010

NISKA GAS STORAGE PARTNERS LLC

STATEMENT OF FINANCIAL POSITION

As of March 31, 2010

Assets	$—

Member's Equity
Member's equity	$1,000
Receivable from member	(1,000)

Total Member's Equity	$—

(See notes to the statement of financial position)

NISKA GAS STORAGE PARTNERS LLC

NOTES TO THE STATEMENT OF FINANCIAL POSITION

1. Description of Business

        Niska Gas Storage Partners LLC ("Niska Partners"), is a Delaware limited liability company formed on January 27, 2010, to acquire certain assets of Niska GS Holdings I, LP and Niska GS Holdings II, LP (collectively, "Niska Predecessor").

        Niska Gas Storage Management LLC ("Niska Management"), as sole member, committed to contribute $1,000 to Niska Partners. This contribution receivable has been reflected as a reduction to member's equity.

        Niska Partners will issue common and subordinated units, each representing a limited partner interest in Niska Partners, to the present owners of Niska Predecessor, who, after restructuring, will own these interests through a newly formed holding company ("Niska Holdings"). Niska Partners will also issue a 2% managing membership interest to Niska Management, as well as incentive distribution rights, all of which will be indirectly owned by the present owners of Niska Holdings.

2. Significant Accounting Policies

Basis of presentation

        This statement of financial position has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Separate Statements of Income, Changes in Member's Equity and of Cash Flows have not been presented in the financial statement because there have been no activities in this entity.

3. Subsequent events

        On May 11, 2010 Niska Partners priced its initial public offering ("IPO") of 17.5 million common units and commenced trading the following day on the New York Stock Exchange under the ticker symbol NKA. After payment of the underwriting discount, structuring fees and offering expenses, Niska Partners received net proceeds of approximately $331.4 million.

        Subsequent to year end Niska Predecessor paid distributions to Class A unitholders totaling $315.4 million; the cumulative distributions owing (Note 12) were paid in full. $164.7 million of the total distribution was return of capital.

        Subsequent to year-end but prior to the IPO, Niska Partners established a Long-Term Incentive Plan (the "Plan") under which 3,380,354 common units of Niska Partners have been reserved for issuance under the Plan. Awards under the Plan can take the form of units, restricted units, phantom units, unit options or unit appreciation rights. Unit awards represent common units of Niska Partners that are fully vested. Restricted units represent common units of Niska Partners that are subject to forfeiture. Phantom units are notional common units of Niska Partners that, upon vesting, entitle the grantee to a common unit or, at the discretion of Niska Partners' compensation committee, cash equal to the fair market value of the common unit. Unit options represent the right to purchase an equivalent number of common units at a specified price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units of Niska Partners as determined by Niska Partners' compensation committee. As of June 24, 2010, no awards of any kind have been granted under the Plan.

NISKA GAS STORAGE PARTNERS LLC

NOTES TO THE STATEMENT OF FINANCIAL POSITION (Continued)

3. Subsequent events (Continued)

        On May 17, 2010, in connection with the closing of the IPO, Niska Partners entered into a Contribution, Assignment and Assumption Agreement (the "Contribution Agreement") with Niska GS Holdings US, L.P. ("Niska US"), Niska Partners Coöperatief U.A., Niska II Holdings, L.P. ("Niska II Holdings"), Niska HoldCo ULC, Niska GP ULC, Niska II GP LLC, Niska Gas Storage Canada GP, LLC, Niska GS Holdings II, L.P., Niska GS Holdings I, L.P., Niska Sponsor Holdings Coöperatief U.A. ("Sponsor Holdings"), Niska GS Holdings Canada, L.P., Niska Gas Storage Management LLC, AECO Gas Storage Partnership, Niska Gas Storage US, LLC, Niska Gas Storage Canada ULC, and Niska Gas Storage Canada, L.P. Pursuant to the Contribution Agreement, and as partial consideration for the contribution of 100% of its equity interests to Niska US and Niska II Holdings, Sponsor Holdings acquired the right to receive any common units not purchased pursuant to the 30-day option granted to the underwriters of the offering to purchase up to an additional 2,625,000 common units. Upon the close of business on June 10, 2010, the 30-day option granted to the underwriters expired. Pursuant to the Contribution Agreement, 2,625,000 common units were issued to Sponsor Holdings on June 11, 2010.

        Niska Partners has evaluated all events or transactions occurring after March 31, 2010 through June 24, 2010.

        Until                    , all dealers that effect transactions in the exchange notes, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Under our operating agreement, we must indemnify our manager and its and our officers and directors to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our manager or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We also must provide this indemnification for criminal proceedings unless our manager or these other persons acted with knowledge that their conduct was unlawful. Thus, our manager or these other persons could be indemnified for its negligent or grossly negligent acts if they meet the requirements set forth above. Any provision that includes indemnification for liabilities arising under the Securities Act is, according to the SEC, contrary to public policy and therefore unenforceable.

        Specifically, we will indemnify the following persons, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our manager;

  •
  any departing manager;

  •
  any person who is or was a director, officer, fiduciary, trustee, manager or managing member of us or any of our subsidiaries (including the Issuers), our manager or any departing manager;

  •
  any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our manager or any departing manager;

  •
  any person who controls our manager; or

  •
  any person designated by our board.

        Any indemnification under the provisions of our operating agreement will only be out of our assets. Unless it otherwise agrees, our manager will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification.

        Subject to any terms, conditions or restrictions set forth in a operating agreement or limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or other persons from and against all claims and demands whatsoever.

        The Limited Liability Company Agreement of Niska US provides that none of the members, managers or officers of Niska US are liable to it for any act or omission done or omitted in good faith, unless such act or omission constitutes gross negligence, willful misconduct or a breach of the Limited Liability Company Agreement of Niska US. In addition, the Limited Liability Company Agreement of Niska US requires Niska US to indemnify any of its members, managers or officers to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against such persons, including, reasonable attorney's fees and disbursements incurred in defense thereof, arising our of any act or omission unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of such person.

        The Certificate of Incorporation of US Finco provides that a director or officer will not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

  •
  any breach of such director or officer's duty of loyalty to the it or its stockholders;

  •
  for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law;

  •
  under section 174 of the Delaware General Corporation Law, or the DGCL, for unlawful payment of dividends or improper redemption of stock; or

  •
  for any transaction from which the director or officer derived an improper personal benefit.

        In addition, the bylaws of US Finco provide that it will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL and that US Finco may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Each of Niska Canada and Canada Finco is incorporated under the Alberta Business Corporations Act, or the ABCA. Under the ABCA, each of Niska Canada and Canada Finco may indemnify an individual who is or was a director or officer of such corporations, or who is or was a director or officer of another corporation, of which such corporations are or were a shareholder or creditor, at the corporations' request, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding, in which such eligible party is involved because of that association with such corporations or the other entity.

        However, indemnification is prohibited under the ABCA if: (i) such eligible party did not act honestly and in good faith with a view to such corporations' respective best interests (or the best interests of the other entity, as the case may be); and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, such eligible party did not have reasonable grounds for believing that such person's conduct was lawful.

        Subject to the foregoing, each of Niska Canada and Canada Finco may, with the approval of the Court of Queen's Bench of Alberta, indemnify or pay the expenses of an eligible party in respect of an action brought against the eligible party by such corporations or on such corporations' behalf to which the eligible party is made a party by reason of being or having been a director or officer of such corporations (or the other entity as the case may be).

        The ABCA provides that each of Niska Canada and Canada Finco may purchase and maintain insurance for the benefit of an eligible party (or their heirs and personal or other legal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer, or in an equivalent position of such corporations or that of an associated corporation, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of such corporations' or an associate corporation, as applicable.

        The by-laws of each of Niska Canada and Canada Finco provide that, subject to the limitations in the ABCA and except in respect of an action by or on behalf of such corporations or body corporate to procure a judgment in its favour, each of the corporations shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if: (i) he acted honestly and in good faith with a view to the best interests of the Corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The by-laws of each of Niska Canada and Canada Finco provide that such corporations shall, subject to the approval of the Court of Queen's Bench of Alberta, indemnify such officers and directors in respect of an action by or on behalf of such corporations or a body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the such corporations or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the above conditions.

        The by-laws of each of Niska Canada and Canada Finco further provide that such officers and directors shall be entitled to indemnity from such corporations in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporations or body corporate, if the person seeking indemnity: (i) was substantially successful on the merits of his defence of the action or proceeding; and (ii) fulfills the above conditions.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number			Description
3.1	**	—	Certificate of formation of Niska Gas Storage Partners LLC (incorporated by reference to exhibit 3.1 to Amendment No. 2 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on April 15, 2010)
3.2	**	—
First Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC dated May 17, 2010 (incorporated by reference to exhibit 3.1 of the Company's Current Report on Form 8-K filed on May 19, 2010)
3.3	*	—	Certificate of Formation of Niska Gas Storage US, LLC dated February 27, 2006
3.4	*	—	Certificate of Amendment to the Certificate of Formation of Niska Gas Storage US, LLC, dated April 18, 2006
3.5	*	—	Amended and Restated Limited Liability Company Agreement of Niska Gas Storage US, LLC, dated May 10, 2006
3.6	*	—	Certificate of Incorporation of Niska Gas Storage US Finance Corp., dated February 18, 2010
3.7	*	—	Bylaws of Niska Gas Storage US Finance Corp., dated February 18, 2010

Exhibit Number			Description
3.8	*	—	Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated April 10, 2006
3.9	*	—	Certificate of Amendment to the Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated April 18, 2006
3.10	*	—	Certificate of Amendment to the Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated June 21, 2010
3.11	*	—	Agreement of Limited Partnership of Niska Gas Storage Canada, L.P., dated May 10, 2006
3.12	*	—	Certificate of Formation of Niska Gas Storage Operations LLC dated March 11, 2010
3.13	*	—	Limited Liability Company Agreement of Niska Gas Storage Operations LLC, dated March 11, 2010
3.14	*	—	Certificate of Formation of Niska Gas Storage LLC, dated May 4, 2006
3.15	*	—	Limited Liability Company Agreement of Niska Gas Storage LLC, dated May 4, 2006
3.16	*	—	Certificate of Incorporation of Niska Gas Transport Inc., dated August 28, 2009
3.17	*	—	Bylaws of Niska Gas Transport Inc., dated August 28, 2009
3.18	*	—	Certificate of Limited Partnership of Niska GS Holdings I, L.P., dated March 16, 2006
3.19	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated April 10, 2006
3.20	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated April 17, 2006
3.21	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated June 21, 2010
3.22	*	—	Amended and Restated Agreement of Limited Partnership of Niska GS Holdings I, L.P., dated March 5, 2010
3.23	*	—	Certificate of Limited Partnership of Niska GS Holdings, II L.P., dated January 23, 2006
3.24	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated April 10, 2006
3.25	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated April 17, 2006
3.26	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated June 21, 2010
3.27	*	—	Amended and Restated Agreement of Limited Partnership of Niska GS Holdings II, L.P., dated March 5, 2010
3.28	*	—	Certificate of Formation of Niska US GP dated March 2, 2010
3.29	*	—	Limited Liability Company Agreement of Niska US GP LLC, dated March 2, 2010
3.30	*	—	Certificate of Formation of Salt Plains Storage, LLC dated May 4, 2006
3.31	*	—	Limited Liability Company Agreement of Salt Plains Storage, LLC, dated May 4, 2006

Exhibit Number			Description
3.32	*	—	Certificate of Formation of Wild Goose Storage, LLC dated November 10, 2006
3.33	*	—	Limited Liability Company Agreement of Wild Goose Storage, LLC, dated November 9, 2006
3.34	*	—	Deed of Incorporation of Niska Partners Coöperatief U.A. dated April 21, 2010
3.35	*	—	Certificate of Incorporation of Access Gas Services (Alberta) Inc., dated September 18, 2009
3.36	*	—	Bylaws of Access Gas Services (Alberta) Inc.
3.37	*	—	Certificate of Incorporation of Access Gas Services (Ontario) Inc., dated August 19, 2008
3.38	*	—	Bylaws of Access Gas Services (Ontario) Inc.
3.39	*	—	Certificate of Incorporation of Access Gas Services Inc., dated October 6, 2006
3.40	*	—	Certificate of Change of Name of Access Gas Services Inc., dated October 6, 2006
3.41	*	—	Articles of Association of Access Gas Services Inc., dated October 5, 2006
3.42	*	—	Declaration of Partnership of AECO Gas Storage Partnership, dated October 14, 2005
3.43	*	—	Amendment to the Declaration of Partnership of AECO Gas Storage Partnership, dated July 13, 2006
3.44	*	—	AECO Gas Storage Partnership Partnership Agreement, dated October 14, 2005
3.45	*	—	Certificate of Incorporation of Enerstream Agency Services, Inc. dated August 19, 2008
3.46	*	—	Bylaws of Enerstream Agency Services Inc.
3.47	*	—	Certificate of Incorporation of Niska Gas Storage Canada Finance Corp. dated February 19, 2010
3.48	*	—	Bylaws of Niska Gas Storage Canada Finance Corp.
3.49	*	—	Certificate of Incorporation of Niska Gas Storage Canada ULC, dated March 02, 2006
3.50	*	—	Certificate of Amendment of Niska Gas Storage Canada ULC, dated April 20, 2006
3.51	*	—	Certificate of Amalgamation of Niska Gas Storage Canada ULC, dated July 13, 2006
3.52	*	—	Certificate of Amalgamation of Niska Gas Storage Canada ULC, dated July 13, 2006
3.53	*	—	Bylaws of Niska Gas Storage Canada ULC
3.54	*	—	Certificate of Incorporation of Niska GP Alberta ULC, dated May 09, 2006
3.55	*	—	Bylaws of Niska GP Alberta ULC
3.56	*	—	Certificate of Incorporation of Niska GP ULC, dated April 28, 2010
3.57	*	—	Bylaws of Niska GP ULC
3.58	*	—	Certificate of Incorporation of Niska Holdco ULC, dated April 26, 2010
3.59	*	—	Bylaws of Niska Holdco ULC
3.60	*	—	Certificate of Incorporation of Niska Partners Management Corp., dated April 23, 2010

Exhibit Number			Description
3.61	*	—	Certificate of Amendment and Registration of Restated Articles of Niska Partners Management Corp., dated April 23, 2010
3.62	*	—	Bylaws of Niska Partners Management Corp.
5.1	*	—	Opinion of Vinson & Elkins L.L.P.
5.2	*	—	Opinion of Bennett Jones LLP
5.3	*	—	Opinion of Bennett Jones LLP
5.4	*	—	Opinion of Patterson Adams
5.5	*	—	Opinion of Patterson Adams
5.6	*	—	Opinion of De Brauw Blackstone Westbroek N.V.
10.1	†**	—	Niska Gas Storage Partners LLC 2010 Long-Term Incentive Plan effective as of May 16, 2010 (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K filed on May 19, 2010)
10.2	**	—	Contribution, Assignment and Assumption Agreement dated as of May 17, 2010 (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K filed on May 12, 2010)
10.3	**	—
Credit Agreement dated as of March 5, 2010 among Niska Gas Storage US, LLC, as US Borrower, and AECO Gas Storage Partnership, as Canadian Borrower, Niska GS Holdings I, L.P., Niska GS Holdings II, L.P., Royal Bank of Canada, as Administrative Agent and Collateral Agent and the other lenders party thereto (incorporated by reference to exhibit 10.4 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.4	**	—
Indenture dated as of March 5, 2010 among Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp., as issuers, each of the Guarantors party thereto, and The Bank of New York Mellon, as Trustee (incorporated by reference to exhibit 10.5 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.5	*	—
First Supplemental Indenture dated as of June 14, 2010 among Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC, as the issuers, the Guaranteeing Subsidiaries set forth on Schedule 1 thereto, the other Guarantors party thereto, and The Bank of New York Mellon, as Trustee under the Indenture dated March 5, 2010, among the issuers, the Guarantors party thereto and the Trustee.
10.6	**	—
Registration Rights Agreement dated as of March 5, 2010 by and among Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC, Niska Gas Storage Canada Finance Corp., the Guarantors party thereto, and the representatives of the several purchasers named therein (incorporated by reference to exhibit 10.6 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.7	†**	—
Executive Employment Agreement of David Pope dated August 20, 2006 (incorporated by reference to exhibit 10.8 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)

Exhibit Number			Description
10.8	†**	—	Amendment to Executive Employment Agreement of David Pope dated March 1, 2009 (incorporated by reference to exhibit 10.9 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.9	**	—
Registration Rights Agreement between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A. dated May 17, 2010 (incorporated by reference to exhibit 10.2 of the Company's Current Report on Form 8-K filed on May 19, 2010)
10.10	**	—
Services Agreement dated March 5, 2010 among AECO Gas Storage Partnership, Niska GS Holdings US, L.P. and Niska GS Holdings Canada, L.P. (incorporated by reference to exhibit 10.3 to Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
12.1	**	—	Statement regarding computation of ratios.
21.1	**	—
List of Subsidiaries of Niska Gas Storage Partners LLC (incorporated by reference to exhibit 21.1 to Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
23.1	*	—	Consent of KPMG
23.2	*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.3	*	—	Consent of Bennett Jones LLP (included in Exhibit 5.2)
23.4	*	—	Consent of Patterson Adams (included in Exhibit 5.4)
23.5	*	—	Consent of De Brauw Blackstone Westbroek (included in Exhibit 5.6)
24.1	**	—	Powers of Attorney
24.2	*	—	Powers of Attorney (included in signature pages)
25.1	**	—	Statement of Eligibility of the Bank of New York Mellon on Form T-1

*
Filed herewith.

**
Previously filed.

†
Management contract or compensatory plan or arrangement.
  (b)
  Financial Statement Schedules.

        Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (b)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (c)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (a)
    any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

    (b)
    any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

    (c)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

    (d)
    any other communication that is an offer in the offering made by such registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (8)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (9)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE US, LLC
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signatures	Title	Date

* WILLIAM H. SHEA, JR.	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE US FINANCE CORP.
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

Signatures	Title	Date

* ANDREW W. WARD	Director	January 12, 2011
* WILLIAM H. SHEA, JR.	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011
* E. Bartow Jones	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE CANADA ULC
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signatures	Title	Date

* WILLIAM H. SHEA, JR.	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE CANADA FINANCE CORP.
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signatures	Title	Date

* E. BARTOW JONES	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE PARTNERS LLC
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Darin T. Olson and Jason A. Dubchak, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendments thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* DAVID F. POPE	President, Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

Signature	Title	Date

* DEBORAH M. FRETZ	Director	January 12, 2011
* E. BARTOW JONES	Director	January 12, 2011
* STEPHEN C. MUTHER	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011
* WILLIAM H. SHEA JR.	Director	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

ACCESS GAS SERVICES (ALBERTA) INC.
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

* DAVID F. POPE	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

Signature	Title	Date

/s/ JASON A. DUBCHAK JASON A. DUBCHAK	Vice President, General Counsel, Corporate Secretary and Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

ACCESS GAS SERVICES (ONTARIO) INC.
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

Signatures	Title	Date

/s/ JASON A. DUBCHAK JASON A. DUBCHAK	Vice President, General Counsel, Corporate Secretary and Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

ACCESS GAS SERVICES INC.
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
/s/ JASON A. DUBCHAK JASON A. DUBCHAK	Vice President, General Counsel, Corporate Secretary and Director	January 12, 2011

Signatures	Title	Date

* TOM DIXON	Vice-President and Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

AECO GAS STORAGE PARTNERSHIP BY NISKA GAS STORAGE CANADA ULC, ITS MANAGING PARTNER
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ DAVID F. POPE DAVID F. POPE	President and Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership (Principal Financial and Accounting Officer)	January 12, 2011
/s/ ANDREW W. WARD ANDREW W. WARD	Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership	January 12, 2011

Signatures	Title	Date

/s/ GEORGE A. O'BRIEN GEORGE A. O'BRIEN	Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership	January 12, 2011
/s/ WILLIAM H. SHEA, JR. WILLIAM H. SHEA, JR.	Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership	January 12, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

ENERSTREAM AGENCY SERVICES INC.
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
/s/ JASON A. DUBCHAK JASON A. DUBCHAK	Vice President, General Counsel, Corporate Secretary and Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE CANADA, L.P. BY NISKA GP ULC ITS GENERAL PARTNER
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ DAVID F. POPE DAVID F. POPE	President and Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P. (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P. (Principal Financial and Accounting Officer)	January 12, 2011
/s/ ANDREW W. WARD ANDREW W. WARD	Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P.	January 12, 2011

Signatures	Title	Date

/s/ E. BARTOW JONES E. BARTOW JONES	Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P.	January 12, 2011
/s/ GEORGE A. O'BRIEN GEORGE A. O'BRIEN	Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P.	January 12, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE OPERATIONS LLC BY NISKA GAS STORAGE PARTNERS LLC, ITS SOLE MEMBER
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ DAVID F. POPE DAVID F. POPE	Director, President and Chief Executive Officer of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC (Principal Financial and Accounting Offcier)	January 12, 2011

Signatures	Title	Date

/s/ ANDREW W. WARD ANDREW W. WARD	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	January 12, 2011
/s/ WILLIAM H. SHEA, JR. WILLIAM H. SHEA, JR.	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	January 12, 2011
/s/ GEORGE A. O'BRIEN GEORGE A. O'BRIEN	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	January 12, 2011
/s/ E. BARTOW JONES E. BARTOW JONES	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	January 12, 2011
/s/ DEBORAH M. FRETZ DEBORAH M. FRETZ	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	January 12, 2011
/s/ STEPHEN C. MUTHER STEPHEN C. MUTHER	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	January 12, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS STORAGE LLC
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signature	Title	Date

* WILLIAM H. SHEA, JR.	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GAS TRANSPORT INC.
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signature	Title	Date

* WILLIAM H. SHEA, JR.	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GP ALBERTA ULC
By:	/s/ ANDREW WARD Andrew Ward Authorized Signatory

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

* ANDREW W. WARD	Authorized Signatory and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* DAVID F. POPE	Director	January 12, 2011

Signature	Title	Date

* WILLIAM H. SHEA, JR.	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GP ULC
By:	/s/ DAVID F. POPE DAVID F. POPE President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signatures	Title	Date

* GEORGE A. O'BRIEN	Director	January 12, 2011
* E. BARTOW JONES	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GS HOLDINGS I, L.P. BY NISKA US GP LLC, ITS GENERAL PARTNER BY NISKA GAS STORAGE PARTNERS LLC, ITS SOLE MEMBER
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ DAVID F. POPE DAVID F. POPE	President, Chief Executive Officer and Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P. (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P. (Principal Financial and Accounting Officer)	January 12, 2011

Signatures	Title	Date

/s/ ANDREW W. WARD ANDREW W. WARD	Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	January 12, 2011
/s/ DEBORAH M. FRETZ DEBORAH M. FRETZ	Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	January 12, 2011
/s/ WILLIAM H. SHEA, JR. WILLIAM H. SHEA, JR.	Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	January 12, 2011
/s/ GEORGE A. O'BRIEN GEORGE A. O'BRIEN	Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	January 12, 2011
/s/ E. BARTOW JONES E. BARTOW JONES	Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	January 12, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA GS HOLDINGS II, L.P. BY NISKA GP ULC, ITS GENERAL PARTNER
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ DAVID F. POPE DAVID F. POPE	President and Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P. (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer of Niska GP ULC, General Partner of Niska GS Holdings II, L.P. (Principal Financial and Accounting Officer)	January 12, 2011
/s/ ANDREW W. WARD ANDREW W. WARD	Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P.	January 12, 2011

Signatures	Title	Date

/s/ GEORGE A. O'BRIEN GEORGE A. O'BRIEN	Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P.	January 12, 2011
/s/ E. BARTOW JONES E. BARTOW JONES	Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P.	January 12, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA HOLDCO ULC
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signatures	Title	Date

* GEORGE A. O'BRIEN	Director	January 12, 2011
* E. BARTOW JONES	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA PARTNERS COÖPERATIEF U.A.
By:	/s/ DAVID F. POPE David F. Pope Managing Director A

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Principal Financial and Accounting Officer	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	Managing Director A (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Principal Financial and Accounting Officer	January 12, 2011
* E. BARTOW JONES	Managing Director A	January 12, 2011

Signatures	Title	Date

* KUAN YOE THE	Managing Director B	January 12, 2011
* N.J.J.M. WOLTHUIS-GEERAEDTS	Managing Director B	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA PARTNERS MANAGEMENT ULC
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011

Signatures	Title	Date

* GEORGE A. O'BRIEN	Director	January 12, 2011
* E. BARTOW JONES	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

NISKA US GP LLC
BY NISKA GAS STORAGE PARTNERS LLC, ITS SOLE MEMBER
By:	/s/ DAVID F. POPE David F. Pope Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ DAVID F. POPE DAVID F. POPE	President, Chief Executive Officer and Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC (Principal Financial and Accounting Officer)	January 12, 2011
/s/ ANDREW W. WARD ANDREW W. WARD	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	January 12, 2011

Signatures	Title	Date

/s/ WILLIAM H. SHEA, JR. WILLIAM H. SHEA, JR.	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	January 12, 2011
/s/ GEORGE A. O'BRIEN GEORGE A. O'BRIEN	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	January 12, 2011
/s/ E. BARTOW JONES E. BARTOW JONES	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	January 12, 2011
/s/ DEBORAH M. FRETZ DEBORAH M. FRETZ	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	January 12, 2011
/s/ STEPHEN C. MUTHER STEPHEN C. MUTHER	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	January 12, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

SALT PLAINS STORAGE, LLC
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011
* WILLIAM H. SHEA, JR.	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on January 12, 2011.

WILD GOOSE STORAGE, LLC
By:	/s/ DAVID F. POPE David F. Pope President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darin T. Olson and Jason A. Dubchak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* DAVID F. POPE	President and Director (Principal Executive Officer)	January 12, 2011
/s/ VANCE E. POWERS VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2011
* ANDREW W. WARD	Director	January 12, 2011
* GEORGE A. O'BRIEN	Director	January 12, 2011
* WILLIAM H. SHEA, JR.	Director	January 12, 2011

*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak, as attorney in fact

EXHIBIT LIST

Exhibit Number			Description
3.1	**	—	Certificate of formation of Niska Gas Storage Partners LLC (incorporated by reference to exhibit 3.1 to Amendment No. 2 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on April 15, 2010)
3.2	**	—
First Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC dated May 17, 2010 (incorporated by reference to exhibit 3.1 of the Company's Current Report on Form 8-K filed on May 19, 2010)
3.3	*	—	Certificate of Formation of Niska Gas Storage US, LLC dated February 27, 2006
3.4	*	—	Certificate of Amendment to the Certificate of Formation of Niska Gas Storage US, LLC, dated April 18, 2006
3.5	*	—	Amended and Restated Limited Liability Company Agreement of Niska Gas Storage US, LLC, dated May 10, 2006
3.6	*	—	Certificate of Incorporation of Niska Gas Storage US Finance Corp., dated February 18, 2010
3.7	*	—	Bylaws of Niska Gas Storage US Finance Corp., dated February 18, 2010
3.8	*	—	Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated April 10, 2006
3.9	*	—	Certificate of Amendment to the Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated April 18, 2006
3.10	*	—	Certificate of Amendment to the Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated June 21, 2010
3.11	*	—	Agreement of Limited Partnership of Niska Gas Storage Canada, L.P., dated May 10, 2006
3.12	*	—	Certificate of Formation of Niska Gas Storage Operations LLC dated March 11, 2010
3.13	*	—	Limited Liability Company Agreement of Niska Gas Storage Operations LLC, dated March 11, 2010
3.14	*	—	Certificate of Formation of Niska Gas Storage LLC, dated May 4, 2006
3.15	*	—	Limited Liability Company Agreement of Niska Gas Storage LLC, dated May 4, 2006
3.16	*	—	Certificate of Incorporation of Niska Gas Transport Inc., dated August 28, 2009
3.17	*	—	Bylaws of Niska Gas Transport Inc., dated August 28, 2009
3.18	*	—	Certificate of Limited Partnership of Niska GS Holdings I, L.P., dated March 16, 2006
3.19	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated April 10, 2006
3.20	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated April 17, 2006
3.21	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated June 21, 2010

Exhibit Number			Description
3.22	*	—	Amended and Restated Agreement of Limited Partnership of Niska GS Holdings I, L.P., dated March 5, 2010
3.23	*	—	Certificate of Limited Partnership of Niska GS Holdings, II L.P., dated January 23, 2006
3.24	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated April 10, 2006
3.25	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated April 17, 2006
3.26	*	—	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated June 21, 2010
3.27	*	—	Amended and Restated Agreement of Limited Partnership of Niska GS Holdings II, L.P., dated March 5, 2010
3.28	*	—	Certificate of Formation of Niska US GP dated March 2, 2010
3.29	*	—	Limited Liability Company Agreement of Niska US GP LLC, dated March 2, 2010
3.30	*	—	Certificate of Formation of Salt Plains Storage, LLC dated May 4, 2006
3.31	*	—	Limited Liability Company Agreement of Salt Plains Storage, LLC, dated May 4, 2006
3.32	*	—	Certificate of Formation of Wild Goose Storage, LLC dated November 10, 2006
3.33	*	—	Limited Liability Company Agreement of Wild Goose Storage, LLC, dated November 9, 2006
3.34	*	—	Deed of Incorporation of Niska Partners Coöperatief U.A. dated April 21, 2010
3.35	*	—	Certificate of Incorporation of Access Gas Services (Alberta) Inc., dated September 18, 2009
3.36	*	—	Bylaws of Access Gas Services (Alberta) Inc.
3.37	*	—	Certificate of Incorporation of Access Gas Services (Ontario) Inc., dated August 19, 2008
3.38	*	—	Bylaws of Access Gas Services (Ontario) Inc.
3.39	*	—	Certificate of Incorporation of Access Gas Services Inc., dated October 6, 2006
3.40	*	—	Certificate of Change of Name of Access Gas Services Inc., dated October 6, 2006
3.41	*	—	Articles of Association of Access Gas Services Inc., dated October 5, 2006
3.42	*	—	Declaration of Partnership of AECO Gas Storage Partnership, dated October 14, 2005
3.43	*	—	Amendment to the Declaration of Partnership of AECO Gas Storage Partnership, dated July 13, 2006
3.44	*	—	AECO Gas Storage Partnership Partnership Agreement, dated October 14, 2005
3.45	*	—	Certificate of Incorporation of Enerstream Agency Services, Inc. dated August 19, 2008
3.46	*	—	Bylaws of Enerstream Agency Services Inc.
3.47	*	—	Certificate of Incorporation of Niska Gas Storage Canada Finance Corp. dated February 19, 2010

Exhibit Number			Description
3.48	*	—	Bylaws of Niska Gas Storage Canada Finance Corp.
3.49	*	—	Certificate of Incorporation of Niska Gas Storage Canada ULC, dated March 02, 2006
3.50	*	—	Certificate of Amendment of Niska Gas Storage Canada ULC, dated April 20, 2006
3.51	*	—	Certificate of Amalgamation of Niska Gas Storage Canada ULC, dated July 13, 2006
3.52	*	—	Certificate of Amalgamation of Niska Gas Storage Canada ULC, dated July 13, 2006
3.53	*	—	Bylaws of Niska Gas Storage Canada ULC
3.54	*	—	Certificate of Incorporation of Niska GP Alberta ULC, dated May 09, 2006
3.55	*	—	Bylaws of Niska GP Alberta ULC
3.56	*	—	Certificate of Incorporation of Niska GP ULC, dated April 28, 2010
3.57	*	—	Bylaws of Niska GP ULC
3.58	*	—	Certificate of Incorporation of Niska Holdco ULC, dated April 26, 2010
3.59	*	—	Bylaws of Niska Holdco ULC
3.60	*	—	Certificate of Incorporation of Niska Partners Management Corp., dated April 23, 2010
3.61	*	—	Certificate of Amendment and Registration of Restated Articles of Niska Partners Management Corp., dated April 23, 2010
3.62	*	—	Bylaws of Niska Partners Management Corp.
5.1	*	—	Opinion of Vinson & Elkins L.L.P.
5.2	*	—	Opinion of Bennett Jones LLP
5.3	*	—	Opinion of Bennett Jones LLP
5.4	*	—	Opinion of Patterson Adams
5.5	*	—	Opinion of Patterson Adams
5.6	*	—	Opinion of De Brauw Blackstone Westbroek N.V.
10.1	†**	—	Niska Gas Storage Partners LLC 2010 Long-Term Incentive Plan effective as of May 16, 2010 (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K filed on May 19, 2010)
10.2	**	—	Contribution, Assignment and Assumption Agreement dated as of May 17, 2010 (incorporated by reference to exhibit 10.1 of the Company's Current Report on Form 8-K filed on May 12, 2010)
10.3	**	—
Credit Agreement dated as of March 5, 2010 among Niska Gas Storage US, LLC, as US Borrower, and AECO Gas Storage Partnership, as Canadian Borrower, Niska GS Holdings I, L.P., Niska GS Holdings II, L.P., Royal Bank of Canada, as Administrative Agent and Collateral Agent and the other lenders party thereto (incorporated by reference to exhibit 10.4 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)

Exhibit Number			Description
10.4	**	—	Indenture dated as of March 5, 2010 among Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp., as issuers, each of the Guarantors party thereto, and The Bank of New York Mellon, as Trustee (incorporated by reference to exhibit 10.5 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.5	*	—
First Supplemental Indenture dated as of June 14, 2010 among Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC, as the issuers, the Guaranteeing Subsidiaries set forth on Schedule 1 thereto, the other Guarantors party thereto, and The Bank of New York Mellon, as Trustee under the Indenture dated March 5, 2010, among the issuers, the Guarantors party thereto and the Trustee.
10.6	**	—
Registration Rights Agreement dated as of March 5, 2010 by and among Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC, Niska Gas Storage Canada Finance Corp., the Guarantors party thereto, and the representatives of the several purchasers named therein (incorporated by reference to exhibit 10.6 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.7	†**	—
Executive Employment Agreement of David Pope dated August 20, 2006 (incorporated by reference to exhibit 10.8 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.8	†**	—
Amendment to Executive Employment Agreement of David Pope dated March 1, 2009 (incorporated by reference to exhibit 10.9 Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
10.9	**	—
Registration Rights Agreement between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A. dated May 17, 2010 (incorporated by reference to exhibit 10.2 of the Company's Current Report on Form 8-K filed on May 19, 2010)
10.10	**	—
Services Agreement dated March 5, 2010 among AECO Gas Storage Partnership, Niska GS Holdings US, L.P. and Niska GS Holdings Canada, L.P. (incorporated by reference to exhibit 10.3 to Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
12.1	**	—	Statement regarding computation of ratios.
21.1	**	—
List of Subsidiaries of Niska Gas Storage Partners LLC (incorporated by reference to exhibit 21.1 to Amendment No. 1 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on March 29, 2010)
23.1	*	—	Consent of KPMG
23.2	*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.3	*	—	Consent of Bennett Jones LLP (included in Exhibit 5.2)
23.4	*	—	Consent of Patterson Adams (included in Exhibit 5.4)
23.5	*	—	Consent of De Brauw Blackstone Westbroek (included in Exhibit 5.6)
24.1	**	—	Powers of Attorney

Exhibit Number			Description
24.2	*	—	Powers of Attorney (included in signature pages)
25.1	**	—	Statement of Eligibility of the Bank of New York Mellon on Form T-1

*
Filed herewith.

**
Previously filed.

†
Management contract or compensatory plan or arrangement.